Exhibit 2.1

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

SONUS NETWORKS, INC.

SOLSTICE SAPPHIRE INVESTMENTS, INC.,

SOLSTICE SAPPHIRE, INC.,

GREEN SAPPHIRE INVESTMENTS LLC,

GREEN SAPPHIRE LLC,

GENBAND HOLDINGS COMPANY,

GENBAND INC.,

AND

GENBAND II, INC.

DATED AS OF MAY 23, 2017

4.15	Title to Properties	44
4.16	Insurance	45
4.17	No Brokers	45
4.18	Opinion of Financial Advisor	45
4.19	Solstice Board Recommendation	45
4.20	Vote Required	46
4.21	Certain Approvals	46
4.22	Relationships with Related Parties	46
4.23	Internal Controls	47
4.24	Certain Contracts	47
4.25	Foreign Corrupt Practices Act	49
4.26	Export Control	50
4.27	Ownership and Operations of the Company and Merger Subs	50
4.28	No Additional Representations	50
ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF THE GLASS PARTIES		51
5.1	Existence; Good Standing; Corporate Authority	51
5.2	Authorization, Validity and Effect of Agreements	51
5.3	Capitalization	51
5.4	Subsidiaries	53
5.5	No Violation	53
5.6	No Conflict	54
5.7	Financial Statements	55
5.8	Litigation	55
5.9	Absence of Certain Changes	56
5.10	Taxes	56
5.11	Employee Benefit Plans	59
5.12	Labor Matters	61
5.13	Environmental Matters	61
5.14	Intellectual Property	62
5.15	Title to Properties	64
5.16	Insurance	64
5.17	No Brokers	64
5.18	Solstice Stock Ownership	65
5.19	Glass Party Board Recommendations	65

5.20	Vote Required	65
5.21	Certain Approvals	65
5.22	Relationships with Related Parties	65
5.23	Internal Controls	66
5.24	Certain Contracts	66
5.25	Foreign Corrupt Practices Act	68
5.26	Export Control	69
5.27	No Additional Representations	69
ARTICLE 6 COVENANTS		69
6.1	Conduct of Solstice’s Businesses	69
6.2	Conduct of the Glass Parties’ Businesses	72
6.3	No Solicitation By Solstice	75
6.4	No Solicitation By Glass Parties	78
6.5	Meeting of Solstice Stockholders	79
6.6	Registration Statement	80
6.7	Glass Stockholder Meetings	81
6.8	Filings; Reasonable Best Efforts	82
6.9	Takeover Law	83
6.10	Inspection	83
6.11	Publicity	84
6.12	Listing Application	84
6.13	Expenses	84
6.14	Directors’ and Officers’ Indemnification and Insurance	85
6.15	Taxes	87
6.16	Employee Benefits	88
6.17	Notification	90
6.18	Security Holder Litigation	90
6.19	FIRPTA Compliance	90
6.20	280G Vote	91
6.21	Allocation Schedule	91
6.22	Glass Indebtedness	91
6.23	Termination of 401(k) Plan	92
ARTICLE 7 CONDITIONS		92
7.1	Conditions to Each Party’s Obligation to Effect the Transactions	92

7.2	Conditions to Obligation of the Solstice Parties to Effect the Transactions	93
7.3	Conditions to Obligation of the Glass Parties to Effect the Transactions	94
ARTICLE 8 TERMINATION		95
8.1	Termination by Mutual Consent	95
8.2	Termination by Solstice or Glass	95
8.3	Termination by Solstice	96
8.4	Termination by Glass	96
8.5	Effect of Termination	97
8.6	Extension; Waiver	98
ARTICLE 9 GENERAL PROVISIONS		98
9.1	Survival of Representations and Warranties	98
9.2	Notices	99
9.3	Assignment; Binding Effect; Benefit	99
9.4	Entire Agreement	100
9.5	Amendments	100
9.6	Governing Law	100
9.7	Counterparts	101
9.8	Headings	101
9.9	Interpretation	101
9.10	Waivers	101
9.11	Incorporation of Disclosure Letters and Exhibits	102
9.12	Severability	102
9.13	Enforcement of Agreement	102

Exhibits:

Exhibit A	Voting Agreement

Exhibit B	Form of Stockholders Agreement

Exhibit C	Form of Registration Rights Agreement

Exhibit D	Form of Promissory Note

Exhibit E	Form of Amended and Restated Solstice Certificate of Incorporation

Exhibit F	Form of Amended and Restated Glass Memorandum and Articles of Association

Exhibit G	Form of Amended and Restated Certificate of Incorporation of the Company

Exhibit H	Form of Amended and Restated By-Laws of the Company

Exhibit I	Form of Solstice Officer’s Certificate

Exhibit J	Form of Glass Officer’s Certificate

Exhibit K	Form of GB Officer’s Certificate

Exhibit L	Form of GB II Officer’s Certificate

Schedules:

Schedule 7.1(b)	Certain Non-U.S. Antitrust Laws

Schedule 7.2(f)	Specified Agreements

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of May 23, 2017 (this “Agreement”), by and among Sonus Networks, Inc., a Delaware corporation (“Solstice”), Solstice Sapphire Investments, Inc., a Delaware corporation and direct wholly-owned subsidiary of Solstice (the “Company”), Solstice Sapphire, Inc., a Delaware corporation and a direct wholly-owned subsidiary of the Company (“Solstice Merger Sub”), Green Sapphire Investments LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of the Company (“Cayman Merger Sub”), Green Sapphire LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of the Company (“GB Merger Sub”), Genband Holdings Company, a Cayman Islands exempted company limited by shares (“Glass”), GENBAND Inc., a Delaware corporation (“GB”), and GENBAND II, Inc., a Delaware corporation (“GB II”). Capitalized terms have the respective meanings ascribed to them in Article 1.

RECITALS

WHEREAS, the Board of Directors of each of Solstice, Glass and the Glass Corporate Members have determined that it is consistent with and in furtherance of their respective long-term business strategies and in the best interests of their respective companies and their respective holders of capital stock or other equity interests to combine their respective businesses upon the terms and conditions set forth in this Agreement;

WHEREAS, the Company is a newly formed Subsidiary of Solstice created for the purpose of consummating the transactions contemplated by this Agreement;

WHEREAS, in furtherance of the foregoing, at the Effective Time, upon the terms and subject to the conditions of this Agreement, (i) Solstice Merger Sub will merge with and into Solstice, with Solstice surviving such merger as a wholly-owned subsidiary of the Company, (ii) Cayman Merger Sub will merge with and into Glass, with Glass surviving such merger as a direct or indirect wholly-owned subsidiary of the Company, (iii) GB will merge with and into GB Merger Sub, with GB Merger Sub surviving such merger as a direct wholly-owned subsidiary of the Company and (iv) GB II will merge with and into GB Merger Sub, with GB Merger Sub surviving such merger as a wholly-owned subsidiary of the Company;

WHEREAS, as of immediately after the Mergers and the Recontribution, (a) the Company will own directly all of the issued and outstanding shares of capital stock of Solstice Surviving Corporation and all of the issued and outstanding limited liability company interests of GB Surviving Entity, and will own directly, or, through GB Surviving Entity, indirectly, all of the shares of capital stock of Glass Surviving Corporation and (b) the holders of Solstice Common Stock as of immediately prior to the Effective Time, the Glass Stockholders as of immediately prior to the Effective Time and the Glass Members (including Glass Equityholders who became Glass Members prior to the Effective Time), collectively, will own all of the issued and outstanding shares of Company Common Stock;

WHEREAS, the parties intend that as a result of the Mergers and the utilization of the Company as a holding company: (a) Solstice Surviving Corporation, Glass Surviving Corporation and GB Surviving Entity will constitute separate Subsidiaries of the Company so

1

that each enterprise will continue to be solely responsible for its respective liabilities and contingent liabilities and (b) the assets of each of Solstice Surviving Corporation, Glass Surviving Corporation and GB Surviving Entity will not be exposed to creditor claims associated with the liabilities of the other;

WHEREAS, this Agreement shall constitute a plan of reorganization within the meaning of Treasury Regulations Section 1.368-2(g) and the parties intend that the Solstice Merger will qualify as a reorganization under Section 368(a) of the Code or as a transaction that, taken together with the other Mergers, will qualify as a transfer of property to the Company described in Section 351 of the Code;

WHEREAS, as an inducement to and condition of the parties’ willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, certain Glass Members, certain Glass Stockholders, the Company and Solstice are entering into the voting agreement attached hereto as Exhibit A (the “Voting Agreement”); and

WHEREAS, as an inducement to and condition of the parties’ willingness to complete the Transactions, (a) each of the OEP Glass Members will enter into the stockholders agreement with the Company dated as of the Closing Date in the form attached hereto as Exhibit B (the “Stockholders Agreement”), (b) each of the OEP Glass Members will enter into the registration rights agreement with the Company dated as of the Closing Date in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), and (c) the Company will duly execute and deliver to the OEP Glass Members and if applicable the other Glass Members, the promissory note in the form attached hereto as Exhibit D (the “Promissory Note”).

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

ARTICLE 1

CERTAIN DEFINED TERMS

The following words and phrases shall have the respective meanings set forth below:

“401(k) Plan” has the meaning set forth in Section 6.23.

“Affected Employees” has the meaning set forth in Section 6.16(b).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.  As used in this definition and otherwise in this Agreement, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by Contract or otherwise.  Solely for purposes of Section 5.21, Section 5.22, Section 5.23 and Section 7.2(h) of this

2

Agreement, JPMorgan Chase & Co. and its controlled Affiliates shall be deemed to be Affiliates of each of the OEP Glass Members.

“Agreement” has the meaning set forth in the Introduction to this Agreement.

“Allocation Schedule” means a schedule, prepared by Glass in a format reasonably acceptable to Solstice, setting forth, for each Glass Equityholder the following information: (a) such Glass Equityholder’s name and address; (b) the number of shares of capital stock or other equity interests of any Glass Party held by such Glass Equityholder as of the time immediately prior to the Effective Time; (c) the number of shares of capital stock or other equity interests issuable upon conversion of any convertible securities of any Glass Party held by such Glass Equityholder as of the time immediately prior to the Effective Time; (d) the number of shares of capital stock or other equity interests of any Glass Party subject to equity or equity-linked awards settled in capital stock or other equity interests of any Glass Party (including Glass Options and Glass Profits Interests) held by such Glass Equityholder as of the time immediately prior to the Effective Time (and, if applicable, the exercise price or measurement price thereof); (e) the number of shares of capital stock or other equity interests of any Glass Party held by such Glass Equityholder as of the time immediately prior to the Effective Time but after giving effect to the issuance, conversion or cancellation of any shares of capital stock or other equity interests in connection with the Transactions; (f) the number of shares of Company Common Stock to be issued to such Glass Equityholder pursuant to this Agreement; and (g) the amount of cash payable to such Glass Equityholder in respect of shares of capital stock or other equity interests subject to any equity or equity-linked awards of any Glass Party settled in cash.

“Antitrust Laws” has the meaning set forth in Section 6.8(b).

“Applicable Law” means, with respect to any Person, any foreign, supranational, federal, state, provincial or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person.

“Appraisal Statutes” shall mean Section 262 of the DGCL and Section 238 of the Companies Act.

“Assumed Company Option” has the meaning set forth in Section 3.3(a).

“Assumed Company RSUs” has the meaning set forth in Section 3.3(b).

“Board of Directors” means, with respect to any Person, the board of directors (or comparable governing body) of such Person.

“Book-Entry Shares” has the meaning set forth in Section 3.2(b).

“Business Day” means any day on which national banking institutions in New York are open to the public for conducting business and are not required or authorized to close.

“Cayman Merger” has the meaning set forth in Section 2.1.

3

“Cayman Merger Sub” has the meaning set forth in the Introduction to this Agreement.

“Cayman Plan of Merger” has the meaning set forth in Section 2.3.

“Certificates” means Designated Certificates and Glass Certificates.

“Certificates of Merger” means, collectively, the Cayman Plan of Merger, the Solstice Certificate of Merger, the Glass Certificate of Merger, the GB Certificate of Merger and the GB II Certificate of Merger.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collective Bargaining Agreement” has the meaning set forth in Section 4.12(a).

“Companies Law” has the meaning set forth in Section 2.1.

“Company” has the meaning set forth in the Introduction to this Agreement.

“Company By-laws” has the meaning set forth in Section 2.6(c).

“Company Certificate of Incorporation” has the meaning set forth in Section 2.6(c).

“Company Certificates” has the meaning set forth in Section 3.2(a).

“Company Chairman Designee” has the meaning set forth in Section 2.6(a).

“Company Chief Executive Officer Designee” has the meaning set forth in Section 2.6(a).

“Company Common Stock” means the common stock, par value $0.0001 per share, of the Company.

“Confidentiality Agreement” means the confidentiality agreement, dated as of December 20, 2016, between Glass and Solstice, as amended.

“Contract” means any contract, agreement, note, bond, indenture, mortgage, guarantee, option, lease, license, sales or purchase order, warranty, commitment or other instrument, obligation or binding arrangement or understanding of any kind, whether written or oral.

“Copyrights” means copyrights, registrations and applications for registration thereof, including copyrights in Software.

“Costs” has the meaning set forth in Section 8.5(c).

4

“Damages” means any and all claims, debts, obligations and other liabilities, monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including amounts paid in settlement, interest, court costs, costs of investigators, reasonable fees and expenses of attorneys, accountants, financial advisors and other experts, and other reasonable expenses of litigation, arbitration or other dispute resolution procedures).

“D&O Insurance” has the meaning set forth in Section 6.14(a).

“Delaware Courts” has the meaning set forth in Section 9.6.

“Designated Certificates” has the meaning set forth in Section 3.2(b).

“DGCL” means the General Corporation Law of the State of Delaware.

“Dissenting Cayman Shares” means shares of Glass held as of the Effective Time by a member who has given written notice of his decision to dissent in respect of the Cayman Merger and with respect to which appraisal shall have been duly demanded and perfected in accordance with Section 238 of the Companies Law and not effectively withdrawn or forfeited prior to the Effective Time.

“Dissenting Shares” means shares of GB Stock or GB II Stock held as of the Effective Time by a stockholder who has not voted such shares in favor of the adoption of this Agreement and with respect to which appraisal shall have been duly demanded and perfected in accordance with Section 262 of the DGCL and not effectively withdrawn or forfeited prior to the Effective Time.

“DLLCA” means the Limited Liability Company Act of the State of Delaware.

“Documentation” means printed, visual or electronic materials, reports, white papers, documentation, specifications, designs, flow charts, code listings, instructions, user manuals, frequently asked questions, release notes, recall notices, error logs, diagnostic reports, marketing materials, packaging, labeling, service manuals and other information describing the use, operation, installation, configuration, features, functionality, pricing, marketing or correction of a product, whether or not provided to end users.

“Effective Time” has the meaning set forth in Section 2.3.

“Environmental Claims” means, in respect of any Person, any and all administrative, regulatory or judicial actions, suits, orders, decrees, demands, directives, claims, liens, proceedings or notices of noncompliance or violation by any Governmental Authority or other third party, alleging (i) liability with respect to the potential presence or Release of, or exposure to, any Hazardous Materials at any location, whether or not owned, operated, leased or managed by such Person, (ii) indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of, or exposure to, any Hazardous Materials, or (iii) any other liability arising under Environmental Laws.

“Environmental Laws” means all Applicable Laws relating to pollution, contamination, Hazardous Materials, natural resources, protection of the environment or human health or safety.

5

“Environmental Permits” means all permits, licenses, registrations and other governmental authorizations required under applicable Environmental Laws.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” includes any enterprise that, with Solstice or any Glass Party as applicable, is, or at prior dates still relevant for liability, was part of a controlled group of corporations, a group of trades or business under common control or an affiliated service group, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“ESPP Options” has the meaning set forth in Section 3.3(f).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agent” has the meaning set forth in Section 3.2(a).

“Exchange Fund” has the meaning set forth in Section 3.2(a).

“Excluded Employees” has the meaning set forth in Section 6.16(a).

“Excluded GB Shares” has the meaning set forth in Section 3.1(c)(i).

“Excluded GB II Shares” has the meaning set forth in Section 3.1(d)(i).

“Excluded Glass Shares” has the meaning set forth in Section 3.1(b)(i).

“Excluded Shares” means, collectively, the Excluded Solstice Shares, the Excluded Glass Shares, the Excluded GB Shares and the Excluded GB II Shares.

“Excluded Solstice Shares” has the meaning set forth in Section 3.1(a)(i).

“Export Control Laws” means all Applicable Laws relating to the import or export of goods, technology or services or trading embargoes or other trading restrictions, including the Arms Export Control Act, the International Traffic in Arms Regulations, the Export Administration Act, the Export Administration Regulations, the International Economic Emergency Powers Act and executive orders and regulations administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury and comparable foreign laws, ordinances, rules and regulations.

“Foreign Corrupt Practices Act” means the Foreign Corrupt Practices Act of 1977, as amended.

“GAAP” has the meaning set forth in Section 4.7(a).

“GB” has the meaning set forth in the Introduction to this Agreement.

“GB Certificate of Merger” has the meaning set forth in Section 2.3.

6

“GB Exchange Ratio” means which respect to a share of GB Stock, (a) the total number of shares of Company Common Stock that GB would be entitled to receive upon a Realization Event (as defined in the Glass Charter) assuming that (i) the total Realization Consideration (as defined in the Glass Charter) is equal to the Total Solstice Shares with an aggregate value equal to the VWAP on the day immediately prior to the Closing Date as determined by the Board of Directors of Glass in accordance with the Glass Charter and distributed pursuant to Article 5.2 of the Glass Charter and (ii) that the aggregate value of the Promissory Note had already been distributed pursuant to Article 5.2 of the Glass Charter as Realization Consideration in respect of a Realization Event, divided by (b) the total number of shares of GB Stock issued and outstanding immediately prior to the Effective Time (other than the Excluded GB Shares).

“GB II Exchange Ratio” means which respect to a share of GB II Stock, (a) the total number of shares of Company Common Stock that GB II would be entitled to receive upon a Realization Event (as defined in the Glass Charter) assuming that (i) the total Realization Consideration (as defined in the Glass Charter) is equal to the Total Solstice Shares with an aggregate value equal to the VWAP on the day immediately prior to the Closing Date as determined by the Board of Directors of Glass in accordance with the Glass Charter and distributed pursuant to Article 5.2 of the Glass Charter and (ii) that the aggregate value of the Promissory Note had already been distributed pursuant to Article 5.2 of the Glass Charter as Realization Consideration in respect of a Realization Event, divided by (b) the total number of shares of GB II Stock issued and outstanding immediately prior to the Effective Time (other than the Excluded GB II Shares).

“GB Merger” has the meaning set forth in Section 2.1.

“GB Merger Sub” has the meaning set forth in the Introduction to this Agreement.

“GB Stock” means the common stock, par value $0.01 per share, of GB.

“GB Surviving Entity” has the meaning set forth in Section 2.1.

“GB II” has the meaning set forth in the Introduction to this Agreement.

“GB II Certificate of Merger” has the meaning set forth in Section 2.3.

“GB II Merger” has the meaning set forth in Section 2.1.

“GB II Stock” means the common stock, par value $0.001 per share, of GB II.

“Glass” has the meaning set forth in the Introduction to this Agreement.

“Glass Acquisition Proposal” means any proposal or offer made by any person other than Solstice or its Subsidiaries with respect to (a) a merger, consolidation, share exchange, business combination, reorganization, recapitalization, dissolution, liquidation or similar transaction involving any Glass Party, (b) any purchase of an equity interest (including by means of a tender or exchange offer) representing an amount greater than a 15% voting or economic interest in any Glass Party or (c) any purchase of assets, securities or ownership interests representing an amount greater than 15% of the consolidated assets (including stock of the Subsidiaries of any

7

Glass Party), consolidated net revenues or earnings before interest, Taxes, depreciation and amortization of any Glass Party and its Subsidiaries taken as a whole.

“Glass Certificate of Merger” has the meaning set forth in Section 2.3.

“Glass Certificates” has the meaning set forth in Section 3.2(c).

“Glass Charter” means the Amended and Restated Memorandum and Articles of Association, dated as of July 30, 2013, of Glass.

“Glass Closing Indebtedness” has the meaning set forth in Section 6.22.

“Glass Corporate Members” means, collectively, GB and GB II.

“Glass Corporate Mergers” means, collectively, the Glass Mergers other than the Cayman Merger.

“Glass Disclosure Letter” has the meaning set forth in the introductory paragraph to Article 5.

“Glass Equity Plans” means all equity compensation plans of any Glass Party or any of its Subsidiaries.

“Glass Equityholder” means the holder of any shares of capital stock or other equity interests of any Glass Party or the holder of any Glass Option, Glass Profits Interest or any other equity or equity-linked award issued by any Glass Party or otherwise with respect to any shares of capital stock or other equity interests of any Glass Party.

“Glass Facilities” means all real property owned, leased, or operated by any Glass Party or any of its Subsidiaries and any buildings, facilities, machinery, equipment, furniture, leasehold and other improvements, fixtures, vehicles, structures, any related capital items and other tangible property located on, in, under, or above the real property of any Glass Party or any of its Subsidiaries.

“Glass Financial Statements” has the meaning set forth in Section 5.7(a).

“Glass Foreign Plan” has the meaning set forth in Section 5.11(a).

“Glass Intellectual Property” means the Glass Owned Intellectual Property and the Glass Licensed Intellectual Property.

“Glass Leased Real Property” has the meaning set forth in Section 5.15(b).

“Glass Letter of Transmittal” has the meaning set forth in Section 3.2(c).

“Glass Licensed Intellectual Property” means all Intellectual Property that is licensed to any of the Glass Parties or any of their Subsidiaries by any third party.

8

“Glass Material Adverse Effect” means a Material Adverse Effect with respect to the Glass Parties, taken as a whole.

“Glass Material Contract” has the meaning set forth in Section 5.24(a).

“Glass Members” means the holders of Glass Shares (excluding, for the avoidance of doubt, any holders of profits interests of Glass) as of immediately prior to the Closing.

“Glass Mergers” means, collectively, the Cayman Merger, the GB Merger and the GB II Merger.

“Glass Most Recent Unaudited Financial Statements” has the meaning set forth in Section 5.7(a).

“Glass Options” means options to purchase equity interests of any Glass Party granted under any Glass Equity Plan.

“Glass Organizational Documents” has the meaning set forth in Section 5.1.

“Glass Owned Intellectual Property” means all Intellectual Property owned by any Glass Party or any of its Subsidiaries, in whole or in part.

“Glass Parties” means, collectively, Glass, GB and GB II.

“Glass Permits” has the meaning set forth in Section 5.5.

“Glass Plans” has the meaning set forth in Section 5.11(a).

“Glass Profits Interests” means profits interests in Glass.

“Glass Real Property Leases” has the meaning set forth in Section 5.15(b).

“Glass Register of Members” has the meaning set forth in Section 3.1(b)(i).

“Glass Registrations” means all Intellectual Property Registrations that are currently registered or filed in the name of any Glass Party or any of its Subsidiaries, alone or jointly with others. “Glass Registrations” does not include any Intellectual Property Registrations that have expired, been invalidated, been abandoned or which are not in force.

“Glass Regulatory Filings” has the meaning set forth in Section 5.6(b).

“Glass Shares” means the shares of capital stock or other equity interests of Glass.

“Glass Source Code” has the meaning set forth in Section 5.14(b).

“Glass Stockholder” means any holder of any capital stock of any Glass Corporate Member.

9

“Glass Stockholders Agreement” means the Fifth Amended and Restated Stockholders Agreement, dated as of July 30, 2013, of Glass.

“Glass Surviving Corporation” has the meaning set forth in Section 2.1.

“Glass’ knowledge” or any word or phrase of similar import means the actual knowledge as of the date of this Agreement of David Walsh, Daryl Raiford and Jody Bishop.

“Governmental Authority” means any United States or foreign federal, state, county or local, or any supranational or non-U.S., government, political subdivision, governmental, legislative, regulatory or administrative authority, body, instrumentality, department, office agency, commission, self-regulatory organization, or any court, tribunal or judicial or arbitral body.

“Hazardous Materials” means (a) any substance that is listed, classified or regulated under any Environmental Laws; (b) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive material, toxic molds, or radon; or (c) any other substance that is the subject of regulatory action, or that could give rise to liability, under any Environmental Laws.

“Held Glass Shares” has the meaning set forth in Section 3.1(b)(i).

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indebtedness” means, with respect to any Person, without duplication, any (a) obligation of such Person with respect to any indebtedness for borrowed money (including all obligations for principal, interest, premiums, penalties, fees, expenses and breakage costs), (b) obligation of such Person with respect to any Indebtedness evidenced by any bond, debenture, note, mortgage, indenture or other debt instrument or debt security (including all obligations for principal, interest, premiums, penalties, fees, expenses and breakage costs), (c) commitments of such Person for which it assures a financial institution against loss (including contingent reimbursement obligations with respect to banker’s acceptances or letters of credit), (d) liability of such Person with respect to commodity, interest rate or currency exchange swaps, forward Contracts, collars, caps or similar hedging obligations and (e) responsibility or liability of such Person directly or indirectly as obligor, guarantor, surety or otherwise of any of the foregoing.

“Independent Director” has the meaning set forth in the Stockholders Agreement.

“Initial Directors” has the meaning set forth in Section 2.6(a).

“Intellectual Property” means all intellectual property rights anywhere in the world, including: (a)   Patent Rights; (b) Trademarks and all goodwill therein; (c) Copyrights; (d) Mask Works; (e) intellectual property rights in inventions and invention disclosures, statutory invention registrations, trade secrets, and intellectual property rights in know-how; and (f) internet domain names.

10

“Intellectual Property Registrations” means issued or registered Patent Rights and applications for the issuance or registrations of Patent Rights, registrations of and applications to register Trademarks, Copyright registrations, and Mask Works registrations.

“Intervening Event” means any material event, development or change in circumstances (i) that first becomes known to the Board of Directors of Solstice after the date of this Agreement to the extent any such event, development or change in circumstances was not reasonably foreseeable by the Board of Directors of Solstice as of the date of this Agreement or (ii) the consequences of which were not reasonably foreseeable by the Board of Directors of Solstice as of the date of this Agreement; provided, however, that in no event shall the following events, developments or changes in circumstances constitute an Intervening Event: (A) the receipt, existence or terms of a Solstice Acquisition Proposal or any matter relating thereto or consequence thereof; (B) any change in the price, or change in trading volume, of the Solstice Common Stock (provided, however, that the exception contained in this clause (B) shall not apply to the underlying causes giving rise to or contributing to such change or prevent any of such underlying causes from being taken into account in determining whether an Intervening Event has occurred); and (C) meeting or exceeding internal or analysts’ expectations, projections or results of operations (provided, however, that the exception contained in this clause (C) shall not apply to the underlying causes giving rise to or contributing to such circumstances or prevent any of such underlying causes from being taken into account in determining whether an Intervening Event has occurred).

“Joint Proxy Statement/Prospectus” has the meaning set forth in Section 6.6(a).

“Latham” has the meaning set forth in Section 6.15(d).

“Letter of Transmittal” has the meaning set forth in Section 3.2(b).

“Liens” means all liens, pledges, security interests, claims, preferential purchase rights or other rights, interests or encumbrances.

“made available” means (a) with respect to information made available for purposes of Article 4, that such information was made available by Solstice to Representatives of Glass in the virtual data site available at https://global.merrillcorp.com and (b) with respect to information made available for purposes of Article 5, that such information was made available by Glass to Representatives of Solstice in the virtual data site available at https://genband.firmex.com/projects/41/documents, in each of cases (a) and (b) not less than three (3) days prior to the date of this Agreement.

“Mask Works” means mask works and registrations and applications for registration thereof and any other intellectual property rights in integrated circuit topographies under the laws of any jurisdiction.

“Material Adverse Effect” means, with respect to any specified Person, any change, effect, occurrence, state of facts or development that, individually or in the aggregate, materially and adversely affects the business, assets and liabilities (taken together), results of operations or financial condition (including capitalization) of such specified Person and its Subsidiaries on a

11

consolidated basis, except to the extent that such change, effect, occurrence, state of facts or development results from (a) general economic, regulatory or political conditions or changes therein in the United States, the Cayman Islands or the other countries in which such Person operates (except to the extent that any such matter shall have adversely affected the business of such Person in a manner that is materially disproportionate to the degree to which such matter shall have adversely affected similarly situated businesses); (b) financial or securities market fluctuations or conditions; (c) changes in, or events or conditions affecting, the industry in which such Person and its Subsidiaries operate generally (except to the extent that any such matter shall have adversely affected the business of such Person in a manner that is materially disproportionate to the degree to which such matter shall have adversely affected similarly situated businesses); (d) any failure to achieve any revenue, earnings or other projections provided, that the exception in this clause (d) shall not prevent or otherwise affect a determination that any fact, circumstance, event, change, effect or occurrence underlying such failure has resulted in, or contributed to, a Material Adverse Effect; (e) the announcement or pendency of the Transactions; (f) with respect to Solstice, any change in the market price or trading volume of the Solstice Common Stock; provided, that the exception in this clause (f) shall not prevent or otherwise affect a determination that any other fact, circumstance, event, change, effect or occurrence underlying such change has resulted in, or contributed to, a Solstice Material Adverse Effect, or (g) any change in Applicable Law, regulation or GAAP (or authoritative interpretation thereof) (except to the extent that any such change shall have adversely affected such specified Person in a manner that is materially disproportionate to the degree to which such matter shall have adversely affected similarly situated businesses).

“Mergers” means, collectively, the Solstice Merger and the Glass Mergers.

“Merger Subs” means, collectively, Solstice Merger Sub, Cayman Merger Sub and GB Merger Sub.

“Multiemployer Plan” has the meaning set forth in Section 4.11(a).

“NASDAQ” has the meaning set forth in Section 3.2(f).

“Nasdaq Rules” has the meaning set forth in the Stockholders Agreement.

“Negotiation Period” has the meaning set forth in Section 6.3(e).

“New Equity Plan” has the meaning set forth in Section 6.16(d).

“OEP Glass Members” means the Glass Members that are Affiliates of JPMorgan Chase & Co and One Equity Partners, other than the Glass Corporate Members.

“Open Source Material” means any Software, Documentation or other material that (a) is distributed as “free software”, “open source software” or under a similar licensing or distribution model, including the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), or (b) is distributed subject to a requirement that, as a condition of the modification, distribution or other use of such material, the licensee of such material grants, the right to any third party as a condition of the modification, distribution or

12

other use of such material, that any Software, Documentation or other material incorporated into, derived from or distributed with such material be (i) disclosed or distributed in source code form, (ii) licensed for the purpose of making derivative works or (iii) redistributable at no charge or minimal charge.

“Option Vesting Date” has the meaning set forth in Section 3.3(a).

“Outside Date” has the meaning set forth in Section 8.2(a).

“Patent Rights” means all unexpired patents, pending patent applications (including provisional patent applications), utility models, design registrations and certificates of invention and other governmental grants for the protection of inventions or industrial designs (including all related continuations, continuations-in-part, divisionals, reissues and reexaminations).

“Payoff Letters” has the meaning set forth in Section 6.22.

“Plan Merger” has the meaning set forth in Section 6.23.

“Plan Termination” has the meaning set forth in Section 6.23.

“Person” or “person” means any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Authority.

“Pre-Closing Period” has the meaning set forth in Section 6.1(a).

“Promissory Note” has the meaning set forth in the Recitals to this Agreement.

“Qualified Glass Plan” has the meaning set forth in Section 5.11(b).

“Qualified Solstice Plan” has the meaning set forth in Section 4.11(b).

“Recontribution” has the meaning set forth in Section 3.1(e).

“Registration Rights Agreement” has the meaning set forth in the Recitals to this Agreement.

“Registration Statement” has the meaning set forth in Section 6.6(a).

“Regulation M-A Filing” has the meaning set forth in Section 6.6(c).

“Regulatory Conditions” has the meaning set forth in Section 8.2(a).

“Release” means any spilling, leaking, pumping pouring, emitting, emptying, discharging, injecting, escaping, dumping, disposing, dispersing, leaching, or migrating into, onto, or through the environment or within or upon any building, structure, facility or fixture.

“Representatives” has the meaning set forth in Section 6.3(a).

13

“Required Glass Stockholder Approvals” has the meaning set forth in Section 5.2.

“Required Solstice Merger Sub Stockholder Approval” has the meaning set forth in Section 4.2.

“Required Solstice Stockholder Approval” has the meaning set forth in Section 4.2.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended, or any successor statute, rules or regulations thereto.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means a significant subsidiary, as defined in Rule 1-02 of Regulation S-X of the SEC.

“Signing Offering Period” has the meaning set forth in Section 3.3(f).

“Software” means computer software code, applications, utilities, libraries, development tools, diagnostics, databases and embedded systems, whether in source code, interpreted code, object code or executable form.

“Solstice” has the meaning set forth in the Introduction to this Agreement.

“Solstice Acquisition Proposal” means any proposal or offer made by any person other than Glass or its Subsidiaries with respect to (a) a merger, consolidation, share exchange, business combination, reorganization, recapitalization, dissolution, liquidation or similar transaction involving Solstice or involving any of its Subsidiaries representing, directly or indirectly, greater than 15% of the consolidated assets (including stock of the Subsidiaries of Solstice), consolidated net revenues or earnings before interest, Taxes, depreciation and amortization of Solstice and its Subsidiaries taken as a whole, (b) any purchase of an equity interest (including by means of a tender or exchange offer) representing, directly or indirectly, an amount greater than a 15% voting or economic interest in Solstice or (c) any purchase of assets, securities or ownership interests representing, directly or indirectly, an amount greater than 15% of the consolidated assets (including stock of the Subsidiaries of Solstice), consolidated net revenues or earnings before interest, Taxes, depreciation and amortization of Solstice and its Subsidiaries taken as a whole.

“Solstice Board Recommendation” has the meaning set forth in Section 4.19(a).

“Solstice Board Recommendation Notice” has the meaning set forth in Section 6.3(f).

“Solstice Certificate of Merger” has the meaning set forth in Section 2.3.

“Solstice Change of Recommendation” has the meaning set forth in Section 6.3(b).

14

“Solstice Common Stock” means the common stock, par value $0.001 per share, of Solstice.

“Solstice Customer Offerings” means the products (including Software and Documentation) that Solstice or its Subsidiaries currently markets, distributes, makes available, sells or licenses to third parties.

“Solstice Cutoff Date” means the date the condition set forth in Section 7.1(a) is satisfied.

“Solstice Disclosure Letter” has the meaning set forth in the introductory paragraph to Article 4.

“Solstice ESPP” means Solstice’s Amended and Restated 2000 Employee Stock Purchase Plan, as amended.

“Solstice Exchange Ratio” has the meaning set forth in Section 3.1(a)(ii).

“Solstice Facilities” means all real property owned, leased, or operated by Solstice or any of its Subsidiaries and any buildings, facilities, machinery, equipment, furniture, leasehold and other improvements, fixtures, vehicles, structures, any related capital items and other tangible property located on, in, under, or above such real property of Solstice or any of its Subsidiaries.

“Solstice Foreign Plans” has the meaning set forth in Section 4.11(a).

“Solstice Intellectual Property” means the Solstice Owned Intellectual Property and the Solstice Licensed Intellectual Property.

“Solstice Leased Real Property” has the meaning set forth in Section 4.15(b).

“Solstice Licensed Intellectual Property” means all Intellectual Property that is licensed to Solstice or any of its Subsidiaries by any third party.

“Solstice Material Adverse Effect” means a Material Adverse Effect with respect to Solstice.

“Solstice Material Contract” has the meaning set forth in Section 4.24(a).

“Solstice Merger” has the meaning set forth in Section 2.1.

“Solstice Merger-Related Proposals” has the meaning set forth in Section 4.2.

“Solstice Merger Sub” has the meaning set forth in the Introduction to this Agreement.

“Solstice Nominating Committee” has the meaning set forth in Section 2.6(a)(i).

“Solstice Options” means options to purchase shares of Solstice Common Stock granted under any Solstice Stock Plan.

15

“Solstice Owned Intellectual Property” means all Intellectual Property owned by Solstice or any of its Subsidiaries, in whole or in part.

“Solstice Parties” means Solstice, the Company and the Merger Subs.

“Solstice Permits” has the meaning set forth in Section 4.5.

“Solstice Plans” has the meaning set forth in Section 4.11(a).

“Solstice Preferred Stock” means the preferred stock, par value $0.01 per share, of Solstice.

“Solstice Real Property Leases” has the meaning set forth in Section 4.15(b).

“Solstice Registrations” means all Intellectual Property Registrations that are currently registered or filed in the name of Solstice or any of its Subsidiaries, alone or jointly with others. “Solstice Registrations” does not include any Intellectual Property Registrations that have expired, been invalidated, been abandoned or which are not in force.

“Solstice Regulatory Filings” has the meaning set forth in Section 4.6(b).

“Solstice Reports” has the meaning set forth in Section 4.7(a).

“Solstice Restricted Shares” means all shares of Solstice Common Stock issued pursuant to any Solstice Stock Plan and subject to forfeiture or repurchase restrictions as of immediately prior to the Effective Time.

“Solstice RSUs” means restricted stock units representing the right to receive Solstice Common Stock upon satisfaction of specified vesting criteria, granted under any Solstice Stock Plan.

“Solstice Source Code” has the meaning set forth in Section 4.14(g).

“Solstice Stock Plans” means all stock option and equity compensation plans of Solstice or any of its Subsidiaries.

“Solstice Superior Proposal” means a bona fide written Solstice Acquisition Proposal (except that references in the definition of the “Solstice Acquisition Proposal” to 15% shall be replaced by 50%) made after the date of this Agreement by any person other than Glass or its Subsidiaries, on terms that the Board of Directors of Solstice determines in good faith, after consultation with its outside legal counsel and financial advisors, and considering such factors as the Board of Directors of Solstice considers to be appropriate (including the timing and likelihood of consummation of such proposal), are more favorable to the Solstice stockholders than the Transactions, taking into account any change to the transaction proposed by Glass (including pursuant to Section 6.3(e) or Section 6.3(f)).

“Solstice Superior Proposal Notice” has the meaning set forth in Section 6.3(e).

16

“Solstice Surviving Corporation” has the meaning set forth in Section 2.1.

“Solstice Termination Amount” means a cash amount equal to $14,500,000.

“Solstice’s knowledge” or any word or phrase of similar import means the actual knowledge as of the date of this Agreement of Raymond P. Dolan, Susan Villare and Jeff Snider.

“Specified Solstice Plan” means each of the Solstice Assumed Performance Technologies, Incorporated 2003 Omnibus Incentive Plan, the Solstice Assumed 2008 Network Equipment Technologies Stock Incentive Plan and the Solstice 2012 Amended Performance Technologies Incorporated Omnibus Incentive Plan.

“Stockholders Agreement” has the meaning set forth in the Recitals to this Agreement.

“Subsidiary” when used with respect to any party means any corporation or other organization (including a limited liability company or a partnership), whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such party is a general partner or managing member.

“Surviving Entities” means, collectively, the Solstice Surviving Corporation, the Glass Surviving Corporation, and the GB Surviving Entity.

“Surviving Glass Ordinary Stock” means the ordinary shares, par value $0.00001 per share, of the Glass Surviving Corporation.

“Surviving Solstice Common Stock” means the common stock, par value $0.0001 per share, of the Solstice Surviving Corporation.

“Takeover Law” means any “fair price”, “moratorium”, “control share acquisition” or other anti-takeover statute or regulation, including Section 203 of the DGCL.

“Tax” means any and all taxes, charges, fees, duties, contributions, levies or other similar assessments or liabilities, including, without limitation, income, gross receipts, corporation, branch profits, ad valorem, premium, value-added, net worth, capital stock, capital gains, documentary, recapture, alternative or add-on minimum, disability, registration, recording, excise, real property, personal property, sales, use, license, lease, service, service use, transfer, withholding, employment, unemployment, insurance, social security, national insurance, business license, business organization, environmental, workers compensation, payroll, profits, severance, stamp, occupation, windfall profits, customs duties, franchise, estimated and other taxes of any kind whatsoever imposed by the United States of America or any state, local or foreign government, or any agency or political subdivision thereof, and any interest, fines, penalties, assessments or additions to tax imposed with respect to or related to such items.

“Tax Returns” means any and all reports, returns (including information returns), declarations, claims for refund or statements relating to Taxes, including any schedule or

17

attachment thereto and any amendment thereof, filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection or payment of Taxes or in connection with the administration, implementation or enforcement of or compliance with any legal requirement relating to any Tax.

“Total Consideration” means the aggregate number of shares of Company Common Stock, together with Promissory Note, to be issued in connection with the Glass Mergers.

“Total Solstice Shares” means that number of shares of Solstice Common Stock issued and outstanding immediately prior to the Effective Time (other than Excluded Solstice Shares and any Solstice Restricted Shares that are subject to Section 3.3(c)).

“Trademarks” means registered trademarks and service marks, logos, corporate names and doing business designations and all registrations and applications for registration of the foregoing, and common law trademarks, service marks and trade dress.

“Transactions” means, collectively, the transactions contemplated by this Agreement, including the Mergers.

“Uncertificated Glass Shares” has the meaning set forth in Section 3.2(c).

“VWAP” means the average, for each of the 5 consecutive trading days immediately prior to the date of determination, of the per share volume-weighted average prices as displayed under the heading “Bloomberg VWAP” on Bloomberg page “SONS” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of Solstice Common Stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by Glass). The VWAP will be determined without regard to afterhours trading or any other trading outside of the regular trading session trading hours.

“Willful and Material Breach” means a material breach that is a consequence of an act undertaken by the breaching party with the knowledge that the taking of such act would, or would be reasonably expected to, cause a breach of this Agreement.

“WilmerHale” has the meaning set forth in Section 6.15(d).

ARTICLE 2

THE MERGER

2.1                               Mergers.  Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, the following shall occur in the following order: (i) in accordance with the DGCL, Solstice Merger Sub shall be merged with and into Solstice (the “Solstice Merger”) and the separate corporate existence of Solstice Merger Sub shall cease, and Solstice shall continue to exist as a direct wholly-owned subsidiary of the Company (“Solstice Surviving Corporation”), (ii) in accordance with the DLLCA and the Companies Law (2016

18

Revision) of the Cayman Islands (“Companies Law”), Cayman Merger Sub shall be merged with and into Glass (the “Cayman Merger”) and the separate existence of Cayman Merger Sub shall cease, and Glass shall continue to exist as a direct or indirect wholly-owned subsidiary of the Company (“Glass Surviving Corporation”), (iii) in accordance with the DGCL and DLLCA, GB shall be merged with and into GB Merger Sub (the “GB Merger”) and the separate corporate existence of GB shall cease, and GB Merger Sub shall continue to exist as a direct wholly-owned subsidiary of the Company (“GB Surviving Entity”) and (iv) in accordance with the DGCL and DLLCA, GB II shall be merged with and into GB Merger Sub (the “GB II Merger”) and the separate corporate existence of GB II shall cease, and GB Merger Sub shall continue to exist as GB Surviving Entity,  as a direct wholly-owned subsidiary of the Company.  The effects and consequences of each of the Mergers shall be as set forth in Section 2.4.

2.2                               Closing.  Unless this Agreement shall have been terminated pursuant to Article 8, the closing of the Solstice Merger (the “Closing”) will occur at 10:00 a.m., local time, on the second Business Day after satisfaction or waiver of the conditions set forth in Article 7 (other than those conditions which relate to actions to be taken at the Closing or conditions whose satisfaction is to be measured as of the Closing, but the Closing shall be subject to the satisfaction or waiver of such conditions) at the offices of WilmerHale in Boston, Massachusetts, or at such other time or place as Solstice and Glass shall agree (the day on which the Closing occurs being the “Closing Date”).

2.3                               Effective Time.  On the Closing Date, as soon as practicable after the Closing, Solstice shall cause to be duly filed with the Secretary of State of the State of Delaware a certificate of merger in customary form and substance for the Solstice Merger (the “Solstice Certificate of Merger”), Glass shall cause to be duly filed with the Secretary of State of the State of Delaware a certificate of merger in customary form and substance for the Cayman Merger (the “Glass Certificate of Merger”) and Glass shall cause to be filed with the Registrar of Companies of the Cayman Islands a plan of merger and related documentation in customary form and substance for the Cayman Merger (the “Cayman Plan of Merger”), and GB Merger Sub shall cause to be duly filed with the Secretary of State of the State of Delaware a certificate of merger in customary form and substance for the GB Merger (the “GB Certificate of Merger”), and GB Merger Sub shall cause to be duly filed with the Secretary of State of the State of Delaware a certificate of merger in customary form and substance for the GB II Merger (the “GB II Certificate of Merger”), in each case executed in accordance with the applicable provisions of the DGCL, the DLLCA or the Company Law, as applicable, and the parties shall make all other filings or recordings required under the DGCL, the DLLCA or the Companies Law, as applicable.  The parties shall coordinate the filings of the Certificates of Merger and the effective times of the Mergers set forth in the Certificates of Merger so that the effective times of the Mergers shall occur simultaneously on the Closing Date as in the order described herein, as soon as practicable after the Closing or at such later time as Solstice and Glass shall agree, subject to Applicable Law (such time when the Mergers become simultaneously effective being the “Effective Time”).

2.4                               Effects of the Mergers.  The Solstice Merger shall have the effects set forth in Section 259 of the DGCL, each of the Glass Corporate Mergers shall have the effects set forth in Section 259 of the DGCL and Section 18-209 of the DLLCA, and the Cayman Merger shall have the effects set forth in Section 18-209 of the DLLCA and Section 237 of the Companies Law. At

19

the Effective Time, (a) the certificate of incorporation of Solstice shall be amended and restated to read in its entirety as set forth in Exhibit E hereto and, as so amended and restated, such certificate of incorporation shall be the certificate of incorporation of Solstice Surviving Corporation until (subject to Section 6.14) thereafter amended as provided therein or by Applicable Law, (b) the memorandum and articles of association of Glass shall be amended and restated to read in its entirety as set forth in Exhibit F hereto and, as so amended and restated, such memorandum and articles of association shall be the memorandum and articles of association of Glass Surviving Corporation until (subject to Section 6.14) thereafter amended as provided therein or by Applicable Law and (c) the certificate of formation and limited liability company agreement of GB Merger Sub shall be the certificate of formation and limited liability company agreement of GB Surviving Entity until (subject to Section 6.14) thereafter amended as provided therein or by Applicable Law.  Subject to Section 6.14, the Company shall cause the by-laws of Solstice to be amended and restated in their entirety so that, immediately following the Effective Time, they are identical to the by-laws of Solstice Merger Sub, except that all references to the name of the Solstice Merger Sub therein shall be changed to refer to the name of Solstice Surviving Corporation.

2.5                               Directors and Officers.  The directors and managers, as applicable, of each Merger Sub immediately prior to the Effective Time shall be the directors and managers of the applicable Surviving Entity as of the Effective Time and until their successors are duly elected and qualified or designated, as applicable.  The officers of each Merger Sub immediately prior to the Effective Time shall be the officers of the applicable Surviving Entity as of the Effective Time and until their successors are duly appointed.  At the Effective Time, each of Solstice, Glass and the Glass Corporate Members shall, except as otherwise contemplated by the two preceding sentences, cause all officers and the members of its Board of Directors (or persons holding comparable positions) to tender his or her resignation as an officer or director (or comparable position) thereof, such resignation to be effective as of the Effective Time.

2.6                               Company Post-Merger Operations.

(a)                                 Prior to the Closing, Solstice and Glass shall take, and Solstice shall cause the Company to take, all requisite action so that, at the Effective Time, (x) the entire Board of Directors of the Company comprises the Initial Directors, (y) the Company Chief Executive Officer Designee is the Chief Executive Officer of the Company, and (z) the Company Chairman Designee is the Chairman of the Board of Directors of the Company.  For purposes of this Agreement, “Initial Directors” means, collectively:

(i)                                     two individuals designated in writing prior to the Closing by Glass each of whom, in the good faith determination of the nominating and corporate governance committee of Solstice’s Board of Directors (the “Solstice Nominating Committee”), (A) qualifies as an Independent Director and (B) otherwise meets and complies with any qualification criteria theretofore adopted by the Solstice Nominating Committee, including the requirements of Applicable Law, the Nasdaq Rules and the SEC rules, that are consistent with the Stockholders Agreement;

(ii)                                  three individuals designated in writing prior to the Closing by Glass each of whom, in the good faith determination of the Solstice Nominating Committee,

20

meets and complies with any qualification criteria theretofore adopted by the Solstice Nominating Committee that are consistent with the Stockholders Agreement;

(iii)                               Raymond P. Dolan (or if such individual is unable or unwilling to serve as an Initial Director and the Chief Executive Officer of the Company, the individual designated in writing prior to the Closing by Solstice, acting in accordance with the recommendation of the Solstice Nominating Committee, to replace such individual who is reasonably acceptable to Glass) (the “Company Chief Executive Officer Designee”);

(iv)                              Richard J. Lynch (or if such individual is unable or unwilling to serve in such capacity, the individual designated in writing prior to the Closing by Solstice, acting in accordance with the recommendation of the Solstice Nominating Committee, to replace such individual who is independent for purposes of applicable stock exchange and SEC rules and reasonably acceptable to Glass) (the “Company Chairman Designee”); and

(v)                                 two individuals designated in writing prior to the Closing by Solstice, acting in accordance with the recommendation of the Solstice Nominating Committee, each of whom is independent for purposes of applicable stock exchange and SEC rules).

(b)                                 From and after the Effective Time, each of the Initial Directors so designated shall serve as a director of the Company until such person’s successor shall be duly elected and qualified or such person’s earlier death, resignation or removal in accordance with Applicable Law, the Company Certificate of Incorporation, the Company By-laws and the Stockholders Agreement.

(c)                                  In furtherance of the foregoing, prior to the Closing, Solstice shall take, and shall cause the Company to take, all requisite action to cause (i) the certificate of incorporation of the Company to be amended and restated as set forth in Exhibit G (the “Company Certificate of Incorporation”) and (ii) the by-laws of the Company to be amended and restated as set forth in Exhibit H (the “Company By-laws”).

ARTICLE 3

CONVERSION OF SECURITIES

3.1                               Effect of Mergers on Capital Stock. At the Effective Time, the following shall occur in the following order:

(a)                                 At the Effective Time, by virtue of the Solstice Merger and without any action on the part of any party hereto or any holder of shares of Solstice Common Stock, or any capital stock of Solstice Merger Sub, the following shall occur:

(i)                                     Each share of Solstice Common Stock that is owned by Solstice immediately prior to the Effective Time shall automatically be canceled and extinguished and shall cease to exist (“Excluded Solstice Shares”), and no consideration shall be delivered in exchange therefor.

21

(ii)                                  Each share of Solstice Common Stock issued and outstanding immediately prior to the Effective Time (other than Excluded Solstice Shares) shall be converted into the right to receive one (1) share of Company Common Stock (the “Solstice Exchange Ratio”).  As of the Effective Time, all such shares of Solstice Common Stock shall cease to be outstanding and shall automatically be canceled and extinguished and shall cease to exist, and each holder of such shares of Solstice Common Stock shall cease to have any rights with respect thereto, except the right to receive the shares of Company Common Stock to be issued in consideration therefor in accordance with Section 3.2.

(iii)                               Each share of common stock, par value $0.0001 per share, of Solstice Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one (1) share of Surviving Solstice Common Stock.

(b)                                 At the Effective Time, by virtue of the Cayman Merger and without any action on the part of any party hereto or any holder of Glass Shares or limited liability company interests of Cayman Merger Sub, the following shall occur:

(i)                                     Each Glass Share that is owned by Glass immediately prior to the Effective Time shall automatically be canceled and extinguished and shall cease to exist (“Excluded Glass Shares”), and the Glass Register of Members shall be amended accordingly (“Glass Register of Members”) and no consideration shall be delivered in exchange therefor.  Each Glass Share that is owned by any Glass Corporate Member or any of their respective Subsidiaries immediately prior to the Effective Time (“Held Glass Shares”) shall not be converted into the right to receive any consideration in the Cayman Merger and shall be converted into one (1) share of Surviving Glass Ordinary Stock.

(ii)                                  Each Glass Share issued and outstanding immediately prior to the Effective Time (other than Excluded Glass Shares and Held Glass Shares) shall be converted into the right to receive a share of Company Common Stock and (B) that portion of the Promissory Note that the holder of such Glass Share is entitled to receive upon a Realization Event (as defined in the Glass Charter) assuming that the total Realization Consideration (as defined in the Glass Charter) is equal to (X) the Total Solstice Shares with an aggregate value equal to the VWAP on the day immediately prior to the Closing Date as determined by the Board of Directors of Glass, plus (Y) the aggregate value of the Promissory Note, in each case, as determined by the Board of Directors of Glass in accordance with the Glass Charter and distributed pursuant to Article 5.2 of the Glass Charter. As of the Effective Time, all such Glass Shares (other than the Held Glass Shares)  shall cease to be outstanding, shall automatically be canceled and extinguished and shall cease to exist, and each holder of such Glass Shares shall cease to have any rights with respect thereto, except the right to receive (I) shares of Company Common Stock to be issued in consideration therefor in accordance with Section 3.2 and (II) amounts payable to the holder of such Glass Share pursuant to the Promissory Note and the Glass Register of Members shall be amended accordingly.

(iii)                               All outstanding limited liability company interests of Cayman Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one (1) share of Surviving Glass Ordinary Stock.

22

(c)                                  At the Effective Time, by virtue of the GB Merger and without any action on the part of any party hereto or any holder of shares of any GB Stock or limited liability company interests of GB Merger Sub, the following shall occur:

(i)                                     Each share of GB Stock that is owned by GB immediately prior to the Effective Time shall automatically be canceled and extinguished and shall cease to exist (“Excluded GB Shares”), and no consideration shall be delivered in exchange therefor.

(ii)                                  Each share of GB Stock issued and outstanding immediately prior to the Effective Time (other than Excluded GB Shares and Dissenting Shares) shall be converted into the right to receive a share of Company Common Stock multiplied by the GB Exchange Ratio, provided that if the GB Exchange Ratio is zero then no consideration shall be delivered in exchange for a share of GB Stock. As of the Effective Time, all such shares of GB Stock shall cease to be outstanding, shall automatically be canceled and extinguished and shall cease to exist, and each holder of such shares of GB Stock shall cease to have any rights with respect thereto, except the right to receive shares of Company Common Stock (if any) to be issued in consideration therefor in accordance with Section 3.2.

(iii)                               Each limited liability company interest in GB Merger Sub issued and outstanding immediately prior to the Effective Time shall remain unchanged and continue to remain outstanding as a limited liability company interest in GB Surviving Entity.

(d)                                 At the Effective Time, by virtue of the GB II Merger and without any action on the part of any party hereto or any holder of shares of any GB II Stock or limited liability company interests of GB II Merger Sub, the following shall occur:

(i)                                     Each share of GB II Stock that is owned by GB II immediately prior to the Effective Time shall automatically be canceled and extinguished and shall cease to exist (“Excluded GB II Shares”), and no consideration shall be delivered in exchange therefor.

(ii)                                  Each share of GB II Stock issued and outstanding immediately prior to the Effective Time (other than Excluded GB II Shares and Dissenting Shares) shall be converted into the right to receive a share of Common Company Stock multiplied by the GB II Exchange Ratio, provided that if the GB II Exchange Ratio is zero then no consideration shall be delivered in exchange for a share of GB II Stock. As of the Effective Time, all such shares of GB II Stock shall cease to be outstanding, shall automatically be canceled and extinguished and shall cease to exist, and each holder of such shares of GB II Stock shall cease to have any rights with respect thereto, except the right to receive shares of Company Common Stock (if any) to be issued in consideration therefor in accordance with Section 3.2.

(iii)                               Each limited liability company interest in GB Merger Sub issued and outstanding immediately prior to the Effective Time shall remain unchanged and continue to remain outstanding as a limited liability company interest in GB Surviving Entity.

(e)                                  Immediately after the Effective Time, Solstice Surviving Corporation shall sell to the Company, and the Company shall purchase from Solstice Surviving Corporation, all of the shares of Company Common Stock then held by Solstice Surviving Corporation for an

23

amount in cash equal to the aggregate par value of all such shares of Company Common Stock (the “Recontribution”).

(f)                                   For the avoidance of doubt, but subject to Section 3.2(f), the total number of shares of Company Common Stock to be received by the holders of shares of GB Stock, GB II stock and Glass Shares in the Glass Mergers shall equal in the aggregate the number of Total Solstice Shares.

3.2                               Exchange of Certificates.

(a)                                 Prior to the Effective Time, the Company will appoint the transfer agent for Solstice Common Stock to act as exchange agent (the “Exchange Agent”) for the Mergers.  Promptly after the Effective Time, the Company shall deposit or cause to be deposited with the Exchange Agent, for the benefit of the stockholders (or members), as applicable, of Solstice, Glass, GB and GB II entitled to receive shares of Company Common Stock pursuant to Section 3.1(a)(ii), Section 3.1(b)(ii), Section 3.1(c)(ii), and Section 3.1(d)(ii), as applicable, for exchange in accordance with this Article 3, certificates or non-certificated book entries representing the shares of Company Common Stock to be issued pursuant to such Sections (such certificates, whether represented in certificated or non-certificated book-entry form, as applicable, the “Company Certificates”).  In addition, the Company shall make available to the Exchange Agent from time to time funds necessary for payments of cash in lieu of fractional shares pursuant to Section 3.2(f) or to pay dividends or distributions pursuant to Section 3.2(d).  The Company Certificates and cash deposited with the Exchange Agent are referred to collectively as the “Exchange Fund.”

(b)                                 Promptly after the Effective Time, the Company shall cause the Exchange Agent to mail to each holder of record of one or more certificates (such certificates, the “Designated Certificates”) representing (immediately prior to the Effective Time) shares of Solstice Common Stock, GB Stock or GB II Stock (other than Excluded Shares): (i) one or more letters of transmittal (each a “Letter of Transmittal”) which shall specify that delivery shall be effected, and risk of loss and title to the Designated Certificates shall pass, only upon delivery of the Designated Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Company may reasonably specify and (ii) instructions for use in effecting the surrender of the Designated Certificates in exchange for Company Certificates and cash in lieu of fractional shares, if any, to the extent the holder of such Designated Certificates is entitled thereto pursuant to Section 3.1(a)(ii), Section 3.1(c)(ii) and/or Section 3.1(d)(ii). Upon surrender of a Designated Certificate for cancellation to the Exchange Agent together with a Letter of Transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Designated Certificate shall be entitled to receive in exchange therefor a Company Certificate representing that number of whole shares of Company Common Stock to which the holder thereof is entitled pursuant to Section 3.1(a)(ii), Section 3.1(c)(ii) and/or Section 3.1(d)(ii) in respect of the Designated Certificate surrendered, together with a check for the cash to be paid in lieu of fractional shares, if any, after giving effect to any required withholding Tax, and the Designated Certificate so surrendered shall forthwith be canceled.  No interest will be paid or accrued on the cash in lieu of fractional shares, if any, payable to holders of Designated Certificates.  In the event of a transfer of ownership of shares represented by a Designated Certificate which is not registered in the transfer records of Solstice, GB or GB II, as applicable,

24

a Company Certificate representing the proper number of shares of Company Common Stock, together with a check for the cash to be paid in lieu of fractional shares, if any, shall be issued to such transferee if the Designated Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid or are not payable.  Promptly after the Effective Time, the Company shall cause the Exchange Agent to mail to each holder of record of shares of Solstice Common Stock represented (immediately prior to the Effective Time) by book-entry on the records of Solstice or Solstice’s transfer agent (“Book-Entry Shares”) (other than Excluded Solstice Shares), on behalf of the Company, notice that such holder has become the holder of record of the number of shares of Company Common Stock into which such Book-Entry Shares shall have been converted pursuant to Section 3.1(a)(ii), together with a check for the cash to be paid in lieu of fractional shares, if any, after giving effect to any required withholding Tax.

(c)                                  Promptly after the Effective Time, the Company shall cause the Exchange Agent to mail to each holder of record (immediately prior to the Effective Time) of Glass Shares (other than Excluded Shares and Held Glass Shares): (i) one or more letters of transmittal (each a “Glass Letter of Transmittal”) which shall be in customary form for a Cayman Islands-incorporated company and which shall specify that delivery shall be effected, and risk of loss and title to Glass Shares represented by a certificate or certificates (the “Glass Certificates”) shall pass, only upon delivery of the Glass Certificates to the Exchange Agent and in the case of Glass Shares not represented by a certificate or certificates (“Uncertificated Glass Shares”) such other documents as may be required in exchange for the applicable Company Certificates (if any), and shall be in such form and have such other provisions as the Company may reasonably specify and (ii) instructions for use in effecting the surrender of the Glass Certificates (if any) in exchange for Company Certificates and cash in lieu of fractional shares, if any, to the extent the holder of such Certificates is entitled thereto pursuant to Section 3.1(b)(ii).  Upon either (i) the surrender of a Glass Certificate for cancellation to the Exchange Agent; or with respect to Uncertificated Glass Shares, confirmation by Glass that the Uncertificated Glass Shares have been cancelled,  in each case together with a Glass Letter of Transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Glass Shares shall be entitled to receive in exchange therefor a Company Certificate representing that number of whole shares of Company Common Stock to which the holder thereof is entitled pursuant to Section 3.1(b)(ii) in respect of the Glass Shares to be converted pursuant thereto, together with a check for the cash to be paid in lieu of fractional shares, if any, after giving effect to any required withholding Tax, and any Glass Certificate so surrendered shall forthwith be canceled.  No interest will be paid or accrued on the cash in lieu of fractional shares, if any, payable to holders of Glass Shares.  In the event of a transfer of ownership of Glass Shares which is not registered in the transfer records of Glass, a Company Certificate representing the proper number of shares of Company Common Stock, together with a check for the cash to be paid in lieu of fractional shares, if any, shall be issued to such transferee if all documents required to evidence and effect such transfer and to evidence that any applicable share transfer Taxes have been paid or are not payable are presented to the Exchange Agent.

(d)                                 Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared or made after the Effective Time with respect to the shares of Company Common Stock with a record date after the Effective Time shall be paid to the holders

25

of Glass Shares or shares of Solstice Common Stock, GB Stock or GB II Stock immediately prior to the Effective Time represented by any Certificate until such Certificate is surrendered for exchange as provided herein.  Subject to the effect of Applicable Laws, following surrender of any such Certificate, there shall be paid to the holder of the Company Certificates representing whole shares of Company Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions, if any, on shares of Company Common Stock with a record date after the Effective Time and theretofore payable with respect to such whole shares of Company Common Stock and not paid, less the amount of any withholding Taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions, if any, with a record date after the Effective Time and a payment date subsequent to such surrender, payable with respect to such whole shares of Company Common Stock, less the amount of any withholding Taxes which may be required thereon.

(e)                                  At or after the Effective Time, there shall be no transfers on the stock transfer books or register of members, as applicable, of any Surviving Entity of the Glass Shares or the shares of Solstice Common Stock, GB Stock or GB II Stock that were outstanding immediately prior to the Effective Time.  If, after the Effective Time, Certificates are presented to the Company or the applicable Surviving Entity, the presented Certificates shall be canceled and exchanged for Company Certificates and cash in lieu of fractional shares, if any, deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Article 3.

(f)                                   No fraction of a share of Company Common Stock will be issued in connection with the Mergers, but in lieu thereof each Person otherwise entitled to receive a fraction of a share of Company Common Stock pursuant to Section 3.1(a)(ii), Section 3.1(b)(ii), Section 3.1(c)(ii) or Section 3.1(d)(ii) will be entitled to receive, in accordance with the provisions of this Section 3.2(f), from the Exchange Agent or the Company an amount in cash equal to the product obtained by multiplying (i) the fractional share interest to which such holder would otherwise be entitled pursuant to such Section by (ii) the closing price of a share of Solstice Common Stock on The NASDAQ Stock Market LLC (“NASDAQ”) on the last full trading day prior to the Effective Time.

(g)                                  Any portion of the Exchange Fund (including the proceeds of any investments thereof and any shares of Company Common Stock) that remains unclaimed twelve months after the Effective Time shall be delivered to the Company.  Any former stockholder of Solstice, Glass, GB or GB II who has not theretofore complied with this Article 3 shall thereafter look only to the Company for payment of their shares of Company Common Stock or cash in lieu of fractional shares and unpaid dividends and distributions on Company Common Stock deliverable in respect of each Certificate such former stockholder or former holder of Glass Shares holds as determined pursuant to this Agreement.

(h)                                 None of the Company, the Surviving Entities, the Exchange Agent or any other person shall be liable to any former holder of Glass Shares or shares of Solstice Common Stock, GB Stock or GB II Stock for any shares of Company Common Stock or cash properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.  If any Certificate shall not have been surrendered prior to seven (7) years after the Effective

26

Time (or immediately prior to such earlier date on which any shares of Company Common Stock or cash payable to the holder of such Certificate pursuant to this Article 3 would otherwise escheat to or become the property of any Governmental Authority), any such shares of Company Common Stock and any such cash shall, to the extent permitted by Applicable Law, become the property of the Company, free and clear of all claims or interest of any person previously entitled thereto.

(i)                                     If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Company, the posting by such person of a bond in such reasonable amount as the Company may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Company Common Stock and cash in lieu of fractional shares, if any, and unpaid dividends and distributions on shares of Company Common Stock deliverable in respect thereof pursuant to this Agreement.

(j)                                    The Exchange Agent shall invest any cash included in the Exchange Fund as directed by the Company on a daily basis; provided, that no such investment or loss thereon shall affect any amounts payable in respect of Solstice Common Stock, Glass Shares, GB Stock or GB II Stock pursuant to Article 2 and the other provisions of this Article 3.  Any interest and other income resulting from such investments shall promptly be paid to the Company.

3.3                               Treatment of Equity Awards and Equity Plans.

(a)                                 Prior to the Effective Time, Solstice and the Board of Directors or Compensation Committee of Solstice shall take all steps necessary to (i) cause all Solstice Options outstanding as of the date that is five Business Days prior to the Closing Date to (the “Option Vesting Date”) become vested in full as of the Option Vesting Date (to the extent not previously vested), (ii) with respect to any Solstice Options that became vested pursuant to Section 3.3(a)(i), permit the holders of such Solstice Options to exercise such awards on or prior to the date that is three Business Days prior to the Closing Date, (iii) cancel, effective as of the end of the day that is three Business Days prior to the Closing Date all Solstice Options outstanding as of such time that have not been exercised, other than Solstice Options granted under the Specified Solstice Plans, and (iv) cause all Solstice Options to otherwise be treated in accordance with this Section 3.3(a).  Any Solstice Option under a Specified Solstice Plan that is outstanding as of the end of the day that is three Business Days prior to the Closing Date not be permitted to be exercised between such time and the Effective Time and shall, as of the Effective Time, be assumed by the Company and converted into an option (an “Assumed Company Option”) to purchase a number of shares of Company Common Stock (rounded down to the nearest whole share) that is equal to the product obtained by multiplying (i) the number of shares of Solstice Common Stock subject to such Solstice Option as of immediately prior to the Effective Time, by (ii) the Solstice Exchange Ratio, which Assumed Company Option shall have an exercise price per share of Company Common Stock equal to the quotient (rounded up to the nearest whole cent) obtained by dividing (x) the exercise price per share of Solstice Company Stock of such Solstice Option as of immediately prior to the Effective Time by (y) the Solstice Exchange Ratio.  Each Assumed Company Option shall otherwise continue to have, and be subject to, the same terms and conditions (including the vesting arrangements and other terms

27

and conditions set forth in the applicable Solstice Stock Plan and the Solstice Option award agreement thereunder) as are in effect immediately prior to the Effective Time, except that the Company or the Board of Directors or Compensation Committee of the Company, as applicable, shall have any and all amendment and administrative authority with respect to such Assumed Company Option (subject, in the case of any amendment, to the required consent, if any, of the affected holder of such Assumed Company Option).   The assumption of the Assumed Company Options pursuant to this 3.3(a) shall be undertaken in accordance with Sections 409A and 424 of the Code and the applicable Treasury Regulations thereunder.

(b)                                 Effective as of immediately prior to the Effective Time, (i) each Solstice RSU that is then vested, by its terms (after taking into account any vesting of the Solstice RSU that occurs by reason of the Transactions), will have been settled in shares of Solstice Common Stock and (ii) each Solstice RSU that is not then vested, by its terms (after taking into account any vesting of the Solstice RSU that occurs by reason of the Transactions), as a result of the consummation of the Transactions and settled in shares of Solstice Common Stock shall, at the Effective Time, be assumed by the Company and shall be converted into a new award of restricted stock units of the Company (“Assumed Company RSUs”) covering a number of shares of Company Common Stock equal to the product (rounded down to the nearest whole share) of (i) the total number of shares of Solstice Common Stock then underlying such Solstice RSU award multiplied by (ii) the Solstice Exchange Ratio.  Subject to the following sentence, each Assumed Company RSU shall otherwise continue to have, and be subject to, the same terms and conditions (including the vesting arrangements (and accelerated vesting arrangements) and other terms and conditions set forth in the applicable Solstice Stock Plan, the Solstice RSU award agreement thereunder and any other Solstice Plan set forth on Schedule 4.11(a) governing such Solstice RSU) as are in effect immediately prior to the Effective Time, except that the Company or the Board of Directors or Compensation Committee of the Company, as applicable, shall have any and all amendment and administrative authority with respect to such Assumed Company RSUs (subject, in the case of any amendment, to the required consent, if any, of the affected holder of such Assumed Company RSU).

(c)                                  Effective as of immediately prior to the Effective Time, each Solstice Restricted Share that will not be vested, by its terms (after taking into account any vesting of the Solstice Restricted Share that occurs by reason of the Transactions), as a result of the consummation of the Transactions shall, at the Effective Time, be converted into Company Common Stock pursuant to Section 3.1(a)(ii) and shall otherwise continue to have, and be subject to, the same terms and conditions (including the forfeiture and repurchase restrictions set forth in the applicable Solstice Stock Plan, Solstice Restricted Share award agreement thereunder and any other Solstice Plan set forth on Schedule 4.11(a) governing such Solstice Restricted Share) as are in effect immediately prior to the Effective Time, except that the Company or the Board of Directors or Compensation Committee of the Company, as applicable, shall have any and all amendment and administrative authority with respect to such terms and conditions (subject, in the case of any amendment, to the required consent of the affected holder thereof).

(d)                                 As soon as practicable following the execution of this Agreement, Solstice shall mail to each Person who is a holder of Solstice Options, Solstice Restricted Shares or Solstice RSUs a letter describing the treatment of and payment for such equity awards pursuant to this Section 3.3. On the Option Vesting Date, Solstice shall further notify each holder of a

28

Solstice Option, other than Assumed Company Options, regarding the treatment of his or her Solstice Option set forth in Section 3.3(a) in accordance with the terms and conditions of the applicable Solstice Stock Plan. The forms of such letter shall be provided to Glass for review and comment at least five (5) Business Days prior to distribution and Solstice shall reflect all reasonable comments of Glass thereon to the extent provided within three (3) Business Days following the receipt by Glass of such forms. Solstice acknowledges and agrees that, except as set forth in Sections 3.3(a) through (c), no Solstice Options, Solstice Restricted Shares or Solstice RSUs will be assumed by the Company or otherwise remain outstanding following the Effective Time.

(e)                                  The parties may agree to treat equity compensation held by Solstice employees subject to non-U.S. law in a manner other than that contemplated above in this Section 3.3 to the extent necessary or appropriate to take into account applicable non-U.S. law or Tax or employment considerations.

(f)                                   If the Effective Time occurs on or before the “Purchase Date” relating to the applicable “Offering Period” in effect as of the date of this Agreement (the “Signing Offering Period”) (as such terms are defined in the Solstice ESPP) and there are options granted under the Solstice ESPP (the “ESPP Options”) then outstanding with respect to the Signing Offering Period, the Board of Directors of Solstice shall, prior to the Effective Time, take such actions as are necessary or appropriate to provide for a New Purchase Date (as defined in the Solstice ESPP) for the Signing Offering Period in accordance with Section 18.2 of the Solstice ESPP.  Each holder of an ESPP Option will receive notice of the New Purchase Date, and each ESPP Option shall be automatically exercised on the New Purchase Date, pursuant to the terms of Section 18.2 of the Solstice ESPP.  If the Effective Time occurs after the Exercise Date relating to the Signing Offering Period, the Board of Directors of Solstice shall timely suspend the Solstice ESPP as of immediately following the Exercise Date relating to the Signing Offering Period.  All shares of Solstice Common Stock due upon exercise of ESPP Options will be issued prior to the Effective Time and no ESPP Options will be outstanding as of the Effective Time.

3.4                               Adjustment of Exchange Ratios.  If any of the Company, Solstice, Glass, GB and GB II changes the number of shares of capital stock or shares, as applicable, issued and outstanding as a result of a stock split, reverse stock split, stock dividend, recapitalization, reclassification, combination or exchange of shares or other similar transaction, in each case only to the extent permitted by Section 6.1 or Section 6.2, and the record date for such an event is on or subsequent to the date of this Agreement but prior to the Effective Time, the Solstice Exchange Ratio, the GB Exchange Ratio, the GB II Exchange Ratio and the number of shares of Company Common Stock issuable pursuant to each of the Mergers, and other items dependent thereon, shall be appropriately adjusted to provide the holders of capital stock of Solstice, GB GB II and Glass Members, as the case may be, the same economic effect as contemplated by this Agreement prior to such event.

3.5                               Rule 16b-3 Approval.  Prior to the Effective Time, Solstice and the Company, and their respective Boards of Directors or committees thereof, shall take all actions necessary or appropriate to cause any dispositions of Solstice Common Stock (including derivative securities with respect to Solstice Common Stock) or acquisitions of Company Common Stock (including derivative securities with respect to Company Common Stock) resulting from the Transactions

29

by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act to be exempt from Section 16(b) of the Exchange Act under Rule 16b-3 promulgated under the Exchange Act in accordance with the terms and conditions set forth in no-action letters issued by the SEC in similar transactions.

3.6                               Withholding.  Each of the Surviving Entities, Glass, Solstice, the Company, any Subsidiary thereof and the Exchange Agent shall be entitled to deduct and withhold from amounts otherwise payable by it under this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax law, and to collect any necessary Tax forms, including Forms W-8 or W-9, as applicable, or any similar information, from holders of Solstice Common Stock, Glass Stockholders, OEP Glass Members and any other recipients of payments hereunder.  In the event that any amount is so deducted and withheld, and properly remitted, such amount will be treated for all purposes of this Agreement as having been paid to the Person to whom the payment from which such amount was withheld was made.

3.7                               Appraisal Rights.

(a)                                 In accordance with Section 262 of the DGCL, no appraisal rights shall be available to holders of any shares of Solstice Common Stock in connection with the Solstice Merger.

(b)                                 Notwithstanding anything to the contrary contained in this Agreement, Dissenting Shares and Dissenting Cayman Shares shall not be converted into or represent the right to receive any consideration in accordance with Section 3.1(b)(ii), Section 3.1(c)(ii) or Section 3.1(d)(ii) but shall be entitled only to such rights as are granted by the applicable Appraisal Statute to a holder of Dissenting Shares or Dissenting Cayman Shares.

(c)                                  If any Dissenting Shares or Dissenting Cayman Shares shall lose their status as such (through failure to perfect or otherwise), then, as of the later of the Effective Time or the date of loss of such status, such shares shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the consideration otherwise payable in respect thereof pursuant to this Agreement, without interest thereon, upon surrender of the Certificate formerly representing such shares and shall not thereafter be deemed to be Dissenting Shares or Dissenting Cayman Shares, as the case may be.

(d)                                 Each Glass Party shall give Solstice (i) prompt notice of any written demand for appraisal received by any Glass Party pursuant to the applicable Appraisal Statute, any withdrawal of any such demand and any other demand, notice or instrument delivered to any Glass Party prior to the Effective Time pursuant to the applicable Appraisal Statute that relates to such demand and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument.  No Glass Party shall settle or make any payment or settlement offer prior to the Effective Time with respect to any such demand, notice or instrument unless Solstice shall have given its written consent to such settlement, payment or settlement offer.

30

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE SOLSTICE PARTIES

Except (a) as set forth in the applicable section of the disclosure letter delivered by Solstice to Glass on the date of this Agreement (the “Solstice Disclosure Letter”) (it being agreed that any information disclosed in a section of the Solstice Disclosure Letter with respect to a corresponding Section of this Agreement shall be deemed to have been disclosed with respect to any other Section of this Agreement to the extent the applicability thereto is reasonably apparent from the face of the disclosure), or (b) other than with respect to Sections 4.1 and 4.3, as disclosed in the Solstice Reports (excluding the exhibits thereto) filed by Solstice with the SEC between December 31, 2014 and the date three (3) Business Days prior to the date hereof (other than in any “risk factor” section of the Solstice Reports, any disclosures in any section of the Solstice Reports designated as relating to forward-looking statements or any other disclosures included therein to the extent they are primarily predictive, cautionary or forward-looking in nature), the Solstice Parties, jointly and severally, hereby represent and warrant to the Glass Parties as follows:

4.1                               Existence; Good Standing; Corporate Authority.  Each Solstice Party is an entity duly organized, validly existing and in good standing under the laws of the State of Delaware.  Each Solstice Party is duly qualified to do business as a foreign entity and is in good standing under the laws of any jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary (to the extent the “good standing” concept is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Solstice Material Adverse Effect.  Each Solstice Party has all requisite corporate (or comparable) power and authority to own, operate and lease its properties and to carry on its business as now conducted.  The copies of the certificates of incorporation and by-laws (or comparable governing documents) of each Solstice Party previously made available to Glass are true and correct and contain all amendments as of the date hereof.

4.2                               Authorization, Validity and Effect of Agreements.  Each Solstice Party has the requisite corporate (or comparable) power and authority to execute and deliver this Agreement and all other agreements and documents contemplated hereby to which it is or will be a party.  The consummation by each Solstice Party of the Transactions has been duly authorized by all requisite corporate (or comparable) action on the part of such Solstice Party, other than (a) in the case of Solstice, (i) the adoption of this Agreement and approval of the Solstice Merger by the holders of a majority of the outstanding shares of Solstice Common Stock entitled to vote thereon at a stockholders’ meeting duly called and held for such purpose and (ii) if applicable, the approval by Solstice’s stockholders of the issuance of shares of Company Common Stock pursuant to the Transactions and any proposal related to the Solstice Merger that is required pursuant to Rule 14a-4(b) promulgated under the Exchange Act to be presented separately to such stockholders for approval or to be submitted to stockholders of Solstice pursuant to applicable NASDAQ rules in connection with the Transactions (any such proposals, the “Solstice Merger-Related Proposals”) by the affirmative vote of a majority of shares present in person or represented by proxy at a meeting duly called and held for such purpose and entitled to vote on such matters shall be the act of the stockholders (clauses (i) and (ii) together, the

31

“Required Solstice Stockholder Approval”) and (b) in the case of Solstice Merger Sub, the adoption of this Agreement and the approval of the Solstice Merger by the Company, as Solstice Merger Sub’s sole stockholder, which will be obtained by written consent and delivered to Glass immediately after the execution of this Agreement (the “Required Solstice Merger Sub Stockholder Approval”).  This Agreement constitutes the valid and legally binding obligation of each Solstice Party, enforceable against such Solstice Party in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights and general principles of equity.

4.3                               Capitalization.

(a)                                 The authorized capital stock of Solstice consists of 120,000,000 shares of Solstice Common Stock, and 5,000,000 shares of Solstice Preferred Stock.  As of May 19, 2017, (i) there were 51,586,663 shares of Solstice Common Stock (including 2,058,354 Solstice Restricted Shares) issued and outstanding and no shares of Solstice Preferred Stock issued and outstanding, (ii) 5,445,878 shares of Solstice Common Stock were reserved for issuance upon exercise of outstanding Solstice Options, and (iii) 328,605 shares of Solstice Common Stock were reserved for issuance upon settlement of outstanding Solstice Restricted Stock Units, comprised of time-based Solstice Restricted Stock Units and performance-based Solstice Restricted Stock Units, with the issuance of shares of Solstice Common Stock pursuant to outstanding performance-based Solstice Restricted Stock Units, dependent upon the satisfaction of certain market conditions for the current and subsequent fiscal years.  All issued and outstanding shares of Solstice Common Stock (A) are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, (B) were not issued in violation of the terms of any agreement or other understanding binding upon Solstice and (C) were issued in compliance with the certificate of incorporation and by-laws of Solstice and all applicable federal and state securities laws, rules and regulations.

(b)                                 There are no outstanding subscriptions, options, warrants, calls, convertible securities or other similar rights, agreements, plans or commitments relating to the issuance of capital stock or other equity interests to which Solstice or any of its Subsidiaries is a party obligating Solstice or any of its Subsidiaries to (i) issue, transfer or sell any shares of capital stock or other equity interests of Solstice or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, (ii) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement or arrangement or (iii) redeem or otherwise acquire any such shares of capital stock or other equity interests (including securities or obligations convertible into or exchangeable or exercisable for any shares of capital stock or other equity interests), other than pursuant to this Agreement.

(c)                                  There are no stockholder agreements, voting trusts or other agreements or understandings to which Solstice or any of its Subsidiaries is a party or, to Solstice’s knowledge, otherwise with respect to the voting of the capital stock or other equity interests of Solstice or any of its Subsidiaries.

(d)                                 A complete and correct list of all the outstanding Solstice Restricted Shares, Solstice Options, Solstice RSUs and any other awards granted under the Solstice Stock

32

Plans (including the grant date, the number of shares of Solstice Common Stock subject thereto, the exercise or purchase price (if any), the settlement date (if different than the vesting date(s)), the expiration date (if any) and any other individual terms not otherwise specified in the forms of award agreement) and the names of the holders thereof as of the date hereof has been made available to Glass.  Solstice has made available to Glass a copy of each Solstice Stock Plan and the forms of awards agreement for grants of awards thereunder (and, where not included in such forms, a description of the terms and conditions of vesting (including any acceleration upon an acquisition, change in control or similar transaction) for each outstanding award).  All outstanding Solstice Restricted Shares, Solstice Options and Solstice RSUs have been granted pursuant to individual award agreements in the forms of award agreements made available to Glass and/or filed as exhibits with the SEC.

(e)                                  The shares of Company Common Stock issuable pursuant to the Mergers, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and, assuming the accuracy of the representations and warranties of the Glass Stockholders and the OEP Glass Members in their respective Letters of Transmittal, will be issued in compliance with all applicable federal and state securities laws, rules and regulations.

4.4                               Significant Subsidiaries.  Each of Solstice’s Significant Subsidiaries is a corporation or limited liability company duly organized, validly existing and in good standing (where applicable) under the laws of its jurisdiction of incorporation or organization, has the corporate (or comparable) power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing (where applicable) in each jurisdiction in which the ownership, operation or lease of its property or the conduct of its business requires such qualification (to the extent the “good standing” concept is applicable in the case of any jurisdiction outside the United States), except for jurisdictions in which such failure to be so qualified or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Solstice Material Adverse Effect.  All of the outstanding shares of capital stock or other securities of, or other ownership interests in, each of Solstice’s Significant Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and are owned, directly or indirectly, by Solstice free and clear of all Liens.  There are no existing options, rights of first refusal, conversion rights, preemptive rights, calls, puts, commitments, arrangements or obligations of any character, including voting agreements, proxies or similar arrangements relating to the issued or unissued capital stock or other securities of, or other ownership interests in, any Subsidiary of Solstice.  Solstice does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity that directly or indirectly conducts any activity which is material to Solstice and its Subsidiaries taken as a whole.  The copies of Solstice’s Subsidiaries’ certificates of incorporation, by-laws and similar governing documents previously made available to Glass are true and correct and contain all amendments as of the date hereof.  Exhibit 21.1 to Solstice’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC prior to the date hereof sets forth for each Significant Subsidiary of Solstice, its name and jurisdiction of incorporation or organization.

33

4.5                               No Violation.  Neither Solstice nor any of its Subsidiaries is, or has received notice or is otherwise aware that it would be with the passage of time, in violation of any term, condition or provision of (a) the certificate of incorporation or by-laws of Solstice, (b) the certificate of incorporation, by-laws or comparable governing documents of any Subsidiary of Solstice, (c) any loan or credit agreement, note, bond, mortgage, indenture, Contract, agreement, joint venture, lease, license, franchise, Solstice Permit or other instrument or (d) any Applicable Law, except, in the case of matters described in clauses (c) or (d), as would not, individually or in the aggregate, reasonably be expected to have a Solstice Material Adverse Effect.  Solstice and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Authorities necessary for the lawful conduct of their respective businesses (the “Solstice Permits”), except where the failure so to hold would not, individually or in the aggregate, reasonably be expected to have a Solstice Material Adverse Effect.  Solstice and its Subsidiaries are in compliance with the terms of the Solstice Permits, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to have a Solstice Material Adverse Effect.  No investigation by any Governmental Authority with respect to Solstice or any of its Subsidiaries is pending or, to the knowledge of Solstice, threatened, other than those the outcome of which would not, individually or in the aggregate, reasonably be expected to have a Solstice Material Adverse Effect.

4.6                               No Conflict.

(a)                                 Neither the execution and delivery by any Solstice Party of this Agreement nor the consummation by such Solstice Party of the Transactions in accordance with the terms hereof will: (i) conflict with or result in a breach of any provisions of or create any rights in favor of any other party under the certificate of incorporation or by-laws of Solstice; (ii) conflict with or result in a breach of any provisions of or create any rights in favor of any other party under the certificate of incorporation, by-laws or similar governing documents of any Subsidiary of Solstice; (iii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties of Solstice or its Subsidiaries under, or result in being declared void, voidable, or without further binding effect, or otherwise result in a detriment to Solstice or any of its Subsidiaries under any of the terms, conditions or provisions of, any loan or credit agreement, note, bond, mortgage, indenture, deed of trust, license, franchise, Solstice Permit, lease, Contract, agreement, joint venture or other instrument or obligation to which Solstice or any of its Subsidiaries is a party, or by which Solstice or any of its Subsidiaries or any of their properties is bound or affected; or (iv) contravene or conflict with or constitute a violation of any provision of any Applicable Laws, except, in the case of matters described in clauses (iii) or (iv), as would not, individually or in the aggregate, reasonably be expected to have a Solstice Material Adverse Effect and except in the case of clause (iv) for the matters described in clauses (i) and (ii) of Section 4.6(b) below.

(b)                                 Neither the execution and delivery by any Solstice Party of this Agreement nor the consummation by such Solstice Party of the Transactions in accordance with the terms hereof will require any consent, approval or authorization of, or filing or registration with, any Governmental Authority, other than (i) the filings provided for in Article 2 and (ii)

34

filings, consents, approvals and authorization required under applicable Antitrust Laws, the Exchange Act, the Securities Act or other applicable U.S. state securities and “blue sky” laws or the rules of NASDAQ ((i) and (ii) collectively, the “Solstice Regulatory Filings”), and listing on NASDAQ of the Company Common Stock to be issued pursuant to the Mergers, or pursuant to stock options or convertible or exchangeable securities of Solstice or Glass, except for any consent, approval or authorization the failure of which to obtain and for any filing or registration the failure of which to make would not prevent or materially delay the consummation of the Mergers or otherwise prevent Solstice from performing its obligations under this Agreement and would not, individually or in the aggregate, reasonably be expected to have a Solstice Material Adverse Effect.

(c)                                  Other than as contemplated by Section 4.6(b) and except for the Required Solstice Stockholder Approval and the Required Solstice Merger Sub Stockholder Approval, no consents, assignments, waivers, authorizations or other certificates are necessary in connection with the Transactions to provide for the continuation in full force and effect of all of the Solstice Material Contracts or for any Solstice Party to consummate the Transactions, except where the failure to receive such consents, assignments, waivers, authorizations or other certificates would not, individually or in the aggregate, reasonably be expected to have a Solstice Material Adverse Effect.

4.7                               SEC Documents.

(a)                                 Since December 31, 2014, Solstice has filed all forms, reports and documents with the SEC that have been required to be filed by it under Applicable Laws prior to the date hereof, and Solstice will timely file prior to the Effective Time all forms, reports and documents with the SEC that are required to be filed by it under Applicable Laws prior to such time (all such forms, reports and documents, together with all exhibits and schedules thereto, the “Solstice Reports”).  Each of the consolidated balance sheets included in or incorporated by reference into the Solstice Reports (including related notes and schedules) complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly presents in all material respects the consolidated financial position of Solstice and its Subsidiaries (or such entities as indicated in such balance sheet) as of its date, and each of the consolidated statements of operations, cash flows and changes in stockholders’ equity included in or incorporated by reference into the Solstice Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, cash flows or changes in stockholders’ equity, as the case may be, of Solstice and its Subsidiaries (or such entities as indicated in such balance sheet) for the periods set forth therein (subject, in the case of unaudited statements, to (x) such exceptions as may be permitted by Form 10-Q of the SEC and (y) normal, recurring year-end audit adjustments which are not material in the aggregate), in each case in accordance with U.S. generally accepted accounting principles (“GAAP”) consistently applied during the periods involved, except as may be noted therein. Except as and to the extent set forth on the consolidated balance sheet of Solstice and its Subsidiaries included in the most recent Solstice Report filed prior to the date of this Agreement that includes such a balance sheet, including all notes thereto, neither Solstice nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a consolidated balance sheet of Solstice or in the notes thereto prepared in accordance with

35

GAAP consistently applied, other than liabilities or obligations that may have arisen in the ordinary course of business since the date of such most recent Solstice Report and which are not and would not, individually or in the aggregate, reasonably be expected to have a Solstice Material Adverse Effect.

(b)                                 As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of the last such amendment or superseding filing) (i) each Solstice Report complied, or will comply, as the case may be, as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and the Dodd-Frank Act of 2010, as the case may be, and the applicable rules and regulations promulgated thereunder, each as in effect on the date such Solstice Report was or will be filed, and (ii) each Solstice Report did not, and will not, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  True and correct copies of all Solstice Reports filed prior to the date hereof have been furnished to Glass or are publicly available in the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC.  Solstice has made available to Glass complete and correct copies of all material correspondence between the SEC, on the one hand, and Solstice, on the other hand, occurring since December 31, 2014.  As of the date hereof, there are no material outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the Solstice Reports.  To the knowledge of Solstice, as of the date hereof, none of the Solstice Reports is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation. None of Solstice’s Subsidiaries is required to file any forms, reports, registrations, statements or other documents with the SEC.  No executive officer of Solstice has failed to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act with respect to any Solstice Report, except as disclosed in certifications filed with the Solstice Reports.  Neither Solstice nor any of its executive officers has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.  Except as previously disclosed in the Solstice Reports since the enactment of the Sarbanes-Oxley Act, Solstice and each of its officers and, to the knowledge of Solstice, each of its directors, have been and are in compliance in all material respects with (A) the applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder and (B) the applicable listing and corporate governance rules and regulations of NASDAQ.

4.8                               Litigation.  There are no actions, suits or proceedings pending against Solstice or any of its Subsidiaries or, to Solstice’s knowledge, threatened against Solstice or any of its Subsidiaries, at law or in equity, or before or by any Governmental Authority, that would reasonably be expected to have, individually or in the aggregate, a Solstice Material Adverse Effect.  There are no outstanding judgments, decrees, injunctions, awards or orders against Solstice or any of its Subsidiaries except as would not, individually or in the aggregate, reasonably be expected to have a Solstice Material Adverse Effect.

4.9                               Absence of Certain Changes.  Since December 31, 2016, each of Solstice and its Subsidiaries has conducted their business according to their usual, regular and ordinary course consistent with past practice and there has not been any event that has had or would be reasonably expected to have, individually or in the aggregate, a Solstice Material Adverse Effect.

36

Without limiting the generality of the foregoing, since December 31, 2016, neither Solstice nor any of its Subsidiaries has taken any action (or has failed to take any action) that would require the consent of Glass under Section 6.1 if taken (or failed to be taken) after the date of this Agreement and prior to the Effective Time.

4.10                        Taxes.

(a)                                 Each of Solstice and its Subsidiaries is classified as set forth in Section 4.10(a) of the Solstice Disclosure Letter for all U.S. federal and applicable state income Tax purposes.

(b)                                 Each of Solstice and its Subsidiaries has properly filed on a timely basis all material Tax Returns that it was required to file, and all such Tax Returns are true, correct and complete in all material respects.  Except as would not reasonably be expected to have, individually or in the aggregate, a Solstice Material Adverse Effect, each of Solstice and its Subsidiaries has paid on a timely basis all Taxes, whether or not shown on any Tax Return, that were due and payable.  Except as would not reasonably be expected to have, individually or in the aggregate, a Solstice Material Adverse Effect, the unpaid Taxes of Solstice and each of its Subsidiaries (A) for taxable periods through the date of the most recent balance sheet included in the financial statements included in the Solstice Reports do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the most recent balance sheet included in the financial statements included in the Solstice Reports and (B) for taxable periods through the Closing Date, will not exceed the reserve as adjusted for the passage of time through the Closing Date in accordance with GAAP.  All material unpaid Taxes of Solstice and each of its Subsidiaries for all taxable periods commencing after the date of the most recent balance sheet included in the financial statements included in the Solstice Reports arose in the ordinary course of business.

(c)                                  All material Taxes that Solstice or any of its Subsidiaries is or was required by Applicable Law to withhold or collect have been duly withheld or collected and, to the extent required, have been properly paid to the appropriate Governmental Authority, and each of Solstice and any of its Subsidiaries has complied with all information reporting and backup withholding requirements in all material respects, including the maintenance of required records with respect thereto, in connection with amounts paid to any employee, independent contractor, creditor, or other third party.

(d)                                 Neither Solstice nor any of its Subsidiaries is or has ever been a member of an affiliated group with which it has filed (or been required to file) consolidated, combined, unitary or similar Tax Returns, other than a group of which the common parent is Solstice.  With the exceptions of customary commercial leases or contracts that are not primarily related to Taxes entered into in the ordinary course of business and liabilities thereunder, neither Solstice nor any of its Subsidiaries (i) has any material liability under Treasury Regulation Section 1.1502-6 (or any comparable or similar provision of federal, state, local or foreign law), as a transferee or successor, pursuant to any contractual obligation, or otherwise for any Taxes of any Person other than Solstice or any of its Subsidiaries, or (ii) is a party to or bound by any material Tax indemnity, Tax sharing, Tax allocation or similar agreement.

37

(e)                                  Solstice has made available to Glass (i) complete and correct copies of all private letter rulings, material closing agreements, material settlement agreements, pending ruling requests and any similar documents submitted by, received by, or agreed to by or on behalf of Solstice or any of its Subsidiaries relating to Taxes for all taxable periods ending on or after December 31, 2011, and (ii) complete and correct copies of all material agreements, rulings, settlements or other Tax documents with or from any Governmental Authority relating to Tax incentives of Solstice or any of its Subsidiaries.

(f)                                   No examination, suit, proceeding, investigation or audit or other similar action of or relating to any material Tax Return of Solstice or any of its Subsidiaries by any Governmental Authority is currently in progress or, to the knowledge of Solstice, threatened or contemplated.  No deficiencies for material Taxes of Solstice or any of its Subsidiaries have been claimed, proposed or assessed in writing by any Governmental Authority.  Neither Solstice nor any of its Subsidiaries has been informed in writing by any jurisdiction in which Solstice or any Subsidiary does not file a Tax Return that the jurisdiction believes that Solstice or any of its Subsidiaries was required to file any Tax Return that was not filed or is subject to Tax in such jurisdiction with respect to Taxes that would be the subject of such Tax Return.  Neither Solstice nor any of its Subsidiaries has (i) waived any statute of limitations with respect to Taxes or agreed to extend the period for assessment or collection of any Taxes, which waiver or extension is still in effect, (ii) requested any extension of time within which to file any Tax Return, which Tax Return has not yet been filed, or (iii) executed or filed any power of attorney with any taxing authority, which is still in effect.

(g)                                  Neither Solstice nor any of its Subsidiaries has made any payment, is obligated to make any payment, or is a party to any agreement, contract, arrangement or plan that could obligate it to make any payment that may be treated as an “excess parachute payment” under Section 280G of the Code (without regard to Sections 280G(b)(4) and 280G(b)(5) of the Code) in connection with the Transactions.

(h)                                 Neither Solstice nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (i) any adjustments under Section 481 of the Code (or any similar adjustments under any provision of the Code or the corresponding foreign, state or local Tax law) due to a change in method of accounting made prior to Closing, (ii) deferred intercompany gain or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding provision of state, local or foreign Tax law) that arose prior to Closing, (iii) closing agreement as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax law) executed prior to the Closing, (iv) installment sale or open transaction disposition made prior to the Closing, (v) prepaid amount received prior to the Closing, or (vi) any election made pursuant to Section 108(i) of the Code prior to the Closing.

(i)                                     Neither Solstice nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code.

38

(j)                                    Neither Solstice nor any of its Subsidiaries (nor any of their predecessors) has distributed to its stockholders or security holders stock or securities of a controlled corporation, nor has stock or securities of Solstice or any of its Subsidiaries been distributed, in a transaction to which Section 355 or Section 361 of the Code applies in the two years prior to the date of this Agreement.

(k)                                 There are no material liens or other encumbrances with respect to Taxes upon any of the assets of Solstice or any of its Subsidiaries, other than with respect to Taxes not yet due and payable.

(l)                                     Neither Solstice nor any of its Subsidiaries is a stockholder in a “passive foreign investment company” within the meaning of Section 1297 of the Code.

(m)                             Neither Solstice nor any of its Subsidiaries has engaged in a “reportable transaction” as set forth in Treasury Regulation Section 1.6011-4(b) or a “listed transaction” as set forth in Treasury Regulation Section 301.6111-2(b)(2) or any analogous provision of state or local law.  Each of Solstice and its Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

(n)                                 Neither Solstice nor any of its Subsidiaries has taken any action, has failed to take any action, or knows of any fact or circumstance that, in each case, could reasonably be expected to prevent (a) the Solstice Merger from qualifying as a reorganization under Section 368(a) of the Code or as a transaction that, taken together with the other Mergers, qualifies as a transfer of property to the Company described in Section 351 of the Code; or (b) the Cayman Merger, taken together with the other Mergers, from qualifying as a transfer of property to the Company described in Section 351 of the Code.  Neither Solstice nor any of its Subsidiaries has any plan or intention to cause or permit the Company to liquidate, merge, transfer all or substantially all of the assets of, or otherwise dissolve Solstice Surviving Corporation, Glass Surviving Corporation or GB Surviving Entity.

4.11                        Employee Benefit Plans.

(a)                                 Section 4.11(a) of the Solstice Disclosure Letter sets forth a list of each material Solstice Plan. “Solstice Plans” means all employee or director benefit plans, programs, policies, agreements or other arrangements, including any employee welfare plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (in each case whether or not such plan is subject to ERISA), any employment, individual consulting or other compensation agreements and any bonus, incentive, equity or equity-based compensation, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control, retirement, salary continuation, disability plan, health or life insurance or fringe benefit plan, program or agreement, in each case that are sponsored, maintained or contributed to by Solstice or any of its Subsidiaries for the benefit of current or former employees, directors or consultants of Solstice or its Subsidiaries or to which Solstice or any of its Subsidiaries has any obligation or liability (contingent or otherwise), directly or through ERISA Affiliates; provided, however, that Solstice Plans shall not include any Solstice Foreign Plan or any “multiemployer plan” within the meaning of Section 4001(a)(3)

39

of ERISA (a “Multiemployer Plan”). For purposes of this Agreement, (x) individual employment offer letters, employment agreements, severance arrangements or other individually negotiated compensation arrangements shall be deemed to be “material” Solstice Plans only if they are not terminable on less than 60 days’ notice or they require payment of severance payments in excess of $50,000 upon any termination of employment and (y) the term “Solstice Foreign Plan” shall refer to each material plan, program or Contract that is subject to or governed by the laws of any jurisdiction other than the United States, and which would have been treated as a Solstice Plan had it been a United States plan, program or Contract. With respect to each material Solstice Plan, Solstice has made available to Glass a true, correct and complete copy of the following (where applicable): (i) each writing constituting a part of such Solstice Plan, including all plan documents, trust agreements, and other funding vehicles; (ii) the most recent annual report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description and any material modifications thereto, if any; (iv) the most recent annual financial report, if any; (v) the most recent actuarial report, if any, and (vi) the most recent determination, opinion or advisory letter from the Internal Revenue Service, if any. Solstice has provided a copy of each material Solstice Foreign Plan or summaries of the material terms thereof.

(b)                                 With respect to each Solstice Plan that is intended to be a “qualified plan” within the meaning of Section 401(a) of the Code (“Qualified Solstice Plans”), the Internal Revenue Service has issued a favorable determination, opinion, or advisory letter with respect to such Qualified Solstice Plan and the related trust that has not been revoked, and to the knowledge of Solstice, no circumstances exist and no events have occurred that would reasonably be expected to adversely affect the qualified status of any Qualified Solstice Plan or the related trust.

(c)                                  All material contributions required to be made to any Solstice Plan by Applicable Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Solstice Plan, before the date of this Agreement, have been made or paid in full in all material respects on or before the final due date thereof.

(d)                                 Solstice and its Subsidiaries have complied, and to the knowledge of Solstice are now in compliance, in all material respects, with all provisions of ERISA, the Code and all laws and regulations applicable to the Solstice Plans.  To the knowledge of Solstice, each Solstice Plan has been operated in material compliance with its terms.  Neither Solstice nor any of its ERISA Affiliates maintains, contributes to, or has or has had any liability with respect to any employee benefit plan subject to Title IV or Section 302 of ERISA (including any Multiemployer Plan).  No Solstice Plan subject to ERISA holds securities issued by Solstice, any of its Subsidiaries, or its ERISA Affiliates.

(e)                                  Except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA or in connection with and during a limited period in which severance is paid (not to exceed two years), neither Solstice nor any of its Subsidiaries has promised or provided life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof.

40

(f)                                   Neither the execution and delivery of this Agreement, stockholder approval of the Transactions, nor the consummation of the Transactions, either alone or in combination with another event, will result in, cause the accelerated vesting, funding of any amounts to a rabbi trust or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer, director or consultant of Solstice or any of its Subsidiaries. Neither Solstice nor any of its Subsidiaries is a party to, nor is Solstice or any of its Subsidiaries otherwise obligated under, any plan, policy, agreement or arrangement that provides for the gross-up or reimbursement of Taxes imposed under Section 409A or 4999 of the Code (or any corresponding provisions of state or local Applicable Law relating to Tax).

(g)                                  There are no pending or to the knowledge of Solstice threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against the Solstice Plans or any Solstice Foreign Plan, any fiduciaries thereof with respect to their duties to the Solstice Plans or the assets of any of the trusts under any of the Solstice Plans which would reasonably be expected to result in any material liability of Solstice or any of its Subsidiaries to any Solstice Plan, the United States Department of Treasury, the United States Department of Labor, or any current or former participants of such Solstice Plans.

(h)                                 Each Solstice Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A(d)(1) or 457A of the Code and any award thereunder, in each case that is subject to Section 409A or 457A of the Code, has been operated in compliance in all material respects with Section 409A and, where applicable, 457A of the Code.

(i)                                     All material Solstice Foreign Plans subject to the laws of any jurisdiction outside of the United States (i) have been maintained in all material respects in accordance with all applicable legal requirements; (ii) if they are intended to qualify for special tax treatment meet all requirements for such treatment in all material respects; and (iii) if they are required to be funded and/or book-reserved are so funded and/or book reserved, as applicable, in all material respects.

4.12                        Labor Matters.

(a)                                 Neither Solstice nor any of its Subsidiaries is a party to, or bound by, or as of the date of this Agreement negotiating, any collective bargaining agreement, labor union Contract, or trade union agreement (each a “Collective Bargaining Agreement”), nor are the employees of Solstice and its Subsidiaries covered by any works council, employee representative agreement or information or consultation agreement. There is no material labor strike, slowdown, work stoppage or lockout pending or, to the knowledge of Solstice, threatened against Solstice or any of its Subsidiaries, and neither Solstice nor any of its Subsidiaries has experienced any material labor dispute since December 31, 2014. To the knowledge of Solstice, there are no material organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Solstice or any of its Subsidiaries, and there have not been any such material organizational efforts since December 31, 2014.

41

(b)                                 Except as would not reasonably be expected to have, individually or in the aggregate, a Solstice Material Adverse Effect, (i) since December 31, 2014, Solstice and its Subsidiaries have been in compliance with any (A) Applicable Law respecting employment and employment practices, terms and conditions of employment and wages and hours, including any such law respecting employment discrimination, employee classification, workers’ compensation, family and medical leave, the Immigration Reform and Control Act and occupational safety and health requirements, and (B) employment agreement or other agreement establishing terms of employment; and (ii) no claims, controversies, investigations, audits or suits are pending or, to the knowledge of Solstice, threatened in writing, with respect to such laws or agreements, either by private individuals or by Governmental Authorities.  Neither Solstice nor any of its Subsidiaries has incurred, and no circumstances exist under which either Solstice or any of its Subsidiaries is reasonably likely to incur, any material liability (contingent or otherwise) arising from the misclassification of employees as consultants or independent contractors, or from the misclassification of consultants or independent contractors as employees.

4.13                        Environmental Matters.  Except as would not, individually or in the aggregate, reasonably be expected to have a Solstice Material Adverse Effect: (a) Solstice and each of its Subsidiaries are and have been in compliance in all respects with all applicable Environmental Laws; (b) Solstice and each of its Subsidiaries have obtained all Environmental Permits necessary for their operations as currently conducted and are in compliance with all such Environmental Permits, have applied for issuance or reissuance of Environmental Permits in a timely fashion, and have no knowledge of any reason that would preclude renewal, issuance or reissuance of Environmental Permits; (c) there are no Environmental Claims pending or, to the knowledge of Solstice, threatened against Solstice or any of its Subsidiaries; (d) neither Solstice nor any of its Subsidiaries is party to any agreement, order, judgment, or decree by or with any Governmental Authority or third party imposing any liability or obligation on Solstice or any of its Subsidiaries under any Environmental Law; (e) neither Solstice nor any of its Subsidiaries has retained or assumed, either contractually or by operation of law, any liability or obligation that would reasonably be expected to form the basis of any Environmental Claim against, or any liability under any Environmental Law on, Solstice or any of its Subsidiaries; and (f) Solstice has made available to Glass copies of any environmental assessments, reports, audits, studies, analyses, tests or monitoring possessed by, or reasonably available to, Solstice or any of its Subsidiaries pertaining to compliance with, or liability under, Environmental Laws relating to Solstice or any of its Subsidiaries, the Solstice Facilities, any real property formerly owned, leased or operated by Solstice or any of its Subsidiaries.

4.14                        Intellectual Property.

(a)                                 Section 4.14(a) of the Solstice Disclosure Letter lists all Solstice Registrations, in each case, enumerating specifically the applicable filing or registration number, title, jurisdiction in which filing was made or from which registration issued, date of filing or issuance, as applicable.  To Solstice’s knowledge, all assignments of Solstice Registrations to Solstice or any of its Subsidiaries have been properly executed and recorded, except for such deficiencies as would not materially affect the enforceability thereof.  To Solstice’s knowledge, all issuance, renewal, maintenance and other payments that are or have become due with respect

42

to the Solstice Registrations have been timely paid by or on behalf of Solstice or the relevant Subsidiary.

(b)                                 To Solstice’s knowledge, no action or proceeding is pending or threatened in which any Person is challenging the validity, enforceability, registration, ownership, or use of any Solstice Registrations (excluding, for the avoidance of doubt, office actions issued by a Governmental Authority with respect to applications for Solstice Registrations).

(c)                                  There are no third party joint owners of any Solstice Registrations, and Solstice or one of its Subsidiaries is the sole and exclusive owner of all the Solstice Registrations.

(d)                                 Neither the execution and delivery by any Solstice Party of this Agreement nor the consummation by such Solstice Party of the Transactions in accordance with the terms hereof will result in the loss, termination, or impairment of any rights in the Solstice Intellectual Property, except as would not, individually or in the aggregate, reasonably be expected to have a Solstice Material Adverse Effect.

(e)                                  Solstice and its Subsidiaries have taken commercially reasonable measures to maintain in confidence and protect the proprietary nature of all material trade secrets and confidential information comprising a part of the Solstice Intellectual Property.  To Solstice’s knowledge, there has been no: (i) unauthorized disclosure of any third party proprietary or confidential information in the possession, custody or control of Solstice or any of its Subsidiaries, or (ii) breach of Solstice’s or any of its Subsidiaries’ security or information privacy procedures, in each case which, individually or in the aggregate, would reasonably be expected to have a Solstice Material Adverse Effect.

(f)                                   To Solstice’s knowledge, (i) neither Solstice nor any of its Subsidiaries is infringing, misappropriating, diluting, or otherwise violating any Intellectual Property of any third party, and (ii) no Person (including any current or former employee or consultant of Solstice or any of its Subsidiaries) is infringing, diluting, misappropriating, or otherwise violating any of the Solstice Owned Intellectual Property.  Section 4.14(f) of the Solstice Disclosure Letter lists any written complaint, claim or notice, or written threat of any of the foregoing (including any written notification that a license under any patent is or may be required), that, to Solstice’s knowledge, has been received by Solstice or any of its Subsidiaries in the past two (2) years alleging (or requesting or demanding indemnification for) any such infringement, violation or misappropriation of third party intellectual property.

(g)                                  Neither Solstice nor any of its Subsidiaries, nor any of their employees, has licensed, distributed or disclosed the source code, other than as required by Open Source Material license agreements, for any Software included in the products or services offered by Solstice or any of its Subsidiaries, or other confidential information constituting, embodied in or pertaining to such Software (collectively, “Solstice Source Code”) to any person, other than escrow agents and third party contractors engaged by or on behalf of Solstice or its Subsidiaries to develop, modify, maintain or otherwise work with the Solstice Source Code, which contractors are contractually obligated to maintain the confidentiality of the Solstice Source Code, and Solstice and its Subsidiaries have taken commercially reasonable physical and

43

electronic security measures to prevent disclosure of such Solstice Source Code.  To Solstice’s knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, nor will the consummation of the Transactions, result in the disclosure or release of Solstice Source Code by Solstice, any of its Subsidiaries or escrow agent(s) or any other person to any third party.

(h)                                 Other than commercially reasonable protections against unauthorized use, to Solstice’s knowledge, the products and services offered by Solstice or any of its Subsidiaries, and the Software and internal computer systems used by Solstice and its Subsidiaries do not contain any disabling device, virus, worm, back door, Trojan horse or other disruptive or malicious code that may or are intended to materially impair their intended performance or otherwise permit unauthorized access to, hamper, delete or damage any computer system, software, network or data.

(i)                                     Each employee of Solstice or any of its Subsidiaries and each independent contractor of Solstice or any of its Subsidiaries who has contributed to the development of material Intellectual Property on behalf of Solstice or any of its Subsidiaries has executed a valid and binding written agreement assigning such Intellectual Property to or otherwise vesting ownership of such Intellectual Property in Solstice or its relevant Subsidiary.  All of the agreements referenced in the preceding sentence will continue to be in full force and effect immediately following the Effective Time in accordance with the terms thereof as in effect immediately prior to the Effective Time.

(j)                                    To Solstice’s knowledge, no material support, funding, resources or assistance from any Governmental Authority has been received by Solstice or any of its Subsidiaries during the six years prior to the date of this Agreement in connection with the development, design, testing, modification, manufacture, use, sale, reproduction, marketing, distribution, support or maintenance of any of the products or services offered, or contemplated to be offered, by Solstice or any of its Subsidiaries.

4.15                        Title to Properties.

(a)                                 Neither Solstice nor any of its Subsidiaries owns any real property.

(b)                                 Solstice or one of its Subsidiaries has a good and valid leasehold interest in all real property leased or purported to be leased, or otherwise occupied or permitted to be occupied, by any Solstice Party or any of its Subsidiaries, whether as sublessor, tenant, subtenant or otherwise (the “Solstice Leased Real Property” and the lease, sublease or other occupancy agreement, the “Solstice Real Property Leases”).  Section 4.15(b) of the Solstice Disclosure Letter sets forth a complete and accurate list of all Solstice Leased Real Property, the location of the premises and each document comprising the Solstice Real Property Leases, including all amendments thereto and guarantees thereof.  No Solstice Party nor any Subsidiary thereof has assigned, transferred, conveyed, mortgaged, deeded in trust or otherwise encumbered any interest in the leasehold or subleasehold.  All Solstice Leased Real Property is supplied with utilities and other services necessary for the operation of said facilities as currently operated.  Each Solstice Real Property Lease is in full force and effect and will continue to be legal, valid,

44

binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing.

(c)                                  Solstice or one of its Subsidiaries owns or leases all of the material personal property reflected on the most recent balance sheet included in the financial statements included in the Solstice Reports, free and clear of all Liens, except to the extent disposed of in the ordinary course of business since the date of such balance sheet.  The Solstice Parties and their respective Subsidiaries have good and valid title to, or in the case of leased properties and assets, valid leasehold interests or other comparable contractual rights in, all material tangible properties and assets, real, personal and mixed, necessary for the conduct of their respective businesses, free and clear of all Liens.

(d)                                 To the knowledge of Solstice, the Solstice Leased Real Property and the equipment of Solstice and its Subsidiaries used in the operations of their respective businesses are (i) suitable for the uses to which they are currently employed, (ii) in good operating condition and repair, subject to normal wear and tear, (iii) regularly and properly maintained, (iv) not obsolete, dangerous or in need of renewal or replacement, except for renewal or replacement in the ordinary course of business, and (v) free from any material defects or deficiencies.

4.16                        Insurance.  Solstice and its Subsidiaries maintain insurance coverage reasonably adequate for the operation of their respective businesses (taking into account the cost and availability of such insurance).

4.17                        No Brokers.  Neither Solstice nor any Subsidiary thereof has entered into any Contract with any person which may result in the obligation of Solstice, the Company or any Subsidiary thereof or any Glass Party to pay any finder’s fees, brokerage or agent’s commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the Transactions, except that Solstice has retained Evercore Partners to provide financial advice with respect to the Transactions and to render the opinion referred to in Section 4.18.  Solstice’s arrangements with such investment banks have been disclosed in writing to Glass prior to the date hereof.

4.18                        Opinion of Financial Advisor.  The Board of Directors of Solstice has received the written opinion of Evercore Partners to the effect that, as of the date of this Agreement, the Solstice Exchange Ratio is fair, from a financial point of view, to the holders of shares of Solstice Common Stock, and the Total Consideration, taking into account a significant portion of such Total Consideration is in the form of Company Common Stock, is fair, from a financial point of view, to Solstice, a copy of which opinion will be made available to Glass promptly following receipt thereof.

4.19                        Solstice Board Recommendation.

(a)                                 The Board of Directors of Solstice has, and not subsequently rescinded or modified (except as expressly permitted hereunder): (i) approved this Agreement and the Transactions; (ii) determined that, as of the date of this Agreement, this Agreement and the Transactions, including the Solstice Merger, are in the best interests of the stockholders of Solstice and declared the advisability of this Agreement; and (iii) recommended that such

45

stockholders vote to adopt this Agreement and approve the Solstice Merger and the Solstice Merger-Related Proposals (the “Solstice Board Recommendation”) and directed that such matters be submitted for consideration by Solstice’s stockholders at a meeting of Solstice’s stockholders.

(b)                                 The Board of Directors of Solstice Merger Sub has: (i) approved this Agreement and the Transactions; (ii) determined that, as of the date of this Agreement, this Agreement and the Transactions, including the applicable Merger, are in the best interests of the Company, as the sole stockholder of such Merger Sub, and declared the advisability of this Agreement; and (iii) recommended that the Company, as sole stockholder of such Merger Sub, vote to adopt this Agreement and approve the applicable Merger and directed that such matters be submitted for approval by action by written consent of the Company, as sole stockholder of such Merger Sub.  The Company, in its capacity as the sole member of the Cayman Merger Sub, and in its capacity as the sole member of GB Merger Sub, has approved this Agreement.

4.20                        Vote Required.  The Required Solstice Stockholder Approval is the only vote of the holders of any class or series of Solstice capital stock necessary to approve this Agreement, the Solstice Merger and the Transactions.

4.21                        Certain Approvals.  Assuming the accuracy of the representations and warranties of the Glass Parties in Section 5.18, Solstice’s Board of Directors has taken any and all necessary and appropriate action to render inapplicable to this Agreement and the Transactions the provisions of Section 203 of the DGCL.  To the knowledge of Solstice, no other Takeover Law is applicable to this Agreement or any of the Transactions.  Solstice is not a party to any “stockholder rights plan” or similar anti-takeover plan or device.

4.22                        Relationships with Related Parties.

(a)                                 No officer or director of Solstice or any of its Subsidiaries or any Affiliate of any of the foregoing, (a) has any interest in any property (real, personal, or mixed and whether tangible or intangible), used in or pertaining to the business of Solstice or any of its Subsidiaries as currently conducted or contemplated to be conducted or (b) is a party to any Contract (except for Solstice Plans) with Solstice or any of its Subsidiaries, including with respect to compensation or remuneration to be paid to such officer or director or Affiliate in connection with this Agreement or the Transactions.

(b)                                 Neither Solstice nor any of its Subsidiaries is indebted, directly or indirectly, to any Person who is an Affiliate, officer or director of Solstice or any of its Subsidiaries in any amount whatsoever, other than for salaries for services rendered or reimbursable business expenses, nor is any such Affiliate, officer or director indebted to Solstice or any of its Subsidiaries, except for advances made to employees of Solstice or any of its Subsidiaries in the ordinary course of business consistent with past practice to meet reimbursable business expenses reasonably anticipated to be incurred by such obligor.

46

4.23                        Internal Controls.

(a)                                 Solstice and its Subsidiaries maintain disclosure controls and procedures (as such terms are defined in Rule 13a-15 under the Exchange Act) that satisfy the requirements of Rule 13a-15 under the Exchange Act. Such disclosure controls and procedures are effective to ensure that all material information (financial and non-financial) concerning Solstice (including its Subsidiaries) is made known on a timely basis to the chief executive officer and the chief financial officer of Solstice by others within those entities.  To the knowledge of Solstice, there has not been any fraud that involves management or other employees who have a significant role in Solstice’s internal controls over financial reporting.

(b)                                 Solstice maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15 under the Exchange Act) designed to provide reasonable assurance regarding the reliability of its financial reporting and the preparation of its financial statements for external purposes in accordance with GAAP, and includes policies and procedures that: (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect its transactions and dispositions of its assets; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of its financial statements in accordance with GAAP, and that its receipts and expenditures are being made only in accordance with authorizations of its management and directors; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of its assets that could have a material effect on its financial statements.

(c)                                  Since December 31, 2014, Solstice has not identified or been made aware of any significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect Solstice’s ability to record, process, summarize and report financial information of Solstice and its Subsidiaries on a consolidated basis.

(d)                                 Neither Solstice nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, partnership agreement or any similar Contract (including any Contract or arrangement relating to any transaction, arrangement or relationship between or among Solstice or any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand (such as any arrangement described in Section 303(a)(4) of Regulation S-K under the Securities Act)) where the purpose or effect of such arrangement is to avoid disclosure of any material transaction involving Solstice or any of its Subsidiaries in Solstice’s consolidated financial statements.

4.24                        Certain Contracts.

(a)                                 Section 4.24(a) of the Solstice Disclosure Letter sets forth, as of the date hereof, a complete and accurate list of all Solstice Material Contracts.  As used in this Agreement, “Solstice Material Contract” means (i) any Contract pursuant to which Solstice and its Subsidiaries is reasonably likely to spend, in the aggregate, more than $500,000  with respect to any such Contract during the current fiscal year or during the next fiscal year, (ii) any non-competition or other agreement that prohibits or otherwise restricts, in any material respect, Solstice or any of its Subsidiaries from freely engaging in any business material to Solstice and its Subsidiaries, taken as a whole, anywhere in the world, (iii) any Contract to which Solstice or

47

any of its Subsidiaries is a party involving research, development or the license of any Solstice Intellectual Property (other than non-exclusive licenses of Solstice Intellectual Property made in the ordinary course of business), (iv) any Contract to which Solstice or any of its Subsidiaries is a party granting a right of first refusal, or right of first offer or comparable right with respect to any material Solstice Intellectual Property, (v) any Contract to which Solstice or any of its Subsidiaries is a party relating to a material joint venture, partnership or other material arrangement involving a sharing of profits, losses, costs or liabilities with another person, (vi) any Contract which would be binding on an Affiliate of Solstice (other than one of its Subsidiaries) or any Glass Party or a controlled Affiliate of any Glass Party and (vii) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to Solstice and its Subsidiaries filed with the SEC on or following January 1, 2017  or included in the Exhibit Index filed with Solstice’s Form 10-K filed on the SEC’s EDGAR system on February 27, 2017.  Solstice has made available to Glass a complete and accurate copy of each Solstice Material Contract.  Each Solstice Material Contract is in full force and effect and is enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).  Neither Solstice nor any of its Subsidiaries nor, to Solstice’s knowledge, any other party to any Solstice Material Contract is in material violation of or in material default under (nor does there exist any condition, which, upon the passage of time or the giving of notice or both, would cause such a violation of or default under), nor will the consummation of the Transactions result in any material violation of or material default under (x) any loan or credit agreement, note, bond, mortgage or indenture to which it is a party or by which it or any of its properties or assets is bound or (y) any Solstice Material Contract.

(b)                                 Other than such agreements that Solstice has filed with or furnished to the SEC that are available in unredacted form on the SEC’s EDGAR system, Section 4.24(b) of the Solstice Disclosure Letter sets forth a complete and accurate list of each agreement to which Solstice or any of its Subsidiaries is a party or bound with any Affiliate of Solstice (other than any person that is a direct or indirect wholly-owned Subsidiary of Solstice).  Complete and accurate copies of all the agreements listed in Section 4.24(b) of the Solstice Disclosure Letter have heretofore been made available to Glass.  Neither Solstice nor any of its Subsidiaries has entered into any transaction with any Affiliate of Solstice or any of its Subsidiaries or any transaction that has not been included in any Solstice Reports filed prior to the date hereof and that would be subject to disclosure pursuant to Item 404 of Regulation S-K.

(c)                                  There is no non-competition or other similar agreement, commitment, judgment, injunction or order to which Solstice or any of its Subsidiaries is a party or is subject that has or would reasonably be expected to result in the effect of prohibiting or impairing the conduct of the business of Solstice or any of its Subsidiaries as currently conducted.  Neither Solstice nor any of its Subsidiaries has entered into (or is otherwise bound by) any agreement under which it is now, or following the Effective Time any Glass Party or any Affiliate of any Glass Party (including Solstice or any of its Subsidiaries) would be, restricted from selling, licensing or otherwise distributing any of their respective technology or products, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or any segment of the market or line of business, provided, that the

48

foregoing shall not include any obligations of any Glass Party or any of Affiliate of any Glass Party solely arising under agreements entered into prior to the Effective Time by any Glass Party or any of its Affiliates (excluding Solstice and its Subsidiaries).

(d)                                 Neither Solstice nor any of its Subsidiaries is a party to any agreement under which a third party would be entitled to receive a license or any other right to Intellectual Property of any Glass Party or any Affiliate of any Glass Party (excluding Solstice and its Subsidiaries) following the Closing, provided, that the foregoing shall not include any obligations of any Glass Party or any Affiliate of any Glass Party arising solely under agreements entered into prior to the Effective Time by any Glass Party or any Affiliate of any Glass Party (excluding Solstice and its Subsidiaries).

4.25                        Foreign Corrupt Practices Act.  Except for such matters as would not, individually or in the aggregate, reasonably be expected to have a Solstice Material Adverse Effect, as of the date of this Agreement:

(a)                                 In connection with Solstice’s and its Subsidiaries’ compliance with the Foreign Corrupt Practices Act, there have been no voluntary disclosures under the Foreign Corrupt Practices Act.

(b)                                 No Governmental Authority has notified Solstice or any of its Subsidiaries in writing of any actual or alleged violation or breach of the Foreign Corrupt Practices Act or any other similar Applicable Law.

(c)                                  Neither Solstice nor any of its Subsidiaries has undergone or is undergoing any audit, review, inspection, investigation, survey or examination of records, in each case conducted by a Governmental Authority and relating to Solstice’s or its Subsidiaries’ compliance with the Foreign Corrupt Practices Act or any other similar Applicable Law, and to Solstice’s knowledge, there is no basis for any such audit, review, inspection, investigation, survey or examination of records by a Governmental Authority.

(d)                                 Neither Solstice nor any of its Subsidiaries has been or is now under any administrative, civil or criminal charge or indictment or, to Solstice’s knowledge, investigation, alleging noncompliance with the Foreign Corrupt Practices Act or any other similar Applicable Law, nor, to Solstice’s knowledge, is there any basis for any such charge, indictment or investigation.

(e)                                  Neither Solstice nor any of its Subsidiaries has been or is now a party to any administrative or civil litigation alleging noncompliance with the Foreign Corrupt Practices Act or any other similar Applicable Law, nor, to Solstice’s knowledge, is there any basis for any such proceeding.

(f)                                   Neither Solstice nor any of its Subsidiaries, nor any of their Affiliates, directors, officers and employees nor any other Person acting on behalf of any of them has made any offer, payment, promise to pay, or authorization for the payment of any money, or any offer, gift, promise to give, or authorization of the giving of anything in value, which would cause Solstice or any of its Subsidiaries, or any of its or their Affiliates, directors, officers or

49

employees or any other Person acting on behalf of any of them, to have violated or be in violation of the Foreign Corrupt Practices Act or any other similar Applicable Law.

4.26                        Export Control.

(a)                                 Solstice and each of its Subsidiaries is and has been for the past five (5) years in material compliance with all Export Control Laws, including all applicable regulations pertaining to the disclosure of controlled technical information to foreign persons wherever located and/or the provision of access to such technical information by such foreign persons, and has maintained a program to facilitate such compliance, including training, technology assessment and classification, transaction screening, license compliance tracking, export clearance and recordkeeping measures.  Neither Solstice nor any of its Subsidiaries has received any notice from any person alleging that Solstice or any of its Subsidiaries is not in compliance with, or has liability under, such Export Control Laws.

(b)                                 Solstice and each of its Subsidiaries has obtained and complied in all material respects with all licenses, agreements, authorizations, license exceptions or exemptions required for their respective exports of articles or technology or provision of services.

(c)                                  During the five (5) years prior to the date of this Agreement, neither Solstice nor any of its Subsidiaries has conducted or initiated any internal investigation, made any mandatory or voluntary disclosure, declined to make a voluntary disclosure with respect to known violation of Export Control Laws or failed to make any mandatory report or disclosure to any Governmental Authority pursuant to Export Control Laws.

4.27                        Ownership and Operations of the Company and Merger Subs.  Each of the Company and the Merger Subs was formed solely for the purpose of engaging in the Transactions, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement. All of the issued and outstanding capital stock of the Company is owned beneficially and of record by Solstice, and all of the issued and outstanding capital stock or limited liability company interests, as applicable, of each Merger Sub are owned beneficially and of record by the Company.

4.28                        No Additional Representations.  Notwithstanding anything contained in this Agreement to the contrary, each Solstice Party acknowledges and agrees that no Glass Party nor any other Person has made or is making any representations or warranties relating to any Glass Party whatsoever, express or implied, beyond those expressly given by the Glass Parties in Article 5 hereof or given in any Letter of Transmittal or the Voting Agreement, including any implied representation or warranty as to the accuracy or completeness of any information regarding any Glass Party furnished or made available to any Solstice Party or any of its Representatives. Without limiting the generality of the foregoing, each Solstice Party acknowledges that no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospect information that may have been made available to any Solstice Party or any of its Representatives.  No Solstice Party has relied on any representations or warranties relating to the Glass Parties in determining to enter into this Agreement, except as expressly given by the Glass Parties in Article 5 hereof or given in the Voting Agreement.

50

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF THE GLASS PARTIES

Except as set forth in the applicable section of the disclosure letter delivered by Glass to Solstice on the date of this Agreement (the “Glass Disclosure Letter”) (it being agreed that any information disclosed in a section of the Glass Disclosure Letter with respect to a corresponding Section of this Agreement shall be deemed to have been disclosed with respect to any other Section of this Agreement to the extent the applicability thereto is reasonably apparent from the face of the disclosure), the Glass Parties, severally, and not jointly, hereby represent and warrant to Solstice as follows:

5.1                               Existence; Good Standing; Corporate Authority.  Each Glass Party is an entity duly organized or incorporated, validly existing and in good standing under the laws of its jurisdiction of organization or incorporation.  Each Glass Party is duly qualified to do business as a foreign entity and is in good standing under the laws of any jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary (to the extent the “good standing” concept is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Glass Material Adverse Effect.  Each Glass Party has all requisite corporate (or comparable) power and authority to own, operate and lease its properties and to carry on its business as now conducted.  The copies of the certificate of incorporation or formation, memorandum and articles of association, by-laws, operating agreement and similar formation or governing documents and instruments of each Glass Party (collectively, the “Glass Organizational Documents”) previously made available to Solstice are true and correct and contain all amendments as of the date hereof.

5.2                               Authorization, Validity and Effect of Agreements.  Each Glass Party has the requisite corporate (or comparable) power and authority to execute and deliver this Agreement and all other agreements and documents contemplated hereby to which it is a party.  The consummation by each Glass Party of the Transactions has been duly authorized by all requisite corporate (or comparable) action on the part of such Glass Party, other than the adoption of this Agreement and the approval of the applicable Merger by the holders of the requisite majority of the issued and outstanding shares of capital stock of each Glass Party at a meeting duly called and held for such purpose, or the delivery of written consents or proxies in accordance with the Glass Stockholders Agreement and, in the case of Glass, the Companies Law (collectively, the “Required Glass Stockholder Approvals”).  This Agreement constitutes the valid and legally binding obligation of each Glass Party, enforceable against such Glass Party in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights and general principles of equity.

5.3                               Capitalization.

(a)                                 Section 5.3 of the Glass Disclosure Letter sets forth a description of the authorized capital stock of each Glass Party.  The issued and outstanding equity interests of each Glass Party consist solely of equity interests set forth on Section 5.3 of the Glass Disclosure Letter, which are owned of record by the holder identified in Section 5.3 of the Glass Disclosure

51

Letter and in the respective amounts set forth opposite the name of each such holder on Section 5.3 of the Glass Disclosure Letter.  All such issued and outstanding equity interests (i) are duly authorized, validly issued, fully paid and non-assessable (as applicable) and free of preemptive rights (other than as set forth in the Glass Stockholders Agreement), (ii) were not issued in violation of the terms of any agreement or other understanding binding upon any Glass Party and (iii) were issued in compliance with the applicable Glass Organizational Documents and all applicable federal and state securities laws, rules and regulations.  The Transactions, when consummated in accordance with the terms of this Agreement, will constitute a Realization Event (as defined the Glass Charter).

(b)                                 Except as set forth in the Glass Stockholders Agreement or as described in the list delivered pursuant to Section 5.3(d), there are no outstanding subscriptions, options, warrants, calls, convertible securities or other similar rights, agreements, plans or commitments relating to the issuance of capital stock or other equity interests to which any Glass Party or any of its Subsidiaries is a party obligating any Glass Party or any of its Subsidiaries to (i) issue, transfer or sell any shares of capital stock or other equity interests of any Glass Party or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, (ii) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement or arrangement or (iii) redeem or otherwise acquire any such shares of capital stock or other equity interests (including securities or obligations convertible into or exchangeable or exercisable for any shares of capital stock or other equity interests).

(c)                                  Except for the Glass Stockholders Agreement, there are no stockholder agreements, voting trusts or other agreements or understandings to which any Glass Party or any of its Subsidiaries is a party or, to Glass’s knowledge, otherwise with respect to the voting of the limited liability company interests or other equity interests of any Glass Party or any of its Subsidiaries.

(d)                                 A complete and correct list of all outstanding Glass Options and any other awards granted under the Glass Equity Plans (including the grant date, the number of shares of Glass Stock, GB Stock and GB II Stock subject thereto, and exercise or purchase price (if any), the settlement date (if different than the vesting date(s)), the expiration date (if any) and any other individual terms not otherwise specified in the forms of award agreement) and the names of the holders thereof as of the date hereof has been made available to Solstice.  Glass has made available to Solstice a copy of each Glass Equity Plan and the forms of awards agreement for grants of awards thereunder (and, where not included in such forms, a description of the terms and conditions of vesting (including any acceleration upon an acquisition, change in control or similar transaction) for each outstanding award).  All outstanding Glass Options and other equity or equity-linked awards of any Glass Party have been granted pursuant to individual award agreements in the forms of award agreements made available to Solstice.

(e)                                  Section 5.3(e) of the Glass Disclosure Letter sets forth a complete and correct list of all the outstanding Glass Profits Interests and the names of the holders thereof.

(f)                                   The Allocation Schedule, when delivered to Solstice pursuant to Section 6.21, will set forth a true, correct and complete summary of the allocation of the shares of Company Common Stock pursuant to the Glass Mergers.  Such allocation set forth on the

52

Allocation Schedule will comply with the terms of the Glass Organizational Documents, the Glass Equity Plans, the Glass Profits Interests and any other equity or equity-linked award granted by any Glass Party or otherwise with respect to any shares of capital stock or other equity interests of any Glass Party.

5.4                               Subsidiaries.  Section 5.4 of the Glass Disclosure Letter sets forth a true and correct list of all of the Subsidiaries of each Glass Party, listing for each such Subsidiary its name, its jurisdiction of organization, its authorized capital stock or other equity interests, its authorized capital stock or other equity interests and the current and record beneficial owner of such shares or interest.  Each such Subsidiary is duly organized, validly existing and in good standing (where applicable) under the laws of its jurisdiction of incorporation or organization, has the corporate (or comparable) power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing (where applicable) in each jurisdiction in which the ownership, operation or lease of its property or the conduct of its business requires such qualification (to the extent the “good standing” concept is applicable in the case of any jurisdiction outside the United States), except for jurisdictions in which such failure to be so qualified or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Glass Material Adverse Effect.  All of the outstanding shares of capital stock or other securities of, or other ownership interests in, each such Subsidiary are duly authorized, validly issued, fully paid and nonassessable, and are owned, directly or indirectly, by a Glass Party free and clear of all Liens.  There are no existing options, rights of first refusal, conversion rights, preemptive rights, calls, puts, commitments, arrangements or obligations of any character, including voting agreements, proxies or similar arrangements relating to the issued or unissued capital stock or other securities of, or other ownership interests in, any such Subsidiary.  No Glass Party directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity that directly or indirectly conducts any activity which is material to the Glass Parties and their respective Subsidiaries taken as a whole.  The copies of each such Subsidiary’s certificates of incorporation, by-laws and similar governing documents previously made available to Solstice are true and correct and contain all amendments as of the date hereof.

5.5                               No Violation.  No Glass Party nor any Subsidiary of any Glass Party is, or has received notice or is otherwise aware that it would be with the passage of time, in violation of any term, condition or provision of (a) the Glass Organizational Documents; (b) the certificate of incorporation, by-laws or comparable governing documents of any Subsidiary of any Glass Party, (c) any loan or credit agreement, note, bond, mortgage, indenture, Contract, agreement, joint venture, lease, license, franchise, Glass Permit or other instrument or (d) any Applicable Law, except, in the case of matters described in clauses (c) or (d), as would not, individually or in the aggregate, reasonably be expected to have a Glass Material Adverse Effect.  The Glass Parties and their respective Subsidiaries hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Authorities necessary for the lawful conduct of their respective businesses (the “Glass Permits”), except where the failure so to hold would not, individually or in the aggregate, reasonably be expected to have a Glass Material Adverse Effect.  The Glass Parties and their respective Subsidiaries are in compliance with the terms of the Glass

53

Permits, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to have a Glass Material Adverse Effect.  No investigation by any Governmental Authority with respect to any Glass Party or any of its Subsidiaries is pending or, to the knowledge of Glass, threatened other than those the outcome of which would not, individually or in the aggregate, reasonably be expected to have a Glass Material Adverse Effect.

5.6                               No Conflict.

(a)                                 Neither the execution and delivery by any Glass Party of this Agreement nor the consummation by any Glass Party of the Transactions in accordance with the terms hereof will: (i) conflict with or result in a breach of any provisions of or create any rights in favor of any other party under the applicable Glass Organizational Documents; (ii) conflict with or result in a breach of any provisions of or create any rights in favor of any other party under the certificate of incorporation, by-laws or similar governing documents of any Subsidiary of any Glass Party; (iii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties of any Glass Party or its Subsidiaries under, or result in being declared void, voidable, or without further binding effect, or otherwise result in a detriment to any Glass Party or any of its Subsidiaries under any of the terms, conditions or provisions of, any loan or credit agreement, note, bond, mortgage, indenture, deed of trust, license, franchise, Glass Permit, lease, Contract, agreement, joint venture or other instrument or obligation to which any Glass Party or any of its Subsidiaries is a party, or by which any Glass Party or any of its Subsidiaries or any of their properties is bound or affected; or (iv) contravene or conflict with or constitute a violation of any provision of any Applicable Laws, except, in the case of matters described in clauses (iii) or (iv), as would not, individually or in the aggregate, reasonably be expected to have a Glass Material Adverse Effect and except in the case of clause (iv) for the matters described in clauses (i) and (ii) of Section 5.6(b) below.

(b)                                 Neither the execution and delivery by any Glass Party of this Agreement nor the consummation by such Glass Party of the Transactions in accordance with the terms hereof will require any consent, approval or authorization of, or filing or registration with, any Governmental Authority, other than (i) the filings provided for in Article 2 and (ii) filings, consents, approvals and authorization required under applicable Antitrust Laws, the Exchange Act, the Securities Act or other applicable U.S. state securities and “blue sky” laws ((i) and (ii) collectively, the “Glass Regulatory Filings”), and listing on NASDAQ of the Company Common Stock to be issued pursuant to the Mergers, or pursuant to stock options or convertible or exchangeable securities of Solstice or any Glass Party, except for any consent, approval or authorization the failure of which to obtain and for any filing or registration the failure of which to make would not prevent or materially delay the consummation of the Mergers or otherwise prevent any Glass Party from performing its obligations under this Agreement and would not, individually or in the aggregate, reasonably be expected to have a Glass Material Adverse Effect.

(c)                                  Other than as contemplated by Section 5.6(b), and except for the Required Glass Stockholder Approvals, no consents, assignments, waivers, authorizations or other certificates are necessary in connection with the Transactions to provide for the continuation in

54

full force and effect of all Glass Material Contracts or for Glass to consummate the Transactions, except where the failure to receive such consents, assignments, waivers, authorizations or other certificates would not, individually or in the aggregate, reasonably be expected to have a Glass Material Adverse Effect.

5.7                               Financial Statements.

(a)                                 Section 5.7(a) of the Glass Disclosure Letter sets forth the following financial statements (the “Glass Financial Statements”): (i) the audited consolidated balance sheet of Glass and its Subsidiaries as of December 31, 2016 and as of December 31, 2015, and the related statements of income, changes in equity and cash flows for the years ending December 31, 2016 and December 31, 2015 and (ii) the unaudited consolidated balance sheet of Glass and its Subsidiaries as of March 31, 2017, and the related unaudited statements of operations and cash flows, respectively, for the three-month period ended on such date (the “Glass Most Recent Unaudited Financial Statements”).  Each of the Glass Financial Statements has been prepared in accordance with GAAP applied on a basis consistent with prior periods and fairly presents in all material respects the consolidated financial condition of Glass and its Subsidiaries as of its respective date and the consolidated results of operations and stockholders’ equity, or cash flows, as the case may be, of Glass and its Subsidiaries for the period covered thereby, subject, in the case of the Glass Most Recent Unaudited Financial Statements, to the absence of footnote disclosure and to normal, recurring end-of-period adjustments which are, in the aggregate, not material.

(b)                                 The financial books and records of the Glass Parties and their respective Subsidiaries have been maintained in accordance with customary business practices and fairly and accurately reflect, in all material respects, on a basis consistent with past periods and throughout the periods involved, (i) the consolidated financial position of the Glass Parties and their respective Subsidiaries and (ii) all transactions of the Glass Parties and their respective Subsidiaries, including all transactions between any Glass Party or any of its Subsidiaries, on the one hand, and any holder of any Glass Party, on the other hand.  Glass has not received any advice or notification from its independent accountants that any Glass Party has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the books and records of any Glass Party or any of its Subsidiaries any properties, assets, liabilities, revenues, expenses, equity accounts or other accounts.

(c)                                  Except as reflected in the Glass Most Recent Unaudited Financial Statements, no Glass Party nor any Subsidiary of any Glass Party has any liabilities of any nature (whether accrued, contingent, absolute or otherwise) that would be required to be reflected on, or reserved against in, a consolidated balance sheet of any Glass Party or in the notes thereto prepared in accordance with GAAP consistently applied, except for liabilities that may have arisen in the ordinary course of business since March 31, 2017 and which are not, and would not reasonably be expected to have, a Glass Material Adverse Effect.

5.8                               Litigation.  There are no actions, suits or proceedings pending against any Glass Party or any of its Subsidiaries or, to Glass’s knowledge, threatened against any Glass Party or any of its Subsidiaries, at law or in equity, or before or by any Governmental Authority, that would reasonably be expected to have, individually or in the aggregate, a Glass Material Adverse

55

Effect.  There are no outstanding judgments, decrees, injunctions, awards or orders against any Glass Party or any of its Subsidiaries except as would not, individually or in the aggregate, reasonably be expected to have a Glass Material Adverse Effect.

5.9                               Absence of Certain Changes.  Since December 31, 2016, each of the Glass Parties and their respective Subsidiaries has conducted its business in the ordinary course consistent with past practice, and there has not been any event that has had or would be reasonably expected to have, individually or in the aggregate, a Glass Material Adverse Effect.  Without limiting the generality of the foregoing, since December 31, 2016, no Glass Party nor any of their respective Subsidiaries has taken any action (or has failed to take any action) that would require the consent of Solstice under Section 6.2 if taken (or failed to be taken) after the date of this Agreement and prior to the Effective Time.

5.10                        Taxes.

(a)                                 Each of the Glass Parties and their respective Subsidiaries is classified as set forth in Section 5.10(a) of the Glass Disclosure Letter for all U.S. federal and applicable state income Tax purposes.

(b)                                 Each of the Glass Parties and each of their respective Subsidiaries has properly filed on a timely basis all material Tax Returns that it was required to file, and all such Tax Returns are true, correct and complete in all material respects.  Except as would not reasonably be expected to have, individually or in the aggregate, a Glass Material Adverse Effect, each of the Glass Parties and each of their respective Subsidiaries has paid on a timely basis all Taxes, whether or not shown on any Tax Return, that were due and payable.  Except as would not reasonably be expected to have, individually or in the aggregate, a Glass Material Adverse Effect, the unpaid Taxes of each of the Glass Parties and their respective Subsidiaries (A) for taxable periods through the date of the most recent balance sheet included in the Glass Financial Statements (or, in the case of the Glass Corporate Members, the most recent balance sheet included in the financial books and records of such Glass Corporate Member) do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on such most recent balance sheet and (B) for taxable periods through the Closing Date, will not exceed the reserve as adjusted for the passage of time through the Closing Date in accordance with GAAP.  All material unpaid Taxes of each of the Glass Parties and their respective Subsidiaries for all taxable periods commencing after the date of the most recent balance sheet included in the Glass Financial Statements (or, in the case of the Glass Corporate Members, the most recent balance sheet included in the financial books and records of such Glass Corporate Member) arose in the ordinary course of business.

(c)                                  All material Taxes that the Glass Parties or any of their respective Subsidiaries is or was required by Applicable Law to withhold or collect have been duly withheld or collected and, to the extent required, have been properly paid to the appropriate Governmental Authority, and each of the Glass Parties and each of their respective Subsidiaries has complied with all information reporting and backup withholding requirements in all material respects, including the maintenance of required records with respect thereto, in connection with amounts paid to any employee, independent contractor, creditor, or other third party.

56

(d)                                 Neither Glass nor any of its Subsidiaries is or has ever been a member of an affiliated group with which it has filed (or been required to file) consolidated, combined, unitary or similar Tax Returns, other than a group of which the common parent is Glass.  At all times since January 1, 2012, none of the Glass Corporate Members nor any of their respective Subsidiaries is or has been a member of an affiliated group with which it has filed (or been required to file) consolidated, combined, unitary or similar Tax Returns. With the exceptions of customary commercial leases or contracts that are not primarily related to Taxes entered into in the ordinary course of business and liabilities thereunder, none of the Glass Parties nor any of their respective Subsidiaries (i) has any liability under Treasury Regulation Section 1.1502-6 (or any comparable or similar provision of federal, state, local or foreign law), as a transferee or successor, pursuant to any contractual obligation, or otherwise for any Taxes of any Person other than the Glass Parties or any of their respective Subsidiaries, or (ii) is a party to or bound by any Tax indemnity, Tax sharing, Tax allocation or similar agreement, other than the Glass Organizational Documents or similar documents with respect to Subsidiaries of the Glass Parties.

(e)                                  Glass has made available to Solstice (i) complete and correct copies of all private letter rulings, material closing agreements, material settlement agreements, pending ruling requests and any similar documents submitted by, received by, or agreed to by or on behalf of any of the Glass Parties or any of their respective Subsidiaries relating to Taxes for all taxable periods ending on or after December 31, 2011, and (ii) complete and correct copies of all material agreements, rulings, settlements or other Tax documents with or from any Governmental Authority relating to Tax incentives of any of the Glass Parties or any of their respective Subsidiaries.

(f)                                   No examination, suit, proceeding, investigation or audit or other similar action of or relating to any material Tax Return of any of the Glass Parties or any of their respective Subsidiaries by any Governmental Authority is currently in progress or, to the knowledge of the Glass Parties, threatened or contemplated.  No deficiencies for material Taxes of any of the Glass Parties or any of their respective Subsidiaries have been claimed, proposed or assessed in writing by any Governmental Authority.  None of the Glass Parties nor any of their respective Subsidiaries has been informed in writing by any jurisdiction in which such Glass Party or any of its Subsidiaries does not file a Tax Return that the jurisdiction believes that such Glass Party or any of its Subsidiaries was required to file any Tax Return that was not filed or is subject to Tax in such jurisdiction with respect to Taxes that would be subject of such Tax Return.  None of the Glass Parties nor any of their respective Subsidiaries has (i) waived any statute of limitations with respect to Taxes or agreed to extend the period for assessment or collection of any Taxes, which waiver or extension is still in effect, (ii) requested any extension of time within which to file any Tax Return, which Tax Return has not yet been filed, or (iii) executed or filed any power of attorney with any taxing authority, which is still in effect.

(g)                                  None of the Glass Parties nor any of their respective Subsidiaries has made any payment, is obligated to make any payment, or is a party to any agreement, contract, arrangement or plan that could obligate it to make any payment that may be treated as an “excess parachute payment” under Section 280G of the Code (without regard to Sections 280G(b)(4) and 280G(b)(5) of the Code) in connection with the Transactions.

57

(h)                                 None of the Glass Parties nor any of their respective Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (i) any adjustments under Section 481 of the Code (or any similar adjustments under any provision of the Code or the corresponding foreign, state or local Tax law) due to a change in method of accounting made prior to Closing, (ii) deferred intercompany gain or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding provision of state, local or foreign Tax law) that arose prior to Closing, (iii) closing agreement as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax law) executed prior to the Closing, (iv) installment sale or open transaction disposition made prior to the Closing, (v) prepaid amount received prior to the Closing, or (vi) any election made pursuant to Section 108(i) of the Code prior to the Closing.

(i)                                     None of the Glass Parties nor any of their respective Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code.

(j)                                    None of the Glass Parties nor any of their respective Subsidiaries (nor any of their predecessors) has distributed to its shareholders or security holders stock or securities of a controlled corporation, nor has stock or securities of any of the Glass Parties or any of their respective Subsidiaries been distributed, in a transaction to which Section 355 or Section 361 of the Code applies in the two years prior to the date of this Agreement.

(k)                                 There are no material liens or other encumbrances with respect to Taxes upon any of the assets of any of the Glass Parties or any of their respective Subsidiaries, other than with respect to Taxes not yet due and payable.

(l)                                     None of the Glass Parties nor any of their respective Subsidiaries is a stockholder in a “passive foreign investment company” within the meaning of Section 1297 of the Code.

(m)                             None of the Glass Parties nor any of their respective Subsidiaries has engaged in a “reportable transaction” as set forth in Treasury Regulation Section 1.6011-4(b) or a “listed transaction” as set forth in Treasury Regulation Section 301.6111-2(b)(2) or any analogous provision of state or local law.  Each of the Glass Parties and each of their respective Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

(n)                                 None of the Glass Parties nor any of their respective Subsidiaries has taken any action, has failed to take any action, or knows of any fact or circumstance that, in each case, could reasonably be expected to prevent (i) the Solstice Merger from qualifying as a reorganization under Section 368(a) of the Code or as a transaction that, taken together with the other Mergers, qualifies as a transfer of property to the Company described in Section 351 of the Code, .or (ii) the Cayman Merger, taken together with the other Mergers, from qualifying as a transfer of property to the Company described in Section 351 of the Code. None of the Glass Parties nor any of their respective Subsidiaries has any plan or intention to cause or permit the

58

Company to liquidate, merge, transfer all or substantially all of the assets of, or otherwise dissolve Solstice Surviving Corporation, Glass Surviving Corporation or GB Surviving Entity.

5.11                        Employee Benefit Plans.

(a)                                 Section 5.11(a) of the Glass Disclosure Letter sets forth a list of each material Glass Plan. “Glass Plans” means all employee or director benefit plans, programs, policies, agreements or other arrangements, including any employee welfare plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (in each case whether or not such plan is subject to ERISA), any employment, individual consulting or other compensation agreements and any bonus, incentive, equity or equity-based compensation, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control, retirement, salary continuation, disability plan, health or life insurance or fringe benefit plan, program or agreement, in each case that are sponsored, maintained or contributed to by any Glass Party or any of its Subsidiaries for the benefit of current or former employees, directors or consultants of any Glass Party or its Subsidiaries or to which any Glass Party or any of its Subsidiaries has any obligation or liability (contingent or otherwise), directly or through ERISA Affiliates; provided, however, that Glass Plans shall not include any Glass Foreign Plan or any Multiemployer Plan. For purposes of this Agreement, (x) individual employment offer letters, employment agreements, severance arrangements or other individually negotiated compensation arrangements shall be deemed to be “material” Glass Plans only if they are not terminable on less than 60 days’ notice or they require payment of severance payments in excess of $50,000 upon any termination of employment; and (y) the term “Glass Foreign Plan” shall refer to each material plan, program or Contract that is subject to or governed by the laws of any jurisdiction other than the United States, and which would have been treated as a Glass Plan had it been a United States plan, program or Contract. With respect to each material Glass Plan, Glass has made available to Solstice a true, correct and complete copy of the following (where applicable): (i) each writing constituting a part of such Glass Plan, including all plan documents, trust agreements, and other funding vehicles; (ii) the most recent annual report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description and any material modifications thereto, if any; (iv) the most recent annual financial report, if any; (v) the most recent actuarial report, if any, and (vi) the most recent determination, opinion or advisory letter from the Internal Revenue Service, if any. Glass has made available to Solstice a copy of each material Glass Foreign Plan or summaries of the material terms thereof.

(b)                                 With respect to each Glass Plan that is intended to be a “qualified plan” within the meaning of Section 401(a) of the Code (“Qualified Glass Plans”), the Internal Revenue Service has issued a favorable determination, opinion, or advisory letter with respect to such Qualified Glass Plan and the related trust that has not been revoked, and to the knowledge of Glass, no circumstances exist and no events have occurred that would reasonably be expected to adversely affect the qualified status of any Qualified Glass Plan or the related trust.

(c)                                  All material contributions required to be made to any Glass Plan by Applicable Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Glass Plan, before the date of this

59

Agreement, have been made or paid in full in all material respects on or before the final due date thereof.

(d)                                 The Glass Parties and their respective Subsidiaries have complied, and to the knowledge of Glass are now in compliance, in all material respects, with all provisions of ERISA, the Code and all laws and regulations applicable to the Glass Plans.  To the knowledge of Glass, each Glass Plan has been operated in material compliance with its terms.  No Glass Party nor any of its ERISA Affiliates maintains, contributes to, or has or has had any liability with respect to any employee benefit plan subject to Title IV or Section 302 of ERISA (including any Multiemployer Plan).  No Glass Plan subject to ERISA holds securities issued by any Glass Party, any of its Subsidiaries, or its ERISA Affiliates.

(e)                                  Except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA or in connection with and during a limited period in which severance is paid (not to exceed two years), no Glass Party nor any of its Subsidiaries has promised or provided life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof.

(f)                                   Neither the execution and delivery of this Agreement, shareholder approval of the Transactions, nor the consummation of the Transactions, either alone or in combination with another event, will result in, cause the accelerated vesting, funding of any amounts to a rabbi trust or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer, director or consultant of any Glass Party or any of its Subsidiaries.  No Glass Party nor any of its Subsidiaries is a party to, nor is any Glass Party or any of its Subsidiaries otherwise obligated under, any plan, policy, agreement or arrangement that provides for the gross-up or reimbursement of Taxes imposed under Section 409A or 4999 of the Code (or any corresponding provisions of state or local Applicable Law relating to Tax).

(g)                                  There are no pending or to the knowledge of Glass threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against the Glass Plans or any Glass Foreign Plan, any fiduciaries thereof with respect to their duties to the Glass Plans or the assets of any of the trusts under any of the Glass Plans which would reasonably be expected to result in any material liability of any Glass Party or any of its Subsidiaries to any Glass Plan, the United States Department of Treasury, the United States Department of Labor, or any current or former participants of such Glass Plans.

(h)                                 Each Glass Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A(d)(1) or 457A of the Code and any award thereunder, in each case that is subject to Section 409A or 457A of the Code, has been operated in compliance in all material respects with Section 409A and, where applicable, 457A of the Code.

(i)                                     All material Glass Foreign Plans subject to the laws of any jurisdiction outside of the United States (i) have been maintained in all material respects in accordance with all applicable legal requirements; (ii) if they are intended to qualify for special tax treatment meet all requirements for such treatment in all material respects; and (iii) if they are required to be funded and/or book-reserved are so funded and/or book reserved, as applicable, in all material respects.

60

5.12                        Labor Matters.

(a)                                 No Glass Party nor any of its Subsidiaries is a party to, or bound by, or as of the date of this Agreement negotiating, any Collective Bargaining Agreement, nor are the employees of any Glass Party or any of its Subsidiaries covered by any works council, employee representative agreement or information or consultation agreement. There is no material labor strike, slowdown, work stoppage or lockout pending or, to the knowledge of Glass, threatened against any Glass Party or any of its Subsidiaries, and no Glass Party nor any of its Subsidiaries has experienced any material labor dispute since December 31, 2014. To the knowledge of Glass, there are no material organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of any Glass Party or any of its Subsidiaries, and there have not been any such material organizational efforts since December 31, 2014.

(b)                                 Except as would not reasonably be expected to have, individually or in the aggregate, a Glass Material Adverse Effect, (i) since December 31, 2014, the Glass Parties and their respective Subsidiaries have been in compliance with any (A) Applicable Law respecting employment and employment practices, terms and conditions of employment and wages and hours, including any such law respecting employment discrimination, employee classification, workers’ compensation, family and medical leave, the Immigration Reform and Control Act and occupational safety and health requirements, and (B) employment agreement or other agreement establishing terms of employment; and (ii) no claims, controversies, investigations, audits or suits are pending or, to the knowledge of Glass, threatened in writing, with respect to such laws or agreements, either by private individuals or by Governmental Authorities.  No Glass Party nor any of its Subsidiaries has incurred, and no circumstances exist under which a Glass Party or any of its Subsidiaries is reasonably likely to incur, any material liability (contingent or otherwise) arising from the misclassification of employees as consultants or independent contractors, or from the misclassification of consultants or independent contractors as employees.

5.13                        Environmental Matters.  Except as would not, individually or in the aggregate, reasonably be expected to have a Glass Material Adverse Effect: (a) each Glass Party and each of its Subsidiaries are and have been in compliance in all respects with all applicable Environmental Laws; (b) each Glass Party and each of its Subsidiaries have obtained all Environmental Permits necessary for their operations as currently conducted and are in compliance with all such Environmental Permits, have applied for issuance or reissuance of Environmental Permits in a timely fashion, and have no knowledge of any reason that would preclude renewal, issuance or reissuance of Environmental Permits; (c) there are no Environmental Claims pending or, to the knowledge of Glass, threatened against any Glass Party or any of its Subsidiaries; (d) none of the Glass Parties nor any of their respective Subsidiaries is party to any agreement, order, judgment, or decree by or with any Governmental Authority or third party imposing any liability or obligation on any Glass Party or any of its Subsidiaries under any Environmental Law; (e) none of the Glass Parties nor any their respective Subsidiaries has retained or assumed, either contractually or by operation of law, any liability or obligation that would reasonably be expected to form the basis of any Environmental Claim against, or any liability under any Environmental Law on, any Glass Party or any of its Subsidiaries; and (f) Glass has made available to Solstice copies of any environmental assessments, reports, audits, studies, analyses, tests or monitoring possessed by, or reasonably available to, any Glass Party or any of its

61

Subsidiaries pertaining to compliance with, or liability under, Environmental Laws relating to any Glass Party or any of its Subsidiaries, the Glass Facilities, any real property formerly owned, leased or operated by any Glass Party or any of its Subsidiaries.

5.14                        Intellectual Property.

(a)                                 Section 5.14(a) of the Glass Disclosure Letter lists all Glass Registrations, in each case, enumerating specifically the applicable filing or registration number, title, jurisdiction in which filing was made or from which registration issued, date of filing or issuance, as applicable.  To Glass’s knowledge, all assignments of Glass Registrations to any Glass Party or any of its Subsidiaries have been properly executed and recorded, except for such deficiencies as would not materially affect the enforceability thereof.  To Glass’s knowledge, all issuance, renewal, maintenance and other payments that are or have become due with respect to the Glass Registrations have been timely paid by or on behalf of the relevant Glass Party or Subsidiary thereof.

(b)                                 To Glass’s knowledge, no action or proceeding is pending or threatened in which any Person is challenging the validity, enforceability, registration, ownership, or use of any Glass Registrations (excluding, for the avoidance of doubt, office actions issued by a Governmental Authority with respect to applications for Glass Registrations).

(c)                                  There are no third party joint owners of any Glass Registrations, and a Glass Party or one of its Subsidiaries is the sole and exclusive owner of all Glass Registrations.

(d)                                 Neither the execution and delivery by any Glass Party of this Agreement nor the consummation by such Glass Party of the Transactions in accordance with the terms hereof will result in the loss, termination, or impairment of any rights in the Glass Intellectual Property, except as would not, individually or in the aggregate, reasonably be expected to have a Glass Material Adverse Effect.

(e)                                  The Glass Parties and their respective Subsidiaries have taken commercially reasonable measures to maintain in confidence and protect the proprietary nature of all material trade secrets and confidential information comprising a part of the Glass Intellectual Property.  To Glass’s knowledge, there has been no: (i) unauthorized disclosure of any third party proprietary or confidential information in the possession, custody or control of any Glass Party or any of its Subsidiaries, or (ii) breach of any Glass Party’s or any of its Subsidiaries’ security or information privacy procedures, in each case which, individually or in the aggregate, would reasonably be expected to have a Glass Material Adverse Effect.

(f)                                   To Glass’ knowledge, (i) no Glass Party nor any of their respective Subsidiaries is infringing, misappropriating, diluting, or otherwise violating any Intellectual Property of any third party, and (ii) no Person (including any current or former employee or consultant of any Glass Party or any of its Subsidiaries) is infringing, diluting, misappropriating, or otherwise violating any of the Glass Owned Intellectual Property.  Section 5.14(f) of the Glass Disclosure Letter lists any written complaint, claim or notice, or written threat of any of the foregoing (including any written notification that a license under any patent is or may be required), that to Glass’s knowledge, has been received by any Glass Party or any of its

62

Subsidiaries in the past two (2) years alleging (or requesting or demanding indemnification for) any such infringement, violation or misappropriation of third party intellectual property.

(g)                                  None of the Glass Parties and their respective Subsidiaries, nor any of their employees, has licensed, distributed or disclosed the source code, other than as required by Open Source Material license agreements, for any Software included in the products or services offered by any Glass Party or any of its Subsidiaries, or other confidential information constituting, embodied in or pertaining to such Software (collectively, “Glass Source Code”) to any person, other than escrow agents, and third party contractors engaged by or on behalf of the Glass Parties or their respective Subsidiaries to develop, modify, maintain or otherwise work with the Glass Source Code, which contractors are contractually obligated to maintain the confidentiality of the Glass Source Code, and the Glass Parties and their respective Subsidiaries have taken commercially reasonable physical and electronic security measures to prevent disclosure of such Glass Source Code.  To Glass’s knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, nor will the consummation of the Transactions, result in the disclosure or release of Glass Source Code by any Glass Party, any of its Subsidiaries or escrow agent(s) or any other person to any third party.

(h)                                 Other than commercially reasonable protections against unauthorized use, to Glass’s knowledge, the products and services offered by any Glass Party or any of its Subsidiaries, and the Software and internal computer systems used by any Glass Party or any of its Subsidiaries do not contain any disabling device, virus, worm, back door, Trojan horse or other disruptive or malicious code that may or are intended to materially impair their intended performance or otherwise permit unauthorized access to, hamper, delete or damage any computer system, software, network or data.

(i)                                     Each employee of any Glass Party or any of their respective Subsidiaries and each independent contractor of any Glass Party or any of their respective Subsidiaries who has contributed to the development of material Intellectual Property on behalf of any Glass Party or any of their respective Subsidiaries has executed a valid and binding written agreement assigning such Intellectual Property to or otherwise vesting ownership of such Intellectual Property in any Glass Party or its relevant Subsidiary.  All of the agreements referenced in the preceding sentence will continue to be in full force and effect immediately following the Effective Time in accordance with the terms thereof as in effect immediately prior to the Effective Time.

(j)                                    To Glass’s knowledge, no material support, funding, resources or assistance from any Governmental Authority has been received by any Glass Party or any of their respective Subsidiaries during the six years prior to the date of this Agreement in connection with the development, design, testing, modification, manufacture, use, sale, reproduction, marketing, distribution, support or maintenance of any of the products or services offered, or contemplated to be offered, by any Glass Party or any of their respective Subsidiaries.   The Glass Parties and their respective Subsidiaries are in material compliance with all of the applicable terms of any such support, funding, resources or assistance, and are in material compliance with all Applicable Laws in connection therewith, including in respect of Patent

63

Rights arising out of, relating to, or developed in connection with any such support, funding, resources or assistance.

5.15                        Title to Properties.

(a)                                 No Glass Party nor any of its Subsidiaries owns any real property.

(b)                                 Glass or one of its Subsidiaries has a good and valid leasehold interest in all real property leased or purported to be leased, or otherwise occupied or permitted to be occupied, by any Glass Party or any of its Subsidiaries, whether as sublessor, tenant, subtenant or otherwise (the “Glass Leased Real Property” and the lease, sublease or other occupancy agreement, the “Glass Real Property Leases”).  Section 5.15(b) of the Glass Disclosure Letter sets forth a complete and accurate list of all Glass Leased Real Property, the location of the premises and each document comprising the Glass Real Property Leases, including all amendments thereto and guarantees thereof.  No Glass Party nor any Subsidiary thereof has assigned, transferred, conveyed, mortgaged, deeded in trust or otherwise encumbered any interest in the leasehold or subleasehold.  All Glass Leased Real Property is supplied with utilities and other services necessary for the operation of said facilities as currently operated.  Each Glass Real Property Lease is in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to have a Glass Material Adverse Effect, and will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing.

(c)                                  Glass or one of its Subsidiaries owns or leases all of the material personal property reflected on the most recent balance sheet included in the Glass Financial Statements, free and clear of all Liens, except to the extent disposed of in the ordinary course of business since the date of such balance sheet.  The Glass Parties and their respective Subsidiaries have good and valid title to, or in the case of leased properties and assets, valid leasehold interests or other comparable contractual rights in, all material tangible properties and assets, real, personal and mixed, necessary for the conduct of their respective businesses, free and clear of all Liens.

(d)                                 To the knowledge of Glass, the Glass Leased Real Property and the equipment of the Glass Parties and their respective Subsidiaries used in the operations of their respective businesses are (i) suitable for the uses to which they are currently employed, (ii) in good operating condition and repair, subject to normal wear and tear, (iii) regularly and properly maintained, (iv) not obsolete, dangerous or in need of renewal or replacement, except for renewal or replacement in the ordinary course of business, and (v) free from any material defects or deficiencies.

5.16                        Insurance.  The Glass Parties and their respective Subsidiaries maintain insurance coverage reasonably adequate for the operation of their respective businesses (taking into account the cost and availability of such insurance).

5.17                        No Brokers.  No Glass Party nor any Subsidiary thereof has entered into any Contract with any person which may result in the obligation of any Glass Party, any Subsidiary thereof, the Company or Solstice to pay any finder’s fees, brokerage or agent’s commissions or other like payments in connection with the negotiations leading to this Agreement or the

64

consummation of the Transactions, except that Glass has retained Guggenheim Partners to provide financial advice with respect to the Transactions. Glass’ arrangements with such investment banks have been disclosed in writing to Solstice prior to the date hereof.

5.18                        Solstice Stock Ownership.  No Glass Party nor any Subsidiary thereof owns any shares of capital stock of Solstice or any other securities convertible into or otherwise exercisable to acquire capital stock of Solstice.  No Glass Party or any of their “affiliates” or “associates” is, or any time during the last three (3) years has been, an “interested stockholder” of Solstice as such terms are defined in Section 203 of the DGCL.

5.19                        Glass Party Board Recommendations.  The Board of Directors of each Glass Party has, by unanimous written consent of directors, and not subsequently rescinded or modified: (i) approved this Agreement and the Transactions; (ii) determined that, as of the date of this Agreement, this Agreement and the Transactions, including the applicable Merger, are in the best interests of its members or stockholders (as applicable) and declared the advisability of this Agreement; and (iii) recommended that such members or stockholders (as applicable) vote to adopt this Agreement and approve the applicable Glass Merger and directed that such matters be submitted for approval at a meeting of the members or stockholders of such Glass Party.

5.20                        Vote Required.  The Required Glass Stockholder Approvals are the only votes of the holders of any class or series of capital stock of any Glass Party necessary to approve this Agreement, the Glass Mergers and the Transactions.

5.21                        Certain Approvals.  No Takeover Law or anti-takeover provision in the Glass Organizational Documents is applicable to the Transactions or this Agreement.  No Glass Party is a party to any “stockholder rights plan” or similar anti-takeover plan or device.

5.22                        Relationships with Related Parties.

(a)                                 No officer, director, or record or beneficial owner of more than 5% of the equity interests of any Glass Party or any of its Subsidiaries nor any Affiliate of any of the foregoing (b) has any interest in any property (real, personal, or mixed and whether tangible or intangible), used in or pertaining to the business of any Glass Party or any of its Subsidiaries as currently conducted or contemplated to be conducted or (c) is a party to any Contract (except for Glass Plans) with any Glass Party or any of its Subsidiaries, including with respect to compensation or remuneration to be paid to such officer, director, record or beneficial owner of more than 5% of the equity interests in any Glass Party, or Affiliate in connection with this Agreement or the Transactions.

(b)                                 Except as set forth in Section 5.22(b) of the Glass Disclosure Letter, none of the Glass Parties nor any their respective Subsidiaries is indebted, directly or indirectly, to any Person who is an Affiliate, record or beneficial owner of more than 5% of the equity interests of any Glass Party, officer or director of any Glass Party or any of its Subsidiaries in any amount whatsoever, other than for salaries for services rendered or reimbursable business expenses, nor is any such Affiliate, record or beneficial owner of more than 5% of the equity interests of any Glass Party, officer or director indebted to any Glass Party or any of its Subsidiaries, except for advances made to employees of any Glass Party or any of its Subsidiaries in the ordinary course

65

of business consistent with past practice to meet reimbursable business expenses reasonably anticipated to be incurred by such obligor.

5.23                        Internal Controls.

(a)                                 The Glass Parties maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15 under the Exchange Act) sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(b)                                 Since December 31, 2014, no Glass Party has identified or been made aware of any significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect the ability of any Glass Party to record, process, summarize and report financial information of the Glass Parties and their respective Subsidiaries on a consolidated basis.

(c)                                  None of the Glass Parties and their respective Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, partnership agreement or any similar Contract (including any Contract or arrangement relating to any transaction, arrangement or relationship between or among any Glass Party or any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand (such as any arrangement described in Section 303(a)(4) of Regulation S-K under the Securities Act)) where the purpose or effect of such arrangement is to avoid disclosure of any material transaction involving any Glass Party or any of its Subsidiaries in Glass’s consolidated financial statements.

5.24                        Certain Contracts.

(a)                                 Section 5.24(a) of the Glass Disclosure Letter sets forth, as of the date hereof, a complete and accurate list of all Glass Material Contracts.  As used in this Agreement, “Glass Material Contract” means (i) any Contract pursuant to which any Glass Party or any of its Subsidiaries is reasonably likely to spend, in the aggregate, more than $500,000  with respect to any such Contract during the current fiscal year or during the next fiscal year, (ii) any non-competition or other agreement that prohibits or otherwise restricts, in any material respect, any Glass Party or any of its Subsidiaries from freely engaging in any business material to the Glass Parties and their respective Subsidiaries, taken as a whole, anywhere in the world, (iii) any Contract to which any Glass Party or any of its Subsidiaries is a party involving research, development or the license of any Glass Intellectual Property (other than non-exclusive licenses of Glass Intellectual Property made in the ordinary course of business), (iv) any Contract to which any Glass Party or any of its Subsidiaries is a party granting a right of first refusal, or right of first offer or comparable right with respect to any material Glass Intellectual Property, (v) any Contract to which any Glass Party or any of its Subsidiaries is a party relating to a material joint

66

venture, partnership or other material arrangement involving a sharing of profits, losses, costs or liabilities with another person, (vi) any Contract which would be binding on an Affiliate of any Glass Party (other than one of its Subsidiaries) or Solstice or an Affiliate of Solstice and (vii) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC as it would be applicable to any Glass Party if it were an SEC reporting company).  Glass has made available to Solstice a complete and accurate copy of each Glass Material Contract.  Each Glass Material Contract is in full force and effect and is enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).  None of the Glass Parties and their respective Subsidiaries nor, to Glass’s knowledge, any other party to any Glass Material Contract is in material violation of or in material default under (nor does there exist any condition, which, upon the passage of time or the giving of notice or both, would cause such a violation of or default under), nor will the consummation of the Transactions result in any material violation of or material default under (x) any loan or credit agreement, note, bond, mortgage or indenture to which it is a party or by which it or any of its properties or assets is bound or (y) any Glass Material Contract.

(b)                                 Section 5.24(b) of the Glass Disclosure Letter sets forth a complete and accurate list of each agreement to which any Glass Party or any of its Subsidiaries is a party or bound with any Affiliate of any Glass Party (other than any person that is a Glass Party or a direct or indirect wholly-owned Subsidiary of a Glass Party).  Complete and accurate copies of all the agreements listed in Section 5.24(b) of the Glass Disclosure Letter have heretofore been made available to Solstice.  None of the Glass Parties and their respective Subsidiaries has entered into any transaction with any Affiliate of any Glass Party or any of its Subsidiaries (other than any person that is a Glass Party or a direct or indirect wholly-owned Subsidiary of a Glass Party) that would be subject to disclosure pursuant to Item 404 of Regulation S-K as it would be applicable to any Glass Party if it were an SEC reporting company, other than the transactions set forth on Section 5.24(b) of the Glass Disclosure Letter.

(c)                                  There is no non-competition or other similar agreement, commitment, judgment, injunction or order to which any Glass Party or any of its Subsidiaries is a party or is subject that has or would reasonably be expected to result in the effect of prohibiting or impairing the conduct of the business of any Glass Party or any of its Subsidiaries as currently conducted.  None of the Glass Parties and their respective Subsidiaries has entered into (or is otherwise bound by) any agreement under which it is now, or following the Effective Time Solstice or any of Solstice’s Affiliates (including the Glass Parties and their respective Subsidiaries) would be, restricted from selling, licensing or otherwise distributing any of their respective technology or products, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or any segment of the market or line of business, provided, that the foregoing shall not include any obligations of Solstice or any of Solstice’s Affiliates solely arising under agreements entered into prior to the Effective Time by Solstice or any of Solstice’s Affiliates (excluding the Glass Parties and their respective Subsidiaries).

(d)                                 None of the Glass Parties and their respective Subsidiaries is a party to any agreement under which a third party would be entitled to receive a license or any other right

67

to Intellectual Property of Solstice or any of Solstice’s Affiliates (excluding any Glass Party or any of their respective Subsidiaries) following the Closing, provided, that the foregoing shall not include any obligations of Solstice or any of the Solstice’s Affiliates arising solely under agreements entered into prior to the Effective Time by Solstice or any of Solstice’s Affiliates (excluding the Glass Parties and their respective Subsidiaries).

5.25                        Foreign Corrupt Practices Act.  Except for such matters as would not, individually or in the aggregate, reasonably be expected to have a Glass Material Adverse Effect, as of the date of this Agreement:

(a)                                 In connection with the Glass Parties’ and their respective Subsidiaries’ compliance with the Foreign Corrupt Practices Act, there have been no voluntary disclosures under the Foreign Corrupt Practices Act.

(b)                                 No Governmental Authority has notified any Glass Party or any of its Subsidiaries in writing of any actual or alleged violation or breach of the Foreign Corrupt Practices Act or any other similar Applicable Law.

(c)                                  None of the Glass Parties and their respective Subsidiaries has undergone or is undergoing any audit, review, inspection, investigation, survey or examination of records, in each case conducted by a Governmental Authority and relating to any Glass Party’s or any of its Subsidiaries’ compliance with the Foreign Corrupt Practices Act or any other similar Applicable Law, and to Glass’s knowledge, there is no basis for any such audit, review, inspection, investigation, survey or examination of records by a Governmental Authority.

(d)                                 None of the Glass Parties and their respective Subsidiaries has been or is now under any administrative, civil or criminal charge or indictment or, to Glass’s knowledge, investigation, alleging noncompliance with the Foreign Corrupt Practices Act or any other similar Applicable Law nor, to Glass’s knowledge, is there any basis for any such charge, indictment or investigation.

(e)                                  None of the Glass Parties and their respective Subsidiaries has been or is now a party to any administrative or civil litigation alleging noncompliance with the Foreign Corrupt Practices Act or any other similar Applicable Law nor, to Glass’s knowledge, is there any basis for any such proceeding.

(f)                                   No Glass Party or any Subsidiary thereof, nor any of their Affiliates, stockholders, members, directors, officers and employees nor any other Person acting on behalf of any of them has made any offer, payment, promise to pay, or authorization for the payment of any money, or any offer, gift, promise to give, or authorization of the giving of anything in value, which would cause any Glass Party or any of its Subsidiaries, or any of its or their Affiliates, stockholders, members, directors, officers or employees or any other Person acting on behalf of any of them, to have violated or be in violation of the Foreign Corrupt Practices Act or any other similar Applicable Law.

68

5.26                        Export Control.

(a)                                 Each of the Glass Parties and their respective Subsidiaries is and has been for the past five (5) years in material compliance with all Export Control Laws, including all applicable regulations pertaining to the disclosure of controlled technical information to foreign persons wherever located and/or the provision of access to such technical information by such foreign persons, and has maintained a program to facilitate such compliance, including training, technology assessment and classification, transaction screening, license compliance tracking, export clearance and recordkeeping measures.  None of the Glass Parties and their respective Subsidiaries has received any notice from any person alleging that any Glass Party or any of its Subsidiaries is not in compliance with, or has liability under, such Export Control Laws.

(b)                                 Each of the Glass Parties and their respective Subsidiaries has obtained and complied in all material respects with all licenses, agreements, authorizations, license exceptions or exemptions required for their respective exports of articles or technology or provision of services.

(c)                                  During the five (5) years prior to the date of this Agreement, none of the Glass Parties and their respective Subsidiaries has conducted or initiated any internal investigation, made any mandatory or voluntary disclosure, declined to make a voluntary disclosure with respect to known violation of Export Control Laws or failed to make any mandatory report or disclosure to any Governmental Authority pursuant to Export Control Laws.

5.27                        No Additional Representations.  Notwithstanding anything contained in this Agreement to the contrary, each Glass Party acknowledges and agrees that no Solstice Party nor any other Person has made or is making any representations or warranties relating to any Solstice Party whatsoever, express or implied, beyond those expressly given by the Solstice Parties in Article 4 hereof, including any implied representation or warranty as to the accuracy or completeness of any information regarding any Solstice Party furnished or made available to any Glass Party or any of its Representatives.  Without limiting the generality of the foregoing, each Glass Party acknowledges that no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospect information that may have been made available to any Glass Party or any of its Representatives.  No Glass Party has relied on any representations or warranties relating to any Solstice Party in determining to enter into this Agreement, except as expressly given by the Solstice Parties in Article 4 hereof.

ARTICLE 6

COVENANTS

6.1                               Conduct of Solstice’s Businesses.

(a)                                 During the period from the date of this Agreement until the Effective Time or earlier termination of this Agreement in accordance with Article 8 (the “Pre-Closing Period”), except as expressly set forth in the Solstice Disclosure Letter or as expressly required or permitted by any other provision of this Agreement, unless Glass has consented in writing thereto (which consent shall not be unreasonably withheld, delayed or conditioned), each

69

Solstice Party shall, and each shall cause each of its Subsidiaries to, conduct its operations in the ordinary course and shall use its reasonable best efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective officers and employees and maintain satisfactory relationships with those persons having business relationships with them.

(b)                                 Without limiting anything in Section 6.1(a), during the Pre-Closing Period, except as expressly set forth in the Solstice Disclosure Letter or as expressly required or permitted by any other provision of this Agreement, unless Glass has consented in writing thereto (which consent shall not be unreasonably withheld, delayed or conditioned), no Solstice Party shall, and each shall cause its Subsidiaries not to:

(i)                                     amend its certificate of incorporation, by-laws or comparable organizational documents or effect any split or reverse split of any of its shares of capital stock or other equity interests;

(ii)                                  (A) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights or upon the settlement of restricted stock units in each case existing on the date hereof, issue any shares of its capital stock or other equity securities (including under the New Equity Plan) (other than to Solstice or one of its wholly-owned Subsidiaries) except for grants to new hires in the ordinary course of business of Solstice Restricted Shares or Solstice RSUs; (B) grant, confer or award any option, warrant, conversion right or other right to acquire any shares of its capital stock except for grants to new hires in the ordinary course of business of Solstice Restricted Shares or Solstice RSUs (including under the New Equity Plan); (C) increase any compensation or benefits of employees, officers, or directors, except for non-material increases in compensation and benefits in the ordinary course of business consistent with past practice, or enter into or amend any employment, severance, change in control, retention, or similar plans, arrangements or agreements with any of its present or future officers or directors, except (1) offer letters that do not provide for severance or notice of termination with new employees consistent with past practice or (2) amendments to the extent required by Applicable Law, or (D) adopt any plan, program, policy, agreement or other arrangement that, if in existence on the date hereof would have constituted a Solstice Plan (including any stock option, stock benefit or stock purchase plan) or amend (except to the extent required by Applicable Law) any existing Solstice Plan in any material respect, or (E) enter into, amend, modify or terminate any Collective Bargaining Agreement;

(iii)                               (A) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock (except for dividends and distributions from Subsidiaries of Solstice to Solstice or any of its Subsidiaries) or (B) except to the extent otherwise permitted pursuant to Section 6.1(b)(ii), redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any of its Subsidiaries or any option, warrant, conversion right or other right to acquire such shares, or make any commitment for any such action;

(iv)                              sell, lease, encumber or otherwise dispose of (by merger or otherwise), or enter into a contract to sell, lease, encumber or otherwise dispose of (by merger or otherwise), any of its tangible assets (including capital stock of Subsidiaries) or properties,

70

except for (A) sales of inventory or products in the ordinary course of business and (B) sales of surplus or obsolete equipment;

(v)                                 sell, assign, transfer, license, abandon, permit to lapse, or otherwise dispose of any Solstice Intellectual Property, except for (i) non-exclusive licenses in the ordinary course of business, and (ii) the abandonment in the ordinary course of business of Solstice Registrations that are not material to the business of Solstice or any of its Subsidiaries and that are reasonably determined by Solstice to be no longer economical to maintain;

(vi)                              enter into any joint venture outside of the ordinary course of business, enter into any partnership or make any election to treat any venture with a third party as a partnership, make or commit to make capital expenditures, or acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets or securities, except that Solstice and its Subsidiaries may make and commit to make capital expenditures and such acquisitions that do not involve payments by it and its Subsidiaries that, in the aggregate, exceed (x) amounts set forth in the Solstice capital expenditures budget provided to the Glass Parties prior to the date hereof or (y) $500,000 in the aggregate;

(vii)                           except as may be required as a result of a change in Applicable Law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

(viii)                        fail to use their reasonable efforts to maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for such party;

(ix)                              except as otherwise permitted by Section 6.18, settle, or agree to settle any action, suit, litigation, investigation or proceeding pending or threatened before any arbitrator, court or other Governmental Authority for settlement amounts in excess of $250,000  individually or $1,000,000  in the aggregate;

(x)                                 waive, release or assign any claims or rights having a value in excess of $250,000 individually or $1,000,000 in the aggregate;

(xi)                              make or change any material Tax election, change an annual accounting period, file any amended income or other material Tax Return except as required by Applicable Law, enter into any closing agreement with respect to a material amount of Taxes, waive or extend any statute of limitations with respect to Taxes, settle or compromise any material Tax liability, claim or assessment, surrender any right to claim a material refund of Taxes or take any other similar action relating to the filing of any Tax Return or the payment of any material amount of Taxes;

(xii)                           (A) incur any Indebtedness for borrowed money in excess of $1,000,000 in the aggregate, (B) except in the ordinary course of business, enter into any

71

material lease (whether such lease is an operating or capital lease) or create any material mortgages, liens, security interests or other encumbrances on the property of Solstice or any of its Subsidiaries in connection with any Indebtedness thereof, or (C) make any loans, advances or capital contributions to, or investments in, any other Person, other than to Solstice or any of its Subsidiaries and other than for cash management purposes in the ordinary course of business;

(xiii)                        except in the ordinary course of business, enter into, amend, modify, extend or terminate any Solstice Material Contact, or waive any rights or claims thereunder;

(xiv)                       subject to Sections 6.3, 6.5 and 6.8, take any action that would reasonably be expected to delay materially or adversely affect the ability of any of the parties hereto to (1) obtain any consent, authorization, order or approval of any Governmental Authority or the expiration of any applicable waiting period required to consummate the Transactions or (2) consummate the Transactions;

(xv)                          cause the acceleration of rights, benefits or payments under any Solstice Plans other than any such acceleration resulting from the consummation of the Transactions and the transactions expressly provided for herein under the terms of the Solstice Plans as of the date hereof;

(xvi)                       except in the ordinary course of business, enter into forward sales contracts, fixed price contracts, fixed price swaps, collars, options or other hedging arrangements, except as permitted by such programs currently in effect and approved by Solstice’s Board of Directors as of the date hereof;

(xvii)                    adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Solstice or any of its Subsidiaries (other than the Transactions and the Mergers and other than a merger among wholly-owned Subsidiaries of Solstice), or enter into any agreement with respect to the voting of its capital stock or other securities held by Solstice or any of its Subsidiaries; or

(xviii)                 agree in writing to take any of the foregoing actions;

provided, however, that, notwithstanding any other provision of this Agreement, prior to the Closing, neither party shall manage or interfere with the other party’s conduct of business in the ordinary course.

6.2                               Conduct of the Glass Parties’ Businesses.

(a)                                 During the Pre-Closing Period, except as expressly set forth in the Glass Disclosure Letter or as expressly required or permitted by any other provision of this Agreement, unless Solstice, has consented in writing thereto (which consent shall not be unreasonably withheld, delayed or conditioned), each Glass Party shall, and each shall cause each of its Subsidiaries to, conduct its operations in the ordinary course and use its reasonable best efforts to preserve intact their respective business organizations and goodwill, keep available the services

72

of their respective officers and employees and maintain satisfactory relationships with those persons having business relationships with them.

(b)                                 Without limiting anything in Section 6.2(a), during the Pre-Closing Period, except as expressly set forth in the Solstice Disclosure Letter or as expressly required or permitted by any other provision of this Agreement, unless Solstice has consented in writing thereto (which consent shall not be unreasonably withheld, delayed or conditioned), no Glass Party shall, and each shall cause its Subsidiaries not to:

(i)                                     amend its certificate of incorporation, by-laws or comparable organizational documents or effect any split or reverse split of any of its shares of capital stock or other equity interests;

(ii)                                  (A) except pursuant to the exercise of settlement of any equity awards and other contractual rights in each case existing on the date hereof, issue any shares of capital stock or other equity interests (other than to a Glass Party or one of their wholly-owned Subsidiaries); (B) grant, confer or award any option, warrant, conversion right or other right to acquire any Glass Shares or shares of capital stock of any of its Subsidiaries; (C) increase any compensation or benefits of employees, officers, or directors, except for non-material increases in compensation and benefits in the ordinary course of business consistent with past practice, or enter into or amend any employment, severance, change in control, retention, or similar plans, arrangements or agreements with any of its present or future officers or directors, except (1) offer letters that do not provide for severance or notice of termination with new employees consistent with past practice or (2) amendments to the extent required by Applicable Law, or (D) adopt any new plan, program, policy, agreement or other arrangement that, if in existence on the date hereof would have constituted a Glass Plan (including any stock option, stock benefit or stock purchase plan) or amend (except to the extent required by Applicable Law) any existing Glass Plan in any material respect, or (E) enter into, amend, modify or terminate any Collective Bargaining Agreement;

(iii)                               (A) declare, set aside or pay any dividend or make any other distribution or payment with respect to any Glass Shares or equity interests of any of its Subsidiaries, (B) pay any management or similar fee, (C) repay any of the loans made to Glass prior to the date hereof by any Glass Member or the controlling person of any Glass Member, or (D) redeem, purchase or otherwise acquire any Glass Shares or equity interests of any of its Subsidiaries or any option, warrant, conversion right or other right to acquire such Glass Shares or shares, or make any commitment for any such action, except as required under any Glass Equity Plan disclosed in the Glass Disclosure Letter;

(iv)                              sell, lease, encumber or otherwise dispose of (by merger or otherwise), or enter into a contract to sell, lease, encumber or otherwise dispose of (by merger or otherwise), any of its tangible assets (including capital stock of Subsidiaries) or properties, except for (A) sales of inventory or products in the ordinary course of business and (B) sales of surplus or obsolete equipment;

(v)                                 sell, assign, transfer, license, abandon, permit to lapse, or otherwise dispose of any Glass Intellectual Property, except for (i) non-exclusive licenses in the

73

ordinary course of business, and (ii) the abandonment in the ordinary course of business of Glass Registrations that are not material to the business of Glass or any of its Subsidiaries and that are reasonably determined by Glass to be no longer economical to maintain;

(vi)                              enter into any joint venture outside the ordinary course of business, enter into any partnership or make any election to treat any venture with a third party as a partnership, make or commit to make capital expenditures, or acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets or securities, except that Glass and its Subsidiaries may make and commit to make capital expenditures and such acquisitions that do not involve payments by it and its Subsidiaries that, in the aggregate, exceed (x) amounts set forth in the Glass Parties’ capital expenditures budget provided to Solstice prior to the date hereof or (y) $500,000 in the aggregate.

(vii)                           except as may be required as a result of a change in Applicable Law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

(viii)                        fail to use their reasonable efforts to maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for such party;

(ix)                              except as otherwise permitted by Section 6.18, settle, or agree to settle any action, suit, litigation, investigation or proceeding pending or threatened before any arbitrator, court or other Governmental Authority for settlement amounts in excess of $250,000 individually or $1,000,000 in the aggregate;

(x)                                 waive, release or assign any claims or rights having a value in excess of $250,000 individually or $1,000,000 in the aggregate;

(xi)                              make or change any material Tax election, change an annual accounting period, file any amended income or other material Tax Return except as required by Applicable Law, enter into any closing agreement with respect to a material amount of Taxes, waive or extend any statute of limitations with respect to Taxes, settle or compromise any material Tax liability, claim or assessment, surrender any right to claim a material refund of Taxes or take any other similar action relating to the filing of any Tax Return or the payment of any material amount of Taxes;

(xii)                           (A) incur any Indebtedness for borrowed money in excess of $1,000,000 in the aggregate, (B) except in the ordinary course of business, enter into any material lease (whether such lease is an operating or capital lease) or create any material mortgages, liens, security interests or other encumbrances on the property of any Glass Party or any of its Subsidiaries in connection with any Indebtedness thereof, or (C) make any loans, advances or capital contributions to, or investments in, any other Person, other than to any Glass

74

Party or any of its Subsidiaries and other than for cash management purposes in the ordinary course of business;

(xiii)                        except in the ordinary course of business, enter into, amend, modify, extend or terminate any Glass Material Contact, or waive any rights or claims thereunder;

(xiv)                       subject to Section 6.8, take any action that would reasonably be expected to delay materially or adversely affect the ability of any of the parties hereto to (A) obtain any consent, authorization, order or approval of any Governmental Authority or the expiration of any applicable waiting period required to consummate the Transactions or (B) consummate the Transactions;

(xv)                          cause the acceleration of rights, benefits or payments under any Glass Plans other than any such acceleration resulting from the consummation of the Transactions and the transactions expressly provided for herein under the terms of the Glass Plans as of the date hereof;

(xvi)                       except in the ordinary course of business, enter into forward sales contracts, fixed price contracts, fixed price swaps, collars, options or other hedging arrangements, except as permitted by such programs currently in effect and approved by Glass’s Board of Directors as of the date hereof;

(xvii)                    adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of any Glass Party or any of its Subsidiaries (other than the Transactions and the Mergers and other than a merger among wholly-owned Subsidiaries of Glass), or enter into any agreement with respect to the voting of its capital stock or other securities held by Glass or any of its Subsidiaries; or

(xviii)                 agree in writing to take any of the foregoing actions;

provided, however, that, notwithstanding any other provision of this Agreement, prior to the Closing, neither party shall manage or interfere with the other party’s conduct of business in the ordinary course.

6.3                               No Solicitation By Solstice.

(a)                                 Subject to Section 6.3(c) through Section 6.3(f), each Solstice Party agrees that, during the Pre-Closing Period, neither it nor any of its Subsidiaries shall, and that it shall cause its and its Subsidiaries’ respective directors, officers, employees, agents, investment bankers, attorneys, accountants and other representatives (“Representatives”) not to, directly or indirectly, (i) maintain, initiate or solicit or knowingly encourage or facilitate (including by way of furnishing information which has not been previously publicly disseminated) any inquiries with respect to, or the making of any proposal which constitutes, or would reasonably be expected to lead to, a Solstice Acquisition Proposal, (ii) engage in any discussions or negotiations concerning, or provide any confidential information or data regarding Solstice or its Subsidiaries to any person relating to, a Solstice Acquisition Proposal, (iii) approve or

75

recommend, or propose publicly to approve or recommend, any Solstice Acquisition Proposal, (iv) approve or recommend, or propose publicly to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement relating to any Solstice Acquisition Proposal, (v) take any action to make the provisions of any takeover statute inapplicable to any transactions contemplated by a Solstice Acquisition Proposal, or (vi) propose publicly or agree to do any of the foregoing.

(b)                                 Subject to Section 6.3(c) through Section 6.3(f), during the Pre-Closing Period, neither the Board of Directors of Solstice nor any committee thereof shall, directly or indirectly, (i) withdraw, withhold, modify or qualify, or publicly propose to withdraw, withhold, modify or qualify, in a manner adverse to Glass, the Solstice Board Recommendation, (ii) approve, adopt or recommend, or publicly propose to approve, adopt or recommend, any Solstice Acquisition Proposal, (iii) in the event of the commencement of a tender offer or exchange offer for any outstanding shares of Solstice’s capital stock, fail to recommend against acceptance of such tender offer or exchange offer by the Solstice stockholders (including, subject to Section 6.3(c), by taking no position or a neutral position with respect to any such offer) within ten Business Days of the commencement thereof, or (iv) recommend that the Solstice stockholders not adopt this Agreement or approve the Solstice Merger or the Solstice Merger-Related Proposals (any action described in clauses (i)-(iv) above being referred to as an “Solstice Change of Recommendation”).

(c)                                  Nothing contained in this Agreement shall prevent Solstice or the Board of Directors of Solstice from (i) complying with its disclosure obligations under Rule 14d-9 and 14e-2 promulgated under the Exchange Act, or issuing a “stop, look and listen” statement pending disclosure of its position (none of which, in and of itself, shall be deemed to constitute a Solstice Change of Recommendation”) or (ii) making any disclosure to Solstice’s stockholders if the Board of Directors of Solstice determines in good faith, after consultation with its outside legal counsel, that the failure to make such disclosure would be inconsistent with its fiduciary duties or Applicable Law.

(d)                                 Notwithstanding the limitations set forth in Section 6.3(a) and Section 6.3(b), until the earlier of the receipt of the Required Solstice Stockholder Approval and any termination of this Agreement pursuant to Article 8, if after the date of this Agreement Solstice receives a written bona fide Solstice Acquisition Proposal, that was not, directly or indirectly, solicited, initiated or knowingly encouraged in material violation of this Section 6.3, and that the Board of Directors of Solstice has determined in good faith, after consultation with its outside legal counsel and financial advisors (i) constitutes a Solstice Superior Proposal or (ii) could reasonably be expected to result in a Solstice Superior Proposal, then Solstice, its Subsidiaries and its and their respective Representatives may, subject to Section 6.3(h), in response to such Solstice Acquisition Proposal take the following actions, to the extent that the Board of Directors of Solstice has determined in good faith, after consultation with its outside legal counsel, that a failure to take such actions would be inconsistent with its fiduciary duties to Solstice’s stockholders under Applicable Law: (A) furnish nonpublic information to the third party making such Solstice Acquisition Proposal, if, and only if, prior to furnishing such information, Solstice receives from the third party an executed confidentiality agreement with provisions no less restrictive to such third party with respect to the use or disclosure of nonpublic information than

76

the Confidentiality Agreement and (B) engage in discussions or negotiations with the third party with respect to such Solstice Acquisition Proposal.

(e)                                  Notwithstanding anything in this Agreement to the contrary but subject to compliance with this Section 6.3, nothing contained in this Agreement shall prevent Solstice or the Board of Directors of Solstice from, at any time prior to, but not after, the receipt of the Required Solstice Stockholder Approval, in response to the receipt of a written Solstice Acquisition Proposal after the date of this Agreement that did not result from a breach of this Section 6.3, (i) terminating this Agreement pursuant to Section 8.3(b) in order to enter into a definitive written agreement with respect to such Solstice Acquisition Proposal or (ii) effecting a Solstice Change of Recommendation, if and only if, prior to taking any of the actions described in clauses (i) or (ii), (A) the Board of Directors of Solstice determines in good faith, after consultation with its outside legal counsel and financial advisors, that such Solstice Acquisition Proposal constitutes a Solstice Superior Proposal, (B) Glass shall have received written notice (the “Solstice Superior Proposal Notice”) of Solstice’s or of the Board of Directors of Solstice, as applicable, intention to take such action at least four (4) Business Days prior to the taking of such action by Solstice or the Board of Directors of Solstice, as applicable, which notice shall include the information with respect to such Solstice Acquisition Proposal that is specified in Section 6.3(h) (to the extent not previously provided), (iii) during the four (4) Business Days following the receipt by Glass of the Solstice Superior Proposal Notice (the “Negotiation Period”), Solstice, if requested by Glass, shall have made its Representatives available to negotiate with Glass regarding any revisions to the terms of the Transactions proposed by Glass in response to such Solstice Acquisition Proposal, and (iv) at the end of the four (4) Business Day period described in the foregoing clause (iii) the Board of Directors of Solstice continues to believe, in good faith after consultation with its outside legal counsel and financial advisors, and after taking into account any modifications to the terms of the Transactions that are proposed in a written offer by Glass after its receipt of the Solstice Superior Proposal Notice, that such Solstice Acquisition Proposal continues to constitute a Solstice Superior Proposal and that failure to take such action would be inconsistent with the Solstice directors’ fiduciary duties under Applicable Law.  Any material amendment or modification to such Solstice Acquisition Proposal prior to a Solstice Change of Recommendation shall require a new Solstice Superior Proposal Notice and the Negotiation Period shall be extended by an additional two (2) Business Days from the date of receipt of such new Solstice Superior Proposal Notice (it being understood, however, that the Negotiation Period for such Solstice Acquisition Proposal shall not be extended more than once pursuant to this sentence).

(f)                                   Notwithstanding anything in this Agreement to the contrary, nothing contained in this Agreement shall prevent the Board of Directors of Solstice from, at any time prior to, but not after, the receipt of the Required Solstice Stockholder Approval, effecting a Solstice Change of Recommendation (other than in response to the receipt or making of a Solstice Acquisition Proposal, which shall be subject to Section 6.3(e)) if the Board of Directors of Solstice determines that an Intervening Event has occurred and is continuing and if, prior to taking such action, the Board of Directors of Solstice determines in good faith, after consultation with its outside legal counsel, that failure to take such action would be inconsistent with the Solstice directors’ fiduciary duties under Applicable Law; provided, however that (i) Glass shall have received written notice (a “Solstice Board Recommendation Notice”) of the Board of

77

Directors of Solstice’s intention to take any such action at least four (4) Business Days prior to the taking of such action by the Board of Directors of Solstice specifying in reasonable detail the circumstances related to such determination, (ii) during such notice period, Solstice, if requested by Glass, shall have made available its Representatives to negotiate with Glass to revise the terms of the Transactions and (iii) the Board of Directors of Solstice continues to believe, after taking into account any modifications to the terms of the Transactions that are proposed by Glass in a written offer after its receipt of such Solstice Board Recommendation Notice, that failing to take such action would be inconsistent with the Solstice directors’ fiduciary duties under Applicable Law.

(g)                                  Solstice agrees that it and its Subsidiaries shall, and that they shall cause their respective Representatives to, (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any person (other than the parties) conducted prior to the date of this Agreement with respect to any Solstice Acquisition Proposal and (ii) request each third party that has heretofore executed a confidentiality agreement that relates to a Solstice Acquisition Proposal (other than Glass) to return or destroy all confidential information regarding Solstice or its Subsidiaries heretofore furnished to such third party by Solstice or on its behalf. Solstice agrees that it and its Subsidiaries will take the necessary steps to promptly inform its and its Subsidiaries’ Representatives of the obligations undertaken in this Section 6.3.

(h)                                 During the Pre-Closing Period, Solstice shall promptly orally notify Glass of any request for information or any inquiries, proposals or offers relating to a Solstice Acquisition Proposal indicating, in connection with such notice, the name of such person making such request, inquiry, proposal or offer and the material terms and conditions of any proposals or offers and Solstice shall provide to Glass written notice of any such inquiry, proposal or offer within 24 hours of such event and copies of any written or electronic correspondence to or from any person making a Solstice Acquisition Proposal (or its Representatives). Solstice shall keep Glass informed orally, as soon as is reasonably practicable, of the status of any Solstice Acquisition Proposal, including with respect to the status and material terms of any such proposal or offer and whether any such proposal or offer has been withdrawn or rejected and Solstice shall provide to Glass written notice of any such withdrawal or rejection and copies of any written proposals or requests for information within 24 hours. Solstice also agrees to provide any information to Glass (not previously provided or made available to Glass) that it is providing to another person pursuant to this Section 6.3 at substantially the same time it provides such information to such other person. All information provided to Glass under this Section 6.3 shall be kept confidential by Glass in accordance with the terms of the Confidentiality Agreement.

6.4                               No Solicitation By Glass Parties.

(a)                                 Each Glass Party agrees that, during the Pre-Closing Period, neither it nor any of its Subsidiaries shall, and that it shall cause its and its Subsidiaries’ respective Representatives not to, directly or indirectly, (i) maintain, initiate or solicit or knowingly encourage or facilitate (including by way of any inquiries with respect to, or the making of, any proposal which constitutes, or would reasonably be expected to lead to) a Glass Acquisition Proposal, (ii) engage in any negotiations concerning, or provide any confidential information or data regarding Glass or its Subsidiaries to any person relating to, a Glass Acquisition Proposal, (iii) approve or recommend, or propose publicly to approve or recommend, any Glass

78

Acquisition Proposal, (iv) approve or recommend, or propose publicly to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement relating to any Glass Acquisition Proposal, (v) take any action to make the provisions of any takeover statute inapplicable to any transactions contemplated by a Glass Acquisition Proposal, or (vi) propose publicly or agree to do any of the foregoing.

(b)                                 Glass agrees that it and its Subsidiaries shall, and that they shall cause their respective Representatives to, (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any person (other than the parties) conducted prior to the date of this Agreement with respect to any Glass Acquisition Proposal and (ii) request each third party that has heretofore executed a confidentiality agreement that relates to a Glass Acquisition Proposal (other than Solstice) to return or destroy all confidential information regarding Glass or its Subsidiaries heretofore furnished to such third party by Glass or on its behalf. Glass agrees that it and its Subsidiaries will take the necessary steps to promptly inform its and its Subsidiaries’ Representatives of the obligations undertaken in this Section 6.4.

(c)                                  During the Pre-Closing Period, Glass shall promptly orally notify Solstice of any request for information or any inquiries, proposals or offers relating to a Glass Acquisition Proposal indicating, in connection with such notice, the name of such person making such request, inquiry, proposal or offer and the material terms and conditions of any proposals or offers and Glass shall provide to Solstice written notice of any such inquiry, proposal or offer within 24 hours of such event and copies of any written or electronic correspondence to or from any person making a Glass Acquisition Proposal (or its Representatives). Glass shall keep Solstice informed orally, as soon as is reasonably practicable, of the status of any Glass Acquisition Proposal, including with respect to the status and material terms of any such proposal or offer and whether any such proposal or offer has been withdrawn or rejected and Glass shall provide to Solstice written notice of any such withdrawal or rejection and copies of any written proposals or requests for information within 24 hours.

6.5                               Meeting of Solstice Stockholders.

(a)                                 Solstice will take all action necessary in accordance with Applicable Law and its certificate of incorporation and by-laws to convene a meeting of its stockholders as promptly as practicable after the Registration Statement has been declared effective to consider and vote upon the adoption of this Agreement and the approval of the Solstice Merger and the Solstice Merger-Related Proposals.  Such meeting shall not be postponed or adjourned by Solstice for more than five (5) Business Days in the aggregate from the originally scheduled date without the prior written consent of Glass, except Solstice may postpone or adjourn such meeting, without such consent (i) to solicit additional proxies for the purpose of obtaining the Solstice Stockholder Approval, (ii) in the absence of a quorum and/or (iii) to allow reasonable additional time for the filing and/or mailing of any supplemental or amended disclosure that Solstice has determined after consultation with outside legal counsel is necessary under Applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by Solstice’s stockholders prior to such meeting.  Solstice shall, upon the reasonable request of Glass, advise Glass at least on a daily basis on each of the last seven (7) Business

79

Days prior to the date of such meeting as to the aggregate tally of proxies received by Solstice with respect to the Required Solstice Stockholder Approval.

(b)                                 Solstice, acting through its Board of Directors, shall recommend to its stockholders that they vote in favor of the adoption of this Agreement and the approval of the Solstice Merger and the Solstice Merger-Related Proposals; provided that the Board of Directors of Solstice may at any time prior to the receipt of the Required Solstice Stockholder Approval, to the extent permitted by Section 6.3 and unless this Agreement is terminated in accordance with Article 8 and subject to compliance with Article 8, make a Solstice Change of Recommendation.  Subject to Section 6.3, Solstice shall use its commercially reasonable efforts to (A) solicit from its stockholders proxies in favor of the adoption of this Agreement and the approval of the Solstice Merger and the Solstice Merger-Related Proposals and (B) take all other action necessary or advisable to secure the Required Solstice Stockholder Approval.  Notwithstanding anything in this Agreement to the contrary, unless this Agreement is terminated in accordance with Article 8 and subject to compliance with Article 8, Solstice, regardless of whether the Board of Directors of Solstice has approved, endorsed or recommended a Solstice Acquisition Proposal or has made a Solstice Change of Recommendation or any Solstice Acquisition Proposal shall have been proposed or announced or otherwise submitted to Solstice or its Subsidiaries or their respective Representatives, Solstice will submit this Agreement for approval by the stockholders of Solstice at such meeting.

6.6                               Registration Statement.

(a)                                 Solstice and Glass shall cooperate to prepare, and Solstice shall use its reasonable best efforts to cause the Company to file with the SEC as soon as practicable after the date hereof, a Registration Statement on Form S-4 under the Securities Act (the “Registration Statement”) with respect to the shares of Company Common Stock issuable pursuant to the Mergers.  A portion of the Registration Statement shall also serve as the proxy statement with respect to the meetings of the stockholders of each of Solstice and the Glass Parties in connection with this Agreement and the Transactions (the “Joint Proxy Statement/Prospectus”). Solstice and the Glass Parties and their respective counsel shall be given an adequate opportunity to review and comment on the Joint Proxy Statement/Prospectus and the Registration Statement, and Solstice and the Glass Parties shall give due consideration to all reasonable comments of the other parties or their counsel thereon.  Each of Solstice and the Glass Parties shall cause the Joint Proxy Statement/Prospectus and the Registration Statement to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder.  Each of Solstice and the Glass Parties shall, and Solstice shall cause the Company to, use its reasonable best efforts to have the Registration Statement declared effective by the SEC as promptly as practicable and to keep the Registration Statement effective as long as is necessary to consummate the Transactions.  Solstice shall cause the Company to use its reasonable best efforts to obtain, prior to the effective date of the Registration Statement, all necessary state or foreign securities law or “blue sky” permits or approvals required to carry out the Transactions, provided that the costs and expenses of obtaining such permits or approvals shall be shared equally by Solstice and the Glass Parties.

(b)                                 Solstice shall cause the Joint Proxy Statement/Prospectus to be mailed to its stockholders and the stockholders of the Glass Parties as promptly as practicable after the

80

Registration Statement is declared effective by the SEC and in any event within five (5) days thereafter.

(c)                                  Each of the Solstice Parties and the Glass Parties agrees that the information provided by it for inclusion in the Joint Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the meetings of stockholders of Solstice and the Glass Parties, or, in the case of information provided by it for inclusion in the Registration Statement or any amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  In addition, the information supplied or to be supplied by or on behalf of any party hereto for inclusion in any filing pursuant to Rule 165 and Rule 425 under the Securities Act or Rule 14a-12 under the Exchange Act (each, a “Regulation M-A Filing”) shall not, at the time any such Regulation M-A Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)                                 Each of the Solstice Parties and the Glass Parties agrees that if it shall become aware, prior to the time of Solstice’s or any Glass Party’s stockholders’ meeting, of any information that would cause any of the statements in the Joint Proxy Statement/Prospectus or in the Registration Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary in order to make the statements made therein not false or misleading, to promptly inform the other parties thereof and to take the necessary steps to correct the Joint Proxy Statement/Prospectus.

(e)                                  Solstice and Glass will advise each other, promptly after Solstice or Glass, as the case may be, receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the Company Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Joint Proxy Statement/Prospectus or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

(f)                                   Solstice and Glass will promptly provide each other copies of all written correspondence received from the SEC and summaries of all oral comments received from the SEC in connection with the Transactions.  Solstice and Glass will promptly provide each other with drafts of all correspondence intended to be sent to the SEC in connection with the Transactions and allow each such party the reasonable opportunity to comment thereon prior to delivery to the SEC.

6.7                               Glass Stockholder Meetings.

(a)                                 Each Glass Party will take all action necessary in accordance with Applicable Law and its certificate of incorporation and bylaws (or other governing documents) to convene a meeting of its stockholders as promptly as practicable after the Registration

81

Statement has been declared effective to consider and vote upon the adoption of this Agreement, the Cayman Plan of Merger and the approval of the applicable Glass Merger. Such meetings shall not be postponed or adjourned by the Glass Parties for more than five (5) Business Days in the aggregate from the originally scheduled date without the prior written consent of Solstice, except any Glass Party may postpone or adjourn its meeting, without such consent (i) to solicit additional proxies for the purpose of obtaining the required approval for the applicable Glass Merger, (ii) in the absence of a quorum and/or (iii) to allow reasonable additional time for the filing and/or mailing of any supplemental or amended disclosure that the applicable Glass Party has determined after consultation with outside legal counsel is necessary under Applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by such Glass Party’s stockholders prior to such meeting.

(b)                                 Each Glass Party, acting through its Board of Directors, shall recommend to its stockholders that they vote in favor of the adoption of this Agreement and the approval of the applicable Glass Merger, which recommendation shall be included in the Joint Proxy Statement/Prospectus.

6.8                               Filings; Reasonable Best Efforts.

(a)                                 Subject to the terms hereof, including Section 6.8(b) and Section 6.8(c), each of the Glass Parties and the Solstice Parties shall use its reasonable best efforts to (i) take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the Transactions as promptly as practicable, (ii) as promptly as practicable, obtain from any Governmental Authority or any other third party any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained or made by such party or any of its Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Transactions, (iii) as promptly as practicable (and, in the case of the Pre-Merger Notification and Report Form filed pursuant to the HSR Act, in any event within ten (10) Business Days) after the date of this Agreement, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Transactions required under (A) the Securities Act and the Exchange Act, and any other applicable federal or state securities laws, (B) the HSR Act and any related governmental request thereunder, and (C) any other Applicable Law and (iv) execute or deliver any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of this Agreement. The parties hereto shall cooperate with each other in connection with the making of all such filings and shall use their respective reasonable best efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any Applicable Law in connection with the Transactions. For the avoidance of doubt, the parties agree that nothing contained in this Section 6.8(a) shall modify or affect their respective rights and responsibilities under Section 6.8(b) or Section 6.8(c).

(b)                                 Subject to the terms hereof, each party shall, and each shall cause each of its Subsidiaries, to cooperate with the other parties and to use its reasonable best efforts to obtain any government clearances or approvals, or expirations or terminations of waiting periods, required for the consummation of the Transactions under the HSR Act and any other federal, state or foreign law or, regulation or decree designed to prohibit, restrict or regulate actions for

82

the purpose or effect of monopolization or restraint of trade (collectively “Antitrust Laws”), and to respond to any government requests for information under any Antitrust Law. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any Antitrust Law. Except as prohibited by Applicable Law, each of the parties shall keep the other parties and their respective counsel informed of any substantive communication received by such party from, or given by such party to any Governmental Authority, in each case regarding any of the Transactions; and permit the other parties and their respective counsel to review any substantive communication given by it to, and consult with each other in advance of any meeting or conference with any such Governmental Authority.

(c)                                  Each party agrees to cooperate and use its reasonable best efforts to vigorously contest and resist any action or proceeding, including administrative or judicial action or proceeding, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that is in effect and that restricts, prevents or prohibits consummation of the Mergers and the Transactions contemplated by this Agreement, including reasonably pursuing administrative and judicial appeal; provided, however, that notwithstanding the foregoing or anything else to the contrary set forth in this Agreement, no party shall be required by this Agreement to agree to any material divestitures, licenses, hold separate arrangements or similar matters, including material covenants affecting business operating practices, except to the extent any such divestitures, licenses, arrangements, matters or covenants would not reasonably be expected to be material to the Glass Parties and Solstice, taken as a whole.

(d)                                 No party shall make any settlement offers or negotiate any consent decree, consent order or undertaking with any Governmental Authority relating to the Transactions contemplated by this Agreement without the prior consent of the other party, which shall not be unreasonably withheld, delayed or conditioned.  No party may accept any settlement, consent decree, consent order or enter into any undertaking proposed by any Governmental Authority, without the prior written consent of the other party, which shall not be unreasonably withheld, delayed or conditioned.

6.9                               Takeover Law.  None of the parties shall take any action that would cause the Transactions to be subject to the requirements of any Takeover Law.  If any Takeover Law shall become applicable to the Transactions, each of the Company, Solstice and the Glass Parties, the members of Boards of Directors and the Glass Members shall grant such approvals and take such actions as are necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated hereby, and otherwise act to eliminate or minimize the effects of such Takeover Law on the Transactions.

6.10                        Inspection.  From the date hereof to the Effective Time, each of Solstice and Glass shall allow all Representatives of Solstice or Glass, as the case may be, access at all reasonable times upon reasonable notice to the records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs of Solstice and Glass and their

83

respective Subsidiaries, including inspection of such properties; provided that no investigation pursuant to this Section 6.10 shall affect any representation or warranty given by any party hereunder; provided further that notwithstanding the provision of information or investigation by any party, no party shall be deemed to make any representation or warranty except as expressly set forth in this Agreement.  Notwithstanding the foregoing, no party shall be required to provide any information which it reasonably believes it may not provide to the other party by reason of Applicable Law, rules or regulations, which such party reasonably believes constitutes information protected by attorney/client privilege, or which it is required to keep confidential by reason of contracts or agreements with third parties.  The parties hereto will make reasonable and appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.  Each of Solstice and Glass agrees that it will not, and will cause its respective Representatives not to, use any information obtained pursuant to this Section 6.10 for any purpose unrelated to the consummation of the Transactions.  All information provided by a party to the other party hereunder shall be subject to the terms of the Confidentiality Agreement.  If any person is injured as a result of any inspection or testing of any property of Solstice or any of its Subsidiaries, Glass shall defend, indemnify and hold harmless Solstice and its Subsidiaries from any Damages, incurred in connection with any such injury, other than any injury attributable to any gross negligence or willful misconduct of Solstice or any of its Subsidiaries.  If any person is injured as a result of any inspection or testing of any property of Glass or any of its Subsidiaries, Solstice shall defend, indemnify and hold harmless Glass and its Subsidiaries from any Damages, incurred in connection with any such injury, other than any injury attributable to any gross negligence or willful misconduct of Glass or any of its Subsidiaries.

6.11                        Publicity.  Except in connection with and following a Solstice Change in Recommendation or Solstice Superior Proposal as permitted in accordance with Section 6.3 and in connection with any disclosure of any information concerning this Agreement or the Transactions in connection with any dispute between the parties regarding this Agreement or the Transactions, the parties will consult with each other and will mutually agree upon any press releases or public announcements pertaining to this Agreement or the Transactions and shall not issue any such press releases or make any such public announcements prior to such consultation and agreement, except as may be required by Applicable Law or by obligations pursuant to any listing agreement with any national securities exchange.

6.12                        Listing Application.  Solstice and Glass shall cooperate with each other and use their reasonable best efforts to cause the Company to promptly prepare and submit to NASDAQ a listing application covering the Company Common Stock to be issued pursuant to the Transactions, and shall use their reasonable best efforts to obtain, prior to the Effective Time, approval for such listing, subject to official notice of issuance.

6.13                        Expenses.  If the Transactions are not consummated, but subject to Section 8.5, all Costs incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses; provided, however, each of Solstice and Glass shall share equally the costs, expenses and filing fees for the Solstice Regulatory Filings and the Glass Regulatory Filings made in connection with the Transactions and for printing and distributing the Registration Statement and the Joint Proxy Statement/Prospectus.

84

6.14                        Directors’ and Officers’ Indemnification and Insurance.

(a)                                 The Company shall (A) indemnify, hold harmless and advance expenses to all past and present directors and officers of Solstice and its Subsidiaries (in all of their capacities) (x) to the same extent such persons are indemnified or have the right to advancement of expenses as of the date of this Agreement by Solstice pursuant to Solstice’s certificate of incorporation, by-laws and indemnification agreements, if any, in existence on the date hereof with any directors and officers of Solstice and its Subsidiaries and (y) without limitation to clause (x), to the fullest extent permitted by Applicable Law, in each case for acts or omissions in their capacities as directors or officers occurring at or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Transactions), (B) include and cause to be maintained in effect in Solstice Surviving Corporation’s (or any successor’s) certificate of incorporation and by-laws after the Effective Time provisions regarding elimination of liability of directors, indemnification of officers and directors, and advancement of expenses which are, in the aggregate, no less advantageous to the intended beneficiaries than the corresponding provisions contained in Solstice’s certificate of incorporation and by-laws, (C) periodically advance to any such indemnitee its legal and other expenses (including the cost of any investigation and preparation incurred in connection therewith), subject to clause (c) of this Section 6.14, and subject to the providing by such indemnitee of an undertaking to reimburse all amounts so advanced in the event of a final non-appealable determination by a court of competent jurisdiction that such indemnitee is not entitled thereto and (D) cause to be maintained for a period of six years after the Effective Time the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance (“D&O Insurance”) maintained by Solstice (provided that Solstice Surviving Corporation (or any successor) may substitute therefor one or more policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Time; provided, however, that in no event shall the Company or Solstice Surviving Corporation be required pursuant to this Section 6.14(a) to expend in any one year an amount in excess of 300% of the last annual premium paid by Solstice for such insurance prior to the date hereof, the amount of such annual premium being set forth in Section 6.14(a) of the Solstice Disclosure Letter; provided, further, that if the annual premiums of such insurance coverage exceed such amount, Solstice Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.  Solstice may extend coverage, effective as of the Effective Time, under Solstice’s D&O Insurance by obtaining a six-year “tail” policy prior to the Closing on terms and conditions no less advantageous to the covered persons than Solstice’s existing D&O Insurance, and such “tail” policy shall satisfy the provisions of this Section 6.14(a).  If such “tail” policy has been obtained by Solstice prior to the Closing, Solstice Surviving Corporation shall maintain such policies in full force and effect and continue to honor Solstice’s obligations thereunder.  From and after the Effective Time, the Company will guarantee the obligations of Solstice Surviving Corporation under this Section 6.14(a).

(b)                                 The Company shall (A) indemnify, hold harmless and advance expenses to all past and present directors and officers of each Glass Party and its Subsidiaries (in all of their capacities) (x) to the same extent such persons are indemnified or have the right to

85

advancement of expenses as of the date of this Agreement by any Glass Party pursuant to the Glass Organizational Documents and indemnification agreements, if any, in existence on the date hereof with any directors and officers of any Glass Party and its Subsidiaries and (y) without limitation to clause (x), to the fullest extent permitted by Applicable Law, in each case for acts or omissions in their capacities as directors or officers occurring at or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Transactions), (B) include and cause to be maintained in effect in the applicable Surviving Corporation’s (or any successor’s) memorandum and articles of association or other organizational documents after the Effective Time provisions regarding elimination of liability of directors, indemnification of officers and directors, and advancement of expenses which are, in the aggregate, no less advantageous to the intended beneficiaries than the corresponding provisions contained in the Glass Organizational Documents, (C) periodically advance to any such indemnitee its legal and other expenses (including the cost of any investigation and preparation incurred in connection therewith), subject to the following clause (c) of this Section 6.14, and subject to the providing by such indemnitee of an undertaking to reimburse all amounts so advanced in the event of a final non-appealable determination by a court of competent jurisdiction that such indemnitee is not entitled thereto and (D) cause to be maintained for a period of six years after the Effective Time the current D&O Insurance maintained by Glass (provided that any Surviving Corporation (or any successor) may substitute therefor one or more policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Time; provided, however, that in no event shall the Company or any Surviving Corporation be required pursuant to this Section 6.14(b) to expend in any one year an amount in excess of 300% of the last annual premium paid by Glass for such insurance prior to the date hereof, the amount of such annual premium being set forth in Section 6.14(b) of the Glass Disclosure Letter; provided, further, that if the annual premiums of such insurance coverage exceed such amount, the applicable Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.  Glass may extend coverage, effective as of the Effective Time, under Glass’s D&O Insurance by obtaining a six-year “tail” policy prior to the Closing on terms and conditions no less advantageous to the covered persons than Glass’s existing D&O Insurance, and such “tail” policy shall satisfy the provisions of this Section 6.14(b).  If such “tail” policy has been obtained by Glass prior to the Closing, the applicable Surviving Corporation shall maintain such policies in full force and effect and continue to honor Glass’s obligations thereunder.  From and after the Effective Time, the Company will guarantee the obligations of the Surviving Entities under this Section 6.14(b).

(c)                                  No Surviving Corporation shall be obligated to pay the fees and expenses of more than one counsel for all indemnitees in any single claim except to the extent that, in the opinion of independent legal counsel selected by the indemnitee, which counsel shall be reasonably acceptable to the Company, representation of two or more of such indemnitees would present a conflict of interest under applicable standards of conduct in the legal profession. No Surviving Corporation shall be liable for any settlement effected without its written consent, which consent shall not unreasonably be withheld.

86

(d)                                 The obligations of the Company and the Surviving Entities under this Section 6.14 shall not be terminated or modified in such a manner as to adversely affect any indemnitee to whom this Section 6.14 applies without the consent of such affected indemnitee (it being expressly agreed that the indemnitees to whom this Section 6.14 applies shall be third party beneficiaries of this Section 6.14).  In the event that the Company, any Surviving Corporation or any of their respective successors or assigns (A) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (B) transfers all or substantially all its properties and assets to any person, then and in each case, proper provision shall be made so that the successors and assigns of such person or entity assume the indemnification obligations set forth in this Section 6.14.

6.15                        Taxes.

(a)                                 So long as the opinions of counsel referred to in Sections 7.2(d) and 7.3(d) are given, each party hereto agrees to report for U.S. federal income Tax purposes the exchange of Glass Shares for Company Common Stock pursuant to the Cayman Merger, taken together with the exchange of Solstice Common Stock for Company Common Stock pursuant to the Solstice Merger, as a transaction qualifying as a transfer of property to the Company described under Section 351 of the Code, except as otherwise required as a result of a final determination of a taxing authority; provided, however, the parties may treat the Solstice Merger as a reorganization within the meaning of Section 368(a) of the Code.

(b)                                 None of Solstice, the Glass Parties, the Company, or any of their respective Subsidiaries shall (i) take any action, or fail to take any reasonable action, as a result of which the exchange of Solstice Common Stock for Company Common Stock pursuant to the Solstice Merger would reasonably be expected to fail to qualify either as a reorganization under Section 368(a) of the Code or as a transaction that, taken together with the other Mergers, qualifies as a transfer of property to the Company described in Section 351 of the Code, or (ii) take any action, or fail to take any reasonable action, as a result of which the exchange of Glass Shares for Company Common Stock pursuant to the Cayman Merger, taken together with the other Mergers, would reasonably be expected to fail to qualify as a transaction qualifying as a transfer of property to the Company described in Section 351 of the Code.  Each of Solstice and Glass shall use its reasonable best efforts to obtain the opinion of counsel referred to in Sections 7.2(d) and 7.3(d).

(c)                                  The parties shall cooperate to prepare and file any Internal Revenue Service Forms 8937 as required pursuant to Section 6045B of the Code in connection with the Transactions.  The parties agree to furnish to each other, upon request, such information and assistance relating to Taxes as is reasonably necessary for the filing of all Tax Returns, the making of any election relating to Taxes, the preparation for any audit by any Governmental Authority and the prosecution or defense of any claim, suit or proceeding relating to any Tax.

(d)                                 Solstice shall deliver to Wilmer Cutler Pickering Hale and Dorr LLP (“WilmerHale”) and Latham and Watkins LLP (“Latham”) an officer’s certificate, dated as of the Closing Date and signed by an officer of Solstice substantially in the form of Exhibit I (allowing for such amendments as counsel to Glass or counsel to Solstice deems necessary), and each of Glass, GB and GB II shall deliver to WilmerHale and Latham an officer’s certificate,

87

dated as of the Closing Date and signed by an officer of such Glass Party substantially in the forms of Exhibit J, Exhibit K and Exhibit L, respectively (allowing for such amendments as counsel to Glass or counsel to Solstice deems necessary) to enable WilmerHale to render the opinion described in Section 7.2(d) and Latham to render the opinion described in Section 7.3(d).

6.16                        Employee Benefits.

(a)                                 From and after the Effective Time, the Company shall honor, and shall cause each Surviving Corporation to honor, in accordance with their terms, all employment and severance agreements that constitute Solstice Plans or Glass Plans and all benefits and obligations under the other Solstice Plans and Glass Plans, as in effect on the date hereof (or as amended thereafter as required by the terms thereof as in effect as of the date of the Agreement, as contemplated hereby or with the prior written consent of Solstice and Glass).  Subject to the previous sentence, no provision of this Agreement shall be construed as a limitation on the right of the Company or any Surviving Corporation to amend or terminate any of the foregoing agreements, plans and arrangements to the extent permitted by the terms thereof and Applicable Law, and no provision of this Agreement shall be construed to create a right in any employee, director or beneficiary that such employee, director or beneficiary would not otherwise have under any of the foregoing agreements, plans and arrangements.  Section 6.16 shall not apply to persons employed outside the United States or covered by collective bargaining or other labor agreements (such non-U.S. employees and collectively bargained employees, the “Excluded Employees”). The foregoing notwithstanding, the Company agrees to comply with the requirements of Applicable Law with respect to the treatment of Excluded Employees and to honor, or to cause each Surviving Corporation or any of their respective Subsidiaries following the Effective Time to honor, in accordance with their terms all Solstice Plans, Solstice Foreign Plans, Glass Plans, Glass Foreign Plans and all Collective Bargaining Agreements or other labor agreements to which Solstice, Glass, or any of their Subsidiaries is a party or otherwise bound and which apply to the Excluded Employees, provided that such plans or agreements may be amended, terminated or suspended in accordance with their terms and Applicable Law.

(b)                                 The Company shall, and shall cause each Surviving Corporation to, give individuals who were employed by the Company, any Surviving Corporation or their respective Subsidiaries as of the Effective Time (the “Affected Employees”) full credit for purposes of eligibility, vesting and determination of the level of benefits (other than benefit accrual under a defined benefit pension plan) under any employee benefit plans or arrangements maintained by the Company, any Surviving Corporation or any of their respective Subsidiaries as of the Effective Time for such Affected Employees’ service with Glass or Solstice or any Subsidiary of Glass or Solstice to the same extent recognized by Glass or Solstice immediately prior to the Effective Time; provided, however, that no Affected Employee shall receive a duplication of benefits with respect to the same period of service.

(c)                                  The Company shall use commercially reasonable efforts to, and shall cause each Surviving Corporation to use commercially reasonable efforts to, (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Affected Employees under any medical or dental benefit plans that the Affected Employees may be eligible to participate in after the Effective Time, other than limitations or waiting periods that are already in effect with

88

respect to such employees and that have not been satisfied as of the Effective Time under any medical or dental benefit plan maintained for the Affected Employees immediately prior to the Effective Time, and (ii) to the extent permitted by the applicable medical or dental plan, provide each Affected Employee with credit for the year in which the Effective Time occurs for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any medical and dental plans that the Affected Employees are eligible to participate in after the Effective Time.

(d)                                 Solstice agrees to cause the Company to adopt or assume, prior to or as of the Effective Time, an equity compensation plan (the “New Equity Plan”) providing for the granting of stock options and other equity-based awards to the employees of the Company, each Surviving Corporation and their respective Subsidiaries. The New Equity Plan shall authorize a share reserve for the grant of awards covering a number of shares of Company Common Stock as agreed by Solstice and Glass and Solstice and Glass agree to cause the Company to allocate a portion of such share reserve consisting of a number of shares of Company Common Stock equal to the sum of (i) the aggregate number of shares of Company Common Stock that would be issued at Closing pursuant to the Assumed Company Options if each such option was “net exercised” on the Closing Date using the VWAP on the day immediately prior to the Closing Date (and for the avoidance of doubt, without any shares of Company Common Stock being withheld to pay income, payroll or other Taxes) and (ii) the aggregate number of shares of Company Common Stock covered by equity awards under the Solstice Stock Plans that are assumed by the Company pursuant to Sections 3.3(b) and 3.3(c) for grants to employees of the Glass Surviving Corporation and its Subsidiaries. The New Equity Plan will be in a form agreed to by Solstice and Glass and no awards under the New Equity Plan may be made on or prior to the Effective Time without the consent of Glass. The Company will adopt, and Solstice agrees that, as the stockholder of the Company, it will approve the adoption of, the New Equity Plan prior to the Effective Time.

(e)                                  Prior to the Effective Time, each of Solstice and Glass shall cause the Solstice Plans and Solstice Foreign Plans and the Glass Plans and Glass Foreign Plans to be amended as necessary to the extent permitted by Applicable Law so that (i) no Affected Employee who, immediately prior to the Effective Time, was an employee of Solstice or one of its Subsidiaries shall be eligible to participate in a Glass Plan or Glass Foreign Plan as of the Effective Time and (ii) no Affected Employee who, immediately prior to the Effective Time, was an employee of Glass or one of its Subsidiaries shall be eligible to participate in a Solstice Plan or Solstice Foreign Plan as of the Effective Time.

(f)                                   Glass and Solstice and their respective Subsidiaries have taken or caused to be taken all action necessary such that neither the execution of this Agreement nor the consummation of any of the Transactions shall constitute an event that requires the funding of any rabbi or similar trust with respect to any Solstice Plan, Solstice Foreign Plan, Glass Plan or Glass Foreign Plan.

(g)                                  This Section 6.16 is included for the sole benefit of the parties hereto and their respective transferees and permitted assigns and does not and shall not, except between the parties hereto, create any right in or obligation to any Person, including any Affected Employee, any person previously employed by the parties, any participant in any Solstice Plan, Glass Plan,

89

or successor or replacement plan or arrangement or any beneficiary or trustee thereof.  Nothing contained in this Agreement (express or implied) (i) is intended to require the Company or its Affiliates to establish or maintain or cause to be established or maintained any specific employee benefit plan or other compensatory arrangement for any length of time, (ii) is intended to create such a plan or arrangement or amend any of the foregoing, (iii) is intended to confer upon any individual any right to employment or other service relationship or continued employment or service relationship for any period of time, or any right to a particular term or condition of employment or service, or (iv) shall be construed to indicate existence of employment relations between Company and any of its service providers (including contractors and consultants).  No Affected Employee or other current or former employee of any of the parties or their Affiliates, including any beneficiary or dependent thereof, or any other Person not a party to this Agreement, shall be entitled to assert any claim (directly or as a third party beneficiary) against Solstice, Glass, the Company, the Surviving Entities or any of their respective Affiliates under this Section 6.16.

6.17                        Notification.  Solstice, Glass and each of the Glass Members shall give prompt notice to the other of (i) any representation or warranty made by it or him or contained in this Agreement becoming untrue or inaccurate in any material respect and (ii) the failure by it or him to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

6.18                        Security Holder Litigation.  Each of Solstice and Glass shall provide the other party the opportunity to participate in the defense of any litigation brought by stockholders or any holder of other securities of Solstice or shareholders or any holder of other securities of Glass or any Glass Corporate Member or in the name of Solstice or Glass against Solstice or Glass, as applicable, and/or their respective directors or officers related to this Agreement or any of the Transactions; provided, however, that no party shall compromise, settle, come to an arrangement regarding or agree to compromise, settle or come to an arrangement regarding any litigation arising or related to this Agreement or any of the Transactions, or consent to the same, without the prior written consent of the other party (not to be unreasonably withheld, conditioned of delayed), except that no such consent shall be required for any such settlement, compromise or arrangement that would not result in the payment by such party of any amount in excess of $1,000,000 over and above any retention or deductible under any applicable insurance policy.

6.19                        FIRPTA Compliance.  On or prior to the Closing Date, (i) each of GB and GB II shall deliver or cause to be delivered to the Company a signed original of a certification that the shares of their respective stock are not United States real property interests as defined in Section 897(c) of the Code, together with a notice to the Internal Revenue Service (which shall be filed by the Company with the Internal Revenue Service following the Closing Date), in accordance with the Treasury Regulations under Sections 897 and 1445 of the Code and (ii) Glass shall deliver to the Company a signed original of a certification pursuant to Treasury Regulation Section 1.1445-11T(d)(2).  If any of GB, GB II or Glass has not provided such certification and notice, as applicable, to the Company on or before the Closing Date, the Company shall be permitted to withhold from the payments to be made pursuant to this Agreement any required withholding Tax under Section 1445 of the Code.

90

6.20                        280G Vote.  Not less than three (3) Business Days prior to the Closing Date, each of the Glass Parties shall submit to a stockholder vote, in a manner that satisfies the stockholder approval requirements under Section 280G(b)(5)(B) of the Code and the Treasury Regulations promulgated thereunder, the right of any “disqualified individual” (as defined in Section 280G(c) of the Code) of such Glass Party that executed any required waiver or consent to receive all or a portion of payments (or other benefits) contingent on the consummation of the Transactions (within the meaning of Section 280G(b)(2)(A)(i) of the Code) to the extent necessary so that, upon stockholder approval, no payment received by such “disqualified individual” shall be a “parachute payment” under Section 280G(b) of the Code (determined without regard to Section 280G(b)(4) of the Code).  Such vote shall establish each such disqualified individual’s right to the payment or other compensation that, absent waiver and stockholder approval in accordance with Section 280G of the Code, could constitute a “parachute payment” under Section 280G(b) of the Code, and each of the Glass Parties shall use commercially reasonable efforts to obtain any required waivers or consents from the disqualified individuals of such Glass Party prior to the vote.  In addition, each of the Glass Parties shall provide adequate disclosure to their respective stockholders that hold voting capital stock of all material facts concerning all payments to any such disqualified individual that, but for such vote, could be deemed a “parachute payment” under Section 280G of the Code in a manner that satisfies Section 280G(b)(5)(B)(ii) of the Code and Treasury Regulations promulgated thereunder.  At least five (5) Business Days prior to the vote, Solstice and its counsel shall be given the right to review and comment on all documents required to be delivered to each of the Glass Parties’ respective stockholders in connection with such vote and any required disqualified individual waivers or consents (or a form thereof), and each of the Glass Parties shall reflect all reasonable comments of Solstice thereon to the extent provided within three (3) Business Days following the receipt by Solstice or its counsel of such document, waiver, or consent, as applicable.  Prior to soliciting the vote, each of the Glass Parties shall provide to Solstice and its counsel copies of all waivers or consents executed by the disqualified individuals of such Glass Party in connection with the vote, and promptly following the vote, Solstice and its counsel shall be provided copies of all documents executed by each of the Glass Parties’ respective stockholders in connection with the vote. For the avoidance of doubt, if, absent any action under this Section 6.20, no payment to any disqualified individual of a Glass Party would constitute a “parachute payment” under Section 280G(b) of the Code, such Glass Party will have no obligations to take any actions pursuant to this Section 6.20.

6.21                        Allocation Schedule.  Not less than one (1) day prior to the Closing Date, Glass shall deliver to Solstice the Allocation Schedule.

6.22                        Glass Indebtedness. Prior to the Closing Date, Glass shall obtain and deliver to Solstice executed payoff letters (the “Payoff Letters”), to be effective upon the Closing, from each lender of Indebtedness of Glass and any of its Subsidiaries as of immediately prior to the Closing (the “Glass Closing Indebtedness”).  Subject to the satisfaction or waiver of the conditions set forth in Section 7.1 and Section 7.2, at the Closing and on behalf of the applicable Glass Party, the Company shall pay, in cash by wire transfer of immediately available funds, the Glass Closing Indebtedness in the amounts set forth in the Payoff Letters delivered pursuant to this Section 6.22 and pursuant to wire instructions provided by Glass to Solstice prior to the Closing Date.

91

6.23                        Termination of 401(k) Plan. Prior to the Closing Date, Glass and Solstice will review the advisability of either (a) termination of one or more of the existing Glass Plans or Solstice Plans intended to comply with Section 401(k) of the Code (each a “401(k) Plan”) to take effect prior to the Closing Date (a “Plan Termination”) or (b) merger of the 401(k) Plans of the Parties as soon as practicable following the Effective Time (a “Plan Merger”).  In the event the Parties agree to effect a Plan Termination,  the Board of Directors of either Glass or Solstice, as applicable, will adopt resolutions for the foregoing, having first provided the other party with the form of resolutions and obtained its approval not less than two (2) Business Days preceding the Closing Date and the party whose 401(k) Plan is being terminated will provide other Party with evidence that such 401(k) Plan has been terminated pursuant to resolution of the applicable Board of Directors prospectively adopted and effective not later than the day immediately preceding the Closing Date. In the event Glass and Solstice agree to effect a Plan Merger, the Company shall and shall cause the Surviving Corporations to take all steps necessary or appropriate to merge the 401(k) Plans as soon as reasonably practicable after the Effective Time (or such later date agreed between the Parties).

ARTICLE 7

CONDITIONS

7.1                               Conditions to Each Party’s Obligation to Effect the Transactions.  The respective obligations of each party to effect the Transactions shall be subject to the fulfillment or waiver by each of Solstice and Glass (subject to Applicable Law) at or prior to the Closing Date of the following conditions:

(a)                                 Each of the Required Solstice Stockholder Approval and the Required Glass Stockholder Approvals shall have been obtained.

(b)                                 Any mandatory waiting period under the HSR Act or the Antitrust Laws described on Schedule 7.1(b) shall have expired or terminated, and any approvals required or deemed advisable by the parties under such Antitrust Laws shall have been obtained.

(c)                                  None of the parties hereto shall be subject to any decree, order or injunction of any Governmental Authority of competent jurisdiction which prohibits or makes unlawful the consummation of any of the Transactions.

(d)                                 The Registration Statement shall have become effective and no stop order with respect thereto shall be in effect and no proceedings for that purpose shall have been commenced or threatened by the SEC.

(e)                                  The shares of Company Common Stock to be issued pursuant to the Transactions shall have been authorized for listing on the NASDAQ, subject to official notice of issuance.

(f)                                   The Company Certificate of Incorporation shall have been filed with the Secretary of State of the State of Delaware and shall be effective in accordance with the DGCL.

92

7.2                               Conditions to Obligation of the Solstice Parties to Effect the Transactions.  The obligations of the Solstice Parties to effect the Transactions shall be subject to the fulfillment or waiver (subject to Applicable Law) by Solstice at or prior to the Closing Date of the following conditions:

(a)                                 Each Glass Party shall have performed in all material respects its covenants and agreements contained in this Agreement required to be performed on or prior to the Closing Date; and Solstice shall have received a certificate of such Glass Party, executed on its behalf by its Chief Executive Officer or Chief Financial Officer, dated the Closing Date, certifying to such effect.

(b)                                 Each of the OEP Glass Members shall have performed in all material respects its covenants and agreements contained in the Voting Agreement required to be performed on or prior to the Closing Date.

(c)                                  The representations and warranties (other than those in Sections 5.1, 5.2, 5.3(a), (b) and (c), 5.17, 5.18, 5.19, 5.20 and 5.21) of the Glass Parties contained in this Agreement shall be true and correct in all respects (disregarding any materiality and Glass Material Adverse Effect qualifiers contained therein) as of the date hereof and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), except for failures of such representations and warranties to be true and correct, individually or in the aggregate, that would not reasonably be expected to have a Glass Material Adverse Effect; the representations and warranties of the Glass Parties set forth in Sections 5.3(a), (b) and (c) shall be true and correct in all respects (other than de minimis inaccuracies) as of the date hereof and as of the Closing Date; the representations and warranties of the Glass Parties set forth in Sections 5.1, 5.2, 5.17, 5.18, 5.19, 5.20 and 5.21 shall be true and correct in all material respects as of the date hereof and as of the Closing Date; and Solstice shall have received a certificate of each Glass Party, executed on its behalf by its Chief Executive Officer or Chief Financial Officer, dated the Closing Date, certifying to such effect.

(d)                                 Solstice shall have received an opinion of counsel in form and substance reasonably satisfactory to Solstice, on the basis of certain facts, representations and assumptions set forth in such opinion, dated as of the Closing Date, to the effect that the exchange of Solstice Common Stock for Company Common Stock in the Solstice Merger will qualify as a reorganization under Section 368(a) of the Code or as a transaction that, taken together with the other Mergers, will qualify as a transfer of property to the Company described in Section 351 of the Code.  In rendering such opinion, such counsel shall be entitled to receive and rely upon the representations of officers of Solstice and the Glass Parties contained in the certificates delivered pursuant to Section 6.15(d).  The condition set forth in this Section 7.2(d) shall not be waivable after receipt of the affirmative vote of stockholders referred to in Section 7.1(a), unless further stockholder approval is obtained with appropriate disclosure.

(e)                                  Since the date of this Agreement, no Glass Material Adverse Effect shall have occurred.

(f)                                   The agreements identified on Schedule 7.2(f) shall have been terminated in its entirety.

93

(g)                                  Glass shall have delivered to Solstice the Allocation Schedule in accordance with Section 6.21.

(h)                                 Each Person contemplated to be a party to the Stockholders Agreement and the Registration Rights Agreement, excluding any Solstice Party but expressly including each OEP Glass Member and any Affiliate of One Equity Partners or any such OEP Glass Member that receives shares of Company Common Stock in connection with the Mergers, shall have executed and delivered such agreement to Solstice and each such agreement shall be in full force and effect as of the Effective Time.

7.3                               Conditions to Obligation of the Glass Parties to Effect the Transactions.  The obligation of the Glass Parties to effect the Transactions shall be subject to the fulfillment or waiver (subject to Applicable Law) by Glass at or prior to the Closing Date of the following conditions:

(a)                                 Each Solstice Party shall have performed in all material respects its covenants and agreements contained in this Agreement required to be performed on or prior to the Closing Date; and Glass shall have received a certificate of such Solstice Party, executed on its behalf by its Chief Executive Officer or Chief Financial Officer, dated the Closing Date, certifying to such effect.

(b)                                 The representations and warranties (other than those in Sections 4.1, 4.2, 4.3(a), (b) and (c), 4.17, 4.19, 4.20, 4.21 and 4.27) of the Solstice Parties contained in this Agreement shall be true and correct (disregarding any materiality and Solstice Material Adverse Effect qualifiers contained therein) as of the date hereof and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), except for failures of such representations and warranties to be true and correct, individually or in the aggregate, that would not reasonably be expected to have a Solstice Material Adverse Effect; the representations and warranties of the Solstice Parties set forth in Section 4.3(a), (b) and (c) shall be true and correct in all respects (other than de minimis inaccuracies as of the date hereof or the Closing Date); the representations and warranties of the Solstice Parties set forth in Sections 4.1, 4.2, 4.17, 4.19, 4.20, 4.21 and 4.27 shall be true and correct in all material respects as of the date hereof and as of the Closing Date; and Glass shall have received a certificate of each Solstice Party, executed on its behalf by its Chief Executive Officer or Chief Financial Officer, dated the Closing Date, certifying to such effect.

(c)                                  Since the date of this Agreement, no Solstice Material Adverse Effect shall have occurred.

(d)                                 Glass shall have received an opinion of counsel in form and substance reasonably satisfactory to Glass, on the basis of certain facts, representations and assumptions set forth in such opinion, dated as of the Closing Date, to the effect that for U.S. federal income Tax purposes the exchange of Glass Shares for Company Common Stock pursuant to the Cayman Merger, taken together with the other Mergers, qualifies as a transfer of property to the Company described in Section 351 of the Code.  In rendering such opinion, such counsel shall be entitled to receive and rely upon the representations of officers of Solstice and the Glass Parties as to such matters contained in the certificates delivered pursuant to Section 6.15(d).

94

(e)                                  Each Solstice Party contemplated to be a party to the Stockholders Agreement, the Registration Rights Agreement and the Promissory Note shall have executed and delivered such agreement to Glass and each such agreement shall be in full force and effect as of the Effective Time.

ARTICLE 8

TERMINATION

8.1                               Termination by Mutual Consent.  This Agreement may be terminated at any time prior to the Effective Time (whether before or after stockholder approval) by the mutual written consent of Solstice and Glass.

8.2                               Termination by Solstice or Glass.  This Agreement may be terminated at any time prior to the Effective Time (whether before or after stockholder approval) by action of the Board of Directors of Solstice or Glass if:

(a)                                 the Transactions shall not have been consummated by 11:59 p.m., New York City time, on February 23, 2018 (the “Outside Date”); provided that the Outside Date may be extended by either Solstice or Glass, by written notice to the other party, to May 31, 2018, in the event that all conditions set forth in Article 7 (other than the conditions set forth in Section 7.1(b) (the “Regulatory Conditions”)) have been or are reasonably capable of being satisfied at the time of such extension and the Regulatory Conditions are reasonably capable of being satisfied on or prior to May 31, 2018; provided, further, that the right to terminate this Agreement pursuant to this clause (a) shall not be available to any party whose failure to perform or observe in any material respect any of its obligations under this Agreement in any manner shall have been the primary cause of, or resulted in, the failure of any Merger to occur on or before such date; or

(b)                                 a meeting of Solstice’s stockholders contemplated by Section 6.5(a) shall have been held and the Solstice stockholders shall have voted upon, and shall have not approved this Agreement as contemplated by Section 7.1(a); provided, however, that the right to terminate this Agreement pursuant to this clause (b) shall not be available to any party whose failure to perform or observe any of its obligations under this Agreement in any manner shall have been the primary cause of, or resulted in, the failure to obtain the approval of the Solstice stockholders as contemplated by Section 7.1(a); or

(c)                                  there shall be any Applicable Law that makes consummation of any of the Transactions illegal or otherwise prohibited, or if any judgment, injunction, order or decree of a competent Governmental Authority enjoining any of the parties from consummating the Transactions shall have been entered and such judgment, injunction, order or decree shall have become final and nonappealable; provided, that the party seeking to terminate pursuant to this clause (c) shall have complied with Section 6.8 and with respect to other matters not covered by Section 6.8 shall have used its reasonable best efforts, subject to the limitations set forth in Section 6.8, to remove such injunction, order or decree.

95

8.3                               Termination by Solstice.  This Agreement may be terminated by action of the Board of Directors of Solstice:

(a)                                 whether before or after stockholder approval, if there has been a breach by any Glass Party or any Glass Member of any representation, warranty, covenant or agreement set forth in this Agreement or the Voting Agreement or if any such representation or warranty of any Glass Party or any Glass Member shall have become untrue, in either case such that the conditions set forth in Sections 7.2(a), 7.2(b), 7.2(c) or 7.2(d) would not be satisfied (other than the delivery of closing certificates) (assuming for purposes of this Section 8.3(a) that the references in Sections 7.2(a), 7.2(b), 7.2(c) or 7.2(d) to “Closing Date” mean the date of termination pursuant to this Section 8.3(a)) and such breach or failure of a representation or warranty to be true is not curable, or, if curable, is not cured within 30 days after written notice of such breach or failure of a representation or warranty to be true is given to Glass by Solstice; provided, however, that the right to terminate this Agreement pursuant to this Section 8.3(a) shall not be available to Solstice if any Solstice Party, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement such that the conditions set forth in Sections 7.3(a) or Section 7.3(b) shall not be satisfied (other than the delivery of closing certificates) and Glass would then be entitled to terminate this Agreement under Section 8.4(a) (without giving effect to the proviso in Section 8.4(a) or the 30-day advance notice period); or

(b)                                 if prior to the Solstice Cutoff Date, Solstice has received a Solstice Superior Proposal, provided that Solstice has complied in all material respects with its obligations under Section 6.3 and, in connection with the termination of this Agreement, Solstice pays to Glass in immediately available funds the Solstice Termination Amount to be paid pursuant to Section 8.5(a); or

(c)                                  if a meeting of stockholders of any Glass Party contemplated by Section 6.7 shall have been held and such stockholders shall have voted upon, and shall have not approved this Agreement as contemplated by Section 7.1(a); provided, however, that the right to terminate this Agreement pursuant to this clause (c) shall not be available to Solstice if Solstice’s failure to perform or observe any of its obligations under this Agreement in any manner shall have been the primary cause of, or resulted in, the failure to obtain the approval of such stockholders as contemplated by Section 7.1(a);

8.4                               Termination by Glass.  This Agreement may be terminated by action of the Board of Directors of Glass:

(a)                                 whether before or after stockholder approval, if there has been a breach by any Solstice Party of any representation, warranty, covenant or agreement set forth in this Agreement or if any such representation or warranty of any Solstice Party shall have become untrue, in either case such that the conditions set forth in Sections 7.3(a) or 7.3(b) would not be satisfied (other than the delivery of closing certificates) (assuming for purposes of this Section 8.4(a) that the references in Sections 7.3(a) and 7.3(b) to “Closing Date” mean the date of termination pursuant to this Section 8.4(a)) and such breach or failure of a representation or warranty to be true is not curable, or, if curable, is not cured within 30 days after written notice of such breach or failure of a representation or warranty to be true is given to Solstice by Glass;

96

provided, however, that the right to terminate this Agreement pursuant to this Section 8.4(a) shall not be available to Glass if any Glass Party or any OEP Glass Member, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement or the Voting Agreement such that the conditions set forth in Sections 7.2(a), Section 7.2(b), Section 7.2(c) or Section 7.2(d) (other than the delivery of closing certificates) shall not be satisfied and Solstice would then be entitled to terminate this Agreement under Section 8.3(a) (without giving effect to the proviso in Section 8.3(a) or the 30-day advance notice period); or

(b)                                 prior to the Solstice stockholders meeting (including adjournments or postponement) contemplated by Section 6.5(a), in the event that (x) the Board of Directors of Solstice makes a Solstice Change of Recommendation or (y) after the date hereof a Solstice Acquisition Proposal was publicly announced or disclosed, the Solstice Board fails to affirm the Solstice Board Recommendation within 10 Business Days after receipt of a Glass written request to do so.

8.5                               Effect of Termination.

(a)                                 Simultaneously with any termination of this Agreement by Solstice pursuant to Section 8.3(b), Solstice shall pay to Glass the Solstice Termination Amount in accordance with Section 8.3(b).

(b)                                 If at any time after the date of this Agreement, (i) Glass terminates this Agreement pursuant to Section 8.4(b), (ii) this Agreement is terminated by Glass or Solstice pursuant to Section 8.2(b) at a time when this Agreement was terminable pursuant to Section 8.4(b) or (iii)(A) a Solstice Acquisition Proposal shall have been publicly announced or disclosed, (B)(I) this Agreement is terminated by Glass or Solstice pursuant to Section 8.2(a), or (II) this Agreement is terminated by Glass or Solstice pursuant to Section 8.2(b) (as long as, in the case of Section 8.2(b), the Solstice Acquisition Proposal was publicly announced or disclosed and not withdrawn at the time of the Solstice stockholder meeting) and (C) within 12 months after such termination, Solstice enters into a definitive agreement in respect of a Solstice Acquisition Proposal or consummates a Solstice Acquisition Proposal, then Solstice shall pay Glass the Solstice Termination Amount within five (5) Business days after (x) the date of termination in the event of a termination described in the foregoing clauses (i) or (ii) or (y) the earlier of the date of consummation of the Solstice Acquisition Proposal or execution of a definitive agreement with respect thereto in the event of a termination described in the foregoing clause (iii) (provided, that, for purpose of clause (iii) of this Section 8.5(b), the term “Solstice Acquisition Proposal” shall have the meaning assigned to such term in Article 1, except that the reference to “greater than 15% shall be deemed to be a reference to “greater than 50%”).

(c)                                  In the event of termination of this Agreement and the abandonment of the Transactions pursuant to this Article 8, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section 8.5 and Section 6.13, and except for the provisions of Article 9 and the obligations of the parties under the Confidentiality Agreement, which shall survive such termination; provided, however, that (i) a party may recover Damages caused by a Willful and Material Breach of this Agreement by another party of any of its representations, warranties, covenants or other agreements set forth in this Agreement and Solstice may recover from Glass Damages caused by a Willful and Material Breach of the

97

Voting Agreement by any Glass Party or OEP Glass Member, and (ii) in addition to other remedies at law or equity for such Willful and Material Breach, the party so found to have committed a Willful and Material Breach (or Glass in the case of a Willful and Material Breach of the Voting Agreement by any Glass Party or OEP Glass Member) shall indemnify, hold harmless and reimburse the other parties for their respective reasonable out-of-pocket costs, fees and expenses of their counsel, accountants, financial advisors and other experts and advisors as well as fees and expenses incident to negotiation, preparation and execution of this Agreement and related documentation and stockholders’ meetings and consents (collectively, “Costs”), provided, however, that, upon payment by Solstice of the Solstice Termination Amount, in full, no Solstice Party shall any longer be required to indemnify and hold harmless the other parties for their respective Costs pursuant to this Section 8.5(c).  The parties acknowledge and agree that a party’s Damages hereunder in the event of a breach by another party shall not be limited to reimbursement of expenses or out-of-pocket costs, and may include the benefit of the bargain lost by a party’s stockholders or members, taking into consideration all relevant matters.

(d)                                 Any payment of the Solstice Termination Amount shall be made in cash by wire transfer of immediately available funds to an account designated by Glass in writing and any payments of Costs shall be made in cash by wire transfer of immediately available funds to an account designated by the recipient of such Costs.

(e)                                  The parties acknowledge and agree that in no event shall any Solstice Party be required to pay the Solstice Termination Amount on more than one occasion. In the event the Solstice Termination Amount are paid in accordance with this Section 8.5, except in the case of fraud by a Solstice Party, notwithstanding Section 8.5(c) hereof, such payment shall be liquidated damages (and not a penalty) and shall be the sole and exclusive remedy of the Glass Parties and their respective Subsidiaries, stockholders and Representatives against any Solstice Party or any of its Subsidiaries, stockholders and Representatives with respect to the termination, event or breach giving rise to that payment.

8.6                               Extension; Waiver.  At any time prior to the Effective Time, each party may (by action taken by its Board of Directors), to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein.  Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

ARTICLE 9

GENERAL PROVISIONS

9.1                               Survival of Representations and Warranties.  None of the representations and warranties in this Agreement or in any document delivered in connection with this Agreement shall survive the consummation of the Transactions.

98

9.2                               Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (a) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (b) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, or (c) immediately upon delivery by hand or by facsimile or email (with a written or electronic confirmation of delivery), if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next Business Day, in each case to the intended recipient as set forth below:

(a)                                 if to any Glass Party, to:

Genband Holdings Company

3605 E Plano Pkwy

Plano, Texas 75074

Attention:  David Walsh

Email: david.walsh@genband.com

Facsimile: (972) 521-5837

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

Attention:  David S. Allinson

Email: david.allinson@lw.com

Facsimile: (212) 751-4864

(b)                                 if to any Solstice Party, to:

Sonus Networks, Inc.

4 Technology Park Dr.

Westford, Massachusetts 01886

Attention: General Counsel

Email:  jsnider@sonusnet.com

Facsimile: (978) 614-8913

with a copy (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, Massachusetts 02109

Attention: Jay E. Bothwick, Esq. and Joseph B. Conahan, Esq.

Email:  jay.bothwick@wilmerhale.com; joseph.conahan@wilmerhale.com

Facsimile: (617) 526-5000

9.3                               Assignment; Binding Effect; Benefit.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether

99

by operation of law or otherwise) without the prior written consent of the other parties.  Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.  Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Sections 6.14, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

9.4                               Entire Agreement.  This Agreement, the Exhibits, the Schedules, the Solstice Disclosure Letter, the Glass Disclosure Letter and any documents delivered by the parties in connection herewith and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.  No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

9.5                               Amendments.  This Agreement may be amended by the parties hereto, by action taken or authorized by their Boards of Directors, at any time before or after approval of matters presented in connection with the Mergers by the stockholders of Solstice and the other parties to such Mergers, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders unless such amendment is subject to such further approval.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

9.6                               Governing Law.  This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.  Each of the parties hereby irrevocably agrees that any legal action or proceeding with respect to this Agreement, the Transactions, and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement, the Transactions, and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) (collectively with Delaware Court of Chancery, the “Delaware Courts”).  Each of the parties hereto further agrees not to commence any litigation relating to this Agreement or the Transactions except in the Delaware Courts, waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum.  EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY MATTER ARISING OUT OF THIS AGREEMENT AND, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY DEFENSE OR OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY PROCEEDING UNDER THIS AGREEMENT BROUGHT IN THE DELAWARE COURTS AND ANY CLAIM THAT ANY PROCEEDING

100

UNDER THIS AGREEMENT BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

9.7                               Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.  Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

9.8                               Headings.  Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretative effect whatsoever.

9.9                               Interpretation.  Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (a) “either” and “or” are not exclusive and “include,” “includes” and “including” are not limiting; (b) “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (c) “date of this Agreement” refers to the date set forth in the initial caption of this Agreement; (d) “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”; (e) the descriptive headings and table of contents included herein are included for convenience only and shall not affect in any way the meaning or interpretation of this Agreement or any provision hereof; (f) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (g) references to a contract or agreement mean such contract or agreement as amended or otherwise supplemented or modified from time to time; (h) references to a Person are also to its permitted successors and assigns; (i) references to an “Article,” “Section,” “Exhibit” or “Schedule” refer to an Article or Section of, or an Exhibit or Schedule to, this Agreement; (j) references to “$” or otherwise to dollar amounts refer to the lawful currency of the United States; (k) references to a federal, state, local or foreign law include any rules, regulations and delegated legislation issued thereunder; and (l) references to accounting terms used and not otherwise defined herein have the meaning assigned to them under GAAP.  The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party hereto.  No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement.  If any date on which a party is required to make a payment or a delivery pursuant to the terms hereof is not a Business Day, then such party shall make such payment or delivery on the next succeeding Business Day.  Time shall be of the essence in this Agreement.

9.10                        Waivers.  Except as provided in this Agreement, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, or delay or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default hereunder by any other party shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement.  The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

101

9.11                        Incorporation of Disclosure Letters and Exhibits.  The Solstice Disclosure Letter, the Glass Disclosure Letter and all Exhibits and Schedules hereto are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

9.12                        Severability.  If any provision (or part thereof) of this Agreement is invalid, illegal or unenforceable, that provision (or part thereof) will, to the extent possible, be modified in such a manner as to be valid, legal and enforceable but so as to retain most nearly the intent of the parties as expressed herein, and if such a modification is not possible, that provision (or part thereof) will be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions (or parts thereof) of this Agreement will not in any way be affected or impaired thereby. If any provision (or part thereof) of this Agreement is so broad as to be unenforceable, the provision (or part thereof) shall be interpreted to be only so broad as is enforceable.

9.13                        Enforcement of Agreement.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or if this Agreement was otherwise breached and that monetary damages, even if available, would not be an adequate remedy hereunder.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court without proof of actual damages and each party hereto waives any requirement for the securing or posting of any bond in connection with such remedy, this being in addition to any other remedy to which they are entitled at law or in equity.  The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Applicable Law or in equity for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for such breach.

[SIGNATURE PAGES FOLLOW]

102

IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

SONUS NETWORKS, INC.

By:	/s/ Raymond P. Dolan
Name: Raymond P. Dolan
Title: President and CEO

SOLSTICE SAPPHIRE INVESTMENTS, INC.,

By:	/s/ Susan Villare
Name: Susan Villare
Title: President and Treasurer

SOLSTICE SAPPHIRE, INC.,

By:	/s/ Susan Villare
Name: Susan Villare
Title: President and Treasurer

GREEN SAPPHIRE INVESTMENTS LLC,

By:	/s/ Susan Villare
Name: Susan Villare
Title: President and Treasurer

GREEN SAPPHIRE LLC,

By:	/s/ Susan Villare
Name: Susan Villare
Title: President and Treasurer

GENBAND HOLDINGS COMPANY,

By:	/s/ David Walsh
Name: David Walsh
Title: President, CEO and Chairman

GENBAND INC.,

By:	/s/ David Walsh
Name: David Walsh
Title: President, CEO and Chairman

GENBAND II INC.,

By:	/s/ David Walsh
Name: David Walsh
Title: President, CEO and Chairman

EXHIBIT A

AGREED FORM

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is made and entered into as of May 23, 2017, by and among Sonus Networks, Inc., a Delaware corporation (“Solstice”); Solstice Sapphire Investments, Inc., a Delaware corporation and wholly-owned subsidiary of Solstice (the “Company”); each member of GENBAND Holdings Company, a Cayman Islands exempted company limited by shares (“Glass”), named on Annex 1 (the “Glass Members”); each stockholder of GENBAND Inc., a Delaware corporation (“GB”), named on Annex 2 (the “GB Stockholders”); and each stockholder of GENBAND II, Inc., a Delaware corporation (“GB II”), named on Annex 3 (the “GB II Stockholders” and collectively with the Glass Members and the GB Stockholders, the “Equityholders”).

RECITALS

WHEREAS, the Merger Agreement (as defined below) provides for, among other things, (a) the merger of Cayman Merger Sub with and into Glass, with Glass surviving such merger as a subsidiary wholly owned, in part directly and in part indirectly, by the Company (the “Glass Merger”); (b) the merger of GB with and into GB Merger Sub, with GB Merger Sub surviving such merger as a wholly owned subsidiary of the Company (the “GB Merger”); and (c) the merger of GB II with and into GB Merger Sub, with GB Merger Sub surviving such merger as a wholly owned subsidiary of the Company (the “GB II Merger” and collectively with the Glass Merger and the GB Merger, the “Glass Mergers”); and

WHEREAS, as an inducement to and condition of the parties to the Merger Agreement to enter into the Merger Agreement, the Equityholders are entering into this Agreement;

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

1.                                      Certain Definitions.

(a)                                 Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), among Solstice, the Company, Glass, GB and the other parties thereto.  For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

“Beneficial Ownership” by a Person of any securities means that such Person is a beneficial owner of such securities in accordance with Rule 13d-3 adopted by the SEC under the Exchange Act. The term “Beneficially Own” shall have a correlative meaning.

“Constructive Sale” means with respect to any security, a short sale with respect to such security, entering into or acquiring a derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits or risks of ownership of such security.

“Permitted Transfer” means a Transfer by an Equityholder (or an Affiliate thereof) to an Affiliate of such Equityholder, provided that such transferee Affiliate agrees in writing to assume all of such transferring Equityholder’s obligations hereunder in respect of the securities subject to such Transfer and to be bound by, and comply with, the terms of this Agreement, with respect to the Shares that are subject to such Transfer, to the same extent as such transferring Equityholder is bound hereunder.

“Shares” means, when used with respect to any Equityholder, (i) all shares of capital stock or other equity interests of any Glass Party Beneficially Owned or owned of record by such Equityholder as of the date hereof and (ii) all shares of capital stock or other equity interests of any Glass Party of which such Equityholder acquires Beneficial Ownership or record ownership during the period commencing with the execution and delivery of this Agreement and expiring on the termination of this Agreement in accordance with Section 7.

“Transaction Documents” means this Agreement, the Merger Agreement, the Stockholders Agreement and each agreement, document or instrument referred to therein or herein, including the Registration Rights Agreement (as defined in the Stockholders Agreement).

“Transfer” means, with respect to any security (including any Share), the direct or indirect assignment, sale, transfer, tender, exchange, pledge, hypothecation, or the grant, creation or suffrage of a Lien in or upon, or the gift, grant or placement in trust, or the Constructive Sale or other disposition of such security (excluding transfers by testamentary or intestate succession, by domestic relations order or other court order) or any right, title or interest therein (including any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record ownership or Beneficial Ownership thereof, the offer to make such a sale, transfer, Constructive Sale or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.

2.                                      Transfer and Voting Restrictions.  Each Equityholder hereby agrees as follows:

(a)                                 At all times during the period commencing with the execution and delivery of this Agreement and expiring upon the termination of this Agreement in accordance with Section 7, such Equityholder shall not, except by operation of the Glass Mergers, Transfer any of the Shares, unless such Transfer is a Permitted Transfer.

(b)                                 Except as otherwise permitted by this Agreement or by order of a court of competent jurisdiction, such Equityholder shall not commit any act that is intended to restrict or affect such Equityholder’s legal power, authority and right to vote all of the Shares or otherwise prevent or disable such Equityholder from performing any of such Equityholder’s obligations under this Agreement.  Without limiting the generality of the foregoing, except for this

Agreement and as otherwise permitted by this Agreement, such Equityholder shall not enter into any voting agreement with any Person with respect to any of the Shares, grant any Person any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposit any of the Shares in a voting trust or otherwise enter into any agreement or arrangement with any Person, in each case, limiting or affecting such Equityholder’s legal power, authority or right to vote the Shares in favor of the adoption of the Merger Agreement and the approval of the Glass Mergers and the other transactions contemplated by the Transaction Documents (the “Transactions”), or amend or waive any rights under the Glass Stockholders Agreement. Without limiting the generality of the foregoing, except for this Agreement and as otherwise permitted by this Agreement, each Equityholder shall not enter into any agreement that would restrict or impede its rights to exercise rights over Shares held by other parties.

(c)                                  Such Equityholder understands and agrees that if such Equityholder attempts to Transfer, vote or provide any other person with the authority to vote any of the Shares other than in compliance with this Agreement, each Glass Party shall not, and such Equityholder hereby unconditionally and irrevocably instructs each Glass Party not to, (i) permit any such Transfer on its books and records, (ii) issue a new certificate representing any of the Shares, or (iii) record such vote.

3.                                      Agreement to Vote Shares. Each Equityholder hereby agrees as follows:

(a)                                 Until the termination of this Agreement in accordance with Section 7, at every meeting of the members or stockholders of any Glass Party called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the members or stockholders of any Glass Party, such Equityholder (in such Equityholder’s capacity as such) shall appear at the meeting or otherwise cause the Shares to be present thereat for purposes of establishing a quorum and, to the extent not voted by the Proxyholders, vote (i) in favor of the adoption of the Merger Agreement and the approval of the Transactions, (ii) against the approval or adoption of any proposal made in opposition to, or in competition with, the Transactions, and (iii) against any Glass Acquisition Proposal or any other action that is intended, or would reasonably be expected, to result in a breach of any covenant, representation or warranty or any other obligation or agreement of any Glass Party under the Merger Agreement or of such Equityholder under any Transaction Document to which such Equityholder is or will be a party or otherwise impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Transactions (each of (ii) and (iii), a “Competing Transaction”).

(b)                                 If such Equityholder is the Beneficial Owner, but not the record holder, of the Shares, such Equityholder agrees to use commercially reasonable efforts to cause the record holder and any nominees to vote all of the Shares in accordance with Section 3(a).

(c)                                  Such Equityholder shall use its reasonable best efforts to cause the equity holders of each Glass Party to adopt the Merger Agreement and approve the Transactions, and to cause the consummation of the Transactions.

4.                                      Grant of Irrevocable Proxy.  Each Equityholder hereby agrees as follows:

(a)                                 Solely in the event of a failure by such Stockholder to vote the Shares or otherwise comply with its obligations under Section 3, instruct nominees or record holders to vote the Shares, or grant a consent or approval in respect of such Shares in accordance with Section 3, as the case may be, such Equityholder hereby irrevocably appoints the Company, Solstice and each of their respective executive officers or other designees (the “Proxyholders”), as such Equityholder’s proxy and attorney-in-fact (with full power of substitution and re-substitution), and grants to the Proxyholders full authority, for and in the name, place and stead of such Equityholder, to vote the Shares, to instruct nominees or record holders to vote the Shares, or grant a consent or approval in respect of such Shares in accordance with Section 3 and, in the discretion of the Proxyholders with respect to any proposed adjournments or postponements of any meeting of members or stockholders of any Glass Party at which any of the matters described in Section 3 is to be considered.

(b)                                 Such Equityholder hereby revokes any proxies heretofore given by such Equityholder in respect of the Shares.

(c)                                  Such Equityholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Equityholder under this Agreement.  Such Equityholder hereby further affirms that the irrevocable proxy is coupled with an interest, is intended to be irrevocable in accordance with the provisions of Section 212 of the Delaware General Corporation Law (to the extent applicable), and may under no circumstances be revoked during the term of this Agreement.  The irrevocable proxy granted by such Equityholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy or incapacity of such Equityholder.

(d)                                 The Proxyholders may not exercise this irrevocable proxy on any matter except as provided above.  Such Equityholder may vote the Shares on all other matters.

(e)                                  The Company may terminate this proxy at any time by written notice to such Equityholder.

5.                                      Other Covenants.  Each Equityholder hereby agrees as follows:

(a)                                 Such Equityholder agrees to comply with Section 6.4 of the Merger Agreement as if it were a Glass Party and to execute and deliver at or prior to the Closing each Transaction Document contemplated by the Merger Agreement to be executed and delivered by such Equity holder at or prior to the Closing.

(b)                                 Except with respect to information publicly disclosed by the Company or Solstice or in connection with any disclosure of any information concerning this Agreement or the Transactions in connection with any dispute between the parties regarding this Agreement or the Transactions, such Equityholder may not issue any press release or make any public announcements pertaining to any Transaction Document or the Transactions without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), except as may be required by Applicable Law or by obligations pursuant to any listing agreement with any national securities exchange.

(c)                                  Subject to Section 8.5 of the Merger Agreement, if the Mergers are not consummated, all costs and expenses incurred in connection with any Transaction Document and the Transactions shall be paid by the party incurring such expenses.

(d)                                 Such Equityholder shall give prompt notice to the Company of (a) any representation or warranty made by it or contained in this Agreement becoming untrue or inaccurate in any material respect and (b) the failure by such Equityholder to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by such Equityholder under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties under any Transaction Document.

(e)                                  If such Equityholder is an OEP Glass Member, it agrees to report, for U.S. federal income Tax purposes, the exchange of its Glass Shares for Company Common Stock pursuant to the Glass Merger as a transaction qualifying under Section 351 of the Code, except as otherwise required as a result of a final determination of a taxing authority; provided, however, that such Equityholder may treat the Glass Merger as a reorganization within the meaning of Section 368(a) of the Code.

6.                                      Representations and Warranties of Each Equityholder. Each Equityholder, solely as to itself, represents and warrants to the Company and Solstice that the following representations and warranties are true and correct as of the date hereof and will be true and correct as of the Closing as if made at and as of the Closing:

(a)                                 If such Equityholder is not a natural person, such Equityholder is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.  Such Equityholder has all requisite corporate (or comparable) power, authority and legal capacity (as applicable) to Beneficially Own or own of record the Shares Beneficially Owned or owned of record by such Equityholder.

(b)                                 Such Equityholder has the requisite corporate (or comparable) power, authority and legal capacity, as applicable, to execute and deliver this Agreement and to perform its obligations hereunder.  Without limiting the foregoing, except as otherwise provided in this Agreement, (i) such Equityholder has full power and authority to (A) make, enter into and carry out the terms of this Agreement and to grant the irrevocable proxy as set forth in Section 4 and (B) vote all of the Shares in the manner set forth in this Agreement without the consent or approval of, or any other action on the part of, any other Person (including any Governmental Authority) and (ii) such Equityholder has not entered into any voting agreement (other than this Agreement) with any Person with respect to any of the Shares, granted any Person any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposited any of the Shares in a voting trust or entered into any arrangement or agreement with any Person, in each case, limiting or affecting such Equityholder’s legal power, authority or right to vote the Shares on any matter provided herein (other than those arising under the Glass Organizational

Documents and the Glass Stockholders Agreement, applicable securities laws and this Agreement).

(c)                                  If such Equityholder is not a natural person, the consummation by such Equityholder of the Transactions has been duly authorized by all requisite corporate (or comparable) action on the part of such Equityholder.  This Agreement constitutes the valid and legally binding obligation of such Equityholder, enforceable against such Equityholder in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights and general principles of equity.

(d)                                 Annex 1 hereto completely and accurately sets forth, as of the date hereof, the number of Glass Shares owned of record by such Equityholder and the number of Glass Shares otherwise Beneficially Owned by such Equityholder.  Annex 2 hereto completely and accurately sets forth, as of the date hereof, the number of GB Shares owned of record by such Equityholder and the number of GB Shares otherwise Beneficially Owned by such Equityholder.  Annex 3 hereto completely and accurately sets forth, as of the date hereof, the number of GB II Shares owned of record by such Equityholder and the number of GB II Shares otherwise Beneficially Owned by such Equityholder.  Such Equityholder Beneficially Owns or owns of record, free and clear of all Liens (other than those arising under the Glass Organizational Documents and the Glass Stockholders Agreement, applicable securities laws and this Agreement), all Shares indicated as being Beneficially Owned or owned of record by such Equityholder on Annexes 1, 2 and 3.  Except as set forth on Annexes 1, 2 and 3, such Equityholder does not own of record, have the power to vote or otherwise Beneficially Own any equity securities of any Glass Party.

(e)                                  Neither the execution and delivery by such Equityholder of this Agreement nor the consummation by such Equityholder of the Transactions in accordance with the respective terms of the applicable Transaction Documents, nor the performance by such Equityholder of its obligations hereunder will: (i) if such Equityholder is not a natural person, conflict with or result in a breach of any provisions of or create any rights in favor of any other party under the organizational documents of such Equityholder; (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, any note, bond, mortgage, indenture, deed of trust, lease, contract or agreement to which such Equityholder is a party; or (ii) contravene or conflict with or constitute a violation of any provision of any Applicable Laws binding upon or applicable to such Equityholder, except, in the case of matters described in clauses (ii) or (iii), as would not, individually or in the aggregate, reasonably be expected to have a Glass Material Adverse Effect or prevent or materially delay the performance by such Equityholder of its obligations under this Agreement.

(f)                                   Neither the execution and delivery by such Equityholder of this Agreement nor the consummation by such Equityholder of the Transactions in accordance with the respective terms of the applicable Transaction Documents, nor the performance by such Equityholder of its obligations hereunder will require any consent, approval or authorization of, or filing or registration with, any Governmental Authority on the part of such Equityholder, other than filings, consents, approvals and authorizations required under applicable Antitrust Laws, the Glass Regulatory Filings and except for any consent, approval or authorization the failure of which to obtain and for any filing or registration the failure of which to make would not, individually or in the aggregate, reasonably be expected to have a Glass Material Adverse Effect or prevent or materially delay the performance by such Equityholder of its obligations under the Transaction Documents to which it is or will be a party.

(g)                                  Such Equityholder has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Solstice, the Company or any Glass Party to pay any finder’s fees, brokerage or agent’s commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the Transactions (except that, for the avoidance of doubt, Glass has retained Guggenheim Partners to provide financial advice with respect to the Transactions).

(h)                                 Notwithstanding anything contained in this Agreement to the contrary, such Equityholder acknowledges and agrees that no Solstice Party nor any other Person has made or is making any representations or warranties relating to any Solstice Party whatsoever, express or implied, except as expressly provided in Section 8(a), including any implied representation or warranty as to the accuracy or completeness of any information regarding any Solstice Party furnished or made available to such Equityholder or any of its Representatives.  Without limiting the generality of the foregoing, such Equityholder acknowledges that no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospect information that may have been made available to any Equityholder or any Glass Party or any of their respective Representatives.  Such Equityholder has not relied on any representations or warranties relating to any Solstice Party in determining to enter into this Agreement, except for those express representations and warranties on which such Equityholder is entitled to rely pursuant to Section 8(a).

(i)                                     Such Equityholder understands and acknowledges that Solstice and the Company are entering into the Merger Agreement in reliance upon such Equityholder’s execution and delivery of this Agreement and the representations and warranties of such Equityholder contained herein.

7.                                      Termination.

(a)                                 This Agreement (including the proxy granted pursuant to Section 4) shall automatically terminate upon the earliest of (i) the mutual agreement of the parties hereto, (ii) the Effective Time, and (iii) any termination prior to the Closing of the Merger Agreement in accordance with Article 8 thereof.

(b)                                 In the event of termination of this Agreement pursuant to this Section 7, all obligations of the parties hereto shall terminate, except a party may recover Damages caused by a Willful and Material Breach of this Agreement by another party of any of its representations, warranties, covenants or other agreements set forth in this Agreement (but solely to the extent any such breach has been the primary cause of, or resulted in, the failure of the Closing of the Mergers).

(c)                                  At any time prior to the Effective Time, each party may (in the case of any party that is not a natural person, by action taken by its Board of Directors), to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein.  Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

8.                                      Miscellaneous Provisions.

(a)                                 Survival of Representations and Warranties; Reliance on Certain Representations and Warranties of the Solstice Parties.  None of the representations and warranties of the parties set forth in this Agreement shall survive the Closing and the consummation of the Transactions. The covenants that by their terms are to be performed in whole or in part after the Closing, of the parties set forth in this Agreement shall survive the Closing and the consummation of the Transactions.  Subject to Section 9.1 of the Merger Agreement, each Equityholder shall be entitled to rely on the representations and warranties of the Solstice Parties set forth in Article 4 of the Merger Agreement.

(b)                                 Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, or (iii) immediately upon delivery by hand or by facsimile or email (with a written or electronic confirmation of delivery), if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next Business Day, in each case to the intended recipient as set forth below:

(A)                               if to any Equityholder, to:

the address set forth on its signature page hereto

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

Attention:  David S. Allinson

Facsimile: (212) 751-4864

(B)                               if to Solstice or the Company (or after the Closing) Glass, to:

4 Technology Park Drive

Westford, MA 01886

Attention: Jeffrey M. Snider

with a copy (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, MA  02109

Attention:                 Jay E. Bothwick
Joseph B. Conahan

Facsimile:     (617) 526-5000

(c)                                  Assignment; Binding Effect; Benefit.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.  Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.  Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(d)                                 Entire Agreement.  This Agreement, the Annexes and the documents delivered pursuant to this Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto (it being understood that the other Transaction Documents shall remain in full force and effect in accordance with their terms).  No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

(e)                                  Amendments.  This Agreement may be amended by the parties hereto, by (in the case of a party that is not a natural person) action taken or authorized by their Boards of Directors, managers, governing committee or members, as applicable, at any time before or after approval of matters presented in connection with the Mergers by the stockholders of Solstice and the other parties to such Mergers, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders of any party to the Merger Agreement unless such amendment is subject to such further approval.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

(f)                                   Governing Law.  This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.  Each of the parties hereby irrevocably agrees that any legal action or proceeding with respect to this Agreement, the Transactions, and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement, the Transactions, and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Courts.  Each of the parties hereto further agrees not to commence any litigation relating to this Agreement or the Transactions except in the Delaware Courts, waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum.  EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY MATTER ARISING OUT OF THIS AGREEMENT AND, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY DEFENSE OR OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY PROCEEDING UNDER THIS AGREEMENT BROUGHT IN THE DELAWARE COURTS AND ANY CLAIM THAT ANY PROCEEDING UNDER THIS AGREEMENT BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(g)                                  Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.  Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

(h)                                 Headings.  Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretative effect whatsoever.

(i)                                     Interpretation.  Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (i) “either” and “or” are not exclusive and “include,” “includes” and “including” are not limiting; (ii) “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (iii) “date of this Agreement” refers to the date set forth in the initial caption of this Agreement; (iv) “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”; (v) the descriptive headings included herein are included for convenience only and shall not affect in any way the meaning or interpretation of this Agreement or any provision hereof; (vi) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (vii) references to a contract or agreement mean such contract or agreement as amended or otherwise supplemented or modified from time to time; (viii) references to a Person are also to its permitted successors and assigns; (ix) references to an “Article,” “Section” or “Annex” refer to an Article, Section of, or an Annex to, this Agreement; (x) references to “$” or otherwise to dollar amounts refer to the lawful currency of the United States; (xi) references to a federal, state, local or foreign law include any rules, regulations and delegated legislation issued thereunder; and (xii) references to accounting terms used and not otherwise defined herein have the meaning assigned to them under GAAP.  The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party hereto.  No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement.  If any date on which a party is required to make a payment or a delivery pursuant to the terms hereof is not a Business Day, then such party shall make such payment or delivery on the next succeeding Business Day.  Time shall be of the essence in this Agreement.

(j)                                    Waivers.  Except as provided in this Agreement, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, or delay or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default hereunder by any other party shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement.  The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

(k)                                 Incorporation of Annexes.  The Annexes hereto are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

(l)                                     Severability.  If any provision (or part thereof) of this Agreement is invalid, illegal or unenforceable, that provision (or part thereof) will, to the extent possible, be modified in such a manner as to be valid, legal and enforceable but so as to retain most nearly the intent of the parties as expressed herein, and if such a modification is not possible, that provision (or part thereof) will be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of (or parts thereof) this Agreement will not in any way be affected or impaired thereby. If any provision (or part thereof) of this Agreement is so broad as to be unenforceable, the provision (or part thereof) shall be interpreted to be only so broad as is enforceable.

(m)                             Enforcement of Agreement.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or if this Agreement was otherwise breached and that monetary damages, even if available, would not be an adequate remedy hereunder.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court without proof of actual damages and each party hereto waives any requirement for the securing or posting of any bond in connection with such remedy, this being in addition to any other remedy to which they are entitled at law or in equity.  The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Applicable Law or in equity for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for such breach.

(SIGNATURE PAGES FOLLOW)

IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

Solstice Sapphire Investments, Inc.

By:
Name: Susan Villare
Title: President and Treasurer

Signature Page to Voting Agreement

Sonus Networks, Inc.

By:
Name: Raymond P. Dolan
Title: President and CEO

Signature Page to Voting Agreement

[EQUITYHOLDER]

By:
Name:
Title:

Notice Information:

Address:

Phone:

Fax:

Email:

Signature Page to Voting Agreement

Annex 1

Glass Shares

Annex 2

GB Shares

Annex 3

GB II Shares

EXHIBIT B

AGREED FORM

PRINCIPAL STOCKHOLDERS AGREEMENT

BY AND AMONG

SOLSTICE SAPPHIRE INVESTMENTS, INC.

AND

THE OEP STOCKHOLDERS

[ • ], 2017

B-i

EXHIBITS AND SCHEDULES

Exhibit A: Form of Joinder Agreement

Exhibit B: Registration Rights Agreement

Schedule 1: Specified Person

B-ii

PRINCIPAL STOCKHOLDERS AGREEMENT

This Principal Stockholders Agreement (this “Agreement”) is made as of [ • ], 2017 by and among Solstice Sapphire Investments, Inc., a Delaware corporation (the “Company”), Heritage PE (OEP) II, L.P., a Cayman Islands exempted limited partnership (“OEP II”), Heritage PE (OEP) III, L.P., a Cayman Islands exempted limited partnership  (“OEP III”, and together with OEP II, the “Initial OEP Stockholders”), and any other stockholder who from time to time becomes party to this Agreement by execution of a joinder agreement substantially in the form of Exhibit A (a “Joinder Agreement”).

RECITALS

A.                                    On the Effective Date, the Company will issue shares of Common Stock to the Initial OEP Stockholders pursuant to the Merger Agreement, subject to the terms and conditions set forth therein.

B.                                    The parties hereto desire to enter into this Agreement to agree upon the respective rights and obligations after the Effective Time with respect to the securities of the Company then or thereafter issued and outstanding and to be held by the parties to this Agreement and certain matters with respect to their investment in the Company.

AGREEMENT

Now therefore, in consideration of the foregoing, and the mutual agreements and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION I.                              DEFINITIONS

1.1                               Drafting Conventions; No Construction Against Drafter.

(a)                           Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (i) “either” and “or” are not exclusive and “include,” “includes” and “including” are not limiting; (ii) “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (iii) “date of this Agreement” refers to the date set forth in the initial caption of this Agreement; (iv) “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”; (v) the headings and table of contents included herein are included for convenience only and shall not affect in any way the meaning or interpretation of this Agreement or any provision hereof; (vi) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (vii) references to a contract or agreement mean such contract or agreement as amended or otherwise supplemented or modified from time to time; (viii) references to a Person are also to its permitted successors and assigns; (ix) references to an “Article,” “Section,” “Exhibit” or “Schedule” refer to an Article or Section of, or an Exhibit or Schedule to, this Agreement; (x) references to “$” or otherwise to dollar amounts refer to the lawful currency of the United States; and (xi) references to a federal, state, local or foreign law include any rules, regulations and delegated legislation issued thereunder.  If any date on which a party is required to make a payment or a delivery or take an action, in each case, pursuant to the terms hereof is not a Business Day, then such party shall make such payment or delivery or take such action on the next succeeding Business Day.  Time shall be of the essence in this Agreement.  Unless specified otherwise, the words “party” and “parties” refer only to a party named in this Agreement or one who joins this Agreement as a party pursuant to the terms hereof.

(b)                           The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party hereto.  No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement.

1.2                               Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement.  The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.

“Affiliate” shall mean with respect to any specified Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with the specified Person, including if the specified Person is a private equity fund, (i) any general partner of the specified Person and (ii) any investment fund now or hereafter managed by, or which is controlled by or is under common control with, one or more general partners of the specified Person; provided, however, that, for purposes of this Agreement, (A) neither the Company nor any of its Subsidiaries shall be deemed to be an Affiliate of the OEP Stockholders,  (B) no OEP Stockholder shall be deemed to be an Affiliate of the Company or any of its Subsidiaries, (C) each OEP Stockholder shall be deemed to be an Affiliate of each other OEP Stockholder, and (D) JPMorgan Chase & Co. and its controlled Affiliates shall be deemed to be affiliates of each of the OEP Stockholders, provided, however, no other affiliates of JPMorgan Chase & Co. shall be deemed affiliates of the OEP Stockholders other than those Persons described in clauses (i) or (ii). For the purposes of this definition, “control” (including, with its correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct, or cause the direction of the management and policies of such Person, whether through the ownership of securities, by contract or otherwise.

“Baseline Amount” shall mean, as of a particular date, the lesser of (i) the number of voting Shares issued to the Initial OEP Stockholders on the Effective Date pursuant to the Merger Agreement, and (ii) the weighted average number of voting Shares held in the aggregate by the Stockholders in the two hundred fifty (250) Business Days prior to such date.

“Beneficial Ownership” by a Person of any securities means that such Person is a beneficial owner of such securities in accordance with Rule 13d-3 adopted by the SEC under the Exchange Act (provided that, for purposes of calculating “Beneficial Ownership” with respect to the restrictions set forth under Sections 3.1 and 4.1 and notwithstanding anything to the contrary in Rule 13d-3, a Person shall additionally be deemed to Beneficially Own any Common Stock or other securities that may be acquired by such Person upon the conversion, exchange or exercise of any warrants, options, rights or other securities convertible into Common Stock or other securities of the Company, whether such acquisition may be made within sixty (60) days or a longer period); provided, however, that, for purposes of this Agreement, the OEP Stockholders shall not be deemed to Beneficially Own any Shares or other securities issued to any Investor Designee by the Company in his capacity as such; and provided, further, that, for purposes of calculating Beneficial Ownership by a Person, Shares Beneficially Owned by such Person shall not be double-counted with Shares Beneficially Owned by such Person’s Affiliates and any Group in which such Person is a member.  The term “Beneficially Own” shall have a correlative meaning.

“Bylaws” shall mean the Company’s bylaws in effect as of the Effective Time, as amended from time to time.

“Charter” shall mean the Company’s certificate of incorporation in effect as of the Effective Time, as amended from time to time.

“Change of Control Transaction” shall mean any of the following occurring after the Effective Date: (i) a recapitalization, merger, share exchange, business combination or similar extraordinary transaction or series of related transactions as a result of which, the Persons that Beneficially Own the voting Shares of the Company (immediately prior to the consummation of such transaction or series of related transactions) would cease to (immediately after consummation of such transaction or series of related transactions) Beneficially Own voting Shares entitling them to vote a majority or more of the voting Shares in the elections of Directors at any annual or special meeting (or, if the Company is not the surviving or resulting entity, the equivalent governing body of such surviving or resulting entity); (ii) a sale of all or substantially all of the assets the Company (determined on a consolidated basis) in one transaction or series of related transactions; or (iii) the acquisition (by purchase, merger or otherwise) by any Person of Beneficial Ownership of voting Shares of the Company entitling that Person (together with its Affiliates and any Group in which such Person is a member) to vote a majority of the voting Shares, except any acquisition in the open market by any OEP Stockholder of voting Shares permitted by Section 3.1(b)(i).

“Common Stock” shall mean the common shares, par value $0.001 per share, of the Company.

“Company” shall have the meaning set forth in the preamble and shall include any successor thereto.

“Company Information” shall mean the following Confidential Information: (i) financial information, financial projections and other financial estimates, (ii) Confidential Information shared by an OEP Stockholder as part of the general portfolio information of such OEP Stockholder that does not identify the Company; (iii) Confidential Information that is aggregated as part of such OEP Stockholder’s normal internal reporting or review procedures, including those of its parent entities; (iv) valuation projections and such other summary financial ratios and/or multiples calculated by an OEP Stockholder by reference to Confidential Information (without directly incorporating such Confidential Information), and (v) the number and type of Shares to be distributed in connection with a proposed or planned in-kind distribution and the value of such Shares at the time of distribution.

“Confidential Information” shall mean all information relating to the Company or the business, products, condition (financial or other), operations, assets, liabilities, results of operations, cash flows or prospects of the Company (whether prepared by the Company, its advisors or otherwise) that is delivered, disclosed or furnished by or on behalf of the Company on or after the date hereof, regardless of the manner in which it is delivered, disclosed or furnished.

“Director” shall mean a member of the Board of Directors.

“Effective Date” shall mean the Closing Date.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Group” shall mean, with respect to a Person, such Person together with any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

“Independent Director” shall mean, regardless of whether designated by the OEP Stockholders, a person nominated for or appointed to the Board of Directors who, as of the time of determination: (i) is independent for purposes of the Nasdaq Rules and the SEC rules; (ii) is not a current or former director, officer, partner or other senior-level employee (or other employee or consultant within the past 5 years) of, and does not otherwise then receive (and has not at any time received) any material compensation from, any OEP Stockholder or any of its Affiliates (but excluding (a) service for or compensation received from any former portfolio company of such OEP Stockholder or its Affiliate, and (b) compensation received in connection with a bona fide underwritten public offering performed on behalf of such OEP Stockholder or its Affiliate); and (iii) does not then serve (and has not at any time within the two (2) years prior to such time served) as a director, officer, employee or consultant of, and does not otherwise then receive (and has not at any time within the two (2) years prior to such time otherwise received) any compensation from, any portfolio company of any OEP Stockholder or any of its Affiliates, or any Person (or Group in which such Person is a member) that owns 15% or more of the total then issued and outstanding Shares of the Company, provided, however, the restrictions in (ii) and (iii) above shall not apply to (1) any person who (x) has served (but is not then serving) as an independent director of any portfolio company of any OEP Stockholder or any of its Affiliates in which such OEP Stockholder and its Affiliates, collectively, do not have (and have not had during the tenure of such person’s service as an independent director) a controlling interest or is serving as an independent director on the Board of Genband Inc. as of the date of the Merger Agreement, (y) was not nominated or designated by such OEP Stockholder or any of its Affiliates to serve on the board of directors of such portfolio company, and (z) would otherwise be independent under clause (ii) and (iii) but for his or her past service as an independent director of such portfolio company or (2) the person named on Schedule 1 hereto to the extent such person would otherwise be independent under clause (ii) and (iii) but for his past service as a consultant to any OEP Stockholder or any its Affiliates or any portfolio company thereof; provided further, the Nominating and Corporate Governance Committee may at any time waive the restrictions in (ii) and (iii) above with respect to the qualification as an Independent Director of any person nominated for or appointed to the Board of Directors.

“Initial Directors” shall have the meaning set forth in the Merger Agreement.

“Merger Agreement” shall mean the Agreement and Plan of Merger by and among Genband Holdings Company, Sonus Networks, Inc., the Company and the other parties thereto, dated as of May 23, 2017.

“Nasdaq Rules” shall mean the Nasdaq Stock Market Rules or other rules of a national securities exchange upon which the Company’s Common Stock is listed or to which it is then subject.

“Necessary Action” shall mean, with respect to a specified result, all actions necessary or desirable to cause such result, including (i) attending meetings in person or by proxy for purposes of obtaining a quorum, (ii) voting or providing (or causing the voting or providing of) a written consent or proxy with respect to all Shares then Beneficially Owned, (iii) causing the adoption of resolutions and amendments to the organizational documents of the Company, (iv) executing agreements and instruments and (v) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“New Shares” shall mean any voting Shares of the Company or any of its subsidiaries, including Common Stock, whether authorized or not by the Board of Directors or any committee of the Board of Directors, and rights, options, or warrants to purchase any voting Shares, and securities of any type whatsoever that are, or may become, convertible into any voting Shares; provided, however, that the term “New Shares” shall not include: (i) Shares issued to employees, consultants, officers and directors of the Company, pursuant to any arrangement approved by the Board of Directors or the Compensation Committee of the Board of Directors; (ii) Shares issued as consideration in the acquisition of another business or assets of another Person by the Company by merger or purchase of the assets or shares, reorganization or otherwise; (iii) Shares issued pursuant to any rights or agreements, including convertible securities, options and warrants, provided, that either (x) the Company shall have complied with Section 5.1 with respect to the initial sale or grant by the Company of such rights or agreements or (y) such rights or agreements existed prior to the Effective Date (it being understood that any modification or amendment to any such pre-existing right or agreement subsequent to the Effective Date with the effect of increasing the percentage of the Company’s fully-diluted Shares underlying such rights agreement shall not be included in this clause (iii)); (iv) Shares issued in connection with any stock split, stock dividend, recapitalization, reclassification or similar event by the Company; (v) warrants issued to a lender in a bona fide debt financing; (vi) Shares registered under the Securities Act that are issued in an underwritten public offering; (vii) any right, option, or warrant to acquire any security convertible into the securities excluded from the definition of New Shares pursuant to clauses (i) through (vi) above; (viii) any issuance by a subsidiary of the Company to the Company or a wholly-owned subsidiary of the Company; and (ix) any issuance as to which the OEP Majority Interest (on behalf of the OEP Stockholders) elects to waive the rights set forth in Section 5.1.

“OEP Majority Interest” shall mean, at any given time, the OEP Stockholders holding a majority of the outstanding Shares held at that specified time by all OEP Stockholders.

“OEP Stockholders” shall mean (i) the Initial OEP Stockholders and (ii) any Permitted Transferee of any Initial OEP Stockholder described in clause (i) of the definition of “Permitted Transferee” (x) which is issued Shares or becomes the Beneficial Owner of any Shares or is Transferred any Shares by any other Person and (y) which becomes a party hereto by executing a Joinder Agreement; provided, however, that no Shares Beneficially Owned by any Investor Designee or officer or employee of the Company or its subsidiaries shall be deemed to be Beneficially Owned by the OEP Stockholders for the purposes of Sections II, III and IV of this Agreement.

“Permitted Transferee” shall mean, with respect to any OEP Stockholder, (i) any Affiliate of such OEP Stockholder or (ii) any direct or indirect member or general or limited partner of such OEP Stockholder that is the Transferee of Shares pursuant to a pro rata distribution of Shares by such OEP Stockholders to its partners or members, as applicable (or any subsequent Transfer of such Shares by the Transferee to another Permitted Transferee), in each case that becomes a party to this Agreement by executing a Joinder Agreement.

“Person” shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, government (or agency or political subdivision thereof) or any other entity.

“Registration Rights Agreement” shall mean the Registration Rights Agreement, dated as of the date hereof, attached hereto as Exhibit B.

“Regulatory Requirement” shall mean any set of facts or circumstances arising after the date hereof that has resulted, or, based on the advice of legal counsel, would reasonably be expected by JPMorgan Chase & Co. to result, in the Beneficial Ownership by JPMorgan Chase & Co. or its Affiliates of any voting Shares causing (i) a material violation of Applicable Law by JPMorgan Chase & Co. or its Affiliates, (ii) a limitation under Applicable Law that will materially impair the ability of JPMorgan Chase & Co. or any of its Affiliates to operate in the ordinary course business or engage in their respective ordinary course business activities, or (iii) a requirement under Applicable Law that such voting Shares be Transferred to a third Person.

“SEC” shall mean the Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Shares” shall mean, at any time, (i) shares of Common Stock and (ii) any other voting equity securities now or hereafter issued by the Company, together with any options thereon and any other shares of stock or other equity securities issued or issuable with respect thereto (whether by way of a stock dividend, stock split or in exchange for or in replacement or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

“Stockholders” shall mean the OEP Stockholders and any other stockholders who from time to time become party to this Agreement by execution of a Joinder Agreement.

“Transfer” shall mean any direct or indirect transfer, donation, sale, assignment, pledge, hypothecation, grant of a security interest in or other disposal or attempted disposal (whether by merger, consolidation or otherwise by operation of law) of all or any portion of a security, any interest or rights in a security, or any rights under this Agreement; provided, however, that any Transfer of equity securities of any Person, including as a result of a change of control of such Person, that Beneficially Owns any equity securities of any OEP Stockholder shall not, by itself, be deemed a Transfer of Shares for the purposes of this Agreement, unless the equity securities of any OEP Stockholder constitute such Person’s primary asset or such Person was formed in contemplation of such Transfer.

“Transferee” shall mean the recipient of a Transfer.

1.3                               Effectiveness.  This Agreement, and all rights and obligations hereunder, shall become effective upon the Effective Time.  Upon any termination of the Merger Agreement prior to the Effective Time, this Agreement shall terminate automatically and shall be of no force or effect.

SECTION II.                         BOARD MATTERS; CHIEF EXECUTIVE OFFICER

2.1                               Board of Directors.  From and after the Effective Time:

(a)                           Board Composition.  For as long as the OEP Stockholders in the aggregate continue to Beneficially Own at least ten percent (10%) of the Shares issued to the Initial OEP Stockholders on the Effective Date pursuant to the Merger Agreement, the board of directors of the Company (the “Board of Directors”) shall be composed as follows:

(i)                                     The authorized number of directors on the Board of Directors shall be established and remain at nine (9) or such other number approved by the Board of Directors, including the approval of a majority of the Independent Directors.

(ii)                                  The OEP Stockholders holding an OEP Majority Interest shall have the right (but not the obligation) to designate as Directors, and the individuals nominated for election as Directors by or at the direction of the Board or a duly-authorized committee thereof shall include, five (5) designees of the OEP Stockholders (the “Investor Designees”), at least two (2) of whom must, in the good faith determination of the Nominating and Corporate Governance Committee, qualify as Independent Directors; provided, that (A) from and after the first time that the OEP Stockholders in the aggregate Beneficially Own less than eighty percent (80%) of the Shares issued to the Initial OEP Stockholders on the Effective Date pursuant to the Merger Agreement, the number of Investor Designees to be designated by the OEP Majority Interest (on behalf of the OEP Stockholders) shall be reduced to four (4) Directors, at least one (1) of whom must, in the good faith determination of the Nominating and Corporate Governance Committee, qualify as an Independent Director; (B) from and after the first time that the OEP Stockholders in the aggregate Beneficially Own less than seventy percent (70%) of the Shares issued to the Initial OEP Stockholders on the Effective Date pursuant to the Merger Agreement, the number of

Investor Designees to be designated by the OEP Majority Interest (on behalf of the OEP Stockholders) shall be reduced to three (3) Directors, at least one (1) of whom must, in the good faith determination of the Nominating and Corporate Governance Committee, qualify as an Independent Director; (C) from and after the first time that the OEP Stockholders in the aggregate Beneficially Own less than fifty percent (50%) of the Shares issued to the Initial OEP Stockholders on the Effective Date pursuant to the Merger Agreement, the number of Investor Designees to be designated by the OEP Majority Interest (on behalf of the OEP Stockholders) shall be reduced to two (2) Directors, neither of whom must qualify as an Independent Director; (D) from and after the first time that the OEP Stockholders in the aggregate Beneficially Own less than thirty percent (30%) of the Shares issued to the Initial OEP Stockholders on the Effective Date pursuant to the Merger Agreement, the number of Investor Designees to be designated by the OEP Majority Interest (on behalf of the OEP Stockholders) shall be reduced to one (1) Director, who need not qualify as an Independent Director; and (E) from and after the first time that the OEP Stockholders in the aggregate Beneficially Own less than ten percent (10%) of the Shares issued to the Initial OEP Stockholders on the Effective Date pursuant to the Merger Agreement, the OEP Stockholders shall have no right to designate any members of the Board of Directors.

(iii)                               The Nominating and Corporate Governance Committee shall designate as Directors (A) the Company’s then serving Chief Executive Officer (the “CEO Director”), who initially shall be Raymond P. Dolan, and (B) such additional number of designees as constitutes the full Board of Directors.

(b)                           Obligation to Vote.  For as long as the OEP Stockholders have a right to designate any members of the Board of Directors pursuant to Section 2.1(a):

(i)                                     The Company shall take all Necessary Actions within its control to cause the individuals designated in accordance with Section 2.1(a) to be nominated for election to the Board of Directors, shall solicit proxies in favor thereof, and at each meeting of the stockholders of the Company at which Directors are to be elected, shall recommend that the stockholders of the Company elect to the Board of Directors each such individual nominated for election at such meeting.

(ii)                                  Each OEP Stockholder shall take all Necessary Actions within its control to vote either (a) all shares affirmatively in favor of the election of each Person nominated to serve as a Director by the Board of Directors (including those designated in accordance with Section 2.1(a)), or (b) in the same proportion as the Shares not Beneficially Owned by OEP Stockholders are voted affirmatively in favor of, or to withhold authority with respect to the election of, each Person nominated to serve as a Director by the Board (including those designated in accordance with Section 2.1(a)).

(iii)                               The Company and each OEP Stockholder shall take all Necessary Actions within its control to (A) effect or cause any removal required pursuant to Section 2.1(f), subject, in the case of a removal pursuant to clause (A) or (D) of Section 2.1(f)(i), to the prior direction or approval of the Nominating and Corporate Governance Committee, and (B) cause an appropriate successor to be elected or appointed to fill such vacancy pursuant to Section 2.1(a)(ii).

(c)                            Nominee Qualifications.

(i)                                     Each Director shall, at the time of his or her nomination or appointment as a Director and at all times thereafter until such individual ceases to serve as a Director, meet and comply with, in the good faith determination of the Nominating and Corporate Governance Committee, any qualification criteria adopted by the Nominating and Corporate Governance Committee, including without limitation the requirements of Applicable Law, the Nasdaq Rules, the SEC rules and corporate governance policies adopted by the Board of Directors that are consistent with the terms set forth herein.

(ii)                                  In addition to the criteria set forth in Section 2.1(c)(i), each Independent Director shall, at the time of his or her nomination or appointment as a Director and at all times thereafter until such individual ceases to serve as a Director, qualify as an Independent Director in the good faith determination of the Nominating and Corporate Governance Committee.

(d)                           Initial Designees.  The initial Investor Designees pursuant to the provisions of Section 2.1(a)(ii) shall be the Initial Directors determined pursuant to Section 2.6(a)(i) of the Merger Agreement and Section 2.6(a)(ii) of the Merger Agreement.  The initial designees pursuant to the provisions of Section 2.1(a)(iii) shall be the Initial Directors determined pursuant to Section 2.6(a)(iv) of the Merger Agreement, the Company Chief Executive Officer Designee (as defined in the Merger Agreement) and the Company Chairman Designee (as defined in the Merger Agreement), who shall serve as the initial Chairman of the Board of Directors with power and authority set forth in the Charter and the Bylaws and as otherwise delegated or agreed by the Board of Directors from time to time.

(e)                            Procedures for Election.  Except as set forth herein, each Director shall be nominated for election and elected or appointed as provided in the Charter and Bylaws.

(f)                             Removal and Vacancies.

(i)                                     Except as provided in Section 2.1(a)(ii) or as required by Applicable Law, the parties hereto agree that no Director designated pursuant to Section 2.1(a)(ii) above may be removed from office unless (A) such Director fails to meet the qualification criteria set forth in Section 2.1(c); (B) in the case of an Investor Designee, such removal is directed or approved by the OEP Majority Interest (on behalf of the OEP Stockholders); (C) in the case of the CEO Director, pursuant to Section 2.1(f)(iii); or (D) in the case of a Director designated pursuant to Section 2.1(a)(iii)(B), such removal is directed or approved by the Nominating and Corporate Governance Committee.

(ii)                                  If at any time any Director ceases to serve on the Board of Directors (whether due to death, disability, resignation, removal or otherwise), the Person or Persons that designated or nominated such Director pursuant to Section 2.1(a)(ii) or (iii) shall designate or nominate a successor to fill the vacancy created thereby on the terms and subject to the conditions of Section 2.1(a)(ii) or (iii).  In the event that the OEP Stockholders do not, pursuant to Section 2.1(a)(ii), have the right to designate an individual to fill such vacancy, then such vacancy may be filled as provided in the Charter and the Bylaws.

(iii)                               If for any reason the CEO Director shall cease to serve as the Chief Executive Officer of the Company, the Company shall seek to obtain the immediate resignation of the CEO Director as a Director of the Company contemporaneously with such CEO Director’s termination of service to the Company as its Chief Executive Officer.  In the event such resignation is not effective within ten (10) days of such termination of service, upon the written request of the OEP Majority Interest (on behalf of the OEP Stockholders), the Company shall call a special meeting of stockholders or seek the written consents of stockholders, in each case to approve or consent to the removal of the CEO Director (to the extent permitted by Applicable Law, the Charter and the Bylaws).  Any employment agreement between the Company and the Chief Executive Officer of the Company shall contain a requirement that the Chief Executive Officer of the Company resign as the CEO Director contemporaneously with termination of his service as the Chief Executive Officer of the Company.  Notwithstanding anything to the contrary in the foregoing, an individual who formerly served as the CEO Director and/or Chief Executive Officer of the Company may be nominated, designated, and/or elected as a Director of the Company other than the CEO Director in accordance with Section 2.1(a) above.

(iv)                              In the event that the OEP Stockholders cease to have the right to designate a person to serve as a Director pursuant to Section 2.1(a)(ii), if requested by a majority of the Directors then serving on the Board of Directors (other than any Investor Designees), that number of Directors for which the OEP Stockholders cease to have the right to designate to serve as a Director shall resign within one (1) month or, if earlier, such time as such Director’s successor is appointed or elected (provided that, subject to the requirements set forth in Section 2.1(a)(ii), the OEP Majority Interest shall have the authority to select which such particular Director or Directors will resign).

(g)                            Expenses.  Each Director shall be entitled to reimbursement from the Company for his or her reasonable out-of-pocket expenses (including travel) incurred in attending any meeting of the Board of Directors or any committee thereof or governing body of any subsidiary of the Company or any committee thereof.

(h)                           Indemnification; Insurance.  The Company shall not alter, in any manner adverse to the Investor Designees, any rights to indemnification and exculpation from liabilities currently afforded to members of the Board of Directors pursuant to the Charter, the Bylaws or any indemnification agreement, in each case, as in effect as of the Effective Time.  The Company shall use commercially reasonable efforts to continue to maintain in effect directors’ and officers’ liability insurance and fiduciary liability insurance with benefits, terms, conditions, retentions and levels of coverage that are at least as favorable, in the aggregate, to the insureds as provided in the Company’s existing policies as of the Effective Time.  The Company hereby acknowledges that certain Investor Designees may have rights to indemnification, advancement of expenses and/or insurance provided by Persons other than the Company and its subsidiaries (collectively, the “Indemnitors”).  The Company hereby agrees that, with respect to an action, suit or proceeding brought against an Investor Designee by reason of the fact that such Investor Designee is or was a director of the Company (A) the Company and its subsidiaries are the indemnitor of first resort (i.e., their obligations to the Investor Designees are primary and any obligation of the Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by any Investor Designee are secondary), (B) the Company and its subsidiaries shall be required to advance the full amount of expenses incurred by any Investor Designee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement, in each case, to the extent legally permitted and as required by the terms of this Agreement, the Charter, the Bylaws, and certificate of incorporation, certificate of formation, bylaws, limited partnership agreement or limited liability company agreement or comparable organizational documents of any of the Company’s subsidiaries (or any other agreement between the Company or any of its subsidiaries and any such Investor Designee related to indemnification), without regard to any rights such Investor Designee may have against the Indemnitors, and, (C) the Company and its subsidiaries irrevocably waive, relinquish and release the Indemnitors from any and all claims against the Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof.  The Company further agrees that no advancement or payment by an Indemnitor on behalf of an Investor Designee with respect to any claim for which such Investor Designee has sought indemnification from the Company or its subsidiaries shall affect the foregoing and the applicable Indemnitor shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Investor Designee against the Company and its subsidiaries.

(i)                               No Liability for Election of Recommended Directors.  To the fullest extent permitted by Applicable Law, neither the OEP Stockholders nor any Affiliate of the OEP Stockholders, shall have any liability as a result of designating an individual for election as a Director for any act or omission by such designated individual in his or her capacity as a Director of the Company, nor shall the OEP Stockholders have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

(j)                              Eligible OEP Shares.  For the purpose of determining the number of the Investor Designees that the OEP Stockholders shall be entitled to designate pursuant to Section 2.1(a)(ii), the calculation of Shares held by the OEP Stockholders shall exclude all Shares acquired by the OEP Stockholders after the Effective Date, except for the Shares acquired by the OEP Stockholders after the Effective Date pursuant to the Preemptive Rights under Section 5.1.

2.2                               Committees of the Board of Directors.

(a)                           From and after the Effective Date, the Company shall, and each OEP Stockholder shall use its reasonable best efforts to, cause the Board of Directors to establish and maintain the following committees: (i) an Audit Committee, (ii) a Compensation Committee, (iii) a Nominating and Corporate Governance Committee and (iv) an Integration Committee (it being understood that the Integration Committee will only be maintained for such period of time as may be determined by the Board of Directors).  The Board of Directors may also establish and maintain any other committee as the Board of Directors shall determine in its discretion.

(b)                           For as long as an Investor Designee meets the criteria of Section 2.1(c)(ii) as an Independent Director, such Investor Designee will be eligible to be appointed and remain on all committees established by the Board of Directors, including the Audit Committee, the Compensation Committee, the Integration Committee (if then in existence) and the Nominating and Corporate Governance Committee; provided that, for the avoidance of doubt, any Investor Designee on the Integration Committee need not be an Independent Director.

(c)                            For as long as the OEP Stockholders (i) have the right to designate at least one (1) Director under Section 2.1(a)(ii), and (ii) designate at least one (1) Director who is an Independent Director:

(i)                                     The Nominating and Corporate Governance Committee shall be comprised of three (3) Independent Directors (A) who are selected by a majority of the Independent Directors then serving on the Board of Directors, (B) at least two (2) of whom are not Investor Designees, and (C) one (1) of whom who is an Investor Designee.

(ii)                                  The Nominating and Corporate Governance Committee shall determine the size and membership of each of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and any committee of the Board of Directors established to consider any transaction between any OEP Stockholder or any of its Affiliates, on the one hand, and the Company, on the other hand, provided that such determination shall be subject in all cases to (A) the Company’s obligation to comply with any applicable independence requirements under the Nasdaq Rules and SEC rules (and in the case of the Nominating and Corporate Governance Committee, with such Investor Designees otherwise being Independent Directors) and compliance with the requirements of Section 162(m) of the Internal Revenue Code to have a compensation committee comprised solely of two (2) or more outside directors; (B) in the case of any committee of the Board of Directors established to consider any transaction between any OEP Stockholder or any of its Affiliates, on the one hand, and the Company, on the other hand, each member thereof being disinterested in the good faith determination of the Nominating and Corporate Governance Committee; and (C) to the extent consistent with the foregoing clause (A), for as long as the OEP Stockholders have the right to designate at least three (3) Directors under Section 2.1(a)(ii), at least one (1) member of each such committee shall be an Investor Designee.

(d)                           No OEP Stockholder shall knowingly circumvent the director nominee process established by the Board of Directors’ Nominating and Corporate Governance committee in accordance with the terms of this Agreement through proxy solicitations or contests.

(e)                            For so long as the Investor Designees that the OEP Stockholders are entitled to designate under Section 2.1(a)(ii) represent at least a majority of the Board of Directors, an Investor Designee designated by the OEP Majority Interest shall be the Chairman of each of the Compensation Committee, the Nominating and Corporate Governance Committee and the Integration Committee. The Investor Designee designated and appointed as the Chairman of the Integration Committee shall not be required to be an Independent Director.

(f)                             Each provision of this Section 2.2 shall (unless such provision otherwise expires earlier in accordance with its terms) expire on such date as when the OEP Stockholders no longer have a right to designate any Investor Designees under Section 2.1(a)(ii).

2.3                               Additional Management Provisions.

(a)                           Each OEP Stockholder and the Company agrees and acknowledges that, subject to Applicable Law (including the Investor Designees’ fiduciary duties thereunder), the Investor Designees designated by the OEP Majority Interest may not share Confidential Information other than Company Information with the OEP Stockholders and their underlying direct or indirect members or controlling parent entities, or general or limited partners, each of whom have a need to know such information (each such party for purposes of this Section, a “Receiving Party”) and solely to be used in connection with the OEP Stockholders’ management of their ownership of the Shares (and for no other purpose).  As a condition to sharing such Company Information to a Receiving Party, each OEP Stockholder shall (i) require such Receiving Party to agree to be bound by confidentiality obligations substantially similar to (and no less restrictive than) those set forth in Section 2.3(b) as though it were a party hereto, and (ii) advise any such Receiving Party that such Company Information is being provided subject to limitations upon use and may include material non-public information and that applicable securities laws impose restrictions on trading securities when in possession of such information and on communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to trade in such securities. For the purposes of this section, the application of internal policies and procedures of JPMorgan Chase & Co. regarding confidentiality shall satisfy the conditions of sharing such Confidential Information under this section 2.3(a).

(b)                           Each Receiving Party shall keep all Confidential Information confidential and will not, except as permitted below, without the prior written consent of the Company, disclose any Confidential Information; provided, however, that such Receiving Party may disclose Company Information only to the extent (and in the manner): (i) requested or required by Applicable Law or pursuant to judicial process (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process including pursuant to regulations of any applicable stock exchange), which such Receiving Party shall reasonably promptly notify the Company (if legally permitted) of the nature, scope and contents of such disclosure; (ii) required pursuant to a routine examination by any regulatory authority (including self-regulatory authority) not specifically targeted to the Company or the Company Information, which such Receiving Party shall, to the extent practicable and legally permissible, as applicable, (A) reasonably promptly notify the Company of the nature, scope and contents of such disclosure and (B) advise the applicable regulatory authority (including self-regulatory authority) of the confidential nature of such Company Information; (iii) used by such Receiving Party’s attorneys, auditors or professional consultants on behalf of the Receiving Party; or (vi) such information is required to be disclosed in connection with any litigation or disputes involving that such Receiving Party.  Notwithstanding any other provision hereof, with respect to each Receiving Party, the terms Confidential Information and Company Information shall not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by such Receiving Party in violation of this Section 2.3(b), (ii) was within such Receiving Party’s possession on a non-confidential basis prior to it being furnished or disclosed to such Receiving Party by or on behalf of the Company, provided that such Receiving Party did not know that the source of such information was bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Company with respect to such information, (iii) becomes available to such Receiving Party from a source other than the Company or any of its Representatives, provided that such Receiving Party did not know at the time of receipt of such information that the source is bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Company with respect to such information, or (iv) is independently developed by or on behalf such Receiving Party without use of the Confidential Information of the Company.  An OEP Stockholder shall be responsible for any breach of this Section 2.3(b) by any such Receiving Party to whom such OEP Stockholder provided Company Information to the same extent as if such breach had been committed by such OEP Stockholder.

(c)                            The OEP Stockholders and the Company hereby agree, notwithstanding anything to the contrary in any other agreement or at law or in equity, that, to the maximum extent permitted by Applicable Law, when the OEP Stockholders take any action under this Agreement, in their capacity as stockholders of the Company, to give or withhold its consent, the OEP Stockholders shall have no duty (fiduciary or other) to consider the interests of the Company or the other stockholders of the Company and may act exclusively in its own interest; provided, however, that the foregoing shall in no way affect the obligations of the parties hereto to comply with the provisions of this Agreement.

(d)                           Each of the parties covenants and agrees to take all Necessary Actions within its control to ensure that the Charter and the Bylaws do not, at any time, conflict with the provisions of this Agreement.

2.4                               Certain Transactions.  For as long as the OEP Stockholders have a right to designate any Investor Designees under Section 2.1(a)(ii), the Company shall not enter into any agreement or transaction (including any Change of Control Transaction) with any OEP Stockholder or any of its Affiliates without obtaining the prior approval of a majority of the Independent Directors.

2.5                               Removal of Chairman.  The initial Chairman of the Board of Directors shall serve during the period beginning on the Effective Date and ending on date of the Company’s first annual meeting of stockholders after the Effective Date. The Board of Directors may elect a replacement Chairman of the Board in connection with or following the Company’s first annual meeting of stockholders after the Effective Date, subject to the terms of this Agreement, the Charter and Bylaws.

SECTION III.                    STANDSTILL PROVISIONS

3.1                               Standstill.

(a)                           Except as expressly permitted herein, no Stockholder nor any of its Affiliates shall: (i) effect, agree, seek or make any proposal or offer with respect to, or announce any intention with respect to or cause or participate in or in any way assist, facilitate or encourage any other Person to effect or seek, directly or indirectly, (A) any acquisition of Beneficial Ownership of any Shares or any security that is convertible into Shares or any assets, indebtedness or businesses of the Company or any of its subsidiaries, (B) any financing of the acquisition of any Shares or any security convertible into Shares, (C) any tender or exchange offer, merger or other business combination involving the Company or any of its subsidiaries or assets of the Company or any of its subsidiaries constituting a significant portion of the consolidated assets of the Company and its subsidiaries, (D) any recapitalization, restructuring, liquidation, dissolution or Change of Control Transaction, or (E) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) to vote any Shares or any consent solicitation or stockholder proposal, (ii) form, join or in any way participate in “a group” (as defined under the Exchange Act) with respect to the Company or enter into any voting agreement or otherwise act in concert with any Person or Group in respect of any voting Shares, (iii) except in accordance with this Agreement, otherwise act, alone or in concert with others, to seek representation on the Board of Directors (other than, in the case of a Stockholder that is not an OEP Stockholder, pursuant to non-public negotiations or discussions with the Company and the Board of Directors that would not reasonably be expected to cause the Company to make a public announcement under Applicable Law regarding the subject matter thereof or any of the types of matters set forth in clause (i) above); (iv) take any action which would or would reasonably be expected to cause the Company to make a public announcement under Applicable Law regarding any of the types of matters set forth in clause (i) above; (v) enter into any discussions or arrangements with any Person with respect to any of the foregoing; or (vi) request that the Company amend or waive any provision of this Section 3.1(a).

(b)                           Section 3.1(a) shall not prohibit or prevent:

(i)                                     any acquisition of Beneficial Ownership of any Shares, or any security that is convertible into Shares, by any Stockholder or its Affiliates if such acquisition would not result in all Stockholders and their respective Affiliates in the aggregate Beneficially Owning a number of voting Shares that is greater than (A) one hundred twenty percent (120%) of the Baseline Amount, or (B) sixty percent (60%) of the number of voting Shares issued and outstanding as of such date (it being understood that any such acquisition pursuant to this clause (A) of Shares in excess of the number of Shares issued to the Initial OEP Stockholders on the Effective Date pursuant to the Merger Agreement shall be permitted only if (x) prior to any such acquisition, the applicable Stockholder delivers to the Board of Directors written notice of the proposed acquisition and the material terms thereof, (y) such acquisition is made pursuant to open market purchases during Company-approved trading windows, and (z) a majority of the Independent Directors shall have determined not to cause the Company to repurchase a material percentage of Shares during such trading window);

(ii)                                  any Shares, or any security that is convertible into Shares, issued by the Company to Stockholders or their Affiliates pursuant to any stock split, stock dividend or the like effected by the Company;

(iii)                               any acquisition of Beneficial Ownership of any Shares, or any security that is convertible into Shares, by any Stockholder or its Affiliates pursuant to Transfers effected on the Nasdaq Stock Market or other nationally recognized securities exchange following the issuance of any new voting Shares by the Company as consideration in the acquisition of another business or assets of another Person by the Company by merger or purchase of the assets or shares, reorganization or otherwise; provided, that immediately following such acquisition of Shares such Stockholder and its Affiliates, in the aggregate, do not Beneficially Own a percentage of the total issued and outstanding voting Shares that is greater than the percentage of Shares Beneficially Owned by such Stockholder and its Affiliates, in the aggregate, immediately prior to such issuance;

(iv)                              any Shares issued (including pursuant to exercise of stock options granted) to any Investor Designee or any officer or employee of the Company or its subsidiaries in respect of such Director’s service on the Board of Directors or such officer’s or employee’s employment with the Company or its subsidiaries;

(v)                                 any acquisition of Beneficial Ownership of any Shares by an OEP Stockholder pursuant to the exercise of Preemptive Rights under Section 5.1;

(vi)                              Transfers of Shares permitted by and made in accordance with Section IV;

(vii)                           any acquisition of Beneficial Ownership of any Shares, or any security that is convertible into Shares, by any Stockholder or its Affiliates or any other action that would otherwise be prohibited by Section 3.1(a) if approved in advance by a majority of the Independent Directors then serving on the Board of Directors (including pursuant to any merger, acquisition or other transaction that is approved in advance by a majority of the Independent Directors then serving on the Board of Directors);

(viii)                        any transaction, discussions, or arrangements solely between or among a Stockholder and its Affiliates; or

(ix)                              any Director who is an Investor Designee from engaging, in his or her capacity as such, in confidential discussions with the Board of Directors regarding one or more transactions that would otherwise be prohibited by Section 3.1(a) so long as such discussions would not reasonably be expected to result in public disclosure by the OEP Stockholders or the Company under Applicable Law, including requirements of the SEC or any applicable stock exchange.

(c)                            All of the restrictions set forth in this Section 3.1 shall terminate in respect of the Stockholders and their Affiliates upon the earlier to occur of:

(i)                                     the entry by the Company into a definitive agreement with any Person providing for a Change of Control Transaction; and

(ii)                                  such date as when the OEP Stockholders no longer have a right to designate any Investor Designees under Section 2.1(a)(ii).

(d)                           Notwithstanding anything to the contrary in Section 6.2 and Section 6.7, the provisions of this Section III may not be terminated, amended or modified unless such termination, amendment or modification is approved by (i) at least six (6) Directors, or at least two-thirds of the members of the Board of Directors if the Board of Directors at such time does not have nine (9) Directors, and (ii) a majority of the Independent Directors.

3.2                               Nonapplicability to Certain Affiliates.  Notwithstanding anything in this Agreement to the contrary, neither the standstill restrictions in Section 3.1(a) nor any other provision of this Agreement nor any other agreement between any of the OEP Stockholders or their Affiliates, on the one hand, and the Company or its subsidiaries, on the other, shall in any way restrict, prohibit or otherwise restrain

JPMorgan Chase & Co. and its Affiliates from operating in the ordinary course of business or engaging in their respective ordinary course business activities, whether through its corporate investment banking division, or asset and wealth management division, or otherwise.

3.3                               Nonintervention by Company.  The Company shall not, and shall not permit any of its subsidiaries to, take any action that would directly impair the ability of the Stockholders or their Affiliates to exercise their rights under Section 3.1(b).

SECTION IV.                     TRANSFER RESTRICTIONS

4.1                               Transfer Restrictions.

(a)                           Except as otherwise approved by a majority of the Independent Directors then serving on the Board of Directors, during the period of one hundred and eighty (180) days after the Effective Date (the “Initial Lock-Up Period”), no Stockholder may Transfer any voting Shares that it Beneficially Owns to any Person, other than, in the case of OEP Stockholders, a Permitted Transferee or as may be required as a result of a Regulatory Requirement.

(b)                           From and after the end of the Initial Lock-Up Period and until the third (3rd) anniversary of the Effective Date, except as otherwise approved by a majority of the Independent Directors then serving on the Board of Directors, no Stockholder may Transfer any voting Shares that it Beneficially Owns to any Person, other than a Permitted Transferee or, in the case of JPMorgan Chase & Co. and its controlled Affiliates, as may be required as a result of a Regulatory Requirement, if:

(i)                                     such Transfer (or series of related Transfers) involves more than fifteen percent (15%) of the then outstanding voting Shares; or

(ii)                                  such Transferee (together with its Affiliates), to the knowledge of such Stockholder, would Beneficially Own, after giving effect to such Transfer (or series of related Transfers), more than fifteen percent (15%) of the then outstanding voting Shares; provided, that the foregoing restriction shall not apply to a Transfer made by such Stockholder in a block trade (without knowledge by such Stockholder of the identity of the ultimate Transferee at the time of such Transfer) to a broker-dealer that is instructed by such Stockholder to comply with the Transfer restrictions of this Section IV with respect to any subsequent Transfer by such broker-dealer to the ultimate Transferee.

(c)                            Until such time as when the OEP Stockholders no longer have a right to designate any Investor Designees under Section 2.1(a)(ii), and except as otherwise approved by a majority of the Independent Directors then serving on the Board of Directors, no OEP Stockholder may Transfer pursuant to Rule 144 under the Securities Act (other than in a privately negotiated sale, including block trades) any voting Shares that it Beneficially Owns if after giving effect to such Transfer (or series of related Transfers) such Stockholder (together with its Affiliates), in the aggregate, would Transfer more than one percent (1%) of the then outstanding voting Shares in any one (1) calendar quarter.  For the avoidance of doubt, the restrictions in this Section 4.1(c) do not apply to a bona fide public offering pursuant to an effective registration statement filed under the Securities Act, including pursuant to the Registration Rights Agreement.

(d)                           The restrictions in Section 4.1(b) shall not apply with respect to any Transferee that agrees in writing to (and to cause any subsequent Transferee to) be bound by, and comply with, the terms and conditions of Sections 3.1 of this Agreement by executing a Joinder Agreement with respect to such Section or, in the alternative, enters into a separate agreement with the Company (the “Standstill Agreement”) that contains standstill restrictions that are at least as favorable to the Company as the terms of and conditions of Section 3.1; provided, however, that the terms and conditions of Section 3.1 or the corresponding requirements of the Standstill Agreement, as applicable, shall terminate and no longer apply with respect to any such Transferee (or subsequent Transferee, as the case may be) upon the earlier of (i) the third (3rd) anniversary of the Effective Date and (ii) such date as when such Transferee (or subsequent Transferee, as the case may be) and its Affiliates, in the aggregate, Beneficially Own not more than fifteen percent (15%) of the then outstanding voting Shares.  Upon notice given by the OEP Stockholder to the Company that the OEP Stockholder is exploring a potential transfer of its Shares, which notice shall be given to the Company at least fifteen (15) days prior to the proposed Transfer, the Company shall negotiate in good faith and use its commercially reasonable efforts to enter into a customary confidentiality agreement with any potential Transferee identified by the OEP Stockholder to the Company and to enter a Standstill Agreement and such other related and customary transfer documentation with a Transferee (as applicable).

(e)                            Notwithstanding any restrictions in Section 4.1 (but subject to Section 2.4 and Section 4.2), each Stockholder shall be permitted to tender any voting Shares it Beneficially Owns pursuant to a public tender offer made to all holders of Shares so long as a majority of the Independent Directors then serving on the Board of Directors has recommended to the holders of Shares that they accept such tender offer and tender their Shares in such tender offer.

4.2                               Change of Control Transactions.  The OEP Stockholders shall not enter into any definitive agreement with any Person providing for a Change of Control Transaction or participate in or in any way support, assist, facilitate or encourage any other Person to effect or seek, directly or indirectly, a Change of Control Transaction, including by Transferring any Shares in connection with a public tender or similar takeover offer made to all holders of Shares for all Shares, in each case, if as a result of such Change of Control Transaction the OEP Stockholders or their Affiliates would receive per Share consideration in excess of the per Share consideration to be received by the other holders of Shares (provided, however, that if the holders of Shares are granted the right to elect to receive one of two or more alternative forms of consideration, the foregoing provision shall be deemed satisfied if each holder of Shares is granted identical election rights), except as otherwise approved by a majority of the Independent Directors then serving on the Board of Directors.

4.3                               Legend.  Each OEP Stockholder consents to the placement of the following legend on any Certificate representing Shares:

“THE SALE OR OTHER DISPOSITION OF ANY OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY THE PRINCIPAL STOCKHOLDERS AGREEMENT, DATED AS OF [           ], 2017, AS AMENDED FROM TIME TO TIME, AMONG CERTAIN OF THE STOCKHOLDERS OF THIS CORPORATION AND THIS CORPORATION (THE “AGREEMENT”).  A COPY OF THE AGREEMENT IS AVAILABLE FOR INSPECTION DURING NORMAL BUSINESS HOURS AT THE PRINCIPAL EXECUTIVE OFFICE OF THIS CORPORATION.”

The Company may also place stop-transfer instructions in respect of such Shares with respect to such legend.

SECTION V.                          PREEMPTIVE RIGHTS

5.1                               Preemptive Rights.

(a)                           For as long as the OEP Stockholders have a right to designate two (2) or more Investor Designees under Section 2.1(a)(ii), each OEP Stockholder shall have the right to purchase, in accordance with the procedures set forth herein, its pro rata portion, calculated based on the percentage of the total issued and outstanding voting Shares owned by such OEP Stockholder immediately prior to issuance of the New Shares (“Pro Rata Portion”) of any New Shares that the Company may, from time to time, propose to sell and issue (hereinafter referred to as the “Preemptive Right”).

(b)                           In the event that the Company proposes to issue and sell New Shares, the Company shall notify the OEP Stockholders in writing with respect to the proposed New Shares to be issued (the “New Shares Notice”).  Each New Shares Notice shall set forth: (i) the number of New Shares proposed to be issued by the Company and the purchase price therefor; (ii) each OEP Stockholder’s Pro Rata Portion of such New Shares; and (iii) any other material term (including, if known, the expected date of consummation of the purchase and sale of the New Shares).

(c)                            The OEP Stockholders shall be entitled to exercise their right to purchase New Shares by delivering an irrevocable written notice to the Company within twenty (20) days from the date of receipt of any such New Shares Notice specifying the number of New Shares to be subscribed, which in any event can be no greater than each OEP Stockholder’s Pro Rata Portion of such New Shares at the price and on the terms and conditions specified in the New Shares Notice.

(d)                           If any OEP Stockholder does not elect within the applicable notice period described above to exercise its Preemptive Rights with respect to any of the New Shares proposed to be sold by the Company, the Company shall have one hundred twenty (120) days after expiration of such notice period to sell such unsubscribed New Shares proposed to be sold by the Company, at a price and on terms no more favorable to the purchaser than those set forth in the New Shares Notice.  If the Company does not consummate the sale of the unsubscribed New Shares in accordance with the terms of the New Shares Notice within such one hundred twenty (120)-day period, then the Company may not issue or sell such New Shares unless it sends a new New Shares Notice and once again complies with the provisions of this Section 5.1 with respect to such New Shares.  A failure by any OEP Stockholder to exercise its Preemptive Rights with respect to any of the New Shares shall not waive such OEP Stockholder’s Preemptive Rights with respect to future issuances of the New Shares.

(e)                            Each OEP Stockholder shall take up and pay for any New Shares that such OEP Stockholder has elected to purchase pursuant to the Preemptive Right upon closing of the issuance of the New Shares, and shall have no right to acquire such New Shares if the issuance thereof is not consummated.

SECTION VI.                     MISCELLANEOUS PROVISIONS

6.1                               Reliance.  Each covenant and agreement made by a party in this Agreement or in any certificate, instrument or other document delivered pursuant to this Agreement is material, shall be deemed to have been relied upon by the other parties and shall remain operative and in full force and effect after the Effective Date regardless of any investigation.  This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties hereto and their respective successors and permitted assigns.

6.2                               Amendment and Waiver; Actions of the Board.  Any party may waive in writing any provision hereof intended for its benefit.  Except as provided in this Agreement, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, or delay or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default hereunder by any other party shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement.  The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.  The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party at law or in equity or otherwise.  This Agreement may be amended only with the prior written consent of the OEP Majority Interest and the Company, including the approval of a majority of the Independent Directors.  Any consent given as provided in the preceding sentence shall be binding on all parties.  Further, with the prior written consent of the OEP Majority Interest, at any time hereafter Permitted Transferees may be made parties hereto, with any such additional parties shall be treated as “OEP Stockholders” or “Stockholders”, as applicable, for all purposes hereunder, by executing a counterpart signature page in the form attached as Exhibit A hereto, which signature page shall be attached to this Agreement and become a part hereof without any further action of any other party hereto.  Notwithstanding anything to the contrary in the foregoing sentences of this Section 6.2, (a) no provision of this Agreement that requires approval by any specified number of Directors or Independent Directors or portion of the Board of Directors may be amended, modified or waived without the approval of such specified number of Directors or Independent Directors or portion of the Board of Directors, as applicable, and (b) without limitation of the foregoing, no provision of this Agreement may be amended, modified or waived without the approval of a majority of the Independent Directors.

6.3                               Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (a) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (b) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, or (c) immediately upon delivery by hand or by facsimile or email (with a written or electronic confirmation of delivery), if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next Business Day, in each case to the intended recipient as set forth below:

If to the Company:

Solstice Sapphire Investments, Inc.

4 Technology Park Drive

Westford, MA 01886

Attention: Jeffrey M. Snider

Facsimile: 978 614 8101

Email:  jsnider@sonusnet.com

With a copy (which shall not constitute notice):

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, MA  02109

Attention:               Jay E. Bothwick

Joseph B. Conahan

Facsimile:     (617) 526-5000

Email:  jay.bothwick@wilmerhale.com; joseph.conahan@wilmerhale.com

If to the OEP Stockholders:

c/o OEP Parent LLC

270 Park Avenue, 47th Floor

New York, NY 10017

Attn: Richard W. Smith

Facsimile: [ • ]

Email: rick.w.smith@jpmorgan.com

With a copy (which shall not constitute notice):

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

Attention:   David S. Allinson

Thomas J. Malone

Facsimile:   (212) 751-4864

Email:  [ • ]

If to any other Stockholder, at such Stockholder’s address for notice as set forth in the books and records of the Company, or, as to each of the foregoing, at such other address as shall be designated by a party in a written notice to other parties complying as to delivery with the terms of this Section 6.3.

6.4                               Counterparts.  This Agreement may be executed in two or more counterparts, and delivered via facsimile, .pdf or other electronic transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.  Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

6.5                               Remedies; Severability.  It is specifically understood and agreed that any breach of the provisions of this Agreement by any party will result in irreparable injury to the other parties, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other legal or equitable remedies which they may have, such other parties shall be entitled to enforce their respective rights by bringing actions for specific performance or injunctive relief.  If any provision (or part thereof) of this Agreement is invalid, illegal or unenforceable, that provision (or part thereof) will, to the extent possible, be modified in such a manner as to be valid, legal and enforceable but so as to retain most nearly the intent of the parties as expressed herein, and if such a modification is not possible, that provision (or part thereof) will be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions (or parts thereof) of this Agreement will not in any way be affected or impaired thereby. If any provision (or part thereof) of this Agreement is so broad as to be unenforceable, the provision (or part thereof) shall be interpreted to be only so broad as is enforceable.

6.6                               Entire Agreement.  This Agreement, the Exhibits and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.  No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

6.7                               Termination.  This Agreement shall remain in effect until the earlier of (i) termination by written agreement of the OEP Majority Interest and the Company, including the approval of a majority of the Independent Directors, and (ii) such date as the OEP Stockholders, in the aggregate, Beneficially Own less than two percent (2%) of the issued and outstanding Shares.

6.8                               Governing Law.  This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

6.9                               Successors and Assigns; Beneficiaries.  No party hereto may assign this Agreement, or any of its rights or obligations under this Agreement, to any Person without the prior written consent of the other parties.  Subject to the foregoing sentence, this Agreement shall be binding upon and inure to the benefit of the parties and the respective successors and permitted assigns of the parties as contemplated herein.

6.10                        Consent to Jurisdiction; Specific Performance; WAIVER OF JURY TRIAL.

(a)                           Each of the parties hereby irrevocably agrees that any legal action or proceeding with respect to this Agreement, the Transactions, and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement, the Transactions, and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) (collectively with Delaware Court of Chancery, the “Delaware Courts”).  Each of the parties hereto further agrees not to commence any litigation relating to this Agreement or the Transactions except in the Delaware Courts, waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum.  The choice of forum set forth in this Section shall not be deemed to preclude the enforcement of any judgment of a Delaware federal or state court, or the taking of any action under this Agreement to enforce such a judgment, in any other appropriate jurisdiction.

(b)                           EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY MATTER ARISING OUT OF THIS AGREEMENT AND, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY DEFENSE OR OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY PROCEEDING UNDER THIS AGREEMENT BROUGHT IN THE DELAWARE COURTS AND ANY CLAIM THAT ANY PROCEEDING UNDER THIS AGREEMENT BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  EACH PARTY TO THIS AGREEMENT CERTIFIES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR INSTRUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH ABOVE IN THIS SECTION 6.10. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

6.11                        Further Assurances; Company Logo.  At any time or from time to time after the Effective Date, the parties hereto agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as any other party may reasonably request in order to evidence or effectuate the provisions of this Agreement and to otherwise carry out the intent of the parties hereunder.  The Company hereby grants the OEP Stockholders and their respective Affiliates permission to use the Company’s and its subsidiaries’ name and logo in marketing materials.

6.12                        Competitive Opportunity.  If any Stockholder or any of its Affiliates acquires knowledge of a potential transaction or matter which may be an investment or business opportunity or prospective economic or competitive advantage in which the Company could have an interest or expectancy (a “Competitive Opportunity”) or otherwise is then exploiting any Competitive Opportunity, then, except with respect to any Competitive Opportunity described in the following sentence of this Section 6.12, the Company shall have no interest in, and no expectation that, such Competitive Opportunity be offered to it, any such interest or expectation being hereby renounced so that each Stockholder (other than any such

Stockholder who is bound by any employment, consulting, non-competition or other agreements that prohibit such actions) shall (i) have no duty to communicate or present such Competitive Opportunity to the Company and (ii) have the right to hold any such Competitive Opportunity for such Stockholder’s (and its agents’, partners’ or Affiliates’) own account and benefit or to recommend, assign or otherwise transfer such Competitive Opportunity to Persons other than the Company or any Affiliate of the Company. Notwithstanding the foregoing, as long as the OEP Stockholders have a right to designate an Investor Designee and to the extent that the Company identifies a Competitive Opportunity to an Investor Designee that (i) the Investor Designee and the OEP Stockholders did not have knowledge of prior to receipt of such notice, (ii) the Board of Directors resolves to cause the Company to pursue, and (iii) the Board of Directors determines the Company has or is reasonably capable of obtaining the requisite funding to pursue, then no OEP Stockholder may seek the assistance of such Investor Designee, and such Investor Designee shall not assist any OEP Stockholder, in pursuing such Competitive Opportunity until such time as the Company ceases to pursue such Competitive Opportunity.  Notwithstanding anything to the contrary contained in this Agreement or any other agreement, none of the provisions of this Agreement or any other agreement shall in any way limit the activities of the OEP Stockholders and their Affiliates in their businesses unrelated to the Company and its Subsidiaries or in making investments.

6.13                        Recapitalization, Exchange, Etc. Affecting the Shares.  The provisions of this Agreement shall apply, to the full extent set forth herein, with respect to any and all Shares or equity securities of any successor or assign of the Company (whether by merger, consolidation, sale of assets, conversion to a corporation or otherwise) that may be issued in respect of, in exchange for, or in substitution of, the Shares and shall be appropriately adjusted for any dividends, splits, reverse splits, combinations, recapitalizations, and the like occurring after the Effective Date.

6.14                        No Recourse.  Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Stockholder covenant, agree and acknowledge that no recourse under this Agreement or any document or instrument delivered in connection with this Agreement shall be had against any current or future director, officer, employee, agent, general or limited partner or member of any Stockholder or any Affiliate or assignee thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other Applicable Law, it being expressly acknowledged that no personal liability whatsoever shall attach to, be imposed upon or otherwise be incurred by any current or future director, officer, employee, agent, general or limited partner or member of any Stockholder or any Affiliate or assignee thereof, as such, for any obligation of any Stockholder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

(SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, the parties are signing this Principal Stockholders Agreement as of the date first set forth above.

COMPANY:

SOLSTICE SAPPHIRE INVESTMENTS, INC.

By:
Name: Susan Villare
Title: President and Treasurer

Signature Page to Principal Stockholders Agreement

INITIAL OEP STOCKHOLDERS:

HERITAGE PE (OEP) II, L.P.

By:
Name:
Title:

HERITAGE PE (OEP) III, L.P.

By:
Name:
Title:

Signature Page to Principal Stockholders Agreement

EXHIBIT A

Form of Joinder Agreement

By execution of this signature page, [               ] hereby agrees to become a party to, and to be bound by the obligations of, and receive the benefits of, that certain Principal Stockholders Agreement, dated as of [ • ], 2017, by and among Solstice Sapphire Investments, Inc., a Delaware corporation, Heritage PE (OEP) II, L.P., a Cayman Islands exempted limited partnership, Heritage PE (OEP) III, L.P., a Cayman Islands exempted limited partnership, and certain other parties named therein, as amended from time to time thereafter.

[NAME]

By:
Name:
Title:

Notice Address:

EXHIBIT B

Registration Rights Agreement

See attached.

EXHIBIT C

AGREED FORM

REGISTRATION RIGHTS AGREEMENT

among

SOLSTICE SAPPHIRE INVESTMENTS, INC.

AND

THE OEP STOCKHOLDERS

Dated as of [•], 2017

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [•] 2017, is by and among Solstice Sapphire Investments, Inc., a Delaware corporation (the “Company”), Heritage PE (OEP) II, L.P., a Cayman Islands exempted limited partnership (“OEP II”), and Heritage PE (OEP) III, L.P., a Cayman Islands exempted limited partnership (together with OEP II, the “OEP Stockholders”), and any other stockholder who from time to time becomes a party to this Agreement by execution of a joinder agreement in the form of Exhibit A hereto (a “Joinder Agreement”) in accordance with Section 3.07 (collectively, the “Stockholders”).

WHEREAS, on the Closing Date, the Company will issue Shares to the OEP Stockholders pursuant to the Merger Agreement (as defined below);

NOW, THEREFORE, the parties hereby agree as follows:

ARTICLE I

GENERAL PROVISIONS

SECTION 1.01              Defined Terms.  (a) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement.  In this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any specified Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with the specified Person, including if the specified Person is a private equity fund, (i) any general partner of the specified Person and (ii) any investment fund now or hereafter managed by, or which is controlled by or is under common control with, one or more general partners of the specified Person; provided, however, that, for purposes of this Agreement, (A) neither the Company nor any of its Subsidiaries shall be deemed to be an Affiliate of the OEP Stockholders,  (B) no OEP Stockholder shall be deemed to be an Affiliate of the Company or any of its Subsidiaries, and (C) each OEP Stockholder shall be deemed to be an Affiliate of each other OEP Stockholder.  For the purposes of this definition, “control” (including, with its correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct, or cause the direction of the management and policies of such Person, whether through the ownership of securities, by contract or otherwise.

“Beneficial Ownership” by a Person of any securities means that such Person is a beneficial owner of such securities in accordance with Rule 13d-3 adopted by the Commission under the Exchange Act.  The term “Beneficially Own” shall have a correlative meaning.

“Blackout Period” means (i) the period of any lock-up period that may apply to the Stockholders participating in the registration pursuant to which such Stockholders are not permitted to trade or (ii) in the event that the Board determines in good faith and in its reasonable judgment that the registration would reasonably be expected to materially and adversely affect or materially interfere with any bona fide material financing of the Company or any material transaction (including an acquisition, disposition or recapitalization or change in senior management) involving the Company that is under consideration by the Company, a period of up to 100 days from the date such deferral commenced; provided such period shall end upon the earlier to occur of (1) the expiration of the 100-day period and (2) upon (x) the filing by the Company of a Form 8-K with respect to such financing or transaction or (y) the cessation of consideration of such financing or transaction by the Company, as reasonably determined by the Company.

“Board” means the board of directors of the Company.

“Commission” means the United States Securities and Exchange Commission or any successor agency.

“Company Equity Securities” means the Shares and any other equity securities of the Company.

“equity security” shall have the meaning given to such term in Rule 405 under the Securities Act.

“Merger Agreement” means the Agreement and Plan of Merger by and among GENBAND Holdings Company, Sonus Networks, Inc., the Company and the other parties thereto, dated as of May 23, 2017.

“Permitted Transferee” means any Transferee in any Transfer of Shares, where such Transfer of such Shares to such Transferee does not constitute a breach or violation of the Stockholders Agreement by the Transferor.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, government (or agency or political subdivision thereof) or any other entity or group (as defined in Section 13(d) of the Exchange Act).

“Public Offering” means an offering of Company Equity Securities pursuant to an effective registration statement under the Securities Act.

“Registrable Amount” means Registrable Securities representing 2.5% of the Shares outstanding.

“Registrable Securities” means any Shares held by the Stockholders and any other securities issued or issuable with respect to any Share held by a Stockholder, including by way of merger, exchange or similar event. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities of a Stockholder when (i) a registration statement registering the offer and sale of such securities under the Securities Act has been declared effective and such securities have been sold or otherwise Transferred by the holder thereof pursuant to such effective registration statement or (ii) such securities have been sold, or are capable of being sold, by such Stockholder in accordance with Rule 144 (or any successor provision) promulgated under the Securities Act without the restriction as to the number of securities that can be sold during any time period.

“Securities Act” means the Securities Act of 1933 and the rules and regulations thereunder.

“Stockholders Agreement” means the Principal Stockholders Agreement, dated as of the date hereof, among the Company and the OEP Stockholders.

“Shares” means shares of common stock, par value $0.0001 per share, of the Company.

“Transfer” means any direct or indirect transfer, donation, sale, assignment, pledge, hypothecation, grant of a security interest in or other disposal or attempted disposal (whether by merger, consolidation or otherwise by operation of law) of all or any portion of a security, any interest or rights in a security, or any rights under the Stockholders Agreement; provided, however, that any Transfer of equity securities of any Person, including as a result of a change of control of such Person, that Beneficially Owns any equity securities of any OEP Stockholder shall not, by itself, be deemed a Transfer of Shares for the purposes of this Agreement, unless the equity securities of any OEP Stockholder constitute such Person’s primary asset or such Person was formed in contemplation of such Transfer.

“Transferee” means a Person acquiring Company Equity Securities through a Transfer.

“Transferor” means a Person Transferring any Company Equity Securities.

“Underwritten Offering” means a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.

(b)                                 Each of the following terms is defined in the Section listed opposite such term:

Term	Section
Agreement	Preamble
Company	Preamble
Demand	Section 2.01(a)
Demand Participating Stockholders	Section 2.01(b)
Demand Registration	Section 2.01(a)
Demand Right Holders	Section 2.01(a)
Final Prospectus Filing Date	Section 2.05
Form S-3	Section 2.03(a)
Free Writing Prospectus	Section 2.06(a)(iv)
Joinder Agreement	Preamble
Marketed Underwritten Shelf Offering	Section 2.03(e)
Maximum Amount	Section 2.01(g)
OEP II	Preamble
OEP Stockholders	Preamble
Other Demand Rights	Section 2.02(b)
Other Demanding Sellers	Section 2.02(b)
Piggyback Notice	Section 2.02(a)
Piggyback Registration	Section 2.02(a)
Piggyback Seller	Section 2.02(a)

Registration Expenses	Section 2.07
Requested Information	Section 2.06(d)
Requesting Stockholders	Section 2.01(a)
Selling Holders	Section 2.06(a)(i)
Shelf Notice	Section 2.03(a)
Shelf Offering	Section 2.03(e)
Shelf Registration Statement	Section 2.03(a)
Stockholders	Preamble
Take-Down Notice	Section 2.03(e)

SECTION 1.02              Interpretation.  Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (a) “either” and “or” are not exclusive and “include,” “includes” and “including” are not limiting; (b) “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (c) “date of this Agreement” refers to the date set forth in the initial caption of this Agreement; (d) “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”; (e) the headings and table of contents included herein are included for convenience only and shall not affect in any way the meaning or interpretation of this Agreement or any provision hereof; (f) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (g) references to a contract or agreement mean such contract or agreement as amended or otherwise supplemented or modified from time to time; (h) references to a Person are also to its permitted successors and assigns; (i) references to an “Article,” “Section,” or “Exhibit” refer to an Article or Section of, or an Exhibit to, this Agreement; (j) references to “$” or otherwise to dollar amounts refer to the lawful currency of the United States; and (k) references to a federal, state, local or foreign law include any rules, regulations and delegated legislation issued thereunder.  The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party hereto.  No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement.  If any date on which a party is required to make a payment or a delivery pursuant to the terms hereof is not a Business Day, then such party shall make such payment or delivery on the next succeeding Business Day.  Time shall be of the essence in this Agreement.

SECTION 1.03              Effectiveness.  This Agreement, and all rights and obligations hereunder, shall become effective upon the Closing Date.  Upon any termination of the Merger Agreement prior to the Closing Date, this Agreement shall terminate automatically and shall be of no force or effect.

ARTICLE II

REGISTRATION RIGHTS

SECTION 2.01              Demand Registration.  (a) Registration. Subject to the terms hereof and of the Stockholders Agreement, at any time after the 180th day following the Closing Date, any Stockholder or group of Stockholders holding at least 2.5% of the outstanding Shares

(collectively, the “Demand Right Holders”) shall be entitled to make a written request of the Company (a “Demand” and any Demand Right Holders that makes such written request, the “Requesting Stockholders”) for registration under the Securities Act of an amount equal to or greater than the Registrable Amount (a “Demand Registration”) and thereupon the Company will, subject to the terms of this Agreement, use its reasonable best efforts to effect, as promptly as reasonably practicable, the registration under the Securities Act of:

(i)                                     the Registrable Securities which the Company has been so requested to register by the Requesting Stockholders for disposition in accordance with the intended method of disposition stated in such Demand;

(ii)                                  all other Registrable Securities which the Company has been requested to register pursuant to Section 2.01(b), but subject to Section 2.01(g); and

(iii)                               all Shares which the Company may elect to register in connection with any offering of Registrable Securities pursuant to this Section 2.01, but subject to Section 2.01(g);

all to the extent necessary to permit the disposition (in accordance with the intended distribution methods in such request) of the Registrable Securities and the additional Shares, if any, to be so registered.

(b)                                 Demands; Demand Participation. A Demand shall specify: (i) the aggregate number of Registrable Securities requested to be registered in such Demand Registration, (ii) the intended method of disposition in connection with such Demand Registration, to the extent then known, and (iii) the identity of the Requesting Stockholder(s). Within five Business Days after receipt of a Demand, the Company shall give written notice of such Demand to each other Stockholder that holds any Registrable Securities. Subject to Section 2.01(g), the Company shall include in such registration all Registrable Securities with respect to which the Company has received a written request for inclusion therein within ten Business Days after the Company’s notice required by this paragraph has been given (such participating Stockholders, the “Demand Participating Stockholders”). Such written notice shall include the same information included in the written request of the Requesting Stockholder(s) delivered pursuant to this Section 2.01(b).

(c)                                  Number of Demands. The Demand Right Holders (collectively) shall be entitled to unlimited Demand Registrations during the term of this Agreement.

(d)                                 Effective Registration Statement. A Demand Registration shall not be deemed to have been effected and shall not count as a Demand (i) unless a registration statement with respect thereto has become effective and has remained effective for a period of at least 120 days (or two years in the case of a Shelf Registration Statement) or such shorter period in which all Registrable Securities included in such registration statement have actually been sold thereunder (provided that such period shall be extended for a period of time equal to the period the holder of Registrable Securities refrains from selling any securities included in the effective registration statement at the request of the Company or the lead or co-managing underwriter(s) pursuant to the provisions of this Agreement), (ii) if, after it has become effective, but before any of the circumstances in clause (i) are satisfied, such registration statement becomes subject to any stop order, injunction or other order or requirement of the Commission or other Governmental Authority for any reason, or (iii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration statement are not satisfied, other than by reason of some act or omission by such Requesting Stockholders.

(e)                                  Registration Statement Form. Demand Registrations shall be on such appropriate registration form of the Commission as shall be selected by the Company and shall be reasonably acceptable to the Requesting Stockholder.

(f)                                   Restrictions on Demand Registrations. The Company shall not be obligated to (i) maintain the effectiveness of a registration statement under the Securities Act, filed pursuant to a Demand Registration, for a period longer than 120 days (or, in the case of a Shelf Registration Statement, two years), or (ii) effect any Demand Registration (A) within 90 days of a “firm commitment” underwritten registration in which all Stockholders holding a Registrable Amount were given piggyback rights pursuant to Section 2.02 (subject to Section 2.02(b)) and at least 80% of the number of Registrable Securities requested by such Stockholders to be included in such registration statement were included, (B) within three months of any other Demand Registration, or (C) if, in the Company’s reasonable judgment, it is not feasible for the Company to proceed with the Demand Registration because of the unavailability of audited financial statements. In addition, the Company shall be entitled to postpone the filing of a registration statement or the facilitation of a registered offering (upon written notice to all Stockholders) in the event of a Blackout Period until the expiration of the applicable Blackout Period. The Company may not postpone the filing of a registration statement or the facilitation of a registered offering more than twice in any period of 12 consecutive months, except if required by Applicable Law; provided that if the Company has previously postponed the filing of a registration statement or the facilitation of a registered offering, the Company may not again postpone the effectiveness of such registration statement until 30 days after the expiration of the previous postponement. If the Company postpones the filing or effectiveness of a registration statement for a Demand Registration, the holders of a majority of Registrable Securities held by the Requesting Stockholder(s) shall have the right to withdraw such Demand in accordance with Section 2.04.

(g)                                  Participation in Demand Registrations. The Company shall not include any securities other than Registrable Securities in a Demand Registration, except (i) for Shares that the Company proposes to sell for its own account and (ii) with the written consent (such consent not to be unreasonably withheld, delayed or conditioned) of Stockholders participating in such Demand Registration that hold a majority of the Registrable Securities in such Demand Registration. If, in connection with a Demand Registration, the lead managing or co-managing underwriter(s) advise(s) the Company, in writing, that, in its opinion, the inclusion of all of the securities, including securities of the Company that are not Registrable Securities, sought to be registered in connection with such Demand Registration would adversely affect the distribution of the Registrable Securities sought to be sold pursuant thereto, then the Company shall include in such registration statement only such securities as the Company is advised by such underwriter(s) can be sold without such adverse effect (the “Maximum Amount”) as follows and in the following order of priority:

(i)                                     first, the number of Registrable Securities requested to be included in such registration by the Requesting Stockholders up to the Maximum Amount, allocated pro rata among such Requesting Stockholders requesting such registration on the basis of the number of such securities requested to be included by such Stockholders;

(ii)                                  second, Shares that the Company proposes to sell which, taken together with the Registrable Securities under clause (i) above, do not exceed the Maximum Amount; and

(iii)                               third, all other securities of the Company duly requested to be included in such registration statement, pro rata on the basis of the amount of such other securities requested to be included or such other method determined by the Company, to the extent, when taken together with clause (i) and (ii) such number of securities does not exceed the Maximum Amount.

(h)                                 Selection of Underwriters. In connection with a Demand Registration, the Requesting Stockholder(s) may elect to have Registrable Securities sold in an Underwritten Offering. Anytime that a Demand Registration involves an Underwritten Offering, the Requesting Stockholder(s) may select the investment banker or investment bankers and managers that will serve as lead and co-managing underwriters with respect to the offering of such Registrable Securities, subject to the prior written consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned. In connection with any Underwritten Offering under this Section 2.01, each Demand Participating Stockholder shall be obligated to accept the terms of the underwriting as agreed upon between the Requesting Stockholder(s) and the lead or co-managing underwriters on terms no less favorable to such Demand Participating Stockholders than the Requesting Stockholders(s). In the event of a disagreement among the Requesting Stockholders, the decision of the Stockholder(s) holding a majority of the Registrable Securities shall govern for purposes of this Section 2.01(h).

(i)                                     Demand Withdrawal. The Requesting Stockholder or the Requesting Stockholders (with the consent of the Requesting Stockholder(s) holding a majority of the Registrable Securities), as the case may be, shall have the right to withdraw a Demand in accordance with Section 2.04.

SECTION 2.02              Piggyback Rights.  (a) Subject to the terms and conditions hereof and the Stockholders Agreement, whenever the Company proposes to register any of its securities under the Securities Act (other than a registration by the Company (i) on a registration statement on Form S-4 or any successor form, a registration statement on Form S-8 or any successor form or (ii) pursuant to Section 2.01 or 2.03) (a “Piggyback Registration”), the Company shall give the Stockholders prompt written notice thereof (but not less than ten Business Days prior to the filing by the Company with the Commission of any registration statement with respect thereto). Such notice (a “Piggyback Notice”) shall specify, at a minimum, the number of securities proposed to be registered, the proposed date of filing of such registration statement with the Commission, the proposed means of distribution, the proposed lead or co-managing underwriter(s) (if any and if known), and a good faith estimate by the Company of the proposed minimum offering price of such securities. Upon the written request of a Stockholder (a “Piggyback Seller”) (which written request shall specify the number of Registrable Securities then presently intended to be disposed of by such Stockholder) given within ten days after such Piggyback Notice is sent to such Stockholder, the Company, subject to the terms and conditions of this Agreement, shall use its reasonable best efforts to cause all such Registrable Securities held by Stockholders with respect to which the Company has received such written requests for inclusion to be included in such Piggyback Registration on the same terms and conditions as the Company’s securities being sold in such Piggyback Registration.

(b)                                 Priority on Piggyback Registrations. If, in connection with a Piggyback Registration, the lead or co-managing underwriter(s) advise(s) the Company, in writing, that, in its opinion, the inclusion of all the securities sought to be included in such Piggyback Registration by the Company, by others who have sought to have Registrable Securities registered pursuant to any rights to demand registration (other than pursuant to so called “piggyback” or other incidental or participation registration rights described herein) (such demand rights being “Other Demand Rights” and such Persons being “Other Demanding Sellers”), by the Piggyback Sellers and by any other proposed sellers, as the case may be, would adversely affect the distribution of the securities sought to be sold pursuant thereto, then the Company shall include in the registration statement applicable to such Piggyback Registration only such securities as the Company is so advised by such lead or co-managing underwriter(s) can be sold without such an effect, as follows and in the following order of priority:

(i)                                     if the Piggyback Registration is in connection with an offering for the Company’s own account, then (A) first, such number of securities to be sold by the Company as the Company, in its reasonable judgment and acting in good faith and in accordance with sound financial practice, shall have determined, (B) second, Registrable Securities of Piggyback Sellers, pro rata on the basis of the amount of such Registrable Securities sought to be registered by such Piggyback Sellers, (C) third, other Shares of the Company sought to be registered by the Other Demanding Sellers and (D) fourth, other shares held by any other proposed sellers; and

(ii)                                  if the Piggyback Registration relates to an offering other than for the Company’s own account, then (A) first, such number of Registrable Securities sought to be registered by each Other Demanding Seller, pro rata in proportion to the number of securities sought to be registered by all such Other Demanding Sellers, (B) second, Registrable Securities of Piggyback Sellers pro rata on the basis of the amount of such Registrable Securities sought to be registered by such Piggyback Sellers, (C) third, Shares to be sold by the Company and (D) fourth, other shares of the Company held by any other proposed sellers.

(c)                                  Terms of Underwriting. In connection with any offering under this Section 2.02 involving an underwriting for the Company’s account, the Company shall not be required to include a holder’s Registrable Securities in the underwritten offering if, after the Company consults with such holder and considers such holder’s positions in good faith, such holder refuses to agree to the terms of the underwriting as agreed upon between the Company and the lead or co-managing underwriter(s) whether secured by the Company or otherwise.

(d)                                 Withdrawal by the Company. If, at any time after giving written notice of its intention to register any of its securities as set forth in this Section 2.02 and prior to the time the registration statement filed in connection with such registration is declared effective, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each Stockholder and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided herein); provided that any participating Demand Right Holders may continue the registration as a Demand Registration pursuant to Section 2.01.

SECTION 2.03              Shelf Registration.  (a) Subject to the terms hereof and of the Stockholders Agreement, in connection with a Demand Registration, subject to Section 2.03(d), and further subject to the availability of a registration statement on Form S-3 or any successor form (“Form S-3”) to the Company, the Requesting Stockholder(s) making the Demand may by written notice delivered to the Company (the “Shelf Notice”) require the Company to file as soon as practicable (but no later than 45 days after the date the Shelf Notice is delivered and no earlier than the 180th day following the Closing Date), and to use reasonable best efforts to cause to be declared effective by the Commission as soon as practicable, a Form S-3 providing for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act relating to the offer and sale, from time to time, of the Registrable Securities Beneficially Owned by such Requesting Stockholder(s) and the other Stockholders holding any Registrable Securities who elect to participate therein as provided in Section 2.03(b) in accordance with the plan and method of distribution set forth in the prospectus included in such Form S-3 (the “Shelf Registration Statement”). In the event of a disagreement among the Requesting Stockholders, the decision of the Stockholder(s) holding a majority of the Registrable Securities shall govern for purposes of this Section 2.03(a).

(b)                                 Within five Business Days after receipt of a Shelf Notice pursuant to Section 2.03(a), the Company will deliver written notice thereof to each Stockholder holding any Registrable Securities. Each Stockholder may elect to participate in the Shelf Registration Statement in accordance with the plan and method of distribution set forth in such Shelf Registration Statement by delivering to the Company a written request to so participate within ten Business Days after the Shelf Notice is given to any such Stockholders.

(c)                                  Subject to Section 2.03(d), the Company will use reasonable best efforts to keep the Shelf Registration Statement continuously effective until the earlier of (i) two years after the Shelf Registration Statement has been declared effective and (ii) the date on which all Registrable Securities covered by the Shelf Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Shelf Registration Statement, or otherwise.

(d)                                 The Company shall be entitled, from time to time, by providing written notice to the Stockholders who elected to participate in the Shelf Registration Statement, to require such Stockholders to suspend the use of the prospectus for sales of Registrable Securities under the Shelf Registration Statement for any Blackout Period. Immediately upon receipt of such notice, the Stockholders covered by the Shelf Registration Statement shall suspend the use of the prospectus until the requisite changes to the prospectus have been made as required below. After the expiration of any Blackout Period and without any further request from a Stockholder, the Company shall as promptly as reasonably practicable prepare a post-effective amendment or supplement to the Shelf Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to be stated in order to make the statements made, in light of the circumstances under which they were made, not misleading.

(e)                                  At any time that a Shelf Registration Statement is effective, if any Demand Right Holder delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to sell all or part of its Registrable Securities included by it on the Shelf Registration Statement in an Underwritten Offering (a “Shelf Offering”), then, the Company shall as promptly as reasonably practicable amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering (taking into account, solely in connection with a Marketed Underwritten Shelf Offering (as defined below), the inclusion of Registrable Securities by any other holders pursuant to this Section 2.03(e)). In connection with any Shelf Offering that is an Underwritten Offering and where the plan of distribution set forth in the applicable Take-Down Notice includes a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the Company and the underwriters (a “Marketed Underwritten Shelf Offering”):

(i)                                     the Company shall forward the Take-Down Notice to all other holders of Registrable Securities included on the Shelf Registration Statement and the Company and such proposing Demand Right Holder shall permit each such holder to include its Registrable Securities included on the Shelf Registration Statement in the Marketed Underwritten Shelf Offering if such holder notifies the proposing Demand Right Holder and the Company within five Business Days after delivery of the Take-Down Notice to such holder; and

(ii)                                  if the lead or co-managing underwriter(s) advises the Company and the proposing Demand Right Holder that, in its opinion, the inclusion of all of the securities sought to be sold in connection with such Marketed Underwritten Shelf Offering would adversely affect the distribution thereof, then there shall be included in such Marketed Underwritten Shelf Offering only such securities as the proposing Demand Right Holder is advised by such lead or co-managing underwriter(s) can be sold without such adverse effect, and such number of Registrable Securities shall be allocated in the same manner as described in Section 2.01(g). Except as otherwise expressly specified in this Section 2.03, any Marketed Underwritten Shelf Offering shall be subject to the same requirements, limitations and other provisions of this Article II as would be applicable to a Demand Registration (i.e., as if such Marketed Underwritten Shelf Offering were a Demand Registration), including Section 2.01(f) and Section 2.01(g).

Notwithstanding anything in this Section 2.03 to the contrary, the Company shall not be required to participate in more than two Marketed Underwritten Shelf Offerings per fiscal year.

SECTION 2.04              Withdrawal Rights.  Any Stockholder having notified or directed the Company to include any or all of its Registrable Securities in a registration statement under the Securities Act shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated by it for registration by giving written notice to such effect to the Company prior to the effective date of such registration statement. In the event of any such withdrawal, the Company shall not include such Registrable Securities in the applicable registration and such Registrable Securities shall continue to be Registrable Securities for all purposes of this Agreement. No such withdrawal shall affect the obligations of the Company with respect to the Registrable Securities not so withdrawn; provided, however, that in the case of a Demand Registration, if such withdrawal shall reduce the number of Registrable Securities sought to be included in such registration below the Registrable Amount, then the Company shall as promptly as practicable give each holder of Registrable Securities sought to be registered notice to such effect and, within ten Business Days following the mailing of such notice, such holder of Registrable Securities still seeking registration shall, by written notice to the Company, elect to register additional Registrable Securities, when taken together with elections to register Registrable Securities by its Affiliates, to satisfy the Registrable Amount or elect that such registration statement not be filed or, if theretofore filed, be withdrawn. During such ten Business Day period, the Company shall not file such registration statement or, if such registration statement has already been filed, the Company shall not seek, and shall use reasonable best efforts to prevent, the effectiveness thereof. Any registration statement withdrawn or not filed (a) in accordance with an election by the Company, (b) in accordance with an election by the Requesting Stockholder in the case of a Demand Registration or with respect to a Shelf Registration Statement or (c) in accordance with an election by the Company subsequent to the effectiveness of the applicable Demand registration statement because any post-effective amendment or supplement to the applicable Demand registration statement contains information regarding the Company which the Company deems adverse to the Company, shall not be counted as a Demand.

SECTION 2.05              Lock-up Agreements.  In connection with any Underwritten Offering, each Stockholder agrees to enter into customary agreements to not effect any public sale or distribution (including sales pursuant to Rule 144) of Company Equity Securities (a) for a Public Offering (other than a Demand Registration or Piggyback Registration), during the period between the date specified by the Company to such Stockholder in its notice of intention to commence a Public Offering (such date to be the Company’s best estimate as to the date that is 10 days prior to the date of the filing of the “final” prospectus or “final” prospectus supplement if the Underwritten Offering is made pursuant to a Shelf Registration Statement, the “Final Prospectus Filing Date”) and 120 days following the Final Prospectus Filing Date or (b) for a Demand Registration or Piggyback Registration, during the period between the date specified by the Company to such Stockholder in its notice of intention to commence an Underwritten Offering (such date to be the Company’s best estimate as to the date that is 10 days prior to the Final Prospectus Filing Date) and 90 days following the Final Prospectus Filing Date. For the avoidance of doubt, the lock-up restrictions pursuant to any underwriting agreement to be entered into with the underwriters shall not exceed the time limits on the lock-up restrictions set forth herein without the written consent (such consent not to be unreasonably withheld, delayed or conditioned) of each Demand Right Holder. The Company also shall cause its executive officers and directors (and managers, if applicable) and shall use its reasonable best efforts to cause other holders of Shares who Beneficially Own any of the Shares participating in such offering (including the Company, if applicable), to enter into lockup agreements that contain restrictions that are no less restrictive than the restrictions contained herein.  Notwithstanding anything in this Agreement to the contrary, no provision of this Agreement nor any other agreement between any of the OEP Stockholders or their Affiliates, on the one hand, and the Company or its subsidiaries, on the other, shall in any way restrict, prohibit or otherwise restrain JPMorgan Chase & Co. and its Affiliates from operating in the ordinary course business or engaging in their respective ordinary course business activities, whether through its investment banking division or otherwise.

SECTION 2.06              Registration Procedures.  (a) Registration. If and whenever the Company is required to use reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2.01, 2.02, and 2.03, the Company shall as promptly as reasonably practicable:

(i)                                     prepare and file with the Commission a registration statement to effect such registration and thereafter use reasonable best efforts to cause such registration statement to become and remain effective, pursuant to the terms of this Agreement; provided, however, that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto; provided, further, however, that at least five Business Days prior to filing any registration statement or any amendments thereto, the Company will furnish to the counsel selected by the holders of Registrable Securities which are to be included in such registration (“Selling Holders”) copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel (such review to be conducted with reasonable promptness) and other documents reasonably requested by such counsel, including any comment letter from the Commission, and if reasonably requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such registration statement and each prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access upon reasonable notice during normal business hours to the Company’s books and records, officers, accountants and other advisors, so long as such access or request does not unreasonably disrupt the normal operations of the Company and its subsidiaries. The Company shall not file such registration statement or any amendments thereto if the Selling Holders shall in good faith reasonably object in writing to the filing of such documents, unless, in the good faith opinion of the Company, such filing is necessary to comply with Applicable Law; provided, however, that the Selling Holders shall (and shall cause their representatives to) keep confidential any such information that is not generally publicly available at the time of delivery of such information;

(ii)                                  prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary (A) to keep such registration statement effective, (B) to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement and (C) to not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to be stated in order to make the statements made, in light of the circumstances under which they were made, not misleading, until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by Selling Holders thereof set forth in such registration statement or the expiration of 120 days (or two years in the case of a Shelf Registration Statement) after such registration statement becomes effective;

(iii)                               if requested by the lead or co-managing underwriters, if any, or the holders of a majority of the then outstanding Registrable Securities being sold in connection with an underwritten offering, as promptly as reasonably practicable include in a prospectus supplement or post-effective amendment such information as the lead or co-managing underwriters, if any, and such holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 2.06(a)(iii) that are not, in the good faith opinion of the Company, in compliance with Applicable Law;

(iv)                              furnish to each Selling Holder and each underwriter, if any, of the securities being sold by such Selling Holder such number of conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and each free writing prospectus (as defined in Rule 405 of the Securities Act) (a “Free Writing Prospectus”) utilized in connection therewith and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such Selling Holder and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Selling Holder;

(v)                                 use reasonable best efforts to register or qualify or cooperate with the Selling Holders, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities covered by such registration statement under such other securities laws or blue sky laws of such jurisdictions as any Selling Holder and any underwriter of the securities being sold by such Selling Holder shall reasonably request and to keep each such registration or qualification (or exemption therefrom) effective during the period such registration statement is required to be kept effective hereunder, and take any other action which may be reasonably necessary or advisable to enable such Selling Holder and underwriter to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Holder, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this subdivision (v), be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to file a general consent to service of process in any such jurisdiction;

(vi)                              use reasonable best efforts to cause such Registrable Securities to be listed on each securities exchange on which the same securities issued by the Company are then listed;

(vii)                           use reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Selling Holder(s) thereof to consummate the disposition of such Registrable Securities;

(viii)                        use reasonable best efforts to provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

(ix)                              make, in accordance with customary practice and upon reasonable notice during normal business hours, available for inspection by representatives of the Selling Holders, any underwriters and any counsel or accountant retained by the Selling Holders or underwriters all relevant financial and other records, pertinent corporate documents and properties of the Company and cause appropriate officers, managers, employees, outside counsel and accountants of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with their due diligence exercise, including through in-person meetings, but subject to the recipients of such information executing customary confidentiality agreements and to customary privilege constraints and so long as such access or request does not unreasonably disrupt the normal operations of the Company and its subsidiaries.

(x)                                 in connection with an Underwritten Offering, obtain for each Selling Holder and underwriter:

(A)                               an opinion of counsel for the Company, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Selling Holder and underwriters,

(B)                               a “comfort” letter (or, in the case of any such Person which does not satisfy the conditions for receipt of a “comfort” letter specified in Statement on Auditing Standards No. 72, an “agreed upon procedures” letter) signed by the independent public accountants who have certified the Company’s financial statements and, to the extent required, any other financial statements included in such registration statement, covering the matters customarily covered in “comfort” or “agreed upon procedures” letters in connection with underwritten offerings; and

(C)                               to the extent requested and customary for the relevant transaction, enter into a securities sales agreement with the Selling Holders providing for, among other things, the appointment of a representative as agent for the Selling Holders for the purpose of soliciting purchases of shares, which agreement shall be customary in form, substance and scope and shall contain customary representations, warranties and covenants;

(xi)                              as promptly as reasonably practicable notify, in writing, each Selling Holder and the underwriters, if any, of the following events:

(A)                               the filing of the registration statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement or any Free Writing Prospectus utilized in connection therewith, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective;

(B)                               any request by the Commission or any other U.S. or state-governmental authority for amendments or supplements to the registration statement or the prospectus or for additional information;

(C)                               the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose; and

(D)                               the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

(xii)                           notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the registration statement, the prospectus included in such registration statement or any document incorporated or deemed to be incorporated therein by reference, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to be stated in order to make the statements therein, not misleading, and, at the request of any Selling Holder, as promptly as reasonably practicable prepare and furnish to such Selling Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to be stated in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(xiii)                        make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement and to prevent or obtain the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction as any Selling Holder and any underwriter of the securities being sold by such Selling Holder shall reasonably request at the earliest date reasonably practicable;

(xiv)                       otherwise use reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to Selling Holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first day of the Company’s first full quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(xv)                          cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority, Inc.;

(xvi)                       prior to the date on which the pricing of the relevant offering is expected to occur, provide a CUSIP number for the Registrable Securities;

(xvii)                    use its reasonable best efforts to assist Stockholders who made a request of the Company to provide for a third party “market maker” for the Shares; provided, however, that the Company shall not be required to serve as such “market maker”; and

(xviii)                 have appropriate officers of the Company prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, and otherwise use its reasonable best efforts to cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities.

(b)                                 Agreements. Without limiting any of the foregoing, the Company agrees to, in connection with registration of any Registrable Securities under this Article II, enter into an underwriting agreement in form, scope and substance as is customary in underwritten offerings including indemnification provisions and procedures substantially to the effect set forth in Section 2.09 hereof with respect to all parties to be indemnified pursuant thereto. In connection with any offering of Registrable Securities registered pursuant to this Agreement, the Company shall (i) furnish to the underwriter, if any (or, if no underwriter, the sellers of such Registrable Securities), unlegended (unless otherwise required by Applicable Law) certificates representing ownership of the Registrable Securities being sold under the registration statement, in such denominations and registered in such names as requested by the lead or co-managing underwriters or sellers, (ii) make available to the Company’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates and (iii) instruct any transfer agent and registrar of the Registrable Securities to release any stop transfer order with respect thereto.

(c)                                  Return of Prospectuses. Each Selling Holder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clauses (B) through (D) of Section 2.06(a)(xi) or in Section 2.06(a)(xii), such Selling Holder shall forthwith discontinue such Selling Holder’s disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.06(a)(xi) or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus and, if so directed by the Company, deliver to the Company, at the Company’s expense, all copies, other than permanent file copies, then in such Selling Holder’s possession of the prospectus current at the time of receipt of such notice relating to such Registrable Securities. If the Company shall give such notice, any applicable 120 day or two year period during which such registration statement must remain effective pursuant to this Agreement shall be extended by the number of days during the period from the date of giving of a notice regarding the happening of an event of the kind described in Section 2.06(a)(xi) or Section 2.06(a)(xii) to the date when all such Selling Holders shall receive such a supplemented or amended prospectus and such prospectus shall have been filed with the Commission.

(d)                                 Requested Information. Not less than five Business Days before the expected filing date of each registration statement pursuant to this Agreement, the Company shall notify each Selling Holder of the information, documents and instruments from such Selling Holder that the Company or any underwriter reasonably requests in connection with such registration statement, including to a questionnaire, custody agreement, power of attorney, lock-up letter and underwriting agreement (the “Requested Information”). If the Company has not received, on or before the second day before the expected filing date, the Requested Information from such Selling Holder, the Company may file the registration statement without including Registrable Securities of such Selling Holder. The failure to so include in any registration statement the Registrable Securities of a Selling Holder (with regard to that registration statement) shall not in and of itself result in any liability on the part of the Company to such Selling Holder.  In the event that, either immediately prior to or subsequent to the effectiveness of any registration statement, any Stockholder shall distribute Registrable Securities to its stockholders, partners or members, such Stockholder shall so advise the Company and provide such information as shall be necessary or advisable to permit an amendment to such registration statement or supplement to any prospectus to provide information with respect to such stockholders, partners or members, in their capacity as selling security holders (it being understood that no such distribution of any Shares may be effectuated following the pricing of an Underwritten Offering that includes such Shares). As soon as reasonably practicable following receipt of such information, the Company shall file an appropriate amendment to such registration statement or supplement to any prospectus reflecting the information so provided.

(e)                                  No Requirement to Participate. Neither the Company nor any Stockholder shall be required to participate in any Public Offering.

(f)                                   Rule 144. The Company covenants that it will use its reasonable best efforts to (i) file in a timely fashion the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if it is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information so long as necessary to permit sales in compliance with Rule 144 under the Securities Act), (ii) furnish to any holder of Registrable Securities, as promptly as reasonably practicable upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Exchange Act, and (iii) take such further reasonable action, to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

SECTION 2.07              Registration Expenses.  All expenses incident to the Company’s performance of, or compliance with, its obligations under this Agreement including (a) all registration and filing fees, all fees and expenses of compliance with securities and blue sky laws (including the reasonable and documented fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities pursuant to Section 2.06), (b) all printing and copying expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depository Trust Company and of printing prospectuses as requested by any holder of Registrable Securities), (c) all messenger and delivery expenses, (d) all fees and expenses of the Company’s independent certified public accountants and counsel (including, with respect to “comfort” letters and opinions) and (e) all reasonable fees and disbursements of one single primary outside counsel and one outside local counsel for each jurisdiction that Registrable Securities shall be distributed for the holders thereof, which counsels shall be selected by the holders of a majority of the Registrable Securities being sold (collectively, the “Registration Expenses”) shall be borne by the Company. The Registration Expenses shall be borne by the Company regardless of whether or not any registration statement is filed or becomes effective. the Company will pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any annual audit and the expense of any liability insurance), the expenses and fees for listing the securities to be registered on each securities exchange and included in each established over-the-counter market on which similar securities issued by the Company are then listed or traded and any expenses of the Company incurred in connection with any “road show”. Each Selling Holder shall pay its pro rata portion (based on the number of Registrable Securities registered) of all underwriting discounts and commissions and transfer taxes, if any, relating to the sale of such Selling Holder’s Registrable Securities pursuant to any registration.

SECTION 2.08              Miscellaneous.  The Company may grant demand, piggyback or shelf registration rights to third parties, provided that the terms of such rights are not senior to and do not conflict with the rights granted to the holders of Registrable Securities hereunder without the prior written consent (such consent not to be unreasonably withheld, delayed or conditioned) of the OEP Stockholders.

SECTION 2.09              Indemnification.  (a) The Company shall indemnify and hold harmless each Selling Holder and their respective Affiliates, member, partners, directors, officers and employees and each Person, if any, who controls any Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of their respective representatives as follows:

(i)                                     against any and all losses, liabilities, claims, damages, judgments and reasonable expenses whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Registrable Securities were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                                  against any and all losses, liabilities, claims, damages, judgments and reasonable expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or of any other claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

(iii)                               against any and all reasonable expense whatsoever, as incurred (including, subject to Section 2.09(c), fees and disbursements of counsel) incurred in investigating, preparing or defending against any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not such Person is a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement does not apply to any Selling Holder with respect to any loss, liability, claim, damage, judgment or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission (A) made in reliance upon and in conformity with written information furnished to the Company by any Selling Holder expressly for use in a Registration Statement (or any amendment thereto) or any related prospectus (or any amendment or supplement thereto) or (B) if such untrue statement or omission or alleged untrue statement or omission was corrected in an amended or supplemented Registration Statement or prospectus and the Company had furnished copies thereof to the Person asserting such loss, liability, claim, damage, judgment or expense purchased the securities that are the subject thereof prior to the date of sale by such Selling Holder to such Person.

(b)                                 Indemnification by Selling Holders. Each Selling Holder shall severally (but not jointly) indemnify and hold harmless the Company, and each other Selling Holder, and each of their respective Affiliates, members, partners, directors, officers and employees (including each officer of the Company who signed the Registration Statement) and each Person, if any, who controls the Company, or any other Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of their respective representatives, against any and all losses, liabilities, claims, damages, judgments and expenses described in the indemnity contained in Section 2.09(a) (provided that any settlement of the type described therein is effected with the written consent of such Selling Holder) as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in a Registration Statement (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Selling Holder expressly for use in such Registration Statement (or any amendment thereto) or such prospectus (or any amendment or supplement thereto); provided, however, that an indemnifying Selling Holder shall not be required to provide indemnification in any amount in excess of the amount by which (x) the total price at which the Registrable Securities sold by such indemnifying Selling Holder and its Affiliates and distributed to the public were offered to the public exceeds (y) the amount of any damages which such indemnifying Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Company shall be entitled, to the extent customary, to receive indemnification and contribution from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any prospectus or Registration Statement.

(c)                                  Conduct of Indemnification Proceedings. Each indemnified party or parties shall give reasonably prompt notice to each indemnifying party or parties of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party or parties shall not relieve it or them from any liability which it or they may have under this indemnity agreement, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. If the indemnifying party or parties so elects within a reasonable time after receipt of such notice, the indemnifying party or parties may assume the defense of such action or proceeding at such indemnifying party’s or parties’ expense with counsel chosen by the indemnifying party or parties and approved by the indemnified party defendant in such action or proceeding, which approval shall not be unreasonably withheld; provided, however, that, if such indemnified party or parties reasonably determine that a conflict of interest exists and that therefore it is advisable for such indemnified party or parties to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to it or them which are different from or in addition to those available to the indemnifying party, then the indemnifying party or parties shall not be entitled to assume such defense and the indemnified party or parties shall be entitled to separate counsel (limited in each jurisdiction to one counsel for all indemnified parties under this Agreement) at the indemnifying party’s or parties’ expense. If any indemnifying party or parties are not so entitled to assume the defense of such action or do not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party or parties will pay the reasonable fees and expenses of counsel for the indemnified party or parties (limited in each jurisdiction to one counsel for all indemnified parties under this Agreement). In such event, however, no indemnifying party or parties will be liable for any settlement effected without the written consent of such indemnifying party or parties (which consent shall not be unreasonably withheld or delayed); provided, however, that if at any time an indemnified party or parties shall have requested an indemnifying party or parties to reimburse the indemnified party or parties for fees and expenses of counsel as contemplated by this paragraph, the indemnifying party or parties shall be liable for any settlement of any proceeding effected without the written consent of such indemnifying party or parties if (x) such settlement is entered into more than 15 business days after receipt by such indemnifying party or parties of the aforesaid request accompanied by supporting documents reasonably satisfactory to the indemnifying party or parties and (y) such indemnifying party or parties shall not have reimbursed the indemnified party or parties in accordance with such request prior to the date of such settlement. If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, such indemnifying party or parties shall not, except as otherwise provided in this Section 2.09(c), be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action or proceeding.

(d)                                 Contribution. (i)In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 2.09 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms in respect of any losses, liabilities, claims, damages, judgments and expenses suffered by an indemnified party referred to therein, each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages, judgments and expenses in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of the liable Selling Holders (including, in each case, that of their respective officers, directors, employees and agents), on the other, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages, judgments or expenses, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the liable Selling Holders (including, in each case, that of their respective officers, directors, employees and agents), on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by or on behalf of the Selling Holders, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, liabilities, claims, damages, judgments and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 2.09(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

(ii)                                  The Company and each Selling Holder agree that it would not be just and equitable if contribution pursuant to this Section 2.09(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in sub-paragraph (i) above. Notwithstanding this Section 2.09(d), in the case of distributions to the public, an indemnifying Selling Holder shall not be required to contribute any amount in excess of the amount by which (A) the total price at which the Registrable Securities sold by such indemnifying Selling Holder and its Affiliates and distributed to the public were offered to the public exceeds (B) the amount of any damages which such indemnifying Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(iii)                               For purposes of this Section, each Person, if any, who controls a Selling Holder within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such Selling Holder; and each director of the Company, each officer of the Company who signed the Registration Statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, shall have the same rights to contribution as the Company.

ARTICLE III

MISCELLANEOUS PROVISIONS

SECTION 3.01              Termination.  This Agreement (other than Section 2.07 and Section 2.09) will terminate on the date on which all Shares cease to be Registrable Securities.

SECTION 3.02              Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (a) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (b) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, or (c) immediately upon delivery by hand or by facsimile or email (with a written or electronic confirmation of delivery), if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next Business Day, in each case to the intended recipient as set forth below:

If to the Company, addressed to it at:

Solstice Sapphire Investments, Inc.

4 Technology Park Drive

Westford, MA 01886

Tel: (978) 614-8100

Fax: 978 614-8101
Attention:                                         Jeffrey M. Snider
Email:                                                            jsnider@sonusnet.com

with a copy to (for information purposes only):

Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, MA  02109
Tel: (617) 526-6000
Fax: (617) 526-5000
Attention:                                         Jay E. Bothwick
                                                                                                Joseph B. Conahan
Email:                                                            Jay.Bothwick@wilmerhale.com
                                                                                                Joseph.Conahan@wilmerhale.com

If to any Stockholder, addressed to it at:

The address for such Stockholder reflected in the stock record books of the Company

SECTION 3.03              Severability.  If any provision (or part thereof) of this Agreement is invalid, illegal or unenforceable, that provision (or part thereof) will, to the extent possible, be modified in such a manner as to be valid, legal and enforceable but so as to retain most nearly the intent of the parties as expressed herein, and if such a modification is not possible, that provision (or part thereof) will be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions (or parts thereof) of this Agreement will not in any way be affected or impaired thereby. If any provision (or part thereof) of this Agreement is so broad as to be unenforceable, the provision (or part thereof) shall be interpreted to be only so broad as is enforceable.

SECTION 3.04              Entire Agreement.  This Agreement, and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.  No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

SECTION 3.05              Amendments.  Any provision of this Agreement may be amended if, and only if, such amendment is in writing and signed by the Company and the OEP Stockholders; provided that (a) any amendment that would have a material adverse effect on a Stockholder relative to the OEP Stockholders shall require the written consent of that Stockholder and (b) this Section 3.05 may not be amended without the prior written consent of the Stockholders (other than the OEP Stockholders) holding a majority of the outstanding Registrable Securities of such Stockholders.

SECTION 3.06              Waivers.  Except as provided in this Agreement, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, or delay or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default hereunder by any other party shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement.  The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

SECTION 3.07              Assignment.  No Stockholder shall assign any of its rights under this Agreement, in whole or in part, to any Person, without first obtaining the prior written consent of the Company; provided, that, without the consent of the Company, a Stockholder may assign its rights under this Agreement with respect to any Registrable Securities to any Permitted Transferee of such Registrable Securities who executes a Joinder Agreement prior to or concurrently with the Transfer of such Registrable Securities to such Permitted Transferee, and any assignment in contravention hereof shall be null and void. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns.

SECTION 3.08              Benefit.  Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

SECTION 3.09              Governing Law; Consent to Jurisdiction.  This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.  Each of the parties hereby irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) (collectively with Delaware Court of Chancery, the “Delaware Courts”).  Each of the parties hereto further agrees not to commence any litigation relating to this Agreement except in the Delaware Courts, waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum.  EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY MATTER ARISING OUT OF THIS AGREEMENT AND, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY DEFENSE OR OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY PROCEEDING UNDER THIS AGREEMENT BROUGHT IN THE DELAWARE COURTS AND ANY CLAIM THAT ANY PROCEEDING UNDER THIS AGREEMENT BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

SECTION 3.10              Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.  Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

SECTION 3.11              Enforcement of Agreement.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or if this Agreement was otherwise breached and that monetary damages, even if available, would not be an adequate remedy hereunder.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court without proof of actual damages and each party hereto waives any requirement for the securing or posting of any bond in connection with such remedy, this being in addition to any other remedy to which they are entitled at law or in equity.  The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Applicable Law or in equity for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for such breach.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their authorized representatives as of the date first above written.

Solstice Sapphire Investments, Inc.

By:
Name:	Susan Villare
Title:	President and Treasurer

[Signature Page to Registration Rights Agreement]

HERITAGE PE (OEP) II, L.P.

By:
Name:
Title:

HERITAGE PE (OEP) III, L.P.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

EXHIBIT A

Joinder Agreement

By execution of this signature page, [               ] hereby agrees to become a party to, and to be bound by the obligations of a Stockholder, and receive the benefits of a Stockholder, under that certain Registration Rights Agreement, dated as of [ • ], 2017, by and among Solstice Sapphire Investments, Inc., a Delaware corporation, Heritage PE (OEP) II, L.P., a Cayman Islands exempted limited partnership, Heritage PE (OEP) III, L.P., a Cayman Islands exempted limited partnership, and the other Stockholders who become parties thereto from time to time, as amended from time to time thereafter.

[NAME]

By:
Name:
Title:

Notice Address:

EXHIBIT D

AGREED FORM

PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  IT MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.

Solstice Sapphire Investments, Inc.

$22,500,000	[ , 2017] (the “Issue Date”)

Solstice Sapphire Investments, Inc., a Delaware corporation (“Payor”), for value received, promises to pay to each person identified on Schedule I hereto (each, a “Payee”) the principal amount set forth opposite its name on Schedule I together with accrued interest thereon, calculated and payable as set forth below (together with any PIK Notes issued pursuant to Section 1.1 below, the “Note”).  The principal and interest on this Note is payable in lawful money of the United States of America in immediately available funds at such place in the United States as Payee may from time to time designate in writing to Payor.

This Note is made pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated May 23, 2017 by and among Sonus Networks Inc., Genband Holdings Company, Genband Inc., Genband II, Inc., the Payor and the other parties thereto, and is the “Promissory Note” referred to therein.  Payee is receiving this Note pursuant to the Merger Agreement.  All capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Merger Agreement.

1.                                      Payment of Principal and Interest

1.1                               Calculation and Payment of Interest.

Interest on the principal balance of this Note outstanding from time to time until paid in full in cash shall accrue at the rate equal to the Applicable Rate per annum, computed on the basis of a 360-day year, for the actual number of days elapsed, commencing on the date hereof.  “Applicable Rate” means, 7.5% on or before the date that is exactly six months after the Issue Date, and after the date that is exactly six months after the Issue Date means 10.0%.  Interest shall be payable quarterly in arrears, beginning on the last day of the first calendar quarter following the Issue Date and on the last date of each calendar quarter thereafter (each, an “Interest Payment Date”) until the Maturity Date; provided, however, that any amount of cash interest which is not paid on an Interest Payment Date as a result of a Payment Restriction or pursuant to Section 3 hereof shall be made either (i) by the issuance of a promissory note in a principal amount equal to interest accrued but not otherwise paid (by the issuance of a PIK Note or otherwise) on the principal amount hereof through and including such Interest Payment Date and otherwise having such terms and provisions that are the same as the terms and provisions of this Note (each such promissory note a “PIK Note”) and Payor shall be deemed to have issued a PIK Note for any such interest regardless of whether Payor shall have actually delivered any such PIK Note or (ii) by increasing the principal amount of this Note by the amount of such cash interest.   Payee, by its acceptance hereof, acknowledges (i) that Payor is contractually bound hereunder to pay cash interest only to the extent not prohibited by a Payment Restriction or by Section 3 hereof, (ii) that any cash interest not so paid shall be paid in the form of a PIK Note or by increasing the principal amount of this Note by the amount of such cash interest, and (iii) the failure to pay cash interest as a result of a Payment Restriction or pursuant to Section 3 hereof shall not constitute a default or Event of Default under this Note.

1.2                               Payment on Maturity Date.  The principal balance of, and any accrued and unpaid interest on, this Note (including, for the avoidance of doubt, the principal balance of and any accrued and unpaid interest on any PIK Note) shall be payable in cash on the third anniversary of the Issue Date the (“Maturity Date”).

1.3                               Prepayment.

(a)                                 Payor may, at its option at any time, without premium or penalty, prepay all or any portion of this Note.

(b)                                 Any prepayment of this Note shall be applied as follows:  first, to payment of accrued interest; and second, to payment of principal.  Upon any partial prepayment, at the request either of Majority Payees or Payor, this Note shall be surrendered to Payor in exchange for a substitute note, which shall set forth the revised principal amount but otherwise be identical to this Note.  In the event that this Note is prepaid in its entirety, this Note shall be surrendered to Payor for cancellation as a condition to any such prepayment.

1.4                            Payment Only on Business Days; Payments Free and Clear.  Any payment hereunder which, but for this Section 1.4, would be payable on a day which is not a Business Day, shall instead be due and payable on the Business Day next following such date for payment.  All payments hereunder shall be made free and clear of any deduction, withholding or offset and in immediately available funds, except to the extent otherwise required by applicable law.

2.                                      Events of Default

(a)                                 The following shall constitute “Events of Default” under this Note:

(i)                                     Failure by Payor to make any payment required under this Note when the same becomes due and payable (whether at maturity, by acceleration or otherwise); and with respect to the payment of any interest the continuation of such failure for a period of thirty (30) days thereafter;

(ii)                                  Payor voluntarily liquidates;

(iii)                               the Payor pursuant to or within the meaning of any Bankruptcy Law:

(A)                               commences a voluntary case or proceeding;

(B)                               consents to the entry of an order for relief against it in an involuntary case or proceeding;

(C)                               consents to the appointment of a Custodian of it or for all or substantially all of its property;

(D)                               makes a general assignment for the benefit of its creditors;

(E)                                admits in writing that it is generally unable to pay its debts as they become due;

(iv)                              a court of competent jurisdiction enters an order or decree (that remains unstayed and in effect for thirty (30) days) under any Bankruptcy Law that:

(A)                               is for relief against the Payor in an involuntary case or proceeding;

(B)                               appoints a Custodian of the Payor or for all or substantially all of Payor’s property; or

(C)                               orders the liquidation of Payor; or

(v)                                 a Change of Control.

(b)                                 Acceleration.  If an Event of Default specified in Section 2(a)(i) shall have occurred and be continuing and any Senior Indebtedness shall then be outstanding, subject to the provisions of Section 3 hereof, the Majority Payees may, at their option, by notice in writing to Payor and to the agents under the Senior Indebtedness Documents (the “Acceleration Notice”), declare the entire principal amount of this Note and the interest accrued thereon to be due and payable upon the earlier of (i) one hundred eighty (180) days after the receipt of the Acceleration Notice by Payor and the agents under the Senior Indebtedness Documents or (ii) an acceleration under any of the Senior Indebtedness Documents, and upon any such declaration the same shall become due and payable at such time.  If an Event of Default specified in Section 2(a)(i) shall have occurred and be continuing and no Senior Indebtedness shall then be outstanding, the Majority Payees may, at their option, declare the entire principal balance of this Note and the accrued and unpaid interest thereon to be due and payable upon the date which is five Business Days after the date of delivery by Payee to Payor of a written notice of acceleration, and upon any such declaration the same shall become due and payable at such time.  If any other Event of Default occurs, the principal balance of this Note and the accrued and unpaid interest thereon shall become due and payable immediately without any declaration or other act on the part of the Majority Payees and without presentment, demand, protest or other notice or action of any kind, all of which are hereby expressly waived.

If any Event of Default shall have occurred and be continuing, subject to the provisions of Section  3  hereof, the Majority Payees may proceed to protect and enforce their rights either by suit in equity or by action at law, or both, whether for specific performance of any provision of this Note or in aid of the exercise of any power granted to any Payee under this Note.

3.                                      Subordination

3.1                               Note Subordinated to Senior Indebtedness.  To the extent and in the manner hereinafter set forth in this Section 3, the indebtedness represented by this Note and the payment of the principal of and the interest on this Note and any claim for rescission of the purchase of this Note, and any claim which is the equivalent of or substitute for principal of or interest on this Note, for damages arising from the purchase of this Note or for reimbursement or contribution on account of such a claim, and all other payments with respect to or on account of this Note (collectively, the “Subordinated Debt”) are hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash of all Senior Indebtedness then outstanding.  This Section 3 constitutes a continuing offer to all Persons who become holders of, or continue to hold, Senior Indebtedness, each of whom is an obligee hereunder and is entitled to enforce such holder’s rights hereunder, subject to the provisions hereof, without any act or notice of acceptance hereof or reliance hereon.  For purposes of this Section 3, Senior Indebtedness shall not be deemed to have been paid and shall be deemed to be outstanding in full until the termination of all commitments or other obligations by any holder thereof and unless all such holders shall have received payment in full in cash of all obligations under or in respect of Senior Indebtedness (including, without limitation, post-petition interest, if any).

3.2                               No Payment on Note in Certain Circumstances.

(a)                                 To the extent any payment hereunder is blocked by a Payment Restriction (or there occurs and is continuing a payment default or payment event of default under any Senior Indebtedness), no direct or indirect payment of any kind shall be made, asked for, demanded, accepted, received or retained with respect to principal, interest or other amounts due under the Note nor shall any holder thereof exercise any remedies with respect thereto.

(b)                                 Payee agrees that, so long as payments or distributions for or on account of the Subordinated Debt are not permitted pursuant to this Section 3, Payee will not take, sue for, ask or demand from Payor payment of all or any amounts under or in respect of this Note, or commence, or join with any creditor other than the holders of Senior Indebtedness and their agents in commencing, directly or indirectly cause Payor to commence, or assist Payor in commencing, any proceeding referred to in Section 3.3, and Payee shall not take or receive from Payor, directly or indirectly or on its behalf, in cash or other property or by set-off or in any other manner, including, without limitation, from or by way of collateral, payment of all or any amounts under or in respect of the Subordinated Debt.  In the event that notwithstanding the foregoing provisions of this Section 3.2, any payment or distribution of any kind or character, whether in cash, property or securities, shall be received by Payee by or on account of or in respect of the Subordinated Debt while a Payment Restriction exists or while payments or distributions for or on account of the Subordinated Debt are otherwise not permitted pursuant to this Section 3, such payment or distribution shall be received and held in trust for, and shall be paid over (in the same form as so received, to the extent practicable, and with any necessary endorsement) to the holders of the Senior Indebtedness remaining unpaid or their representative or representatives, or to the trustee or trustees under any such indenture or agreement under which any Senior Indebtedness may have been issued, for application (in the case of cash) to, or as collateral (in the case of non-cash property or securities) for the payment or prepayment of Senior Indebtedness, until all Senior Indebtedness shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

3.3                               Dissolution; Liquidation; Bankruptcy; Acceleration.  In the event of (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar proceeding in connection therewith, relative to the Payor or any of its assets, or (ii) any liquidation, dissolution or other winding up of the Payor, whether voluntary or involuntary or whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshalling of assets or liabilities of the Payor, or (iv) the acceleration of the Senior Indebtedness by reason of the occurrence of a default or an event of default thereunder:

(a)                                 The holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash of all Senior Indebtedness before any direct or indirect payment may be made for or on account of payments under or in respect of the Subordinated Debt, whether in cash, property or securities of any kind;

(b)                                 Any payment or distribution of any kind or character, whether in cash, property or securities (including any payment or distribution that may be payable by reason of any other indebtedness of Payor being subordinated to payment of the Subordinated Debt), to which Payee would be entitled except for the provisions of this Section 3, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture or other agreement under which any of such Senior Indebtedness may have been issued for application (in the case of cash) to, or as collateral (in the case of non-cash property or securities) for the payment or prepayment of Senior Indebtedness, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness;

(c)                                  The holders of Senior Indebtedness are hereby irrevocably authorized and empowered (in their own names or in the name of Payee or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in paragraph (b) above to file (but not vote) claims and proofs of claim as they may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the holders of Senior Indebtedness hereunder.

(d)                                 Payee shall duly and promptly take such action as the holders of Senior Indebtedness may reasonably request to execute and deliver to the holders of Senior Indebtedness such powers of attorney, assignments, or other instruments as the holders of Senior Indebtedness may request in order to enable the holders of Senior Indebtedness to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the amounts owing under the Subordinated Debt.

(e)                                  In the event that, any payment or distribution of any kind or character, whether in cash, property or securities (including any payment or distribution that may be payable by reason of any other indebtedness of Payor being subordinated to payment of the Subordinated Debt), shall be received by Payee for or on account of or in respect of the Subordinated Debt in contravention of this Section 3.3 before all Senior Indebtedness is paid in full in cash, such payment or distribution shall be received and held in trust for, and shall be paid over (in the same form as so received, to the extent practicable, and with any necessary endorsement) to the holders of the Senior Indebtedness remaining unpaid or their representative or representatives, or to the trustee or trustees under any such indenture or agreement under which any Senior Indebtedness may have been issued, for application (in the case of cash) to, or as collateral (in the case of non-cash property or securities) for the payment or prepayment of Senior Indebtedness, until all Senior Indebtedness shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

3.4                               Subrogation.  Upon the final payment in full in cash of all Senior Indebtedness, Payee shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of Payor applicable to the Senior Indebtedness until the principal of and interest on and all other amounts payable under the Subordinated Debt shall be paid in full in cash, and for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which Payee would be entitled except for the provisions of this Section 3 and no payment pursuant to the provisions of this Section 3 to the holders of Senior Indebtedness by Payee shall, as between Payor, its creditors other than holders of Senior Indebtedness, and Payee, be deemed to be a payment by Payor to or on account of the Senior Indebtedness.  It is understood that the provisions of this Section 3 are and are intended solely for the purpose of defining the relative rights of Payee, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

3.5                               Obligations of Payor Unconditional.  Nothing contained in this Section 3 or elsewhere in this Note is intended to or shall impair, as among Payor, its creditors (other than the holders of Senior Indebtedness) and Payee, the obligation of Payor, which is absolute and unconditional, to pay to Payee the principal of and interest on and all other amounts due under this Note in accordance with its terms, or is intended to or shall affect the relative rights of Payee and creditors of Payor (other than the holders of the Senior Indebtedness), nor shall anything herein prevent Payee from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the provisions of this Section 3 and to the rights of holders of Senior Indebtedness to receive distributions and payments otherwise payable to Payee.

3.6                               Reliance on Judicial Order or Certificate of Liquidating Agent.  Upon any payment or distribution of assets of Payor referred to in this Section 3, Payee shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to Payee, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of Payor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to Section 3 of this Note.

3.7                               Subordination Rights Not Impaired by Acts or Omissions of Payor or Holders of Senior Indebtedness.  No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided herein will at any time in any way be prejudiced or impaired by any act or failure to act on the part of Payor or by any act or failure to act by any such holder, or by any act, failure to act or noncompliance by Payor, the holders of Senior Indebtedness or their respective agents with the terms of this Note, regardless of any knowledge thereof which any such holder or Payor may have or otherwise be charged with.  No amendment, waiver or other modification of this Note shall in any way adversely affect the rights of the holders of any Senior Indebtedness under this Section 3 unless such holders of Senior Indebtedness consent in writing to such amendment, waiver or modification.  The provisions of this Section 3 are intended for the benefit of and shall be enforceable directly by the holders of the Senior Indebtedness.

3.8                               Further Assurances.  Payee and Payor each will, at Payor’s expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the holders of Senior Indebtedness may request, in order to protect any right or interest granted or purported to be granted hereby or to enable the holders of Senior Indebtedness to exercise and enforce their rights and remedies hereunder.

3.9                               Agreements in Respect of Subordinated Debt.

Payor agrees that it will not make any payment for or on account of or in respect of this Note, or take any other action, in contravention of the provisions of this Section 3.

3.10                        Obligations Hereunder Not Affected.  All rights and interests of the holders of Senior Indebtedness hereunder, and all agreements and obligations of Payee and Payor under this Section 3, shall remain in full force and effect irrespective of:

(i)                                     any lack of validity or enforceability of any present or future guaranty of the Credit Agreement or any other Senior Indebtedness Document;

(ii)                                  any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Indebtedness, or any other amendment or waiver of or any consent to any departure from the Credit Agreement or any successor agreement or any other Senior Indebtedness Document, including, without limitation, any increase in the Senior Indebtedness resulting from the extension of additional credit to Payor or any of its Subsidiaries or otherwise;

(iii)                               any taking, exchange, release or non-perfection of any other collateral, or any taking, release, amendment or waiver of or consent to departure from any guaranty, for all or any of the Senior Indebtedness;

(iv)          any manner of application of collateral, or proceeds thereof, to all or any of the Senior Indebtedness, or any manner of sale or other disposition of any collateral for all or any of the Senior Indebtedness or any other assets of Payor or any of its Subsidiaries;

(v)           any change, restructuring or termination of the corporate structure or existence of Payor or any of its Subsidiaries; or

(vi)          any other circumstance which might otherwise constitute a defense available to, or a discharge of, Payor or a subordinated creditor.

The provisions of this Section 3 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by the holders of Senior Indebtedness upon the insolvency, bankruptcy or reorganization of Payor or otherwise, all as though such payment had not been made.

3.11        Waiver.  Payee hereby waives promptness, diligence and notice of acceptance with respect to any of the Senior Indebtedness and this Section 3 and any requirement that the holders of Senior Indebtedness protect, secure, perfect or insure any security interest or lien on any property subject thereto or exhaust any right or take any action against Payor or any other person or entity or any collateral.

3.12        No Waiver; Remedies.  No failure on the part of the holders of Senior Indebtedness to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

3.13        Continuing Agreement; Assignments Under Senior Indebtedness Agreements.  The provisions of this Section 3 constitute a continuing agreement and shall (i) remain in full force and effect until the earlier of (x) the date the obligations under this Note are satisfied in full in accordance with this Section 3 and (y) the date that is six months or such shorter period as the holders of a majority of the Senior Indebtedness may agree after the indefeasible payment in full in cash of the Senior Indebtedness, (ii) be binding upon Payee, Payor and their respective successors and assigns, and (iii) inure to the benefit of, and be enforceable by, the holders of Senior Indebtedness and their successors, transferees and assigns.  Without limiting the generality of the foregoing clause (iii), the holders of Senior Indebtedness may assign or otherwise transfer all or any portion of their rights and obligations under the Senior Credit Agreement or any other Senior Indebtedness Document, as applicable, to any other Person, and such other Person shall thereupon become vested with all the rights in respect thereof granted to the holders of Senior Indebtedness herein or otherwise.

4.             Certain Definitions

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Business Day” means each day other than Saturdays, Sundays and days when commercial banks are authorized or required by law to be closed for business in New York, New York.

“Change of Control” means the occurrence of any of the following: (i) Payor ceases to beneficially and of record own directly and control 100% of the equity interests of each of its subsidiaries; (ii) all or substantially all of the Payor’s assets are, directly or indirectly, sold to any Person or related group of Persons; (iii) the consummation of one or more transactions (excluding any transaction involving only the sale of equity interests by a Payee and its Affiliates (and no other Person), but including, for the avoidance of doubt, mergers and tenders offers) the result of which is that the Payee and their Affiliates cease to directly or indirectly own and control, beneficially and of record, at least 45.0% of the equity interests of the Payor; (iv) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act of 1934, as amended), other than one or more of the Payees and their Affiliates, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act of 1934, as amended, except that for purposes of this clause such person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the equity interests of Payor; or (v) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Payor (together with any new directors whose election to such Board of Directors or whose nomination for election was approved by a vote of a majority of the members of the Board of Directors of Payor) cease for any reason to constitute a majority of the Board of Directors of Payor.

“Credit Agreement” means the Credit Agreement first dated as of June 27, 2014 by and among Sonus Networks, Inc., as borrower, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other lenders from time to time party thereto, as amended.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar office under any Bankruptcy Law.

“Event of Default” means any of the occurrences specified under Section 2 of this Note.

“Majority Payees” means one or more Payees entitled to a majority of the aggregate principal amount then owing under this Note.

“Payment Restriction” means the Payor is prohibited by the terms of the Senior Indebtedness from making any applicable payment on this Note.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Senior Indebtedness” means (i) indebtedness incurred pursuant to the Credit Agreement, and (ii) any indebtedness incurred to refinance, replace or otherwise restructure all or any part of any indebtedness described in clause (i) above or this clause (ii) whether by the same or any other agent, lender, debtholder or group of lenders or debtholders, including any new facility entered into after the termination of any debt facility, whether or not contemporaneous.

“Senior Indebtedness Documents” means the Credit Agreement, any other note, agreement, indenture, mortgage, guaranty, pledge, security agreement or instrument evidencing or securing Senior Indebtedness or pursuant to which Senior Indebtedness is incurred, in each case as such agreement or document may be amended, modified or supplemented from time to time, including without limitation any agreement or document extending the maturity of, increasing the aggregate commitments under, or refinancing, replacing or otherwise restructuring all or any part of indebtedness under such agreement or document or any replacement or successor agreement or document and whether by the same or any other agent, lender or group of lenders.

5.      Miscellaneous

5.1          Section Headings.  The section headings contained in this Note are for reference purposes only and shall not affect the meaning or interpretation of this Note.

5.2          Amendment and Waiver.  Subject to Section 5.10 hereof, no provision of this Note may be amended or waived unless Payor shall have obtained the written agreement of the Majority Payees and (unless there is no Senior Indebtedness outstanding and no commitments outstanding under the Credit Agreement and/or any other Senior Indebtedness Document) the holders of all of Senior Indebtedness.  No failure or delay in exercising any right, power or privilege hereunder shall imply or otherwise operate as a waiver of any rights of Payee, nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege.

5.3          Successors, Assigns and Transferors.  This Note may not be assigned or transferred by Payee to any competitor, customer or supplier of Payor or any of its subsidiaries. Subject to the foregoing, this note may be assigned or transferred by Payee provided that any such transfer complies with all applicable federal and state securities laws.  Subject to the foregoing, the obligations of Payor and Payee under this Note shall be binding upon, and inure to the benefit of, and be enforceable by, Payor and Payee, and their respective successors and permitted assigns, whether or not so expressed.

5.4          Governing Law.  This Note shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to any conflicts of laws principles thereof that would otherwise require the application of the law of any other jurisdiction.  Any proceeding to enforce, interpret, challenge the validity of, or recover for the breach of any provision of, this Note shall be filed exclusively in the United States District Court for the Southern District of New York or the state courts located in the State of New York, and the parties hereto expressly consent to the exclusive jurisdiction of such courts and expressly waive any and all objections to personal jurisdiction, service of process or venue in connection therewith.  Final judgment in any action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment.  Payor hereby acknowledges that this Note constitutes an instrument for the payment of money, and consents and agrees that the Majority Payees, at their sole option, in the event of a dispute in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.  Nothing in this Section 5.4 shall affect the right of the Majority Payees to (i) commence legal proceedings or otherwise sue Payor in any other court having jurisdiction over Payor or (ii) serve process upon Payor in any manner authorized by the laws of any such jurisdiction.

5.5          Lost, Stolen, Destroyed or Mutilated Note.  Upon receipt of evidence reasonably satisfactory to Payor of the loss, theft, destruction or mutilation of this Note and of indemnity arrangements reasonably satisfactory to Payor from or on behalf of the holder of this Note, and upon surrender or cancellation of this Note if mutilated, Payor shall make and deliver a new note of like tenor in lieu of such lost, stolen, destroyed or mutilated Note, at Payee’s expense.

5.6          Waiver of Presentment, Etc.  Except as otherwise provided herein, presentment, demand, protest, notice of dishonor and all other demands and notices are hereby expressly waived by Payor.

5.7          Usury.  Nothing contained in this Note shall be deemed to establish or require the payment of a rate of interest in excess of the maximum rate legally enforceable.  If the rate of interest called for under this Note at any time exceeds the maximum rate legally enforceable, the rate of interest required to be paid hereunder shall be automatically reduced to the maximum rate legally enforceable.  If such interest rate is so reduced and thereafter the maximum rate legally enforceable is increased, the rate of interest required to be paid hereunder shall be automatically increased to the lesser of the maximum rate legally enforceable and the rate otherwise provided for in this Note.

5.8          Notices.  Any notice, request, instruction or other document to be given hereunder by either party to the other shall be in writing and shall be deemed given when received and shall be (i) delivered personally or (ii) mailed by certified mail, postage prepaid, return receipt requested or (iii) delivered by FedEx or a similar overnight courier or (iv) sent via facsimile transmission to the fax number given below, as follows:

If to a Payor, addressed to:

Sonus Networks, Inc.

4 Technology Park Dr.

Westford, Massachusetts 01886

Attention:  General Counsel

Email:  jsnider@sonusnet.com

Facsimile: (978) 614-8913

If to Payee, addressed to the address set forth on Schedule I:

or to such other place and with such other copies as either party may designate as to itself by written notice to the other party.

In the event that any notice under this Note is required to be made on or as of a day which is not a Business Day, then such notice shall not be required to be made until the first day thereafter which is a Business Day.

5.9          Representations and Warranties of Payor.  Payor hereby represents and warrants to Payee that: (a) Payor is duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) Payor has duly authorized, executed and delivered this Note; and (c) this Note constitutes a legally valid and binding obligation of Payor, enforceable against Payor in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors and the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought.

5.10        Actions by Majority Payees.  Subject to the provisions of this Section 5.10, Majority Payees and Payor may enter into agreements for the purpose of adding or modifying provisions of the Note or changing in any manner the rights of the Payees or Payor hereunder or waiving any default or Event of Default hereunder and no amendment or modification of this Note shall be effective without the consent of Majority Payees and Payor; provided, however, that no change may be made to this Note which would either modify the subordination provisions hereof or would otherwise adversely affect the rights of the holders of Senior Indebtedness without the written consent, prior to the indefeasible repayment thereof in full in cash, of the holders of a majority of Senior Indebtedness outstanding at such time.

5.11        Fees.  Payor agrees to pay all costs (including attorney’s and paralegal fees and expenses) incurred or paid by Payee in enforcing collection of the Note.

[signature pages follow]

IN WITNESS WHEREOF, Payor has executed and delivered this Note as of the date hereinabove first written.

Solstice Sapphire Investments, Inc.

By:
Name:
Title:

Accepted and Agreed to:

[Payee]

By:
Name:
Title:

[Signature Page to Promissory Note]

Schedule I
Payee Schedule

Payee	Principal Amount
[ ] [ADDRESS]	$	[ ]
[ ] [ADDRESS]	$	[ ]

EXHIBIT E

AGREED FORM

SONUS NETWORKS, INC.

RESTATED CERTIFICATE OF INCORPORATION

ARTICLE I
NAME

The name of the corporation (the “Corporation”) is Sonus Networks, Inc.

ARTICLE II
REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808; and the name of its registered agent is Corporation Service Company.

ARTICLE III
PURPOSE

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV
CAPITAL STOCK

The total number of shares of all classes of stock that the Corporation shall have authority to issue is 1,100 shares, consisting solely of:

1,000      shares of common stock, par value $0.001 per share (the “Common Stock”); and

100         shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).

The following is a statement of the powers, designations, preferences, privileges, and relative rights in respect of each class of capital stock of the Corporation.

A.            COMMON STOCK.

1.             General.  The voting, dividend and liquidation rights of the holders of Common Stock are subject to and qualified by the rights of the holders of Preferred Stock.

2.             Voting.  The holders of Common Stock are entitled to one vote for each share held at all meetings of stockholders.  There shall be no cumulative voting.

3.             Dividends.  Dividends may be declared and paid on the Common Stock from funds lawfully available therefor if, as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding shares of Preferred Stock.

4.             Liquidation.  Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding shares of Preferred Stock.

B.            PREFERRED STOCK.

1.             General.

Shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such powers, designations, preferences, and relative, participating, optional, or other special rights, if any, and such qualifications and restrictions, if any, of such preferences and rights, as are stated or expressed in the resolution or resolutions of the Board of Directors providing for such series of Preferred Stock.  Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly so provided in such resolution or resolutions.

Authority is hereby granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions to determine and fix the powers, designations, preferences, and relative, participating, optional, or other special rights, if any, and the qualifications and restrictions, if any, of such preferences and rights, including without limitation dividend rights, conversion rights, voting rights (if any), redemption privileges, and liquidation preferences, of such series of Preferred Stock (which need not be uniform among series), all to the fullest extent now or hereafter permitted by the DGCL.  Without limiting the generality of the foregoing, the resolution or resolutions providing for the creation or issuance of any series of Preferred Stock may provide that such series shall be superior to, rank equally with, or be junior to the Preferred Stock of any other series, all to the fullest extent permitted by law.  No resolution, vote, or consent of the holders of the capital stock of the Corporation shall be required in connection with the creation or issuance of any shares of any series of Preferred Stock authorized by and complying with the conditions of this Restated Certificate of Incorporation, the right to any such resolution, vote, or consent being expressly waived by all present and future holders of the capital stock of the Corporation.

Any resolution or resolutions adopted by the Board of Directors pursuant to the authority vested in them by this Article IV shall be set forth in a certificate of designation along with the number of shares of stock of such series as to which the resolution or resolutions shall apply and such certificate shall be executed, acknowledged, filed, recorded, and shall become effective, in accordance with Section 103 of the DGCL.  Unless otherwise provided in any such resolution or resolutions, the number of shares of stock of any such series to which such resolution or resolutions apply may be increased (but not above the total number of authorized shares of the class) or decreased (but not below the number of shares thereof then outstanding) by a certificate likewise executed, acknowledged, filed and recorded, setting forth a statement that a specified increase or decrease therein has been authorized and directed by a resolution or resolutions likewise adopted by the Board of Directors.  In case the number of such shares shall be decreased, the number of shares so specified in the certificate shall resume the status which they had prior to the adoption of the first resolution or resolutions.  When no shares of any such class or series are outstanding, either because none were issued or because none remain outstanding, a certificate setting forth a resolution or resolutions adopted by the Board of Directors that none of the authorized shares of such class or series are outstanding, and that none will be issued subject to the certificate of designations previously filed with respect to such class or series, may be executed, acknowledged, filed and recorded in the same manner as previously described and it shall have the effect of eliminating from this Restated Certificate of Incorporation all matters set forth in the certificate of designations with respect to such class or series of stock.  If no shares of any such class or series established by a resolution or resolutions adopted by the Board of Directors have been issued, the voting powers, designations, preferences and relative, participating, optional or other rights, if any, with the qualifications, limitations or restrictions thereof, may be amended by a resolution or resolutions adopted by the Board of Directors.  In the event of any such amendment, a certificate which (i) states that no shares of such class or series have been issued, (ii) sets forth the copy of the amending resolution or resolutions and (iii) if the designation of such class or series is being changed, indicates the original designation and the new designation, shall be executed, acknowledged, filed, recorded, and shall become effective, in accordance with Section 103 of the DGCL.

ARTICLE V
BOARD OF DIRECTORS

The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for defining and regulating the powers of the Corporation and its directors and stockholders and are in furtherance and not in limitation of the powers conferred upon the Corporation by statute:

(a)           Each director shall hold office until the next annual meeting of stockholders and until his or her respective successor shall have been duly elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.  Except as may otherwise be provided by the DGCL or the By-Laws of the Corporation, any director or the entire Board of Directors may be removed from office at any time, with or without cause but only by the affirmative vote of the holders of at least 66 2/3% of the voting power of the shares of the Corporation’s stock entitled to vote for the election of directors.  The number of directors constituting the full Board of Directors shall be such number as the Board of Directors from time to time may determine.

(b)           The Board of Directors shall have the power and authority:  (i) to adopt, amend or repeal By-Laws of the Corporation, subject only to such limitations, if any, as may be from time to time imposed by other provisions of this Certificate, by law, or by the By-Laws; and (ii) to the full extent permitted or not prohibited by law, and without the consent of or other action by the stockholders, to authorize or create mortgage, pledges or other liens or encumbrances upon any or all of the assets, real, personal or mixed, and franchises of the Corporation, including after-acquired property, and to exercise all of the powers of the Corporation in connection therewith.

ARTICLE VI
LIMITATION OF LIABILITY

No director of the Corporation shall be personally liable to the Corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability; PROVIDED, HOWEVER, that to the extent required from time to time by applicable law, this Article VI shall not eliminate or limit the liability of a director, to the extent such liability is provided by applicable law, (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the DGCL, or (iv) for any transactions from which the director derived an improper personal benefit.  No amendment to or repeal of this Article VI shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.

ARTICLE VII
INDEMNIFICATION

The Corporation shall, to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom.

Indemnification may include payment by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this Article VII, which undertaking may be accepted without reference to the financial ability of such person to make such repayment.

The Corporation shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the Board of Directors.

The indemnification rights provided in this Article VII (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of such persons.  The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article VII.

ARTICLE VIII
COMPROMISES AND ARRANGEMENTS

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs.  If a majority in number representing three-fourths (3/4ths) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

ARTICLE IX
CERTAIN TRANSACTIONS

The Board of Directors, when considering a tender offer or merger or acquisition proposal, may take into account factors in addition to potential economic benefits to stockholders, including without limitation (i) comparison of the proposed consideration to be received by stockholders in relation to the then current market price of the Corporation’s capital stock, the estimated current value of the Corporation in a freely negotiated transaction, and the estimated future value of the Corporation as an independent entity, (ii) the impact of such a transaction on the employees, suppliers, and customers of the Corporation and its effect on the communities in which the Corporation operates, and (iii) the impact of such a transaction on the unique corporate culture and atmosphere of the Corporation.

ARTICLE X
STOCKHOLDER ACTION

Any action required or permitted to be taken by the stockholders of the Corporation may be taken either at a duly called annual or special meeting of the stockholders or by written consent in lieu of such a meeting, and special meetings of stockholders may be called only by the Chairman of the Board of Directors, the President, or a majority of the Board of Directors.

ARTICLE XI
SEVERABILITY

To the extent that any provision of this Restated Certificate of Incorporation is found to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision of this Restated Certificate of Incorporation, and following any determination by a court of competent jurisdiction that any provision of this Restated Certificate of incorporation is invalid or unenforceable, this Restated Certificate of Incorporation shall contain only such provisions (i) as were in effect immediately prior to such determination and (ii) were not so determined to be invalid or unenforceable.

ARTICLE XII
AMENDMENTS

The affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding stock of the Corporation entitled to vote thereon (in addition to any separate class vote required by law or that may in the future be required pursuant to the terms of any outstanding Preferred Stock), voting together as a single class, shall be required to amend or repeal the provisions of Articles IV (to the extent it relates to the authority of the Board of Directors to issue shares of Preferred Stock in one or more series, the terms of which may be determined by the Board of Directors), V, VII, IX, X, or XII of this Restated Certificate of Incorporation or to reduce the numbers of authorized shares of Common Stock or Preferred Stock.

* * *

EXHIBIT F

AGREED FORM

THE COMPANIES LAW (2016 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

GENBAND Holdings Company

(adopted by special resolution dated [*] 2017)

THE COMPANIES LAW (2016 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

GENBAND Holdings Company

(adopted by special resolution dated [*] 2017)

1                                         The name of the Company is GENBAND Holdings Company.

2                                         The Registered Office of the Company shall be at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, or at such other place within the Cayman Islands as the Directors may decide.

3                                         The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

4                                         The liability of each Member is limited to the amount unpaid on such Member’s shares.

5                                         The share capital of the Company is US$100,000.00 divided into 10,000,000,000,000 shares of a par value of US$0.00001 each.

6                                         The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7                                         Capitalised terms that are not defined in this Memorandum of Association bear the respective meanings given to them in the Articles of Association of the Company.

THE COMPANIES LAW (2016 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

GENBAND Holdings Company

(adopted by special resolution dated [*] 2017)

1                                         Interpretation

1.1                               In the Articles Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“Articles”	means these articles of association of the Company.

“Auditor”	means the person for the time being performing the duties of auditor of the Company (if any).

“Company”	means the above named company.

“Directors”	means the directors for the time being of the Company.

“Dividend”	means any dividend (whether interim or final) resolved to be paid on Shares pursuant to the Articles.

“Electronic Record”	has the same meaning as in the Electronic Transactions Law.

“Electronic Transactions Law”	means the Electronic Transactions Law (2003 Revision) of the Cayman Islands.

“Member”	has the same meaning as in the Statute.

“Memorandum”	means the memorandum of association of the Company.

“Ordinary Resolution”

means a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a unanimous written resolution. In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by the Articles.

“Register of Members”	means the register of Members maintained in accordance with the Statute and includes (except where otherwise stated) any branch or duplicate register of Members.

“Registered Office”	means the registered office for the time being of the Company.

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Share”	means a share in the Company and includes a fraction of a share in the Company.

“Special Resolution”	has the same meaning as in the Statute, and includes a unanimous written resolution.

“Statute”	means the Companies Law (2016 Revision) of the Cayman Islands.

“Subscriber”	means the subscriber to the Memorandum.

“Treasury Share”	means a Share held in the name of the Company as a treasury share in accordance with the Statute.

1.2                               In the Articles:

(a)                                 words importing the singular number include the plural number and vice versa;

(b)                                 words importing the masculine gender include the feminine gender;

(c)                                  words importing persons include corporations as well as any other legal or natural person;

(d)                                 “written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

(e)                                  “shall” shall be construed as imperative and “may” shall be construed as permissive;

(f)                                   references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced;

(g)                                  any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(h)                                 the term “and/or” is used herein to mean both “and” as well as “or.” The use of “and/or” in certain contexts in no respects qualifies or modifies the use of the terms “and” or “or” in others. The term “or” shall not be interpreted to be exclusive and the term “and” shall not be interpreted to require the conjunctive (in each case, unless the context otherwise requires);

(i)                                     headings are inserted for reference only and shall be ignored in construing the Articles;

(j)                                    any requirements as to delivery under the Articles include delivery in the form of an Electronic Record;

(k)                                 any requirements as to execution or signature under the Articles including the execution of the Articles themselves can be satisfied in the form of an electronic signature as defined in the Electronic Transactions Law;

(l)                                     sections 8 and 19(3) of the Electronic Transactions Law shall not apply;

(m)                             the term “clear days” in relation to the period of a notice means that period excluding the day when the notice is received or deemed to be received and the day for which it is given or on which it is to take effect; and

(n)                                 the term “holder” in relation to a Share means a person whose name is entered in the Register of Members as the holder of such Share.

2                                         Commencement of Business

2.1                               The business of the Company may be commenced as soon after incorporation of the Company as the Directors shall see fit.

2.2                               The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company, including the expenses of registration.

3                                         Issue of Shares

3.1                               Subject to the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in general meeting) and without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other rights or restrictions, whether in regard to Dividend or other distribution, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper, and may also (subject to the Statute and the Articles) vary such rights.

3.2                               The Company shall not issue Shares to bearer.

4                                         Register of Members

4.1                               The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute.

4.2                               The Directors may determine that the Company shall maintain one or more branch registers of Members in accordance with the Statute. The Directors may also determine which register of Members shall constitute the principal register and which shall constitute the branch register or registers, and to vary such determination from time to time.

5                                         Closing Register of Members or Fixing Record Date

5.1                               For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed forty days.

5.2                               In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrears a date as the record date for any such determination of Members entitled to notice of, or to vote at any meeting of the Members or any adjournment thereof, or for the purpose of determining the Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose.

5.3                               If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a Dividend or other distribution, the date on which notice of the meeting is sent or the date on which the resolution of the Directors resolving to pay such Dividend or other distribution is passed, as the case may be, shall be the record date for such determination of Members.  When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

6                                         Certificates for Shares

6.1                               A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine.  Share certificates shall be signed by one or more Directors or other person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process.  All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate.  All certificates surrendered to the Company for transfer shall be cancelled and subject to the Articles no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

6.2                               The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

6.3                               If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

6.4                               Every share certificate sent in accordance with the Articles will be sent at the risk of the Member or other person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery.

7                                         Transfer of Shares

7.1                               Shares are transferable subject to the approval of the Directors by resolution who may, in their absolute discretion, decline to register any transfer of Shares without giving any reason.  If the Directors refuse to register a transfer they shall notify the transferee within two months of such refusal.

7.2                               The instrument of transfer of any Share shall be in writing and shall be executed by or on behalf of the transferor (and if the Directors so require, signed by or on behalf of the transferee). The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members.

8                                         Redemption, Repurchase and Surrender of Shares

8.1                               Subject to the provisions of the Statute the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company. The redemption of such Shares shall be effected in such manner and upon such other terms as the Company may, by Special Resolution, determine before the issue of the Shares.

8.2                               Subject to the provisions of the Statute, the Company may purchase its own Shares (including any redeemable Shares) in such manner and on such other terms as the Directors may agree with the relevant Member.

8.3                               The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

8.4                               The Directors may accept the surrender for no consideration of any fully paid Share.

9                                         Treasury Shares

9.1                               The Directors may, prior to the purchase, redemption or surrender of any Share, determine that such Share shall be held as a Treasury Share.

9.2                               The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

10                                  Variation of Rights of Shares

10.1                        If at any time the share capital of the Company is divided into different classes of Shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied without the consent of the holders of the issued Shares of that class where such variation is considered by the Directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two thirds of the issued Shares of that class, or with the approval of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the Shares of that class. For the avoidance of doubt, the Directors reserve the right, notwithstanding that any such variation may not have a material adverse effect, to obtain consent from the holders of Shares of the relevant class.  To any such meeting all the provisions of the Articles relating to general meetings shall apply mutatis mutandis, except that the necessary quorum shall be one person holding or representing by proxy at least one third of the issued Shares of the class and that any holder of Shares of the class present in person or by proxy may demand a poll.

10.2                        For the purposes of a separate class meeting, the Directors may treat two or more or all the classes of Shares as forming one class of Shares if the Directors consider that such class of Shares would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate classes of Shares.

10.3                        The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

11                                  Commission on Sale of Shares

The Company may, in so far as the Statute permits, pay a commission to any person in consideration of his subscribing or agreeing to subscribe (whether absolutely or conditionally) or procuring or agreeing to procure subscriptions (whether absolutely or conditionally) for any Shares. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares.  The Company may also on any issue of Shares pay such brokerage as may be lawful.

12                                  Non Recognition of Trusts

The Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by the Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the holder.

13                                  Lien on Shares

13.1                        The Company shall have a first and paramount lien on all Shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article.  The registration of a transfer of any such Share shall operate as a waiver of the Company’s lien thereon.  The Company’s lien on a Share shall also extend to any amount payable in respect of that Share.

13.2                        The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen clear days after notice has been received or deemed to have been received  by the holder of the Shares, or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

13.3                        To give effect to any such sale the Directors may authorise any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser.  The purchaser or his nominee shall be registered as the holder of the Shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company’s power of sale under the Articles.

13.4                        The net proceeds of such sale after payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any balance shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

14                                  Call on Shares

14.1                        Subject to the terms of the allotment and issue of any Shares, the Directors may make calls upon the Members in respect of any monies unpaid on their Shares (whether in respect of par value or premium), and each Member shall (subject to receiving at least fourteen clear days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the Shares.  A call may be revoked or postponed, in whole or in part,  as the Directors may determine.  A call may be required to be paid by instalments.  A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

14.2                        A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

14.3                        The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

14.4                        If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine (and in addition all expenses that have been incurred by the Company by reason of such non-payment), but the Directors may waive payment of the interest or expenses wholly or in part.

14.5                        An amount payable in respect of a Share on issue or allotment or at any fixed date, whether on account of the par value of the Share or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of the Articles shall apply as if that amount had become due and payable by virtue of a call.

14.6                        The Directors may issue Shares with different terms as to the amount and times of payment of calls, or the interest to be paid.

14.7                        The Directors may, if they think fit, receive an amount from any Member willing to advance all or any part of the monies uncalled and unpaid upon any Shares held by him, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Member paying such amount in advance.

14.8                        No such amount paid in advance of calls shall entitle the Member paying such amount to any portion of a Dividend or other distribution payable in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

15                                  Forfeiture of Shares

15.1                        If a call or instalment of a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued and any expenses incurred by the Company by reason of such non-payment.  The notice shall specify where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

15.2                        If the notice is not complied with, any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors.

Such forfeiture shall include all Dividends, other distributions or other monies payable in respect of the forfeited Share and not paid before the forfeiture.

15.3                        A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit.  Where for the purposes of its disposal a forfeited Share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the Share in favour of that person.

15.4                        A person any of whose Shares have been forfeited shall cease to be a Member in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited and shall remain liable to pay to the Company all monies which at the date of forfeiture were payable by him to the Company in respect of those Shares together with interest at such rate as the Directors may determine, but his liability shall cease if and when the Company shall have received payment in full of all monies due and payable by him in respect of those Shares.

15.5                        A certificate in writing under the hand of one Director or officer of the Company that a Share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the Share.  The certificate shall (subject to the execution of an instrument of transfer) constitute a good title to the Share and the person to whom the Share is sold or otherwise disposed of shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

15.6                        The provisions of the Articles as to forfeiture shall apply in the case of non payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share or by way of premium as if it had been payable by virtue of a call duly made and notified.

16                                  Transmission of Shares

16.1                        If a Member dies the survivor or survivors (where he was a joint holder) or his legal personal representatives (where he was a sole holder), shall be the only persons recognised by the Company as having any title to his Shares.  The estate of a deceased Member is not thereby released from any liability in respect of any Share, for which he was a joint or sole holder.

16.2                        Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may be required by the Directors, elect, by a notice in writing sent by him to the Company, either to become the holder of such Share or to have some person nominated by him registered as the holder of such Share. If he elects to have another person registered as the holder of such Share he shall sign an instrument of transfer of that Share to that person. The Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution, as the case may be.

16.3                        A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of a Member (or in any other case than by transfer) shall be entitled to the same Dividends, other distributions and other advantages to which he would be entitled if he were the holder of such Share. However, he shall not, before becoming a Member in respect of a Share, be entitled in respect of it to exercise any right conferred by membership in relation to general meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered himself or to have some person nominated by him be registered as the holder of the Share (but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution or any other case than by transfer, as the case may be). If the notice is not complied with within ninety days of being received or deemed to be received (as determined pursuant to the Articles)  the Directors may thereafter withhold payment of all Dividends, other distributions, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

17                                  Amendments of Memorandum and Articles of Association and Alteration of Capital

17.1                        The Company may by Ordinary Resolution:

(a)                                 increase its share capital by such sum as the Ordinary Resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(b)                                 consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

(c)                                  convert all or any of its paid-up Shares into stock, and reconvert that stock into paid-up Shares of any denomination;

(d)                                 by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value; and

(e)                                  cancel any Shares that at the date of the passing of the Ordinary Resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the Shares so cancelled.

17.2                        All new Shares created in accordance with the provisions of the preceding Article shall be subject to the same provisions of the Articles with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

17.3                        Subject to the provisions of the Statute and the provisions of the Articles as regards the matters to be dealt with by Ordinary Resolution, the Company may by Special Resolution:

(a)                                 change its name;

(b)                                 alter or add to the Articles;

(c)                                  alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

(d)                                 reduce its share capital or any capital redemption reserve fund.

18                                  Offices and Places of Business

Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office. The Company may, in addition to its Registered Office, maintain such other offices or places of business as the Directors determine.

19                                  General Meetings

19.1                        All general meetings other than annual general meetings shall be called extraordinary general meetings.

19.2                        The Company may, but shall not (unless required by the Statute) be obliged to, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it.  Any annual general meeting shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the Registered Office on the second Wednesday in December of each year at ten o’clock in the morning.  At these meetings the report of the Directors (if any) shall be presented.

19.3                        The Directors may call general meetings, and they shall on a Members’ requisition forthwith proceed to convene an extraordinary general meeting of the Company.

19.4                        A Members’ requisition is a requisition of Members holding at the date of deposit of the requisition not less than ten per cent. in par value of the issued Shares which as at that date carry the right to vote at general meetings of the Company.

19.5                        The Members’ requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

19.6                        If there are no Directors as at the date of the deposit of the Members’ requisition or if the Directors do not within twenty-one days from the date of the deposit of the Members’ requisition duly proceed to convene a general meeting to be held within a further twenty-one days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of the requisitionists, may themselves convene a general meeting, but any meeting so convened shall be held no later than the day which falls three months after the expiration of the said twenty-one day period.

19.7                        A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

20                                  Notice of General Meetings

20.1                        At least five clear days’ notice shall be given of any general meeting.  Every notice shall specify the place, the day and the hour of the meeting and the general nature of the business to be conducted at the general meeting and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)                                 in the case of an annual general meeting, by all of the Members entitled to attend and vote thereat; and

(b)                                 in the case of an extraordinary general meeting, by a majority in number of the Members having a right to attend and vote at the meeting, together holding not less than ninety five per cent. in par value of the Shares giving that right.

20.2                        The accidental omission to give notice of a general meeting to, or the non receipt of notice of a general meeting by, any person entitled to receive such notice shall not invalidate the proceedings of that general meeting.

21                                  Proceedings at General Meetings

21.1                        No business shall be transacted at any general meeting unless a quorum is present. Two Members being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorised representative or proxy shall be a quorum unless the Company has only one Member entitled to vote at such general meeting in which case the quorum shall be that one Member present in person or by proxy or (in the case of a corporation or other non-natural person) by its duly authorised representative or proxy.

21.2                        A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other.  Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

21.3                        A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by or on behalf of all of the Members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations or other non-natural persons, signed by their duly authorised representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of the Company duly convened and held.

21.4                        If a quorum is not present within half an hour from the time appointed for the meeting to commence or if during such a meeting a quorum ceases to be present, the meeting, if convened upon a Members’ requisition, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and/or place or to such other day, time and/or place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting to commence, the Members present shall be a quorum.

21.5                        The Directors may, at any time prior to the time appointed for the meeting to commence, appoint any person to act as chairman of a general meeting of the Company or, if the Directors do not make any such appointment, the chairman, if any, of the board of Directors shall preside as chairman at such general meeting. If there is no such chairman, or if he shall not be present within fifteen minutes after the time appointed for the meeting to commence, or is unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting.

21.6                        If no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for the meeting to commence, the Members present shall choose one of their number to be chairman of the meeting.

21.7                        The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

21.8                        When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.  Otherwise it shall not be necessary to give any such notice of an adjourned meeting.

21.9                        A resolution put to the vote of the meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands, the chairman demands a poll, or any other Member or Members collectively present in person or by proxy (or in the case of a corporation or other non-natural person, by its duly authorised representative or proxy) and holding at least ten per cent. in par value of the Shares giving a right to attend and vote at the meeting demand a poll.

21.10                 Unless a poll is duly demanded and the demand is not withdrawn a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost or not carried by a particular majority, an entry to that effect in the minutes of the proceedings of the meeting shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

21.11                 The demand for a poll may be withdrawn.

21.12                 Except on a poll demanded on the election of a chairman or on a question of adjournment, a poll shall be taken as the chairman directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

21.13                 A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith.  A poll demanded on any other question shall be taken at such date, time and place as the chairman of the general meeting directs, and any business other than that upon which a poll has been demanded or is contingent thereon may proceed pending the taking of the poll.

21.14                 In the case of an equality of votes, whether on a show of hands or on a poll, the chairman shall be entitled to a second or casting vote.

22                                  Votes of Members

22.1                        Subject to any rights or restrictions attached to any Shares, on a show of hands every Member who (being an individual) is present in person or by proxy or, if a corporation or other non-natural person is present by its duly authorised representative or by proxy, shall have one vote and on a poll every Member present in any such manner shall have one vote for every Share of which he is the holder.

22.2                        In the case of joint holders the vote of the senior holder who tenders a vote, whether in person or by proxy (or, in the case of a corporation or other non-natural person, by its duly authorised representative or proxy), shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

22.3                        A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person on such Member’s behalf appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy.

22.4                        No person shall be entitled to vote at any general meeting unless he is registered as a Member on the record date for such meeting nor unless all calls or other monies then payable by him in respect of Shares have been paid.

22.5                        No objection shall be raised as to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid.  Any objection made in due time in accordance with this Article shall be referred to the chairman whose decision shall be final and conclusive.

22.6                        On a poll or on a show of hands votes may be cast either personally or by proxy (or in the case of a corporation or other non-natural person by its duly authorised representative or proxy). A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting. Where a Member appoints more than one proxy the instrument of proxy shall state which proxy is entitled to vote on a show of hands and shall specify the number of Shares in respect of which each proxy is entitled to exercise the related votes.

22.7                        On a poll, a Member holding more than one Share need not cast the votes in respect of his Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which he is appointed either for or against a resolution and/or abstain from voting a Share or some or all of the Shares in respect of which he is appointed.

23                                  Proxies

23.1                        The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation or other non natural person, under the hand of its duly authorised representative.  A proxy need not be a Member.

23.2                        The Directors may, in the notice convening any meeting or adjourned meeting, or in an instrument of proxy sent out by the Company, specify the manner by which the instrument appointing a proxy shall be deposited and the place and the time (being not later than the time appointed for the commencement of the meeting or adjourned meeting to which the proxy relates) at which the instrument appointing a proxy shall be deposited.  In the absence of any such direction from the Directors in the notice convening any meeting or adjourned meeting or in an instrument of proxy sent out by the Company, the instrument appointing a proxy shall be deposited physically at the Registered Office not less than 48 hours before the time appointed for the meeting or adjourned meeting to commence at which the person named in the instrument proposes to vote.

23.3                        The chairman may in any event at his discretion declare that an instrument of proxy shall be deemed to have been duly deposited.  An instrument of proxy that is not deposited in the manner permitted, or which has not been declared to have been duly deposited by the chairman, shall be invalid.

23.4                        The instrument appointing a proxy may be in any usual or common form (or such other form as the Directors may approve) and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked.  An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

23.5                        Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

24                                  Corporate Members

Any corporation or other non-natural person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member.

25                                  Shares that May Not be Voted

Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

26                                  Directors

There shall be a board of Directors consisting of not less than one person (exclusive of alternate Directors) provided however that the Company may by Ordinary Resolution increase or reduce the limits in the number of Directors.

27                                  Powers of Directors

27.1                        Subject to the provisions of the Statute, the Memorandum and the Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company.  No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given.  A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

27.2                        All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine by resolution.

27.3                        The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

27.4                        The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

28                                  Appointment and Removal of Directors

28.1                        The Company may by Ordinary Resolution appoint any person to be a Director or may by Ordinary Resolution remove any Director.

28.2                        The Directors may appoint any person to be a Director, either to fill a vacancy or as an additional Director provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with the Articles as the maximum number of Directors.

29                                  Vacation of Office of Director

The office of a Director shall be vacated if:

(a)                                 the Director gives notice in writing to the Company that he resigns the office of Director; or

(b)                                 the Director absents himself (for the avoidance of doubt, without being represented by proxy or an alternate Director appointed by him) from three consecutive meetings of the board of Directors without special leave of absence from the Directors, and the Directors pass a resolution that he has by reason of such absence vacated office; or

(c)                                  the Director dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(d)                                 the Director is found to be or becomes of unsound mind; or

(e)                                  all of the other Directors (being not less than two in number) determine that he should be removed as a Director, either by a resolution passed by all of the other Directors at a meeting of the Directors duly convened and held in accordance with the Articles or by a resolution in writing signed by all of the other Directors.

30                                  Proceedings of Directors

30.1                        The quorum for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall be two if there are two or more Directors, and shall be one if there is only one Director.  A person who holds office as an alternate Director shall, if his appointor is not present, be counted in the quorum.  A Director who also acts as an alternate Director shall, if his appointor is not present, count twice towards the quorum.

30.2                        Subject to the provisions of the Articles, the Directors may regulate their proceedings as they think fit.  Questions arising at any meeting shall be decided by a majority of votes.  In the case of an equality of votes, the chairman shall have a second or casting vote.  A Director who is also an alternate Director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote.

30.3                        A person may participate in a meeting of the Directors or any committee of Directors by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other at the same time. Participation by a person in a meeting in this manner is treated as presence in person at that meeting.  Unless otherwise determined by the Directors the meeting shall be deemed to be held at the place where the chairman is located at the start of the meeting.

30.4                        A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of the Directors or, in the case of a resolution in writing relating to the removal of any Director or the vacation of office by any Director, all of the Directors other than the Director who is the subject of such resolution (an alternate Director being entitled to sign such a resolution on behalf of his appointor and if such alternate Director is also a Director, being entitled to sign such resolution both on behalf of his appointer and in his capacity as a Director) shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held.

30.5                        A Director or alternate Director may, or other officer of the Company on the direction of a Director or alternate Director shall, call a meeting of the Directors by at least two days’ notice in writing to every Director and alternate Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held. To any such notice of a meeting of the Directors all the provisions of the Articles relating to the giving of notices by the Company to the Members shall apply mutatis mutandis.

30.6                        The continuing Directors (or a sole continuing Director, as the case may be) may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to the Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to be equal to such fixed number, or of summoning a general meeting of the Company, but for no other purpose.

30.7                        The Directors may elect a chairman of their board and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for the meeting to commence, the Directors present may choose one of their number to be chairman of the meeting.

30.8                        All acts done by any meeting of the Directors or of a committee of the Directors (including any person acting as an alternate Director) shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director or alternate Director, and/or that they or any of them were disqualified, and/or had vacated their office and/or were not entitled to vote, be as valid as if every such person had been duly appointed and/or not disqualified to be a Director or alternate Director and/or had not vacated their office and/or had been entitled to vote, as the case may be.

30.9                        A Director but not an alternate Director may be represented at any meetings of the board of Directors by a proxy appointed in writing by him.  The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the appointing Director.

31                                  Presumption of Assent

A Director or alternate Director who is present at a meeting of the board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a Director or alternate Director who voted in favour of such action.

32                                  Directors’ Interests

32.1                        A Director or alternate Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

32.2                        A Director or alternate Director may act by himself or by, through or on behalf of his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director.

32.3                        A Director or alternate Director may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as a shareholder, a contracting party or otherwise, and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

32.4                        No person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realised by or arising in connection with any such contract or transaction by reason of such Director or alternate Director holding office or of the fiduciary relationship thereby established.  A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

32.5                        A general notice that a Director or alternate Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

33                                  Minutes

The Directors shall cause minutes to be made in books kept for the purpose of recording all appointments of officers made by the Directors, all proceedings at meetings of the Company or the holders of any class of Shares and of the Directors, and of committees of the Directors, including the names of the Directors or alternate Directors present at each meeting.

34                                  Delegation of Directors’ Powers

34.1                        The Directors may delegate any of their powers, authorities and discretions, including the power to sub-delegate, to any committee consisting of one or more Directors. They may also delegate to any managing director or any Director holding any other executive office such of their powers, authorities and discretions as they consider desirable to be exercised by him provided that an alternate Director may not act as managing director and the appointment of a managing director shall be revoked forthwith if he ceases to be a Director.  Any such delegation may be made subject to any conditions the Directors may impose and either collaterally with or to the exclusion of their own powers and any such delegation may be revoked or altered by the Directors.  Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

34.2                        The Directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees, local boards or agencies.  Any such appointment may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and any such appointment may be revoked or altered by the Directors.  Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

34.3                        The Directors may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Directors may determine, provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

34.4                        The Directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under the Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.

34.5                        The Directors may appoint such officers of the Company (including, for the avoidance of doubt and without limitation, any secretary) as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit.  Unless otherwise specified in the terms of his appointment an officer of the Company may be removed by resolution of the Directors or Members. An officer of the Company may vacate his office at any time if he gives notice in writing to the Company that he resigns his office.

35                                  Alternate Directors

35.1                        Any Director (but not an alternate Director) may by writing appoint any other Director, or any other person willing to act, to be an alternate Director and by writing may remove from office an alternate Director so appointed by him.

35.2                        An alternate Director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at every such meeting at which the Director appointing him is not personally present, to sign any written resolution of the Directors, and generally to perform all the functions of his appointor as a Director in his absence.

35.3                        An alternate Director shall cease to be an alternate Director if his appointor ceases to be a Director.

35.4                        Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors.

35.5                        Subject to the provisions of the Articles, an alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him.

36                                  No Minimum Shareholding

The Company in general meeting may fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed a Director is not required to hold Shares.

37                                  Remuneration of Directors

37.1                        The remuneration to be paid to the Directors, if any, shall be such remuneration as the Directors shall determine.  The Directors shall also be entitled to be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors, or general meetings of the Company, or separate meetings of the holders of any class of Shares or debentures of the Company, or otherwise in connection with the business of the Company or the discharge of their duties as a Director, or to receive a fixed allowance in respect thereof as may be determined by the Directors, or a combination partly of one such method and partly the other.

37.2                        The Directors may by resolution approve additional remuneration to any Director for any services which in the opinion of the Directors go beyond his ordinary routine work as a Director.  Any fees paid to a Director who is also counsel, attorney or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

38                                  Seal

38.1                        The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors.  Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or some officer of the Company or other person appointed by the Directors for the purpose.

38.2                        The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

38.3                        A Director or officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his signature alone to any document of the Company required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

39                                  Dividends, Distributions and Reserve

39.1                        Subject to the Statute and this Article and except as otherwise provided by the rights attached to any Shares, the Directors may resolve to pay Dividends and other distributions on Shares in issue and authorise payment of the Dividends or other distributions out of the funds of the Company lawfully available therefor.  A Dividend shall be deemed to be an interim Dividend unless the terms of the resolution pursuant to which the Directors resolve to pay such Dividend specifically state that such Dividend shall be a final Dividend. No Dividend or other distribution shall be paid except out of the realised or unrealised profits of the Company, out of the share premium account or as otherwise permitted by law.

39.2                        Except as otherwise provided by the rights attached to any Shares, all Dividends and other distributions shall be paid according to the par value of the Shares that a Member holds. If any Share is issued on terms providing that it shall rank for Dividend as from a particular date, that Share shall rank for Dividend accordingly.

39.3                        The Directors may deduct from any Dividend or other distribution payable to any Member all sums of money (if any) then payable by him to the Company on account of calls or otherwise.

39.4                        The Directors may resolve that any Dividend or other distribution be paid wholly or partly by the distribution of specific assets and in particular (but without limitation) by the distribution of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees in such manner as may seem expedient to the Directors.

39.5                        Except as otherwise provided by the rights attached to any Shares, Dividends and other distributions may be paid in any currency. The Directors may determine the basis of conversion for any currency conversions that may be required and how any costs involved are to be met.

39.6                        The Directors may, before resolving to pay any Dividend or other distribution, set aside such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the discretion of the Directors, be employed in the business of the Company.

39.7                        Any Dividend, other distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct.  Every such cheque or warrant shall be made payable to the order of the person to whom it is sent.  Any one of two or more joint holders may give effectual receipts for any Dividends, other distributions, bonuses, or other monies payable in respect of the Share held by them as joint holders.

39.8                        No Dividend or other distribution shall bear interest against the Company.

39.9                        Any Dividend or other distribution which cannot be paid to a Member and/or which remains unclaimed after six months from the date on which such Dividend or other distribution becomes payable may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the Dividend or other distribution shall remain as a debt due to the Member.  Any Dividend or other distribution which remains unclaimed after a period of six years from the date on which such Dividend or other distribution becomes payable shall be forfeited and shall revert to the Company.

40                                  Capitalisation

The Directors may at any time capitalise any sum standing to the credit of any of the Company’s reserve accounts or funds (including the share premium account and capital redemption reserve fund) or any sum standing to the credit of the profit and loss account or otherwise available for distribution; appropriate such sum to Members in the proportions in which such sum would have been divisible amongst such Members had the same been a distribution of profits by way of Dividend or other distribution; and apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid.  In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power given to the Directors to make such provisions as they think fit in the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned).  The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental or relating thereto and any agreement made under such authority shall be effective and binding on all such Members and the Company.

41                                  Books of Account

41.1                        The Directors shall cause proper books of account (including, where applicable, material underlying documentation including contracts and invoices) to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company.  Such books of account must be retained for a minimum period of five years from the date on which they are prepared.  Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

41.2                        The Directors shall determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting.

41.3                        The Directors may cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

42                                  Audit

42.1                        The Directors may appoint an Auditor of the Company who shall hold office on such terms as the Directors determine.

42.2                        Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

42.3                        Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

43                                  Notices

43.1                        Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by courier, post, cable, telex, fax or e-mail to him or to his address as shown in the Register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Member).  Any notice, if posted from one country to another, is to be sent by airmail.

43.2                        Where a notice is sent by courier, service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays) following the day on which the notice was delivered to the courier.  Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays in the Cayman Islands) following the day on which the notice was posted.  Where a notice is sent by cable, telex or fax, service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted.  Where a notice is given by e-mail service shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient.

43.3                        A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under the Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

43.4                        Notice of every general meeting shall be given in any manner authorised by the Articles to every holder of Shares carrying an entitlement to receive such notice on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a Share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member where the Member but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

44                                  Winding Up

44.1                        If the Company shall be wound up the liquidator shall apply the assets of the Company in satisfaction of creditors’ claims in such manner and order as such liquidator thinks fit. Subject to the rights attaching to any Shares, in a winding up:

(a)                                 if the assets available for distribution amongst the Members shall be insufficient to repay the whole of the Company’s issued share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them; or

(b)                                 if the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the Company’s issued share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise.

44.2                        If the Company shall be wound up the liquidator may, subject to the rights attaching to any Shares and with the approval of a Special Resolution of the Company and any other approval required by the Statute, divide amongst the Members in kind the whole or any part of the assets of the Company (whether such assets shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members.  The liquidator may, with the like approval, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like approval, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

45                                  Indemnity and Insurance

45.1                        Every Director and officer of the Company (which for the avoidance of doubt, shall not include auditors of the Company), together with every former Director and former officer of the Company (each an “Indemnified Person”) shall be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud or wilful default.  No Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud or wilful default of such Indemnified Person.  No person shall be found to have committed actual fraud or wilful default under this Article unless or until a court of competent jurisdiction shall have made a finding to that effect.

45.2                        The Company shall advance to each Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought.  In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to the Company if it shall be determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification pursuant to this Article.  If it shall be determined by a final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified Person.

45.3                        The Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or other officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

46                                  Financial Year

Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

47                                  Transfer by Way of Continuation

If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

48                                  Mergers and Consolidations

The Company shall have the power to merge or consolidate with one or more other constituent companies (as defined in the Statute) upon such terms as the Directors may determine and (to the extent required by the Statute) with the approval of a Special Resolution.

EXHIBIT G

AGREED FORM

SONUS NETWORKS, INC.

RESTATED CERTIFICATE OF INCORPORATION

The present name of the corporation is Sonus Networks, Inc.  The corporation was incorporated under the name Solstice Sapphire Investments, Inc. by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on May 19, 2017.  This Restated Certificate of Incorporation of the corporation, which restates and integrates and also further amends the provisions of the corporation’s Certificate of Incorporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware and by the written consent of its stockholders in accordance with Section 228 of the General Corporation Law of the State of Delaware.  The Certificate of Incorporation of the corporation is hereby amended, integrated and restated to read in its entirety as follows:

ARTICLE I
NAME

The name of the corporation (the “Corporation”) is Sonus Networks, Inc.

ARTICLE II
REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808; and the name of its registered agent is Corporation Service Company.

ARTICLE III
PURPOSE

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV
CAPITAL STOCK

The total number of shares of all classes of stock that the Corporation shall have authority to issue is 250,000,000 shares, consisting solely of:

240,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”); and

10,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).

The following is a statement of the powers, designations, preferences, privileges, and relative rights in respect of each class of capital stock of the Corporation.

A.                                    COMMON STOCK.

1.                                      General.  The voting, dividend and liquidation rights of the holders of Common Stock are subject to and qualified by the rights of the holders of Preferred Stock.

2.                                      Voting.  The holders of Common Stock are entitled to one vote for each share held at all meetings of stockholders.  There shall be no cumulative voting.

3.                                      Dividends.  Dividends may be declared and paid on the Common Stock from funds lawfully available therefor if, as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding shares of Preferred Stock.

4.                                      Liquidation.  Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding shares of Preferred Stock.

5.                                      Subject to any rights of any then outstanding shares of Preferred Stock, the number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of either the Common Stock or the Preferred Stock voting separately as a class shall be required therefor.

B.                                    PREFERRED STOCK.

Shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such powers, designations, preferences, and relative, participating, optional, or other special rights, if any, and such qualifications, limitations and restrictions, if any, of such preferences and rights, as are stated or expressed in the resolution or resolutions of the Board of Directors providing for such series of Preferred Stock.

Authority is hereby granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions to determine and fix the powers, designations, preferences, and relative, participating, optional, or other special rights, if any, and the qualifications and restrictions, if any, of such preferences and rights, including without limitation dividend rights, conversion rights, voting rights (if any), redemption privileges, and liquidation preferences, of such series of Preferred Stock (which need not be uniform among series), all to the fullest extent now or hereafter permitted by the DGCL.  The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.  Without limiting the generality of the foregoing, the resolution or resolutions providing for the creation or issuance of any series of Preferred Stock may provide that such series shall be superior to, rank equally with, or be junior to the Preferred Stock of any other series, all to the fullest extent permitted by law

Any resolution or resolutions adopted by the Board of Directors pursuant to the authority vested in them by this Article IV shall be set forth in a certificate of designation along with the number of shares of stock of such series as to which the resolution or resolutions shall apply and such certificate shall be executed, acknowledged, filed, recorded, and shall become effective, in accordance with Section 103 of the DGCL.  Unless otherwise provided in any such resolution or resolutions, the number of shares of stock of any such series to which such resolution or resolutions apply may be increased (but not above the total number of authorized shares of the class) or decreased (but not below the number of shares thereof then outstanding) by a certificate likewise executed, acknowledged, filed and recorded, setting forth a statement that a specified increase or decrease therein has been authorized and directed by a resolution or resolutions likewise adopted by the Board of Directors.  In case the number of such shares shall be decreased, the number of shares so specified in the certificate shall resume the status which they had prior to the adoption of the first resolution or resolutions.  When no shares of any such class or series are outstanding, either because none were issued or because none remain outstanding, a certificate setting forth a resolution or resolutions adopted by the Board of Directors that none of the authorized shares of such class or series are outstanding, and that none will be issued subject to the certificate of designations previously filed with respect to such class or series, may be executed, acknowledged, filed and recorded in the same manner as previously described and it shall have the effect of eliminating from this Restated Certificate of Incorporation all matters set forth in the certificate of designations with respect to such class or series of stock.  If no shares of any such class or series established by a resolution or resolutions adopted by the Board of Directors have been issued, the voting powers, designations, preferences and relative, participating, optional or other rights, if any, with the qualifications, limitations or restrictions thereof, may be amended by a resolution or resolutions adopted by the Board of Directors.  In the event of any such amendment, a certificate which (i) states that no shares of such class or series have been issued, (ii) sets forth the copy of the amending resolution or resolutions and (iii) if the designation of such class or series is being changed, indicates the original designation and the new designation, shall be executed, acknowledged, filed, recorded, and shall become effective, in accordance with Section 103 of the DGCL.

Notwithstanding the foregoing, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Restated Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Restated Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) or pursuant to the DGCL.

ARTICLE V
BOARD OF DIRECTORS

The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for defining and regulating the powers of the Corporation and its directors and stockholders and are in furtherance and not in limitation of the powers conferred upon the Corporation by statute:

(a)                                 The number of directors constituting the full Board of Directors shall be as determined from time to time by resolution adopted by a majority of the total number of authorized directors, whether or not there exist any vacancies in previously authorized directorships (the “Whole Board”), in a manner consistent (for so long as it remains in effect) with the Principal Stockholders Agreement, dated [•], 2017, by and among the Corporation, Heritage PE (OEP) II, L.P., Heritage PE (OEP) III, L.P. and certain other stockholder parties thereto as such agreement may be amended from time to time (the “Stockholders Agreement”).  Each director shall hold office until the next annual meeting of stockholders and until his or her respective successor shall have been duly elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.  Except as may otherwise be provided by the DGCL, the By-Laws of the Corporation or the Stockholders Agreement (for so long as the Stockholders Agreement is in effect), any director or the entire Board of Directors may be removed from office at any time, (a) for cause by the affirmative vote of the holders of a majority of voting power of the shares of the Corporation’s stock entitled to vote for the election of directors, voting together as a single class, or (b) without cause by (i) subject to clause (ii), the affirmative vote of the holders of at least 66 2/3% of the voting power of the shares of the Corporation’s stock entitled to vote for the election of directors, voting together as a single class or (ii) in the event recommended by at least two-thirds of the Whole Board, including the approval of a majority of the Independent Directors (as such term is defined in the Stockholders Agreement, the “Independent Directors”), the affirmative vote of the holders of a majority of the voting power of the shares of the Corporation’s stock entitled to vote for the election of directors, voting as a single class.

(b)                                 The Board of Directors shall have the power and authority:  (i) to adopt, amend or repeal the By-Laws of the Corporation, by resolution of the Board of Directors duly adopted by a majority of the directors then constituting the full Board of Directors, including (for so long as the Stockholders Agreement remains in effect) the approval of a majority of the Independent Directors; and (ii) to the full extent permitted or not prohibited by law, and without the consent of or other action by the stockholders, to authorize or create mortgage, pledges or other liens or encumbrances upon any or all of the assets, real, personal or mixed, and franchises of the Corporation, including after-acquired property, and to exercise all of the powers of the Corporation in connection therewith.  With respect to the power of holders of capital stock to adopt, amend and repeal By-Laws of the Corporation, notwithstanding any provision of the By-Laws of the Corporation or any other provision that might otherwise permit a lesser vote or no vote, in addition to any vote of the holders of any class or series of capital stock of the Corporation required in the By-Laws of the Corporation or by law, the affirmative vote of the holders of at least 66 2/3% of the voting power of the shares of the Corporation’s stock entitled to vote thereon, voting together as a single class, shall be required for any such alteration, amendment, repeal, or adoption by the vote of the holders of any class or series of capital stock of the Corporation.

(c)                                  Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the corporation need not be by written ballot.

ARTICLE VI
LIMITATION OF LIABILITY

No director of the Corporation shall be personally liable to the Corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability; provided, however, that to the extent required from time to time by applicable law, this Article VI shall not eliminate or limit the liability of a director, to the extent such liability is provided by applicable law, (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the DGCL, or (iv) for any transactions from which the director derived an improper personal benefit.  No amendment to or repeal of this Article VI shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.

ARTICLE VII
INDEMNIFICATION

The Corporation shall, to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of being or having been a director or officer of the Corporation or, while a director or officer of the Corporation, serving or having served at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, or by reason of any action alleged to have been taken or omitted in such capacity, against all expense, liability and loss (including attorneys’ fees, judgements, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by him in connection with such action, suit or proceeding and any appeal therefrom, and such indemnification shall continue as to an Indemnitee who has ceased to be a director, trustee, officer, employee, or agent.

Indemnification may include payment by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this Article VII, which undertaking may be accepted without reference to the financial ability of such person to make such repayment.

The Corporation shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the Board of Directors.

The indemnification rights provided in this Article VII (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, bylaw, agreement or vote of stockholders or disinterested directors or otherwise, (ii) may, to the extent authorized from time to time by the Board of Directors, be granted to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation, and (iii) shall inure to the benefit of the heirs, executors and administrators of such persons.  The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article VII.

ARTICLE VIII
COMPROMISES AND ARRANGEMENTS

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs.  If a majority in number representing three fourths (3/4ths) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

ARTICLE IX
BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

(a)                                 The Corporation expressly elects not to be governed by the provisions of Section 203 of the DGCL.

(b)                                 Notwithstanding any other provisions of the DGCL or this Restated Certificate of Incorporation (including paragraph (a) of this Article IX), the Corporation shall not engage in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder unless:

(1)                                 Prior to such time the Board of Directors of the Corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

(2)                                 Upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

(3)                                 At or subsequent to such time the business combination is approved by (i) two-thirds of the Whole Board, and (ii) a majority of the Independent Directors.

(c)                                  The restrictions contained in this Article IX shall not apply if:

(1)                                 A stockholder becomes an interested stockholder inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the stockholder ceases to be an interested stockholder; and (ii) would not, at any time within the three-year period immediately prior to a business combination between the Corporation and such stockholder, have been an interested stockholder but for the inadvertent acquisition of ownership; or

(2)                                 The business combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required hereunder of a proposed transaction which (i) constitutes one of the transactions described in the second sentence of this paragraph (2); (ii) is with or by a person who either was not an interested stockholder during the previous three years or who became an interested stockholder with the approval of the Corporation’s Board of Directors; and (iii) is approved or not opposed by a majority of the members of the Board of Directors then in office (but not less than one) who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.  The proposed transactions referred to in the preceding sentence are limited to (x) a merger or consolidation of the Corporation (except for a merger in respect of which, pursuant to Section 251(f) of the DGCL, no vote of the stockholders of the Corporation is required); (y) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation (other than to any direct or indirect wholly-owned subsidiary or to the Corporation) having an aggregate market value equal to 50% or more of either that aggregate market value of all of the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation; or (z) a proposed tender or exchange offer for 50% or more of the outstanding voting stock of the Corporation.  The Corporation shall give not less than 20 days’ notice to all interested stockholders prior to the consummation of any of the transactions described in clause (x) or (y) of the second sentence of this paragraph (2).

(d)                                 As used in this Article IX only, the term:

(1)                                 “Affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

(2)                                 “Associate,” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

(3)                                 “Business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:

(i)                                     Any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation with (A) the interested stockholder, or (B) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation subsection (b) of this Article IX is not applicable to the surviving entity;

(ii)                                  Any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

(iii)                               Any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (B) pursuant to a merger under Section 251(g) of the DGCL; (C) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (D) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (E) any issuance or transfer of stock by the Corporation; provided however, that in no case under items (C)-(E) of this subparagraph (iii) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation;

(iv)                              Any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

(v)                                 Any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in paragraphs (d)(3)(i)-(iv) of this Article IX) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.

(4)                                 “Control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract or otherwise.  A person who is the owner of 20% or more of the outstanding voting stock of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary.  Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article IX, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

(5)                                 “Interested stockholder” means any person (other than the Corporation and any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (ii) is an affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder, and the affiliates and associates of such person; provided, however, that the term “interested stockholder” shall not include any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by the Corporation; provided that such person shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action by the Corporation not caused, directly or indirectly, by such person.  For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of paragraph (6) of this subsection (d) but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(6)                                 “Owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its affiliates or associates:

(i)                                     Beneficially owns such stock, directly or indirectly; or

(ii)                                  Has (A) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange; or (B) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten or more persons; or

(iii)                               Has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (B) of subparagraph (ii) of this paragraph (6)), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.

(7)                                 “Person” means any individual, corporation, partnership, unincorporated association or other entity.

(8)                                 “Stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

(9)                                 “Voting stock” means, with respect to any corporation, stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity.  Every reference to a percentage of voting stock shall refer to such percentage of the votes of such voting stock.

ARTICLE X
CERTAIN TRANSACTIONS

The Board of Directors, when considering a tender offer or merger or acquisition proposal, may, to the fullest extent permitted by applicable law, take into account factors in addition to potential economic benefits to stockholders, including without limitation (i) comparison of the proposed consideration to be received by stockholders in relation to the then current market price of the Corporation’s capital stock, the estimated current value of the Corporation in a freely negotiated transaction, and the estimated future value of the Corporation as an independent entity, (ii) the impact of such a transaction on the employees, suppliers, and customers of the Corporation and its effect on the communities in which the Corporation operates, and (iii) the impact of such a transaction on the unique corporate culture and atmosphere of the Corporation.

For so long as the Stockholders Agreement remains in effect, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation, waiver or otherwise, take any action or enter into any transaction that would violate or conflict with any provision of the Stockholders Agreement requiring the written consent, waiver or affirmative vote of a majority of the Independent Directors (or of a specified number of directors) without (in addition to any other vote required by law, this Restated Certificate of Incorporation or the By-Laws of the Corporation) obtaining the written consent, waiver or affirmative vote of a majority of the Independent Directors (or such specified number of directors), given in writing or by vote at a meeting, and any such act or transaction entered into without such consent, waiver or vote shall be null and void ab initio, and of no force or effect.  Notwithstanding anything to the contrary herein, for so long as the Stockholders Agreement remains in effect, in the event that any provision herein has a corresponding provision in, or otherwise relates or is applicable to, the Stockholders Agreement, such provision herein shall be interpreted in a manner consistent with, and giving full effect to, the provisions of the Stockholders Agreement.  A copy of the Stockholders Agreement will be provided to any stockholder of the Corporation upon request.

ARTICLE XI
STOCKHOLDER ACTION

Any action required or permitted to be taken by the stockholders of the Corporation may be taken only at a duly called annual or special meeting of the stockholders, and not by written consent in lieu of such a meeting, and special meetings of stockholders may be called only by a majority of the Whole Board or (for so long as the Stockholders Agreement remains in effect) a majority of the Independent Directors.

ARTICLE XII
EXCLUSIVE FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim arising pursuant to any provision of the Restated Certificate of Incorporation or the By-Laws of the Corporation (in each case, as they may be amended from time to time) or governed by the internal affairs doctrine.  Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XII.

ARTICLE XIII
SEVERABILITY

To the extent that any provision of this Restated Certificate of Incorporation is found to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision of this Restated Certificate of Incorporation, and following any determination by a court of competent jurisdiction that any provision of this Restated Certificate of incorporation is invalid or unenforceable, this Restated Certificate of Incorporation shall contain only such provisions (i) as were in effect immediately prior to such determination and (ii) were not so determined to be invalid or unenforceable.

ARTICLE XIV
AMENDMENTS

The affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding voting stock of the Corporation entitled to vote thereon (in addition to any separate class vote required by law or that may in the future be required pursuant to the terms of any outstanding Preferred Stock), voting together as a single class, shall be required to amend or repeal the provisions of Articles IV (to the extent it relates to the authority of the Board of Directors to issue shares of Preferred Stock in one or more series, the terms of which may be determined by the Board of Directors), V, VII, IX, X, XI, XII, XIII or XIV of this Restated Certificate of Incorporation or to reduce the numbers of authorized shares of Common Stock or Preferred Stock.

* * *

IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been executed by its duly authorized officer this        day of                       , 2017.

SONUS NETWORKS, INC.

By:
Name:
Title:

SIGNATURE PAGE TO RESTATED CERTIFICATE OF INCORPORATION

EXHIBIT H

AGREED FORM

SONUS NETWORKS, INC.

AMENDED AND RESTATED BY-LAWS

Article I - General.

1.1                               Offices.  The registered office of Sonus Networks, Inc. (the “Company”) shall be in the City of Wilmington, County of New Castle, State of Delaware.  The Company may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Company may require.

1.2                               Seal.  The seal, if any, of the Company shall be in the form of a circle and shall have inscribed thereon the name of the Company, the year of its organization and the words “Corporate Seal, Delaware.”

1.3                               Fiscal Year.  The fiscal year of the Company shall be the period from January 1 through December 31.

Article II - Stockholders.

2.1                               Place of Meetings.  Each meeting of the stockholders shall be held upon notice as hereinafter provided, at such place, if any, as the Board of Directors shall have determined and as shall be stated in such notice.

2.2                               Annual Meeting.  The annual meeting of the stockholders shall be held each year on such date and at such time as the Board of Directors may determine.  At each annual meeting the stockholders entitled to vote shall elect such members of the Board of Directors as are standing for election, by ballot, and they may transact such other corporate business as may properly be brought before the meeting.

2.3                               Quorum.  At all meetings of the stockholders the holders of a majority in voting power of the shares of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum requisite for the transaction of business except as otherwise provided by law, the Company’s Certificate of Incorporation (the “Certificate of Incorporation”), or these by-laws.  Whether or not there is such a quorum at any meeting, the chairman of the meeting or the stockholders entitled to vote thereat, present in person or by proxy, by a majority vote, may adjourn the meeting from time to time without notice of such adjourned meeting if the time and place, if any, thereof, are announced at the meeting at which the adjournment is taken.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.  At such adjourned meeting, at which a quorum shall be present, any business may be transacted that might have been transacted if the meeting had been held as originally called.  The stockholders present in person or by proxy at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.4                               Right to Vote; Proxies.  Subject to the provisions of the Company’s Certificate of Incorporation, each holder of a share or shares of capital stock of the Company having the right to vote at any meeting shall be entitled to one vote for each such share of stock held by him.  Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by proxy, but no proxy that is dated more than three years prior to the meeting at which it is offered shall confer the right to vote thereat unless the proxy provides that it shall be effective for a longer period.  A proxy may be granted by a writing executed by the stockholder or his authorized agent or by transmission or authorization of transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization, or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, subject to the conditions set forth in Section 212 of the General Corporation Law of the State of Delaware, as it may be amended from time to time (the “General Corporation Law”).  A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

2.5                               Voting.

(a)                                 At all meetings of stockholders, when a quorum is present, in all matters other than the election of directors, the affirmative vote of the holders of a majority in voting power of the shares of stock present in person or represented by proxy at the meeting and entitled to vote on such matter shall be the act of the stockholders unless a different or minimum vote is required by the Certificate of Incorporation, these by-laws, the rules or regulations of any stock exchange applicable to the Company, or any law or regulation applicable to the Company or its securities, in which case such different or minimum vote shall be the applicable vote on the matter.

(b)                                 At all meetings of stockholders at which directors are to be elected, other than in a Contested Election Meeting (as defined below), when a quorum is present, a nominee for election as a director at such meeting shall be elected to the Board of Directors if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election (with “abstentions” and “broker non-votes” not counted as a vote “for” or “against” such nominee’s election).  In a Contested Election Meeting, when a quorum is present, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at such Contested Election Meeting and entitled to vote on the election of directors.  If directors are to be elected by a plurality vote, stockholders shall not be permitted to vote against a nominee.  A meeting of stockholders shall be a “Contested Election Meeting” if the number of nominees for election as directors exceeds the number of directors to be elected at such meeting, as of the tenth (10th) day preceding the date of the Company’s first notice to stockholders of such meeting sent pursuant to Section 2.6 or Section 2.9, as applicable, of these by-laws (the “Determination Date”); provided, however, that if, in accordance with Section 2.12 of these by-laws, stockholders are entitled to nominate persons for election as a director after the otherwise applicable Determination Date, the Determination Date shall instead be the last day on which stockholders are entitled to nominate persons for election as a director in accordance with Section 2.12.

2.6                               Notice of Annual Meetings.  Unless otherwise provided by law, the Certificate of Incorporation or these by-laws, notice of the date, time, place (if any), and the means of remote communications (if any), by which stockholders and proxyholders may be deemed to be present in person and vote, of each annual meeting of the stockholders shall be given, at least ten (10) days but not more than sixty (60) days prior to the meeting, to each stockholder of record entitled to vote.  Such notice shall be given personally or by mail or, to the extent and in the manner permitted by applicable law, by a form of electronic transmission consented to by the stockholder to whom the notice is given.  Notices are deemed given as provided in Section 6.2(a) of these by-laws.  The Board of Directors may postpone, reschedule or cancel any annual meeting of the stockholders at its discretion, even after notice thereof has been given.  Notice need not be given to any stockholder who submits a written waiver of notice signed by him or waives notice by electronic transmission, whether before or after the time of such meeting.  Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any annual meeting of the stockholders need be specified in any waiver of notice.

2.7                               Stockholders’ List.  A complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order and showing the address of each stockholder, and the number of shares registered in the name of each stockholder, shall be prepared by the Company at least ten (10) days before every meeting of stockholders.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting, or (ii) during ordinary business hours, at the principal place of business of the Company.  If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonable accessible electronic network.

2.8                               Special Meetings.  Special meetings of the stockholders for any purpose or purposes, unless otherwise provided by law, may be called only by a majority of the Whole Board (as defined below) or (for so long as the Principal Stockholders Agreement, dated [•], 2017, by and among the Company, Heritage PE (OEP) II, L.P., Heritage PE (OEP) III, L.P. and certain other stockholder parties thereto as such agreement may be amended from time to time (the “Stockholders Agreement”) remains in effect) a majority of the Independent Directors (as such term is defined in the Stockholders Agreement, the “Independent Directors”).  The Board of Directors may postpone, reschedule or cancel any special meeting of the stockholders at its discretion, even after notice thereof has been given.

2.9                               Notice of Special Meetings.  Unless otherwise provided by law, the Certificate of Incorporation or these by-laws, notice of the date, time, place (if any), the means of remote communications (if any), by which stockholders and proxyholders may be deemed to be present in person and vote, and the purpose or purposes of each special meeting of the stockholders shall be given, at least ten (10) days but not more than sixty (60) days prior to the meeting, to each stockholder of record entitled to vote.  Such notice shall be given personally or by mail or, to the extent and in the manner permitted by applicable law, by a form of electronic transmission consented to by the stockholder to whom the notice is given.  Notices are deemed given as provided in Section 6.2(a) of these by-laws.  No business may be transacted at such meeting except that referred to in said notice, or in a supplemental notice given also in compliance with the provisions hereof, or such other business as may be germane or supplementary to that stated in said notice or notices as determined by the Board of Directors.  Notice need not be given to any stockholder who submits a written waiver of notice signed by him or waives notice by electronic transmission, whether before or after the time of such meeting.  Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any special meeting of the stockholders need be specified in any waiver of notice.

2.10                        Inspectors.  The Company shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof.  Such inspectors shall have the powers and duties set forth in Section 231 of the General Corporation Law as currently in effect or as the same may hereafter be amended.  Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability.  At the meeting for which the inspector or inspectors are appointed, he or they shall, in addition to the duties set forth in Section 231 of the General Corporation Law, receive and take charge of the proxies and ballots, and decide all questions touching on the qualifications of voters, the validity of proxies, and the acceptance and rejection of votes.  If any inspector previously appointed shall fail to attend or refuse or be unable to act at a meeting of stockholders, the presiding officer shall appoint an inspector to act at the meeting.

2.11                        Stockholders’ Consent in Lieu of Meeting.  Unless otherwise provided in the Company’s Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Company, or any action that may be taken at any annual or special meeting of such stockholders, may be taken only at such a meeting, and not by written consent of stockholders.

2.12                        Notice of Stockholder Business and Nominations.

(a)                                 Annual Meetings of Stockholders.  (1) Nominations of persons for election to the Board of Directors of the Company and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Company’s notice of meeting (or any supplement thereto), (B) subject to the Stockholders Agreement (for so long as the Stockholders Agreement remains in effect), by or at the direction of the Board of Directors or any committee thereof, or (C) subject to the Stockholders Agreement (for so long as the Stockholders Agreement remains in effect), by any stockholder of the Company who was a stockholder of record of the Company at the time the notice provided for in this Section 2.12 is delivered to the Secretary of the Company, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.12.

(2)                                 For any nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(1) of this Section 2.12, the stockholder must have given timely notice thereof in writing to the Secretary of the Company and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action.  To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that no annual meeting was held in the prior year or the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company).  For purposes of the first annual meeting following the adoption of these By-Laws, the date of the first anniversary of the preceding year’s annual meeting shall be deemed to be June 9, 2018.  In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.  Such stockholder’s notice shall set forth: (A) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) such person’s written consent to being named in the Company’s proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the by-laws of the Company, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to shares of stock of the Company, (v) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (vi) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination.  The foregoing notice requirements of this Section 2.12 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Company of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for such annual meeting.  The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company.

(3)                                 Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 2.12 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Company is increased effective at the annual meeting and there is no public announcement by the Company naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.12 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Company.

(b)                                 Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Company’s notice of meeting (1) subject to the Stockholders Agreement (for so long as the Stockholders Agreement remains in effect), by or at the direction of the Board of Directors or any committee thereof, or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting and subject to the Stockholders Agreement (for so long as the Stockholders Agreement remains in effect), by any stockholder of the Company who is a stockholder of record at the time the notice provided for in this Section 2.12 is delivered to the Secretary of the Company, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.12.  In the event the Company calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Company’s notice of meeting, if the stockholder’s notice required by paragraph (a)(2) of this Section 2.12 shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made by the Company of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c)                                  General.  (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.12 shall be eligible to be elected at an annual or special meeting of stockholders of the Company to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.12.  Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.12 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(2)(C)(vi) of this Section 2.12) and (B) if any proposed nomination or business was not made or proposed in compliance with this Section 2.12, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.  Notwithstanding the foregoing provisions of this Section 2.12, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Company to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Company.  For purposes of this Section 2.12, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2)                                 For purposes of this Section 2.12, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3)                                 Notwithstanding the foregoing provisions of this Section 2.12, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.12; provided however, that any references in these by-laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.12 (including paragraphs (a)(1)(C) and (b) hereof), and compliance with paragraphs (a)(1)(C) and (b) of this Section 2.12 shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the penultimate sentence of (a)(2), matters brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time).    Nothing in this Section 2.12 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (B) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Company’s Certificate of Incorporation.

2.13                        Conduct of Meetings.  The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting.  The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene, to recess and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Company, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants.  The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered.  Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Article III - Directors.

3.1                               Number of Directors.

(a)                                 Except as otherwise provided by law, the Company’s Certificate of Incorporation, or these by-laws, the property and business of the Company shall be managed by or under the direction of a board of directors.  Directors need not be stockholders, residents of Delaware, or citizens of the United States.  The use of the phrase “Whole Board” herein refers to the total number of directors which the Company would have if there were no vacancies or unfilled newly-created directorships.

(b)                                 The number of directors constituting the full Board of Directors shall be as determined from time to time by resolution adopted by a majority of the Whole Board in a manner consistent (for so long as it remains in effect) with the Stockholders Agreement.  Each director shall be elected annually at each annual meeting of the Company’s stockholders.  Members of the Board of Directors shall hold office until the annual meeting of stockholders at which their respective successors are elected and qualified or until their earlier death, incapacity, resignation, or removal.

(c)                                  Except as the General Corporation Law, the Company’s Certificate of Incorporation or the Stockholders Agreement (for so long as the Stockholders Agreement is in effect) may otherwise require, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, incapacity, disqualification, resignation, or removal from office or other cause may only be filled by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

Any director so chosen shall hold office until the next annual election of the directors and until such director’s successor shall be elected and qualified.  No decrease in the number of directors shall shorten the term of any incumbent director.

3.2                               Resignation.  Any director of the Company may resign at any time by giving notice in writing or by electronic transmission to the Chairman of the Board, the President, or the Secretary of the Company.  Such resignation shall take effect at the time specified therein, at the time of receipt if no time is specified therein and at the time of acceptance if the effectiveness of such resignation is conditioned upon its acceptance.  Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.3                               Removal.  Except as may otherwise be provided by the General Corporation Law, the Company’s Certificate of Incorporation or the Stockholders Agreement (for so long as the Stockholders Agreement is in effect), any director or the entire Board of Directors may be removed from office at any time, (a) for cause by the affirmative vote of the holders of a majority of the voting power of the shares of the Company’s stock entitled to vote for the election of directors, voting together as a single class, or (b) without cause by (i) subject to clause (ii), the affirmative vote of the holders of at least 66 2/3% of the voting power of the shares of the Company’s stock entitled to vote for the election of directors, voting together as a single class or (ii) in the event recommended by at least two-thirds of the Whole Board, including the approval of a majority of the Independent Directors, the affirmative vote of the holders of a majority of the voting power of the shares of the Company’s stock entitled to vote for the election of directors, voting together as a single class.

3.4                               Place of Meetings and Books.  The Board of Directors may hold their meetings and keep the books of the Company outside the State of Delaware, at such places as they may from time to time determine.

3.5                               General Powers.  In addition to the powers and authority expressly conferred upon them by these by-laws, the board may exercise all such powers of the Company and do all such lawful acts and things as are not by law or by the Company’s Certificate of Incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

3.6                               Committees.  The Board of Directors may designate one or more committees, each committee to consist of one or more directors of the Company.  Any such committee, to the extent provided in the resolution of the Board of Directors or in these by-laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company to the extent permitted by law, and may authorize the seal of the Company to be affixed to all papers which may require it.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

3.7                               Powers Denied to Committees.  Committees of the Board of Directors shall not, in any event, have the power or authority to: (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the General Corporation Law to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any by-law of the Company.

3.8                               Substitute Committee Member.  Subject to the restrictions set forth in the Stockholders Agreement (for so long as the Stockholders Agreement is in effect), the Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  Subject to the restrictions set forth in the Stockholders Agreement (for so long as the Stockholders Agreement is in effect), in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member.  Any committee shall keep regular minutes of its proceedings and report the same to the Board of Directors as may be required by the Board of Directors.

3.9                               Compensation of Directors.  The Board of Directors shall have the power to fix the compensation of directors and members of committees of the Board.  The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director and may receive stock options, grants and issuances of restricted stock under the Company’s equity incentive plan(s).  No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

3.10                        Regular Meetings.  No notice shall be required for regular meetings of the Board of Directors for which the time and place (within or without the State of Delaware) have been fixed by resolution of the Board of Directors.

3.11                        Special Meetings.  Special meetings of the Board of Directors may be held at any time or place, within or without the State of Delaware, whenever called by a majority of the directors then constituting the full Board of Directors.  Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least forty-eight hours before the special meeting to each director, personally or by telephone, facsimile, electronic mail or other electronic transmission to the extent and in the manner permitted by applicable law.  Notice need not be given to any director who submits a written waiver of notice signed by him or waives notice by electronic transmission, whether before or after the time of such meeting.  Attendance of any director at a meeting shall constitute a waiver of notice of such meeting, except when such director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any special meeting of the directors need be specified in any waiver of notice.

3.12                        Quorum.  At all meetings of the Board of Directors, a majority of the Whole Board shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically permitted or provided by law, or by the Company’s Certificate of Incorporation, or by these by-laws.  If at any meeting of the board there shall be less than a quorum present, a majority of those directors present may adjourn the meeting from time to time until a quorum is obtained, and no further notice of the adjourned meeting need be given if the time and place, if any, thereof, are announced at the meeting at which the adjournment is taken.

3.13                        Telephonic Participation in Meetings.  Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

3.14                        Action by Consent.  Unless otherwise restricted by the Company’s Certificate of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee in accordance with applicable law.

Article IV - Officers.

4.1                               Selection; Statutory Officers.  The officers of the Company shall be chosen by the Board of Directors.  There shall be a President, a Secretary, and a Treasurer, and there may be a Chairman of the Board of Directors, one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers, as the Board of Directors may elect.  Any number of offices may be held by the same person, except that the offices of President and Secretary shall not be held by the same person simultaneously.

4.2                               Time of Election.  The officers designated in Section 4.1 shall be chosen by the Board of Directors at its first meeting after each annual meeting of stockholders.  None of said officers need be a director.

4.3                               Additional Officers.  The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

4.4                               Terms of Office.  Each officer of the Company shall hold office until his successor is chosen and qualified, or until his earlier resignation or removal.  Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors, but such removal shall be without prejudice to the contractual rights of such officer.  Any officer may resign at any time upon written notice or notice by electronic transmission to the Company.

4.5                               Compensation of Officers.  The Board of Directors shall have power to fix the compensation of all officers of the Company.  It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

4.6                               Chairman of the Board.  The Chairman of the Board of Directors shall preside at all meetings of the stockholders and directors, and shall have such other duties as may be assigned to him from time to time by the Board of Directors.

4.7                               President.  Unless the Board of Directors otherwise determines, the President shall be the chief executive officer and head of the Company.  Unless there is a Chairman of the Board, the President shall preside at all meetings of directors (if he is also a director) and stockholders.  Under the supervision of the Board of Directors, the President shall have the general control and management of its business and affairs, subject, however, to the right of the Board of Directors to confer any specific power, except such as may be by law exclusively conferred on the President, upon any other officer or officers of the Company.  The President shall perform and do all acts and things incident to the position of President and such other duties as may be assigned to him from time to time by the Board of Directors.

4.8                               Vice-Presidents.  The Vice-Presidents shall perform such duties on behalf of the Company as may be respectively assigned to them from time to time by the Board of Directors or by the President.  The Board of Directors may designate one of the Vice-Presidents as the Executive Vice-President, and in the absence or inability of the President to act, such Executive Vice-President shall have and possess all of the powers and discharge all of the duties of the President, subject to the control of the Board of Directors.

4.9                               Treasurer.  The Treasurer shall have the care and custody of all the funds and securities of the Company that may come into his hands as Treasurer, and the power and authority to endorse checks, drafts and other instruments for the payment of money for deposit or collection when necessary or proper and to deposit the same to the credit of the Company in such bank or banks or depository as the Board of Directors, or the officers or agents to whom the Board of Directors may delegate such authority, may designate, and he may endorse all commercial documents requiring endorsements for or on behalf of the Company.  He may sign all receipts and vouchers for the payments made to the Company.  He shall render an account of his transactions to the Board of Directors as often as the board or the committee shall require the same.  He shall enter regularly in the books to be kept by him for that purpose full and adequate account of all moneys received and paid by him on account of the Company.  He shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors.  He shall when requested, pursuant to vote of the Board of Directors, give a bond to the Company conditioned for the faithful performance of his duties, the expense of which bond shall be borne by the Company.

4.10                        Secretary.  The Secretary shall keep the minutes of all meetings of the Board of Directors and of the stockholders; he shall attend to the giving and serving of all notices of the Company.  Except as otherwise ordered by the Board of Directors, he shall attest the seal of the Company upon all contracts and instruments executed under such seal and shall affix the seal of the Company thereto and to all certificates of shares of capital stock of the Company.  He shall have charge of the stock certificate book, transfer book and stock ledger, and such other books and papers as the Board of Directors may direct.  He shall, in general, perform all the duties of Secretary, subject to the control of the Board of Directors.

4.11                        Assistant Secretary.  The Board of Directors or any two of the officers of the Company acting jointly may appoint or remove one or more Assistant Secretaries of the Company.  Any Assistant Secretary upon his appointment shall perform such duties of the Secretary, and also any and all such other duties as the Board of Directors or the President or the Executive Vice-President or the Treasurer or the Secretary may designate.

4.12                        Assistant Treasurer.  The Board of Directors or any two of the officers of the Company acting jointly may appoint or remove one or more Assistant Treasurers of the Company.  Any Assistant Treasurer upon his appointment shall perform such of the duties of the Treasurer, and also any and all such other duties as the Board of Directors or the President or the Executive Vice-President or the Treasurer or the Secretary may designate.

4.13                        Subordinate Officers.  The Board of Directors may select such subordinate officers as it may deem desirable.  Each such officer shall hold office for such period, have such authority, and perform such duties as the Board of Directors may prescribe.  The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties thereof.

Article V - Stock.

5.1                               Stock.  The shares of the Company shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Company.  Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Company by any two authorized officers of the Company, including, but not limited to, the Chairman of the Board of Directors, a Vice-Chairman of the Board of Directors, the President, a Vice-President,  the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary representing the number or shares registered in certificate form and shall be sealed with the corporate seal of the Company.  The certificates of stock of the Company shall be numbered and shall be entered in the books of the Company as they are issued.  Any or all the signatures on the certificate may be a facsimile.  In case any officer or officers, transfer agent or registrar who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers, transfer agent or registrar of the Company, whether because of death, resignation or otherwise, before such certificate or certificates shall have been issued, such certificate or certificates may nevertheless be issued by the Company with the same effect as though the person or persons who signed such certificate or certificates or whose facsimile signature shall have been used thereon had not ceased to be such officer or officers, transfer agent or registrar of the Company.

5.2                               Fractional Share Interests.  The Company may, but shall not be required to, issue fractions of a share.  If the Company does not issue fractions of a share, it shall (i) arrange for the disposition of fractional interests by those entitled thereto, (ii) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (iii) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or in bearer form (represented by a certificate) that shall entitle the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share.  A certificate for a fractional share or an uncertificated fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Company in the event of liquidation.  The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing full shares or uncertificated full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the Company and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions that the Board of Directors may impose.

5.3                               Transfers of Stock.  Subject to any transfer restrictions then in force, the shares of stock of the Company shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon the surrender of the certificate or certificates for such shares properly endorsed (or, with respect to uncertificated shares, by delivery of duly executed instructions or in any other manner permitted by applicable law).  The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof save as expressly provided by the laws of Delaware.

5.4                               Record Date.  For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.  If no such record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.  A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

5.5                               Transfer Agent and Registrar.  The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars and may require all certificates of stock to bear the signature or signatures of any of them.

5.6                               Dividends.

(a)                                 Power to Declare.  Dividends upon the capital stock of the Company, subject to the provisions of the Company’s Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Company’s Certificate of Incorporation and the General Corporation Law.

(b)                                 Reserves.  Before payment of any dividend, there may be set aside out of any funds of the Company lawfully available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purpose as the directors shall think conducive to the interest of the Company, and the directors may modify or abolish any such reserve in the manner in which it was created.

5.7                               Lost, Stolen, or Destroyed Certificates.  No certificates for shares of stock of the Company (or uncertificated shares, as the case may be) shall be issued in place of any certificate alleged to have been lost, stolen, or destroyed, except upon production of such evidence of the loss, theft, or destruction and upon indemnification of the Company and its agents to such extent and in such manner as the Board of Directors may from time to time prescribe.

5.8                               Inspection of Books.  Any stockholder, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Company’s stock ledger, a list of its stockholders, and its other books and records; and no stockholder shall have any right to inspect any account or book or document of the Company except as conferred by law.

Article VI - Miscellaneous Management Provisions.

6.1                               Checks, Drafts, and Notes.  All checks, drafts, or orders for the payment of money, and all notes and acceptances of the Company shall be signed by such officer or officers, or such agent or agents, as the Board of Directors may designate.

6.2                               Notices.

(a)                                 Notices to directors may be given personally or by telephone, mail, facsimile, electronic mail or other electronic transmission to the extent and in the manner permitted by applicable law.  Notices to stockholders may be given personally or by mail or, to the extent and in the manner permitted by applicable law, by a form of electronic transmission consented to by the stockholder to whom the notice is given.  In accordance with Section 232 of the General Corporation Law, notices are deemed given (i) if by mail, when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Company, or, if a stockholder shall have filed with the Secretary of the Company a written request that notices to such stockholder be mailed to some other address, then directed to such stockholder at such other address; (ii) if by facsimile, when directed to a number at which the stockholder has consented to receive notice; (iii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive such notice; (iv) if by posting on an electronic network together with a separate notice to the stockholder of such specific posting, upon the later to occur of (A) such posting and (B) the giving of such separate notice of such posting; and (v) if by any other form of electronic transmission, when directed to the stockholder in the manner consented to by the stockholder.  Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with Section 233 of the General Corporation Law.  An affidavit of the Secretary, Assistant Secretary or any transfer agent of the Company that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(b)                                 Whenever any notice is required to be given under the provisions of any applicable law or of the Company’s Certificate of Incorporation or of these by-laws, a written waiver of notice, signed by the person or persons entitled to said notice, or a waiver of notice by electronic transmission, whether before or after the time stated therein or the meeting or action to which such notice relates, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

6.3                               Conflict of Interest.  No contract or transaction between the Company and one or more of its directors or officers, or between the Company and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof that authorized the contract or transaction, or solely because any such director’s or officer’s votes are counted for such purpose, if: (i) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders of the Company entitled to vote thereon, and the contract or transaction as specifically approved in good faith by vote of such stockholders; or (iii) the contract or transaction is fair as to the Company as of the time it is authorized, approved, or ratified, by the Board of Directors, a committee or the stockholders.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

6.4                               Voting of Securities Owned by the Company.  Subject always to the specific directions of the Board of Directors, (i) any shares or other securities issued by any other entity and owned or controlled by the Company may be voted in person at any meeting of security holders of such other entity by the President of the Company if he is present at such meeting, or in his absence by the Treasurer of the Company if he is present at such meeting, and (ii) whenever, in the judgment of the President, it is desirable for the Company to execute a proxy or written consent in respect to any shares or other securities issued by any other entity and owned by the Company, such proxy or consent shall be executed in the name of the Company by the President, without the necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer, provided that if the President is unable to execute such proxy or consent by reason of sickness, absence from the United States or other similar cause, the Treasurer may execute such proxy or consent.  Any person or persons designated in the manner above stated as the proxy or proxies of the Company shall have full right, power and authority to vote the shares or other securities issued by such other entity and owned by the Company the same as such shares or other securities might be voted by the Company.

Article VII - Indemnification.

7.1                               Right to Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of being or having been a director or officer of the Company or, while a director or officer of the Company, serving or having served at the request of the Company as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “Indemnitee”), shall be indemnified and held harmless by the Company to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the Indemnitee’s heirs, executors, and administrators; provided, however, that, except as provided in Section 7.2 hereof with respect to Proceedings to enforce rights to indemnification or Advancement of Expenses, the Company shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was approved by the Board of Directors of the Company.  The right to indemnification conferred in this Article 7 shall be a contract right and shall include the right to be paid by the Company the expenses (including attorneys’ fees) incurred in defending any such Proceeding in advance of its final disposition (an “Advancement of Expenses”); provided, however, that, to the extent required by law, such Advancement of Expenses shall be made only upon the Company’s receipt of an undertaking (an “Undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Article 7 or otherwise.

7.2                               Right of Indemnitee to Bring Suit.  If a claim under Section 7.1 hereof is not paid in full by the Company within sixty days after a written claim has been received by the Company, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty days, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim.  If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit to the fullest extent permitted by applicable law.  In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (ii) in any suit by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking the Company shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met the applicable standard of conduct set forth in Section 145 of the General Corporation Law.  Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in Section 145 of the General Corporation Law, nor an actual determination by the Company (including its Board of Directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit.  In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Article 7 or otherwise shall be on the Company.

7.3                               Non-Exclusivity of Rights.  The rights to indemnification and to the Advancement of Expenses conferred in this Article 7 shall not be exclusive of any other right that any person may have or hereafter acquire under any law, the Company’s Certificate of Incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

7.4                               Insurance.  The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under this Article 7 or under the General Corporation Law.

7.5                               Indemnification of Employees and Agents of the Company.  The Company may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the Advancement of Expenses, to any employee or agent of the Company to the fullest extent of the provisions of this Article 7 with respect to the indemnification and Advancement of Expenses of directors and officers of the Company.

7.6                               Amendment or Repeal.  Any repeal or modification of the foregoing provisions of this Article VII shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

Article VIII - Amendments.

8.1                               Amendments.  Subject always to any limitations imposed by the Company’s Certificate of Incorporation, these by-laws may be altered, amended, or repealed, or new by-laws may be adopted, by resolution of the Board of Directors duly adopted by a majority of the Whole Board, including (for so long as the Stockholders Agreement remains in effect) the approval of a majority of the Independent Directors.  With respect to the power of holders of capital stock to adopt, amend and repeal by-laws of the Company, notwithstanding any other provision of these by-laws or any provision that might otherwise permit a lesser vote or no vote, in addition to any vote of the holders of any class or series of capital stock of the Company required herein or by law, the affirmative vote of the holders of the voting power of at least 66 2/3% of the shares of the Company’s stock entitled to vote thereon, voting together as a single class, shall be required for any such alteration, amendment, repeal, or adoption by the vote of the holders of any class or series of the capital stock of the Company.

EXHIBIT I

AGREED FORM

CERTIFICATE OF SONUS NETWORKS, INC.

                           , 2017

Re:                             Agreement and Plan of Merger dated May 23, 2017 (the “Agreement”) by and among Sonus Networks, Inc., Solstice Sapphire Investments, Inc., Solstice Sapphire, Inc., Green Sapphire Investments LLC, Green Sapphire LLC, Genband Holdings Company, Genband Inc., and Genband II, Inc.

This certificate is supplied to you in connection with your rendering of an opinion regarding certain U.S. federal income tax consequences of certain of the Mergers to be undertaken pursuant to the Agreement.  Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Agreement.

A.            Representations.  The undersigned hereby certifies and represents that the following facts are true, correct and complete in all respects and will be true, correct and complete in all respects at the Effective Time:

1.     Solstice and, to the best knowledge of the undersigned, the stockholders of Solstice (“Equityholders”) are participating in the Solstice Merger for good and valid business reasons and not for tax purposes.  The terms of the Agreement and all other agreements entered into in connection with the Agreement are the products of arm’s length negotiation;

2.     The Mergers will occur on the same date at approximately the same time as part of a single plan pursuant to the terms of the Agreement, and the Agreement defines the rights of each of the parties to the transactions contemplated by the Agreement;

3.     Each Equityholder will transfer its stock in Solstice pursuant to the Solstice Merger solely in exchange for Company stock (and/or cash received in lieu of fractional shares of Company stock).  Any cash received in lieu of fractional shares of Company stock is the only consideration other than Company stock that will be received by Equityholders in connection with the transfer of their stock in Solstice in the Solstice Merger.  Any Company stock to be received by the Equityholders will be issued by the Company;

4.     Other than with regard to Company Stock issued in exchange for Compensatory Solstice Stock, which Company stock shall not exceed 1.5% of the value of all Company stock that is issued and outstanding after the Mergers, no Company stock or securities will be issued in the Solstice Merger for services rendered to or for the benefit of the Company or its Subsidiaries in connection with the Solstice Merger.  “Compensatory Solstice Stock” shall mean any Solstice Restricted Shares and any Solstice stock received in settlement of Solstice RSUs that vest by reason of the Solstice Merger;

5.     No Company stock or securities will be issued in the Solstice Merger for indebtedness of the Company or for interest on indebtedness of the Company;

6.     There is no intercorporate indebtedness existing between Solstice, on the one hand, and the Company, on the other hand, that was issued, acquired, or will be settled at a discount;

7.     The Solstice Merger is not the result of the solicitation by a promoter, broker, or investment house;

8.     The Equityholders will not retain any rights in the Solstice stock to be transferred to the Company pursuant to the Solstice Merger at or after the Effective Time;

9.     No Company stock received in the Solstice Merger will be received in exchange for any licenses, leases or similar rights between the Equityholders and the Company;

10.  To the best knowledge of the undersigned, no property transferred to the Company in connection with the Mergers will be leased back to an Equityholder, another shareholder of the Company or a related party;

11.  Solstice and persons related to Solstice, as defined in Treas. Reg. Section 1.368-1(e)(3), have not redeemed, purchased, exchanged or otherwise acquired any Solstice stock and Solstice has not made any distributions with respect to its stock, in connection with the Mergers;

12.  The Solstice stock to be exchanged for Company stock in the Solstice Merger was not acquired by the Equityholders in connection with the liquidation of another corporation;

13.  No liabilities of any Equityholders will be assumed by the Company in the Solstice Merger;

14.  To the best knowledge of the undersigned, the Solstice stock to be transferred to the Company in the Solstice Merger is not subject to any liabilities;

15.  To the best knowledge of the undersigned, at the time of the Mergers, there will be no indebtedness between the Company and the Equityholders, and there will be no indebtedness created in favor of the Equityholders as a result of the Solstice Merger;

16.  To the best knowledge of the undersigned, following the Solstice Merger, Solstice will continue its “historic business” within the meaning of Treasury Regulation Section 1.368-1(d) or use a significant portion of its historic business assets in a business;

17.  To the best knowledge of the undersigned, there is no plan or intention on the part of the Company to redeem or otherwise reacquire any stock or indebtedness to be issued by the Company in the Mergers.  To the best knowledge of the undersigned, no person related to the

Company, as defined in Treas. Reg. Section 1.368-1(e)(3), and no person acting as intermediary for the Company or such related person (i) has acquired any stock of Solstice or (ii) has a plan or intention to acquire any of the Company stock to be issued in the Mergers;

18.  To the best knowledge of the undersigned, the Equityholders do not have any plan or intention to sell, exchange or otherwise dispose of any of the Company stock to be issued in the Solstice Merger;

19.  To the best knowledge of the undersigned, taking into account any issuance of additional shares of Company stock, any issuance of Company stock for services (including the Company stock that will be issued to holders of Class E Shares (as defined in the Amended and Restated Memorandum and Articles of Association of Glass) of Glass and the Company stock that will be issued to holders of Compensatory Solstice Stock in respect of such Compensatory Solstice Stock, which Company stock, in the aggregate, shall not exceed 1.5% of the value of all Company stock that is issued and outstanding after the Mergers (such Company common stock issued to such holders, the “Compensatory Company Stock”)), the exercise of any Company stock rights, warrants or subscriptions, a public offering of Company stock, and the sale, exchange, transfer by gift, or other disposition of any of the stock of Company to be received in the Mergers, the direct shareholders of Glass immediately prior to the Mergers (excluding for this purpose (i) any shareholders of Glass who receive Compensatory Company Stock and (ii) the Glass Corporate Members and their stockholders), together with the Equityholders (excluding for this purpose any Equityholders who receive Compensatory Company Stock in their capacity as holders of Compensatory Solstice Stock) (together, such holders, the “Control Transferors”), will be in “control” (within the meaning of Sections 351(a) and 368(c) of the Code) of the Company immediately after the Mergers;

20.  To the best knowledge of the undersigned, there exist no rights to acquire Company stock or to vote (or restrict or otherwise control the vote of) shares of Company stock which, if exercised, would affect the Control Transferors’ acquisition and retention of “control” (within the meaning of Sections 351(a) and 368(c) of the Code) of the Company.  To the best knowledge of the undersigned, there is no plan or intention for the Company to issue additional shares of Company stock after the Mergers, or take any other action, that would result in the Control Transferors not being in “control” of the Company after the Mergers;

21.  The Equityholders will receive Company stock with a fair market value approximately equal to the fair market value of the Solstice stock disposed of in the Solstice Merger;

22.  No Company stock will be placed in escrow or will be issued after the Closing Date pursuant to a contingent stock arrangement, in each case, in connection with the Mergers;

23.  The principal purpose of the formation and use of the Company is not the avoidance of U.S. federal income tax or to obtain a U.S. federal income tax benefit that would have otherwise been unavailable;

24.  To the best knowledge of the undersigned, the Company will remain in existence and retain and use the property transferred to it in a trade or business (or such property will reflect the ownership of subsidiaries engaged in a trade or business);

25.  To the best knowledge of the undersigned, the Company has no plan or intention (i) to liquidate Solstice, (ii) to merge Glass or Solstice with or into another entity, (iii) to sell or otherwise dispose of the shares of Glass or the stock of Solstice acquired in the Mergers, (iv) to sell or otherwise dispose of the assets of Glass or Solstice or (v) to cause Glass or Solstice to sell or otherwise dispose of any of its assets, except, in the case of (iv) and (v), dispositions of assets made in the ordinary course of business and, in the case of (iii), (iv) and (v), transfers or successive transfers of stock or assets to one or more corporations controlled (within the meaning of Section 368(c) of the Code) in each case by the transferor corporation;

26.  Each of the parties to the Mergers will pay its own expenses, if any, incurred in connection with the proposed transactions;

27.  To the best knowledge of the undersigned, at the Effective Time and immediately thereafter, the Company will not be an investment company within the meaning of Section 351(e)(1) of the Code and Treasury Regulations Section 1.351-1(c)(1)(ii);

28.  Neither Solstice nor, to the best knowledge of the undersigned, the Company or any Equityholder is under the jurisdiction of a court in a title 11 or similar case (within the meaning of Section 368(a)(3)(A) of the Code);

29.  At the Effective Time and immediately thereafter, to the best knowledge of the undersigned, the Company will not be a “personal service corporation” within the meaning of Section 269A of the Code;

30.  The Solstice Merger will be consummated in compliance with the terms of the Agreement and none of the terms and conditions therein have been or will have been waived or modified.  The Agreement and the other documents described in Section 9.4 of the Agreement constitute the entire agreement among the parties thereto with respect to the matters governed thereby;

31.  To the best knowledge of the undersigned, the Equityholders and the Company will comply with the reporting and record-keeping requirements set forth in Treasury Regulations Section 1.351-3;

32.  Prior to the Solstice Merger, the Company will be in “control” of Solstice Merger Sub within the meaning of Section 368(c) of the Code;

33.  Solstice has no plan or intention to issue additional shares of its stock that would result in the Company losing control of Solstice within the meaning of Section 368(c) of the Code following the Solstice Merger;

34.  Prior to the Solstice Merger, the Company has never owned any shares of Solstice.

35.  The facts which relate to the Mergers which are described in the Agreement and the Joint Proxy Statement/Prospectus are true, correct and complete in all material respects;

36.  None of the compensation received from the Company or its subsidiaries in connection with or after the Mergers by any Equityholder who is (or was) a service provider of Solstice will be separate consideration for, or allocable to, such Equityholder’s shares of Solstice stock surrendered in the Solstice Merger; none of the shares of Company stock received in the Solstice Merger by any Equityholder who is (or was) a service provider of Solstice will be separate consideration for any past or future services; and the compensation paid to any such Equityholder will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm’s-length for similar services; and

37.  The undersigned officer of Solstice is authorized to make all of the representations set forth herein on behalf of itself and Solstice.

B.                                    Reliance by Law Firms in Rendering Opinions: Limitation on the Opinions.

1. The undersigned recognizes and agrees that (i) the opinions of WilmerHale LLP and Latham & Watkins LLP (the “Law Firms”) (each, an “Opinion”) will be based on the representations set forth herein and will assume that all of the representations and statements set forth herein are true without regard to any qualification as to knowledge or belief and will be based on the statements contained in the Agreement and the documents related thereto, (ii) each Opinion will be subject to certain limitations and qualifications including that it may not be relied upon if any such representations are not accurate in all material respects without regard to any qualification as to knowledge or belief, and (iii) notwithstanding any provisions of the Agreement to the contrary, the representations set forth in this letter will survive without limitation.

2.     The undersigned recognizes and agrees that no Opinion will address any tax consequences of the Mergers or any action taken in connection therewith except as expressly set forth in such Opinion.

3.     The undersigned hereby undertakes to inform the Law Firms immediately in writing should any of the statements or representations set forth in this letter become untrue, incorrect or incomplete in any respect on or prior to the Effective Time.

In witness whereof, the undersigned executed this certificate as of the date and year first above-written.

Sonus Networks, Inc.

By:

Name:

Title:

EXHIBIT J

AGREED FORM

CERTIFICATE OF GENBAND HOLDINGS COMPANY

                            , 2017

Re:                           Agreement and Plan of Merger dated May 23, 2017 (the “Agreement”) by and among Sonus Networks, Inc., Solstice Sapphire Investments, Inc., Solstice Sapphire, Inc., Green Sapphire Investments LLC, Green Sapphire LLC, Genband Holdings company, Genband Inc., and Genband II, Inc.

This certificate is supplied to you in connection with your rendering of an opinion regarding certain U.S.  federal income tax consequences of certain of the Mergers to be undertaken pursuant to the Agreement.  Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Agreement.

A.                                    Representations.  The undersigned hereby certifies and represents that the following facts are true, correct and complete in all respects and will be true, correct and complete in all respects at the Effective Time:

1.              Glass and, to the best knowledge of the undersigned, the direct shareholders in Glass (such shareholders, the “Equityholders”) are participating in the Cayman Merger for good and valid business reasons and not for tax purposes.  The terms of the Agreement and all other agreements entered into in connection with the Agreement are the products of arm’s length negotiation;

2.              The Mergers will occur on the same date at approximately the same time as part of a single plan pursuant to the terms of the Agreement, and the Agreement defines the rights of each of the parties to the transactions contemplated by the Agreement;

3.              Each Equityholder (other than the Glass Corporate Members and the Equityholders entitled to receive the Promissory Note pursuant to Section 3.2(d)(ii) of the Agreement) who is entitled to receive consideration in the Cayman Merger will dispose of its shares in Glass pursuant to the Cayman Merger solely in exchange for Company stock (and/or cash received in lieu of fractional shares of Company stock). The Promissory Note and any cash received in lieu of fractional shares of Company stock are the only consideration other than Company stock that will be received by Equityholders in the Mergers.  The Company stock to be received by the Equityholders will be issued by the Company;

4.              Other than with regard to Company stock issued to holders of Class E Shares  (as defined in the Amended and Restated Memorandum and Articles of Association of Glass) of Glass, which Company stock shall not exceed 1.5% of the value of all Company stock that is issued and outstanding after the Mergers, no Company stock or securities will be issued in the Cayman Merger for services rendered to or for the benefit of the Company or its Subsidiaries in connection with the Cayman Merger;

5.              No Company stock or securities will be issued in the Cayman Merger for indebtedness of the Company or for interest on indebtedness of the Company;

6.              The Cayman Merger is not the result of the solicitation by a promoter, broker, or investment house;

7.              The Equityholders will not retain any rights in the Glass shares to be disposed of pursuant to the Cayman Merger at or after the Effective Time;

8.              No Company stock received in the Cayman Merger will be received in exchange for any licenses, leases or similar rights between the Equityholders and the Company;

9.              To the best knowledge of the undersigned, no property transferred to the Company in connection with the Mergers will be leased back to an Equityholder, another shareholder of the Company, or a related party;

10.       The Glass shares to be disposed of in the Cayman Merger were not acquired by the Equityholders in connection with the liquidation of another corporation;

11.       No liabilities of any Equityholders will be assumed by the Company in the Cayman Merger;

12.       To the best knowledge of the undersigned, the Glass shares to be transferred to the Company in the Cayman Merger are not subject to any liabilities;

13.       To the best knowledge of the undersigned, at the time of the Mergers, there will be no indebtedness between the Company and the Equityholders, and other than the Promissory Note, there will be no indebtedness created in favor of the Equityholders as a result of the Cayman Merger;

14.       To the best knowledge of the undersigned, following the Mergers, Solstice will continue its “historic business” within the meaning of Treasury Regulation Section 1.368-1(d) or use a significant portion of its historic business assets in a business;

15.       To the best knowledge of the undersigned, there is no plan or intention on the part of the Company to redeem or otherwise reacquire any stock or indebtedness to be issued by the Company in the Mergers.  To the best knowledge of the undersigned, no person related to the Company, as defined in Treas. Reg. Section 1.368-1(e)(3),  and no person acting as intermediary for the Company or such related person (i) has acquired any shares of Glass or (ii) has a plan or intention to acquire any of the Company stock to be issued in the Mergers;

16.       To the best knowledge of the undersigned, the Equityholders do not have any plan or intention to sell, exchange or otherwise dispose of any of the Company stock to be issued in the Cayman Merger;

17.       To the best knowledge of the undersigned, taking into account any issuance of additional shares of Company stock, any issuance of Company stock for services (including the Company stock that will be issued to holders of Class E Shares (as defined in the Amended and Restated Memorandum and Articles of Association of Glass) of Glass and the Company stock that will be issued in exchange for any Solstice Restricted Shares and any Solstice stock received in settlement of Solstice RSUs that vest by reason of the Solstice Merger, which Company stock, in the aggregate, shall not exceed 1.5% of the value of all Company stock that is issued and outstanding after the Mergers (such Company common stock issued to such holders, the “Compensatory Company Stock”)) , the exercise of any Company stock rights, warrants or subscriptions, a public offering of Company stock, and the sale, exchange, transfer by gift, or other disposition of any of the stock of Company to be received in the Mergers, the Equityholders (excluding for this purpose (i) the Equityholders who receive Compensatory Company Stock and (ii) the Glass Corporate Members and their stockholders), together with the direct stockholders of Solstice immediately prior to the Mergers (excluding for this purpose any stockholders of Solstice who receive Compensatory Company Stock in their capacity as holders of the Solstice stock exchanged for such Compensatory Company Stock) (together, such holders, the “Control Transferors”) will be in “control” (within the meaning of Sections 351(a) and 368(c) of the Code) of the Company immediately after the Mergers;

18.       To the best knowledge of the undersigned, there exist no rights to acquire Company stock or to vote (or restrict or otherwise control the vote of) shares of Company stock which, if exercised, would affect the Control Transferors’ acquisition and retention of “control” (within the meaning of Sections 351(a) and 368(c) of the Code) of the Company.  To the best knowledge of the undersigned, there is no plan or intention for the Company to issue additional shares of Company stock after the Mergers, or take any other action, that would result in the Control Transferors not being in “control” of the Company after the Mergers;

19.       In exchange for the Glass shares disposed of in the Cayman Merger, the Equityholders will receive Company stock or other property with a fair market value approximately equal to the fair market value of the Glass shares disposed of in the Cayman Merger;

20.       No Company stock will be placed in escrow or will be issued after the Closing Date pursuant to a contingent stock arrangement, in each case, in connection with the Mergers;

21.       The principal purpose of the formation and use of the Company is not the avoidance of U.S. federal income tax or to obtain a U.S. federal income tax benefit that would have otherwise been unavailable;

22.       To the best knowledge of the undersigned, the Company will remain in existence and retain and use the property transferred to it in a trade or business (or such property will reflect the ownership of subsidiaries engaged in a trade or business);

23.       To the best knowledge of the undersigned, the Company has no plan or intention (i) to liquidate Solstice, (ii) to merge Glass or Solstice with or into another entity, (iii) to sell or otherwise dispose of the shares of Glass or the stock of Solstice acquired in the Mergers, (iv) to sell or otherwise dispose of the assets of Glass or Solstice, or (v) to cause Glass or Solstice to sell or otherwise dispose of any of its assets, except, in the case of (iv) and (v), dispositions of assets made in the ordinary course of business and, in the case of (iii), (iv) and (v), transfers or successive transfers of stock or assets to one or more corporations controlled (within the meaning of Section 368(c) of the Code) in each case by the transferor corporation;

24.       Each of the parties to the Mergers will pay its own expenses, if any, incurred in connection with the proposed transactions;

25.       To the best knowledge of the undersigned, at the Effective Time and immediately thereafter, the Company will not be an investment company within the meaning of Section 351(e)(1) of the Code and Treasury Regulations Section 1.351-1(c)(1)(ii);

26.       Neither Glass nor, to the best knowledge of the undersigned, any Equityholder is under the jurisdiction of a court in a title 11 or similar case (within the meaning of Section 368(a)(3)(A) of the Code);

27.       At the Effective Time and immediately thereafter, to the best knowledge of the undersigned, the Company will not be a “personal service corporation” within the meaning of Section 269A of the Code;

28.       The Cayman Merger will be consummated in compliance with the terms of the Agreement and none of the terms and conditions therein have been or will have been waived or modified.  The Agreement and the other documents described in Section 9.4 of the Agreement constitute the entire agreement among the parties thereto with respect to the matters governed thereby;

29.       To the best knowledge of the undersigned, the Equityholders and the Company will comply with the reporting and record-keeping requirements set forth in Treasury Regulations Section 1.351-3;

30.       To the best knowledge of the undersigned, the Company has no plan or intention to cause Solstice to issue additional shares of its stock that would result in the Company losing control of Solstice within the meaning of Section 368(c) of the Code following the Solstice Merger

31.       The facts which relate to the Mergers which are described in the Agreement and the Joint Proxy Statement/Prospectus are true, correct and complete in all material respects;

32.       None of the compensation received from the Company or its subsidiaries in connection with or after the Mergers by any Equityholder who is (or was) a service provider of Glass will be separate consideration for, or allocable to, such Equityholder’s shares of Glass surrendered in the Cayman Merger; none of the shares of Company stock received in the Cayman Merger by any Equityholder who is (or was) a service provider of Glass (other than the Compensatory Company Stock) will be separate consideration for any past or future services; and the compensation paid to any such Equityholder will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm’s-length for similar services; and

33.       The undersigned officer of Glass is authorized to make all of the representations set forth herein on behalf of itself and Glass.

B.                                    Reliance by Law Firms in Rendering Opinions: Limitation on the Opinions.

1. The undersigned recognizes and agrees that (i) the opinions of WilmerHale LLP and Latham & Watkins LLP (the “Law Firms”) (each, an “Opinion”) will be based on the representations set forth herein and will assume that all of the representations and statements set forth herein are true without regard to any qualification as to knowledge or belief and will be based on the statements contained in the Agreement and the documents related thereto, (ii) each Opinion will be subject to certain limitations and qualifications including that it may not be relied upon if any such representations are not accurate in all material respects without regard to any qualification as to knowledge or belief, and (iii) notwithstanding any provisions of the Agreement to the contrary, the representations set forth in this letter will survive without limitation.

2.              The undersigned recognizes and agrees that no Opinion will address any tax consequences of the Mergers or any action taken in connection therewith except as expressly set forth in such Opinion.

3.              The undersigned hereby undertakes to inform the Law Firms immediately in writing should any of the statements or representations set forth in this letter become untrue, incorrect or incomplete in any respect on or prior to the Effective Time.

In witness whereof, the undersigned executed this certificate as of the date and year first above-written.

Genband Holdings Company

By:

Name:

Title:

EXHIBIT K

AGREED FORM

CERTIFICATE OF GENBAND INC.

                          , 2017

Re:                           Agreement and Plan of Merger dated May 23, 2017 (the “Agreement”) by and among Sonus Networks, Inc., Solstice Sapphire Investments, Inc., Solstice Sapphire, Inc., Green Sapphire Investments LLC, Green Sapphire LLC, Genband Holdings Company, Genband Inc., and Genband II, Inc.

This certificate is supplied to you in connection with your rendering of an opinion regarding certain U.S. federal income tax consequences of certain of the Mergers to be undertaken pursuant to the Agreement.  Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Agreement.

A.                                    Representations.  The undersigned hereby certifies and represents that the following facts are true, correct and complete in all respects and will be true, correct and complete in all respects at the Effective Time:

1.              GB and, to the best knowledge of the undersigned, the direct stockholders in GB (such stockholders, the “Equityholders”) are participating in the GB Merger for good and valid business reasons and not for tax purposes.  The terms of the Agreement and all other agreements entered into in connection with the Agreement are the products of arm’s length negotiation;

2.              The Mergers will occur on the same date at approximately the same time as part of a single plan pursuant to the terms of the Agreement, and the Agreement defines the rights of each of the parties to the transactions contemplated by the Agreement;

3.              Each Equityholder will dispose of its stock in GB pursuant to the GB Merger solely in exchange either (i) for no consideration or (ii) for Company stock (and/or cash received in lieu of fractional shares of Company stock).  Any cash received in lieu of fractional shares of Company stock is the only consideration other than Company stock that will be received by Equityholders in connection with the disposition of their equity in GB via the GB Merger.  Any Company stock to be received by the Equityholders will be issued by the Company;

4.              No Company stock or securities will be issued in the GB Merger for services rendered to or for the benefit of the Company or its Subsidiaries in connection with the GB Merger;

5.              No Company stock or securities will be issued in the GB Merger for indebtedness of the Company or for interest on indebtedness of the Company;

6.              The GB Merger is not the result of the solicitation by a promoter, broker, or investment house;

7.              The Equityholders will not retain any rights in the GB stock to be disposed of pursuant to the GB Merger at or after the Effective Time;

8.              No Company stock received in the GB Merger will be received in exchange for any licenses, leases or similar rights between the Equityholders and the Company;

9.              To the best knowledge of the undersigned, no property transferred to the Company in connection with the Mergers will be leased back to an Equityholder, another shareholder of the Company or a related party;

10.       The GB stock disposed of in the GB Merger was not acquired by the Equityholders in connection with the liquidation of another corporation, and the Glass shares held by GB were not acquired by GB in connection with the liquidation of another corporation;

11.       No liabilities of any Equityholders will be assumed by the Company in the GB Merger;

12.       To the best knowledge of the undersigned, the GB stock to be disposed of in the GB Merger is not subject to any liabilities;

13.       To the best knowledge of the undersigned, at the time of the Mergers, there will be no indebtedness between the Company and the Equityholders, and there will be no indebtedness created in favor of the Equityholders as a result of the GB Merger;

14.       To the best knowledge of the undersigned, following the Mergers, Solstice will continue its “historic business” within the meaning of Treasury Regulation Section 1.368-1(d) or use a significant portion of its historic business assets in a business;

15.       To the best knowledge of the undersigned, there is no plan or intention on the part of the Company to redeem or otherwise reacquire any stock or indebtedness to be issued by the Company in the Mergers.  To the best knowledge of the undersigned, no person related to the Company, as defined in Treas. Reg. Section 1.368-1(e)(3), and no person acting as intermediary for the Company or such related person (i) has acquired any stock of GB or (ii) has a plan or intention to acquire any of the Company stock to be issued in the Mergers;

16.       To the best knowledge of the undersigned, the Equityholders do not have any plan or intention to sell, exchange or otherwise dispose of any of the Company stock issued in the GB Merger;

17.       To the best knowledge of the undersigned, taking into account any issuance of additional shares of Company stock, any issuance of Company stock for services (including the Company stock that will be issued to holders of Class E Shares (as defined in the Amended and Restated Memorandum and Articles of Association of Glass) of Glass and the Company stock that will be issued in exchange for any Solstice Restricted Shares and any Solstice stock received in settlement of Solstice RSUs that vest by reason of the Solstice Merger, which Company stock, in the aggregate, shall not exceed 1.5% of the value of all Company stock that is issued and outstanding after the Mergers (such Company common stock issued to such holders, the “Compensatory Company Stock”)), the exercise of any Company stock rights, warrants or subscriptions, a public offering of Company stock, and the sale, exchange, transfer by gift, or other disposition of any of the stock of Company to be received in the Mergers, the direct shareholders of Glass immediately prior to the Mergers (excluding for this purpose (i) any shareholders of Glass who receive Compensatory Company Stock and (ii) the Glass Corporate Members and their stockholders), together with the direct stockholders of Solstice immediately prior to the Mergers (excluding for this purpose any stockholders of Solstice who receive Compensatory Company Stock in their capacity as holders of the Solstice stock exchanged for such Compensatory Company Stock) (together, such holders, the “Control Transferors”), will be in “control” (within the meaning of Sections 351(a) and 368(c) of the Code) of the Company immediately after the Mergers;

18.       To the best knowledge of the undersigned, there exist no rights to acquire Company stock or to vote (or restrict or otherwise control the vote of) shares of  Company stock which, if exercised, would affect the Control Transferors’ acquisition and retention of “control” (within the meaning of Sections 351(a) and 368(c) of the Code) of the Company.  To the best knowledge of the undersigned, there is no plan or intention for the Company to issue additional shares of Company stock after the Mergers, or take any other action, that would result in the Control Transferors not being in “control” of the Company after the Mergers;

19.       The Equityholders will receive Company stock or other property approximately equal to the fair market value of the GB stock disposed of in the GB Merger;

20.       No Company stock will be placed in escrow or will be issued after the Closing Date pursuant to a contingent stock arrangement, in each case, in connection with the Mergers;

21.       The principal purpose of the formation and use of the Company is not the avoidance of U.S. federal income tax or to obtain a U.S. federal income tax benefit that would have otherwise been unavailable;

22.       To the best knowledge of the undersigned, the Company will remain in existence and retain and use the property transferred to it in a trade or business (or such property will reflect the ownership of subsidiaries engaged in a trade or business);

23.       To the best knowledge of the undersigned, , the Company has no plan or intention (i) to liquidate Solstice, (ii) to merge Glass or Solstice with or into another entity, (iii) to sell or otherwise dispose of the shares of Glass or the stock of Solstice acquired in the Mergers, (iv) to sell or otherwise dispose of the assets of Glass or Solstice, or (v) to cause Glass or Solstice to sell or otherwise dispose of any of its assets, except, in the case of (iv) and (v), dispositions of assets made in the ordinary course of business and, in the case of (iii), (iv) and (v), transfers or successive transfers of stock or assets to one or more corporations controlled (within the meaning of Section 368(c) of the Code) in each case by the transferor corporation;

24.       Each of the parties to the Mergers will pay its own expenses, if any, incurred in connection with the proposed transactions;

25.       To the best knowledge of the undersigned, at the Effective Time and immediately thereafter, the Company will not be an investment company within the meaning of Section 351(e)(1) of the Code and Treasury Regulations Section 1.351-1(c)(1)(ii);

26.       Neither GB nor, to the best knowledge of the undersigned, any Equityholder is under the jurisdiction of a court in a title 11 or similar case (within the meaning of Section 368(a)(3)(A) of the Code);

27.       At the Effective Time and immediately thereafter, to the best knowledge of the undersigned, the Company will not be a “personal service corporation” within the meaning of Section 269A of the Code;

28.       The GB Merger will be consummated in compliance with the terms of the Agreement and none of the terms and conditions therein have been or will have been waived or modified.  The Agreement and the other documents described in Section 9.4 of the Agreement constitute the entire agreement among the parties thereto with respect to the matters governed thereby;

29.       To the best knowledge of the undersigned, the Equityholders and the Company will comply with the reporting and record-keeping requirements set forth in Treasury Regulations Section 1.351-3;

30.       To the best knowledge of the undersigned, the Company has no plan or intention to cause Solstice to issue additional shares of its stock that would result in the Company losing control of Solstice within the meaning of Section 368(c) of the Code following the Solstice Merger;

31.       The facts which relate to the Mergers which are described in the Agreement and the Joint Proxy Statement/Prospectus are true, correct and complete in all material respects;

32.       None of the compensation received from the Company or its subsidiaries in connection with or after the Mergers by any Equityholder who is (or was) a service provider of GB will be separate consideration for, or allocable to, such Equityholder’s stock of GB surrendered in the GB Merger; none of the shares of Company stock received in the GB Merger by any Equityholder who is (or was) a service provider of GB will be separate consideration for any past or future services; and the compensation paid to any such Equityholder will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm’s-length for similar services; and

33.       The undersigned officer of GB is authorized to make all of the representations set forth herein on behalf of itself and GB.

B.                                    Reliance by Law Firms in Rendering Opinions: Limitation on the Opinions.

1. The undersigned recognizes and agrees that (i) the opinions of WilmerHale LLP and Latham & Watkins LLP (the “Law Firms”) (each, an “Opinion”) will be based on the representations set forth herein and will assume that all of the representations and statements set forth herein are true without regard to any qualification as to knowledge or belief and will be based on the statements contained in the Agreement and the documents related thereto, (ii) each Opinion will be subject to certain limitations and qualifications, including that it may not be relied upon if any such representations are not accurate in all material respects without regard to any qualification as to knowledge or belief, and (iii) notwithstanding any provisions of the Agreement to the contrary, the representations set forth in this letter will survive without limitation.

2.              The undersigned recognizes and agrees that no Opinion will address any tax consequences of the Mergers or any action taken in connection therewith except as expressly set forth in such Opinion.

3.              The undersigned hereby undertakes to inform the Law Firms immediately in writing should any of the statements or representations set forth in this letter become untrue, incorrect or incomplete in any respect on or prior to the Effective Time.

In witness whereof, the undersigned executed this certificate as of the date and year first above-written.

Genband Inc.

By:

Name:

Title:

EXHIBIT L

AGREED FORM

CERTIFICATE OF GENBAND II, INC.

                            , 2017

Re:                           Agreement and Plan of Merger dated May 23, 2017 (the “Agreement”) by and among Sonus Networks, Inc., Solstice Sapphire Investments, Inc., Solstice Sapphire, Inc., Green Sapphire Investments LLC, Green Sapphire LLC, Genband Holdings Company, Genband Inc., and Genband II, Inc.

This certificate is supplied to you in connection with your rendering of an opinion regarding certain U.S. federal income tax consequences of certain of the Mergers to be undertaken pursuant to the Agreement.  Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Agreement.

A.                                    Representations.  The undersigned hereby certifies and represents that the following facts are true, correct and complete in all respects and will be true, correct and complete in all respects at the Effective Time:

1.              GB II and, to the best knowledge of the undersigned, the direct stockholders in GB II (such stockholders, the “Equityholders”) are participating in the GB II Merger for good and valid business reasons and not for tax purposes.  The terms of the Agreement and all other agreements entered into in connection with the Agreement are the products of arm’s length negotiation;

2.              The Mergers will occur on the same date at approximately the same time as part of a single plan pursuant to the terms of the Agreement, and the Agreement defines the rights of each of the parties to the transactions contemplated by the Agreement;

3.              Each Equityholder will dispose of its stock in GB II pursuant to the GB II Merger solely in exchange either (i) for no consideration or (ii) for Company stock (and/or cash received in lieu of fractional shares of Company stock).  Any cash received in lieu of fractional shares of Company stock is the only consideration other than Company stock that will be received by Equityholders in connection with the disposition of their stock in GB II via the GB II Merger.  Any Company stock to be received by the Equityholders will be issued by the Company;

4.              No Company stock or securities will be issued in the GB II Merger for services rendered to or for the benefit of the Company or its Subsidiaries in connection with the GB II Merger;

5.              No Company stock or securities will be issued in the GB II Merger for indebtedness of the Company or for interest on indebtedness of the Company;

6.              The GB II Merger is not the result of the solicitation by a promoter, broker, or investment house;

7.              The Equityholders will not retain any rights in the GB II stock to be disposed of pursuant to the GB II Merger at or after the Effective Time;

8.              No Company stock received in the GB II Merger will be received in exchange for any licenses, leases or similar rights between the Equityholders and the Company;

9.              To the best knowledge of the undersigned, no property transferred to the Company in connection with the Mergers will be leased back to an Equityholder, another shareholder of the Company or a related party;

10.       The GB II stock disposed of in the GB II Merger was not acquired by the Equityholders in connection with the liquidation of another corporation, and the Glass shares held by GB II were not acquired by GB II in connection with the liquidation of another corporation;

11.       No liabilities of any Equityholders will be assumed by the Company in the GB II Merger;

12.       To the best knowledge of the undersigned, the GB II stock to be disposed of in the GB II Merger is not subject to any liabilities;

13.       To the best knowledge of the undersigned, at the time of the Mergers, there will be no indebtedness between the Company and the Equityholders, and there will be no indebtedness created in favor of the Equityholders as a result of the GB II Merger;

14.       To the best knowledge of the undersigned, following the Mergers, Solstice will continue its “historic business” within the meaning of Treasury Regulation Section 1.368-1(d) or use a significant portion of its historic business assets in a business;

15.       To the best knowledge of the undersigned, there is no plan or intention on the part of the Company to redeem or otherwise reacquire any stock or indebtedness to be issued by the Company in the Mergers.  To the best knowledge of the undersigned, no person related to the Company, as defined in Treas. Reg. Section 1.368-1(e)(3), and no person acting as intermediary for the Company or such related person (i) has acquired any stock of GB II or (ii) has a plan or intention to acquire any of the Company stock to be issued in the Mergers;

16.       To the best knowledge of the undersigned, the Equityholders do not have any plan or intention to sell, exchange or otherwise dispose of any of the Company stock issued in the GB II Merger;

17.       To the best knowledge of the undersigned, taking into account any issuance of additional shares of Company stock, any issuance of Company stock for services (including the

Company stock that will be issued to holders of Class E Shares (as defined in the Amended and Restated Memorandum and Articles of Association of Glass) of Glass and the Company stock that will be issued in exchange for any Solstice Restricted Shares and any Solstice stock received in settlement of Solstice RSUs that vest by reason of the Solstice Merger, which Company stock, in the aggregate, shall not exceed 1.5% of the value of all Company stock that is issued and outstanding after the Mergers (such Company common stock issued to such holders, the “Compensatory Company Stock”)), the exercise of any Company stock rights, warrants or subscriptions, a public offering of Company stock, and the sale, exchange, transfer by gift, or other disposition of any of the stock of Company to be received in the Mergers, the direct shareholders of Glass immediately prior to the Mergers (excluding for this purpose (i) any shareholders of Glass who receive Compensatory Company Stock and (ii) the Glass Corporate Members and their stockholders), together with the direct stockholders of Solstice immediately prior to the Mergers (excluding for this purpose any stockholders of Solstice who receive Compensatory Company Stock in their capacity as holders of the Solstice stock exchanged for such Compensatory Company Stock) (together, such holders, the “Control Transferors”), will be in “control” (within the meaning of Sections 351(a) and 368(c) of the Code) of the Company immediately after the Mergers;

18.       To the best knowledge of the undersigned, there exist no rights to acquire Company stock or to vote (or restrict or otherwise control the vote of) shares of  Company stock which, if exercised, would affect the Control Transferors’ acquisition and retention of “control” (within the meaning of Sections 351(a) and 368(c) of the Code) of the Company.  To the best knowledge of the undersigned, there is no plan or intention for the Company to issue additional shares of Company stock after the Mergers, or take any other action, that would result in the Control Transferors not being in “control” of the Company after the Mergers;

19.       The Equityholders will receive Company stock or other property approximately equal to the fair market value of the GB II stock disposed of in the GB II Merger;

20.       No Company stock will be placed in escrow or will be issued after the Closing Date pursuant to a contingent stock arrangement, in each case, in connection with the Mergers;

21.       The principal purpose of the formation and use of the Company is not the avoidance of U.S. federal income tax or to obtain a U.S. federal income tax benefit that would have otherwise been unavailable;

22.       To the best knowledge of the undersigned, the Company will remain in existence and retain and use the property transferred to it in a trade or business (or such property will reflect the ownership of subsidiaries engaged in a trade or business);

23.       To the best knowledge of the undersigned, , the Company has no plan or intention (i) to liquidate Solstice, (ii) to merge Glass or Solstice with or into another entity, (iii) to sell or otherwise dispose of the shares of Glass or the stock of Solstice acquired in the Mergers, (iv) to sell or otherwise dispose of the assets of Glass or Solstice, or (v) to cause Glass or Solstice to sell or otherwise dispose of any of its assets, except, in the case of (iv) and (v), dispositions of assets made in the ordinary course of business and, in the case of (iii), (iv) and

(v), transfers or successive transfers of stock or assets to one or more corporations controlled (within the meaning of Section 368(c) of the Code) in each case by the transferor corporation;

24.       Each of the parties to the Mergers will pay its own expenses, if any, incurred in connection with the proposed transactions;

25.       To the best knowledge of the undersigned, at the Effective Time and immediately thereafter, the Company will not be an investment company within the meaning of Section 351(e)(1) of the Code and Treasury Regulations Section 1.351-1(c)(1)(ii);

26.       Neither GB II nor, to the best knowledge of the undersigned, any Equityholder is under the jurisdiction of a court in a title 11 or similar case (within the meaning of Section 368(a)(3)(A) of the Code);

27.       At the Effective Time and immediately thereafter, to the best knowledge of the undersigned, the Company will not be a “personal service corporation” within the meaning of Section 269A of the Code;

28.       The GB II Merger will be consummated in compliance with the terms of the Agreement and none of the terms and conditions therein have been or will have been waived or modified.  The Agreement and the other documents described in Section 9.4 of the Agreement constitute the entire agreement among the parties thereto with respect to the matters governed thereby;

29.       To the best knowledge of the undersigned, the Equityholders and the Company will comply with the reporting and record-keeping requirements set forth in Treasury Regulations Section 1.351-3;

30.       To the best knowledge of the undersigned, the Company has no plan or intention to cause Solstice to issue additional shares of its stock that would result in the Company losing control of Solstice within the meaning of Section 368(c) of the Code following the Solstice Merger;

31.       The facts which relate to the Mergers which are described in the Agreement and the Joint Proxy Statement/Prospectus are true, correct and complete in all material respects;

32.       None of the compensation received from the Company or its subsidiaries in connection with or after the Mergers by any Equityholder who is (or was) a service provider of GB II will be separate consideration for, or allocable to, such Equityholder’s stock of GB II surrendered in the GB II Merger; none of the shares of Company stock received in the GB II Merger by any Equityholder who is (or was) a service provider of GB II will be separate consideration for any past or future services; and the compensation paid to any such Equityholder will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm’s-length for similar services; and

33.       The undersigned officer of GB II is authorized to make all of the representations set forth herein on behalf of itself and GB II.

B.                                    Reliance by Law Firms in Rendering Opinions: Limitation on the Opinions.

1. The undersigned recognizes and agrees that (i) the opinions of WilmerHale LLP and Latham & Watkins LLP (the “Law Firms”) (each, an “Opinion”) will be based on the representations set forth herein and will assume that all of the representations and statements set forth herein are true without regard to any qualification as to knowledge or belief and will be based on the statements contained in the Agreement and the documents related thereto, (ii) each Opinion will be subject to certain limitations and qualifications, including that it may not be relied upon if any such representations are not accurate in all material respects without regard to any qualification as to knowledge or belief, and (iii) notwithstanding any provisions of the Agreement to the contrary, the representations set forth in this letter will survive without limitation.

2.              The undersigned recognizes and agrees that no Opinion will address any tax consequences of the Mergers or any action taken in connection therewith except as expressly set forth in such Opinion.

3.              The undersigned hereby undertakes to inform the Law Firms immediately in writing should any of the statements or representations set forth in this letter become untrue, incorrect or incomplete in any respect on or prior to the Effective Time.

In witness whereof, the undersigned executed this certificate as of the date and year first above-written.

Genband II, Inc.

By:

Name:

Title: